As filed with the Securities and Exchange Commission on January 18, 2013

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

FIFTH & PACIFIC COMPANIES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	2330 (Primary Standard Industrial Classification Code Number)	13-2842791 (I.R.S. Employer Identification No.)

1441 Broadway
New York, New York 10018
(212) 354-4900
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Nicholas Rubino, Esq.
Fifth & Pacific Companies, Inc.
Senior Vice President—Chief Legal Officer,
General Counsel and Secretary
1441 Broadway
New York, New York 10018
212-354-4900
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Lawrence G. Wee, Esq.
Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, New York 10019-6064
(212) 373-3000

Approximate date of commencement of proposed sale to public:
As soon as practicable after this Registration Statement becomes effective.

                     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

                     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

                     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

                     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

                     If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

                     Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐

                     Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price(1)	Amount of registration fee(2)

10.50% Senior Secured Notes due 2019	$372,000,000	100%	$372,000,000	$50,740.80

Guarantees of 10.50% Senior Secured Notes due 2019	N/A	N/A	N/A	N/A(3)

(1)
Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(f) of the Securities Act of 1933.

(2)
The registration fee has been calculated pursuant to Rule 457(f) under the Securities Act of 1933.

(3)
No additional consideration is being received for the guarantees, and, therefore no additional fee is required.

                     The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANTS

Name	State or Other Jurisdiction of Incorporation or Organization	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification Number
Juicy Couture, Inc.	California	2330	95-4321837
Kate Spade LLC	Delaware	2330	13-4039945
L.C. Licensing, LLC	Delaware	2330	13-3549513
LCCI Holdings LLC	Delaware	2330	45-3261150
LCI Holdings, Inc.	Delaware	2330	13-3423562
LCI Investments, Inc.	Delaware	2330	22-2899716
Adelington Design Group, LLC	Delaware	2330	22-2666657
Fifth & Pacific Companies Cosmetics, Inc.	Delaware	2330	13-3351609
Fifth & Pacific Companies Foreign Holdings, Inc.	Delaware	2330	13-3385258
Fifth & Pacific Companies Puerto Rico, Inc.	Delaware	2330	66-0582789
Lucky Brand Dungarees, Inc.	Delaware	2330	95-4363823
Lucky Brand Dungarees Stores, Inc.	Delaware	2330	22-3687295
WCFL Holdings LLC	Delaware	2330	45-3261229
FNP Holdings, LLC	Delaware	2330	46-1498876

              The address of each of the additional registrants is c/o Fifth & Pacific Companies, Inc., 1441 Broadway, New York, New York 10018.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JANUARY 18, 2013

PROSPECTUS

Fifth & Pacific Companies, Inc.

Exchange Offer for $372,000,000
10.50% Senior Secured Notes due 2019 and Related Guarantees

Fifth & Pacific Companies, Inc.

    •
    On May 14, 2012, we changed our name to "Fifth & Pacific Companies, Inc." to better communicate our strategic focus on growing our three global lifestyle brands (JUICY COUTURE, KATE SPADE and LUCKY BRAND) and reflect the sale of the LIZ CLAIBORNE brand to J.C. Penney Corporation, Inc., among other recent transactions. Our common stock is listed on the New York Stock Exchange under the symbol "FNP." We were formerly known as "Liz Claiborne, Inc."

The Notes and the Guarantees

    •
    In this exchange offer, we are offering to issue $372,000,000 aggregate principal amount of new 10.50% Senior Secured Notes due 2019 ("exchange notes") and related guarantees in exchange for a like aggregate principal amount of our currently outstanding 10.50% Senior Secured Notes due 2019 (the "initial notes") and related guarantees, which initial notes consist of $220.0 million aggregate principal amount of initial notes issued on April 7, 2011 (the "2011 initial notes") and $152.0 million aggregate principal amount of initial notes issued on June 8, 2012 (the "2012 initial notes"), all of which were issued in transactions exempt from registration under the Securities Act of 1933. This exchange offer is being conducted in order to fulfill a requirement under two registration rights agreements, dated as of April 7, 2011 and June 8, 2012, which we entered into in connection with the issuances of the initial notes. The initial notes were issued under an indenture, dated as of April 7, 2011, and the exchange notes will be issued under the same indenture. The exchange notes will have substantially the same terms as the initial notes, except that the exchange notes will not have the benefit of registration rights (but will be freely transferable by holders who are not affiliates of ours or subject to restrictions due to being broker-dealers). Where we refer to initial notes and the exchange notes, we also are referring to the related guarantees, unless the context otherwise requires.

    •
    The exchange notes will mature on April 15, 2019. We will pay interest on the exchange notes semi-annually on April 15 and October 15 of each year, a rate of 10.50% per annum, to holders of record on the April 1 or October 1 immediately preceding the interest payment date. If the exchange notes are issued after an interest payment date on the initial notes but before the next interest record date, interest on the exchange notes will accrue from the last date interest was paid on the initial notes and will be paid to holders of the exchange notes as of the next interest record date. If the exchange notes are issued after an interest record date for the initial notes but before the corresponding interest payment date, interest on the exchange notes will accrue from such interest payment date, and the relevant interest on the initial notes will be paid to holders of those initial notes on such interest record date.

    •
    Pursuant to the terms of the registration rights agreements relating to the 2011 and 2012 initial notes, we are required to pay additional interest on the 2011 and 2012 initial notes until the exchange offer is completed. Additional interest on the 2011 initial notes accrues at the maximum rate of 1.00% per annum. Accrued additional interest has been paid on the 2011 initial notes through October 15, 2012. Additional interest on the 2012 initial notes began accruing on October 16, 2012 at a rate of 0.25% per annum and accrued at that rate through (and including) January 13, 2013. The rate of additional interest accruing on the 2012 initial notes thereafter increased by 0.25% per annum to 0.50% per annum. The rate of additional interest accruing on the 2012 initial notes will increase by 0.25% per annum for each additional 90 days elapsed after January 14, 2013 until the exchange offer has been completed, up to a maximum of 1.00% per annum. Accrued additional interest will next be paid on the 2011 and 2012 initial notes (or the corresponding exchange notes, as the case may be) on April 15, 2013 to holders of record on April 1, 2013. Until such payments are made, exchange notes issued in respect of 2011 initial notes will not trade fungibly with exchange notes issued in respect of 2012 initial notes. We will use commercially reasonable efforts to cause all exchange notes to trade fungibly after April 15, 2013.

    •
    The exchange notes will be guaranteed on a senior secured basis by certain of our current and future domestic subsidiaries.

    •
    The exchange notes and the related guarantees will be secured on a first-priority basis, subject to certain permitted liens, by a lien on our JUICY COUTURE, LUCKY BRAND and KATE SPADE trademarks and certain related rights owned by us and the guarantors and by a second-priority security interest in our assets and the guarantors' assets that secure our ABL Facility (as defined herein) on a first-priority basis.

Terms of the exchange offer

    •
    It will expire at 5:00 p.m., New York City time, on                , 2013, unless we extend it.

    •
    If all the conditions to this exchange offer are satisfied, we will exchange all of our initial notes that are validly tendered and not withdrawn for the exchange notes.

    •
    You may withdraw your tender of initial notes at any time before the expiration of this exchange offer.

    •
    The exchange notes that we will issue you in exchange for your initial notes are new securities with no established market for trading.

                    Before participating in this exchange offer, please refer to the section in this prospectus entitled "Risk Factors" commencing on page 29.

                    Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                    Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of those exchange notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"). This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for initial notes where those initial notes were acquired by that broker-dealer as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the expiration date, we will make this prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

The date of this prospectus is        , 2013.

INCORPORATION OF DOCUMENTS BY REFERENCE

              This prospectus incorporates by reference important business and financial information about our company that is not included in or delivered with this document. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the Securities and Exchange Commission (the "SEC") will automatically update and supersede this information. Any statement modified or superseded by subsequently filed materials shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. Subject to the preceding, the information in this prospectus is qualified in its entirety by the information appearing in the documents incorporated by reference. We incorporate by reference the documents listed below and any other filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to termination of this offering:

  •
  our Annual Report on Form 10-K for the fiscal year ended December 31, 2011 (filed February 29, 2012), including portions of our Proxy Statement for the 2012 annual meeting of stockholders (filed on April 3, 2012) to the extent specifically incorporated by reference therein (with the exception of Item 8, which was supplemented by the Current Report on Form 8-K dated January 18, 2013 and any information contained in such documents which has been "furnished" under Item 8.01 of Form 8-K, which information is not deemed "filed" and which is not incorporated by reference into this prospectus);

  •
  our Quarterly Reports on Form 10-Q for the period ended March 31, 2012 (filed April 26, 2012), June 30, 2012 (filed July 26, 2012) and September 29, 2012 (filed October 25, 2012) (with the exception of Item 1 of our September 29, 2012 Quarterly Report on Form 10-Q, which was supplemented by the Current Report on Form 8-K dated January 18, 2013 and any information contained in such documents which has been "furnished" under Item 8.01 of Form 8-K, which information is not deemed "filed" and which is not incorporated by reference into this prospectus); and

  •
  our Current Reports on Form 8-K filed on March 6, 2012, March 19, 2012, April 3, 2012, April 4, 2012, May 18, 2012, May 22, 2012, June 6, 2012 (two filings), June 11, 2012, June 20, 2012, June 26, 2012, July 12, 2012, July 13, 2012, October 10, 2012, October 23, 2012, October 31, 2012, November 30, 2012, December 21, 2012, January 15, 2013 and January 18, 2013 (two filings) (with the exception of any information contained in such documents which has been "furnished" under Item 2.02 and/or Item 7.01 of Form 8-K, which information is not deemed "filed" and which is not incorporated by reference into this prospectus).

              You may request a copy of any of these documents, at no cost, by contacting us in writing or by telephone at our principal executive office: Investor Relations, Fifth & Pacific Companies, Inc., 1441 Broadway, New York, NY 10018, (201) 295-7861, investor_relations@fnpc.com. To obtain timely delivery of any copies of filings requested, please write or telephone no later than five days prior to the termination of this exchange offer.

              Except as described above, no other information is incorporated by reference in this prospectus (including, without limitation, information on our website).

 EXCHANGE RATES USED

              Unless otherwise noted, any amount denominated in euros has been converted into U.S. Dollars based on an exchange rate as of September 29, 2012 of $1.2859 per euro.

PROSPECTUS SUMMARY

              This summary highlights information more fully described elsewhere in this prospectus and within the materials incorporated by reference in this prospectus. Because it is a summary, it does not contain all the information that you should consider before making an investment decision. You should carefully read this summary together with the more detailed information contained elsewhere or incorporated by reference in this prospectus, especially the "Risk Factors" section, and our Consolidated Financial Statements and the related notes appearing elsewhere in this prospectus. Unless otherwise specified in this prospectus or the context otherwise requires, the terms "we," "our," "us," the "Company" and "FNP" refer to Fifth & Pacific Companies, Inc. and not to its consolidated subsidiaries.

              The term "notes" refers to the initial notes and the exchange notes, collectively. Where we refer to the notes, we also are referring to the related guarantees, unless the context otherwise requires.

Our Company

              Fifth & Pacific Companies, Inc. designs and markets a portfolio of retail-based, premium brands including JUICY COUTURE, KATE SPADE and LUCKY BRAND. We have a private brand jewelry design and development division that markets brands through department stores and serves J.C. Penney Corporation, Inc. ("JCPenney") via exclusive supplier agreements for the LIZ CLAIBORNE and MONET jewelry lines and Kohl's Corporation ("Kohl's") via an exclusive supplier agreement for DANA BUCHMAN jewelry. We also have licenses for the LIZ CLAIBORNE NEW YORK brand, available at QVC and LIZWEAR, which is distributed through the club store channel. We maintain an 18.75% stake in MEXX, a European and Canadian apparel and accessories retail-based brand.

              We changed the name of the Company to "Fifth & Pacific Companies, Inc." from "Liz Claiborne, Inc." to better communicate our strategic focus on growing our three global lifestyle brands (JUICY COUTURE, KATE SPADE and LUCKY BRAND) and reflect the sale of the LIZ CLAIBORNE brand to JCPenney, among other recent transactions. Our operations and management structure reflect a brand-centric approach, designed to optimize the operational coordination and resource allocation of our businesses across multiple functional areas including specialty retail, outlet, concession, wholesale apparel, wholesale non-apparel, e-commerce and licensing. For a discussion of our segment reporting structure, see "Business Segments" below.

              Our common stock is traded on the New York Stock Exchange ("NYSE") under the symbol "FNP." Our corporate headquarters are located at 1441 Broadway, New York, New York 10018 and our telephone number is (212) 354-4900.

Business Segments

              Our segment reporting structure reflects a brand-focused approach, designed to optimize the operational coordination and resource allocation of our businesses across multiple functional areas including specialty retail, retail outlets, concessions, wholesale apparel, wholesale non-apparel, e-commerce and licensing. During the fourth quarter of 2011, we determined that we would disaggregate our former Domestic-Based Direct Brands segment into three reportable segments, JUICY COUTURE, KATE SPADE and LUCKY BRAND. The operations of our former Partnered Brands segment have become our Adelington Design Group & Other segment. The four reportable segments described below represent our brand-based activities for which separate financial information is available and which is utilized on a regular basis by our chief operating decision maker to evaluate performance and allocate resources. In identifying our reportable segments, we consider economic characteristics, as well as products, customers, sales growth potential and long-term profitability. As such, we report our operations in four reportable segments:

  •
  JUICY COUTURE segment—consists of the specialty retail, outlet, concession, wholesale apparel, wholesale non-apparel (including accessories, jewelry and handbags), e-commerce and licensing operations of our JUICY COUTURE brand.

  •
  KATE SPADE segment—consists of the specialty retail, outlet, wholesale apparel, wholesale non-apparel, e-commerce and licensing operations of our KATE SPADE and JACK SPADE brands.

  •
  LUCKY BRAND segment—consists of the specialty retail, outlet, wholesale apparel, wholesale non-apparel, e-commerce and licensing operations of our LUCKY BRAND.

  •
  Adelington Design Group & Other segment—consists of: (i) exclusive arrangements to supply jewelry for the DANA BUCHMAN, LIZ CLAIBORNE and MONET brands; (ii) the wholesale non-apparel operations of the TRIFARI brand and licensed KENSIE brand; (iii) the wholesale apparel and wholesale non-apparel operations of the licensed LIZWEAR brand and other brands; and (iv) the licensed LIZ CLAIBORNE NEW YORK brand.

              The operations associated with our AXCESS brand concluded in Fall 2011 and the operations of our former licensed DKNY® Jeans family of brands concluded in January 2012. Each was included in the results of the Adelington Design Group & Other segment.

              We, as licensor, also license to third parties the right to produce and market products bearing certain Company-owned trademarks; the resulting royalty income is included within the results of the associated segment.

              See Notes 1 and 17 of Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2011, as supplemented by the current report on Form 8-K dated January 18, 2013 and "Item 7—Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Annual Report filed on Form 10-K for the year ended December 31, 2011 which are incorporated herein by reference.

JUICY COUTURE

              Our JUICY COUTURE brand offers luxurious, casual and fun women's and girl's apparel, as well as accessories and jewelry under various JUICY COUTURE trademarks. JUICY COUTURE products are sold predominately through wholly-owned specialty retail and outlet stores, select upscale specialty retail stores and department stores throughout the US, through a network of distributors and owned and licensed retail stores in Asia, Canada, Europe, South America and the Middle East, as well as through our JUICY COUTURE e-commerce website. In addition, JUICY COUTURE has existing licensing agreements for fragrances, footwear, optics, watches, swimwear, electronics cases and baby products.

KATE SPADE

              Our KATE SPADE brand offers fashion products (accessories, apparel and jewelry) for women and men under the KATE SPADE and JACK SPADE trademarks, respectively. These products are sold primarily in the US through wholly-owned specialty retail and outlet stores, select specialty retail and upscale department stores, our operations in Japan, Brazil and the United Kingdom and through our KATE SPADE e-commerce website, as well as through a joint venture in China and through a network of distributors in Asia. KATE SPADE's product line includes handbags, small leather goods, fashion accessories, jewelry and apparel. In addition, KATE SPADE has existing licensing agreements for footwear, optics, fragrances, tabletop products, legwear, electronics cases, bedding and stationery. JACK SPADE products include briefcases, travel bags, small leather goods and apparel.

LUCKY BRAND

              Our LUCKY BRAND offers an expanded assortment of men's and women's denim, woven and knit tops, dresses and sweaters, graphic tees, as well as accessories and jewelry, under various LUCKY BRAND trademarks. LUCKY BRAND products are available for sale at wholly-owned specialty retail and outlet stores in the United States and Canada, select department and specialty stores and through the LUCKY BRAND e-commerce website. LUCKY BRAND also has licensing agreements for children's wear, fragrances, footwear, swimwear, eyewear and electronic cases.

ADELINGTON DESIGN GROUP & OTHER

              The operations within our Adelington Design Group & Other segment consist principally of:

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  An exclusive supplier arrangement to provide JCPenney with LIZ CLAIBORNE and MONET branded jewelry;

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  An exclusive supplier arrangement to provide Kohl's with DANA BUCHMAN-branded jewelry through October 11, 2013;

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  An exclusive license to produce and sell jewelry under the KENSIE brand name;

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  A royalty free license through July 2020 for the LIZ CLAIBORNE NEW YORK brand, which is sold exclusively at QVC through the 2009 previously existing license between the Company and QVC;

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  LIZWEAR, women's apparel available through the club store channel; and

  •
  TRIFARI, a signature jewelry brand for women sold primarily in mid-tier department stores.

Recent Initiatives and Business Strategy

              During 2011 and the first three quarters of 2012, we completed various transactions that had a transformational impact on our portfolio of brands and significantly improved our liquidity, including:

  •
  the sale of the global trademark rights for the LIZ CLAIBORNE family of brands and the trademark rights in the United States and Puerto Rico for the MONET brand for $267.5 million to JCPenney, with whom we maintain an exclusive supplier agreement to produce and sell jewelry under the LIZ CLAIBORNE and MONET brands and a royalty free license through July 2020 for the LIZ CLAIBORNE NEW YORK brand, which is sold exclusively at QVC through the 2009 previously existing license between the Company and QVC;

  •
  the sale of our global MEXX business to a company ("NewCo") in which we indirectly hold an 18.75% interest and affiliates of The Gores Group, LLC ("Gores") hold an 81.25% interest, for cash consideration, subject to working capital adjustments, of $85.0 million, including revolving credit facility debt that was assumed by NewCo;

  •
  the sale of our DANA BUCHMAN trademark to Kohl's Corporation ("Kohl's") and the sale of our KENSIE, KENSIE GIRL and MAC & JAC trademarks to an affiliate of Bluestar Alliance LLC ("Bluestar") for aggregate consideration of $39.8 million, such that we maintain a license to produce and sell jewelry under the KENSIE brand and an exclusive supplier arrangement to provide Kohl's with DANA BUCHMAN-branded jewelry;

  •
  the termination of the DKNY® Jeans and DKNY® Active license with Donna Karan International effective at the end of 2011, one year ahead of the scheduled license maturity;

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  the closure of our MONET concessions and the LIZ CLAIBORNE concessions in Europe; and

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  the amendment of our long-term license agreement with Elizabeth Arden, Inc. ("Elizabeth Arden"), which included the sale of the trademarks for our former Curve brand and selected other smaller fragrance brands.

              We enhanced our debt and liquidity profile through the following transactions:

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  the repurchase of the outstanding aggregate principal balance of our 5.0% euro Notes due July 2013 (the "Euro Notes") during 2011 and the first three quarters of 2012;

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  the issuance of $372.0 million of the notes;

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  the conversion of $58.4 million aggregate principal amount of our 6.0% Convertible Senior Notes due June 2014 (the "Convertible Notes") into 17.0 million shares of our common stock, leaving $31.6 million aggregate principal amount of the Convertible Notes outstanding as of September 29, 2012; and

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  the repayment of our indebtedness under our amended and restated revolving credit facility, leaving no amounts outstanding and $32.2 million of cash and marketable securities on hand as of September 29, 2012.

              We also executed the following operational initiatives:

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  we completed the buyout of our Kate Spade Japan Co., Ltd. ("Kate Spade Japan") joint venture partner (as discussed below);

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  we recently established KATE SPADE operations in the United Kingdom; and

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  we established a joint venture in China with E-Land Fashion China Holdings, Limited to market and distribute small leather goods and other fashion products and accessories in China under the KATE SPADE brand.

              Additionally, in the second quarter of 2011, we initiated actions to close our Ohio distribution center, which was previously expected to be completed in the fourth quarter of 2012. In August 2011, we entered into an agreement with Li & Fung Limited ("Li & Fung") for distribution services in the United States for our Company-owned retail stores, as well as for our wholesale business. However, due to delays in completing the outsourcing of our distribution function, the Ohio distribution center will remain open past the end of the 2012 fiscal year, with related restructuring actions completed coincident with the closure of such facility.

              Over recent years, we have reorganized our business into a brand-centric, streamlined operating model with a focus on achieving a competitive cost structure. Nevertheless, macroeconomic challenges and uncertainty continue to dampen consumer spending and unemployment levels remain high. Therefore, we continue to focus on the careful execution of our strategic plans and seek opportunities to improve our productivity and profitability.

              We have established our operating and financial goals based on the following strategies:

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  Grow KATE SPADE.  Our strategic initiatives for KATE SPADE include:

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  opening new retail locations;

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  increasing the proportion of apparel sales;

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  increasing international sales with a focus on Asia as a primary market;

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  accelerating growth in the JACK SPADE brand; and

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  remaining focused on growing e-commerce sales.

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  Improve the operations and results, the creative direction and product offering at our JUICY COUTURE business while expanding its international operations.  In October 2012, we announced that JUICY COUTURE would not meet its previously announced performance targets for 2012 due to lower-than-expected full-price inventory sell-through (driven by merchandise mix and inventory allocation issues), underperformance of certain merchandise categories and underperformance of outlets. As a result, we then announced revised 2012 performance targets for JUICY COUTURE. Based on estimated results for the fourth quarter of 2012, JUICY COUTURE will not achieve the October 2012 revised performance targets. See "—Recent Developments—Preliminary 2012 Results." While JUICY COUTURE had an overall level of inventory that we thought was appropriate for the 2012 holiday season, the mix of products on hand required greater than expected promotional activity in order to sell through, causing gross margin to be significantly lower than expected. In December 2012, we appointed Paul Blum to be JUICY COUTURE's Chief Executive Officer, who will be responsible for driving growth and turnaround initiatives. JUICY COUTURE will focus on:

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    implementing improved pricing, merchandising and inventory allocation strategies;

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    reworking the merchandising and design of handbags and other accessories to be more in-line aesthetically with the apparel;

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    expanding the JUICY COUTURE baby and girls' lines, as well as the intimates business;

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    implementing outlet-specific strategies that have been successful at KATE SPADE and LUCKY BRAND, including product, visual merchandising, line planning, pricing, and promotions; and

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    accelerating international growth through joint ventures and other investments in foreign operations.

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  Continue to build on recent successes and drive consistent high quality top and bottom-line growth at LUCKY BRAND.  The new management team has focused on leveraging LUCKY BRAND's strong denim heritage while expanding existing product assortments and implementing new offerings, in addition to significantly improving the overall consumer shopping experience. Specific strategic initiatives for the brand include: (i) increasing the brand's direct-to-consumer footprint; (ii) further improving store productivity; (iii) accelerating wholesale growth; (iv) expanding children's and accessory lines; and (v) developing the brand internationally.

  •
  Focus on cash flow generation and manage liquidity.  We are focused on driving operating cash flow generation and managing liquidity through consistent profitability of our brands, cost reductions and the efficient use of working capital.

The Refinancing Transactions

ABL Facility Amendment

              In connection with the offering of the 2012 initial notes, we entered into an amendment (the "ABL Facility Amendment") to our amended and restated revolving credit facility ("ABL Facility") to permit the offering of the 2012 initial notes and the purchases of the Euro Notes described below.

Euro Note Repurchase and Redemption

              On May 30, 2012, we entered into an agreement with a holder of €28.6 million aggregate principal amount of Euro Notes to repurchase those Euro Notes for aggregate consideration of €29.6 million, plus accrued and unpaid interest to, but not including, the date of repurchase. The repurchase closed on June 6, 2012, and we drew an amount under the ABL Facility that was sufficient to pay the consideration for the repurchase. We subsequently used a portion of the net proceeds from the offering of the 2012 initial notes to repay the amount drawn. We refer collectively to the repurchase transaction, the draw under the ABL Facility to fund the repurchase and the use of the net proceeds from the offering of the 2012 initial notes to repay the amount borrowed under the ABL Facility as the "Private Euro Note Repurchase."

              In addition, on July 12, 2012, we redeemed the remaining €52.9 million aggregate principal amount of Euro Notes (the "Euro Notes Redemption") for €55.4 million, plus accrued interest, using a portion of the proceeds from the 2012 initial notes.

Recent Developments

Buyout of Kate Spade Japan Joint Venture Partner

              On October 31, 2012, our wholly-owned subsidiary Kate Spade, LLC ("Kate Spade"), through its own wholly-owned Japanese subsidiary KSJ Co., Ltd., a Japanese kabushiki kaisha, acquired the 51.0% interest (the "Kate Spade Japan Buyout") held by Sanei International Co., Ltd, a Japanese kabushiki kaisha ("Sanei") in Kate Spade Japan. Kate Spade Japan was a joint venture that was formed between Sanei and Kate Spade in August 2009. Kate Spade Japan operates the Kate Spade and Jack Spade businesses in Japan, and Kate Spade will continue to operate such businesses in Japan through its Japanese subsidiary. The purchase price for the Kate Spade Japan Buyout, including debt repayment, related transaction fees and use of Kate Spade Japan's cash on hand, was $47.6 million. In the fourth quarter of 2012, Kate Spade made a post-closing asset adjustment payment to Sanei of $0.3 million.

Preliminary 2012 Results

              On January 14, 2013, we announced certain preliminary unaudited results for the fourth quarter and the year ended December 29, 2012.

Brand	Fourth Quarter 2012 Comparable Direct-To Consumer Sales Growth %(1)
KATE SPADE	27%
LUCKY BRAND	3%
JUICY COUTURE	(2)%

(1)
Results are preliminary and subject to year-end closing adjustments.

              We announced that we expect 2012 Adjusted EBITDA, excluding foreign currency gains (losses), net (as defined below in "Summary Historical Financial Data of Fifth & Pacific Companies, Inc.—Non-GAAP Financial Measures" and excluding gain on acquisition of subsidiary and certain realized foreign currency gains and losses) to be $100.0-$105.0 million. Also, as of December 29, 2012, we had no borrowings outstanding under our ABL Facility.

              As we have not completed our quarter and year-end fiscal close and our analysis of fiscal 2012, and the audit of our 2012 financial statements is not complete, the results presented above are estimated and preliminary, and, therefore, may change. Estimates of 2012 GAAP results and reconciliation of Adjusted EBITDA, excluding foreign currency gains (losses), net is not provided as we have not yet completed our accounting for certain streamlining initiatives and brand exiting activities and other items.

Summary of the Exchange Offer

              We are offering to issue $372,000,000 aggregate principal amount of exchange notes and related guarantees in exchange for a like aggregate principal amount of our currently outstanding initial notes and related guarantees, which consist of $220.0 million aggregate principal amount of 2011 initial notes issued on April 7, 2011 and $152.0 million aggregate principal amount of 2012 initial notes issued on June 8, 2012, all of which were issued in transactions exempt from registration under the Securities Act. In order to exchange your initial notes, you must properly tender them and we must accept your tender. We will exchange all outstanding initial notes that are validly tendered and not validly withdrawn.

Exchange Offer	In this exchange offer, we are offering to issue $372,000,000 aggregate principal amount of new 10.50% Senior Secured Notes due 2019 and related guarantees in exchange for a like aggregate principal amount of our currently outstanding 10.50% Senior Secured Notes due 2019 and related guarantees, which consist of $220.0 million aggregate principal amount of 2011 initial notes issued on April 7, 2011 and $152.0 million aggregate principal amount of 2012 initial notes issued on June 8, 2012, all of which were issued in transactions exempt from registration under the Securities Act. This exchange offer is being conducted in order to fulfill a requirement under two registration rights agreements, dated as of April 7, 2011 and June 8, 2012, which we entered into in connection with the issuance of the initial notes. The initial notes were issued under an indenture, dated as of April 7, 2011, and the exchange notes will be issued under the same indenture. The exchange notes will have substantially the same terms as the initial notes, except that the exchange notes will not have the benefit of registration rights (but will be freely transferable by holders who are not affiliates of ours or subject to restrictions due to being broker-dealers).
Additional Interest on the Initial Notes

2011 Initial Notes.    Pursuant to the terms of the registration rights agreement relating to the 2011 initial notes, we are required to pay additional interest on the 2011 initial notes until the exchange offer is completed. Additional interest on the 2011 initial notes began accruing on April 10, 2012 at a rate of 0.25% per annum and continued to accrue at that rate through (and including) July 8, 2012. On July 9, 2012, additional interest on the 2011 initial notes began accruing at a rate of 0.50% per annum and continued to accrue at that rate through (and including) October 6, 2012. On October 7, 2012, additional interest on the 2011 initial notes began accruing at a rate of 0.75% per annum and continued to accrue at that rate through (and including) January 4, 2013. On January 5, 2013, the rate of additional interest increased to the maximum of

1.00% per annum. Accrued additional interest has been paid on the 2011 initial notes through October 15, 2012. Accrued additional interest will next be paid on the 2011 initial notes (or the corresponding exchange notes, as the case may be) on April 15, 2013 to holders of record on April 1, 2013.

2012 Initial Notes.    Pursuant to the terms of the registration rights agreement relating to the 2012 initial notes, we are required to pay additional interest on the 2012 initial notes until the exchange offer is completed. Additional interest on the 2012 initial notes began accruing on October 16, 2012 at a rate of 0.25% per annum and continued to accrue at that rate through (and including) January 13, 2013. On January 14, 2013, additional interest on the 2012 initial notes began to accrue at a rate of 0.50% per annum. The rate of additional interest will increase by 0.25% per annum for each 90 days elapsed after January 14, 2013 that the exchange offer remains not completed, up to a maximum of 1.00% per annum. Additional interest will be paid to holders of the 2012 initial notes (or the corresponding exchange notes, as the case may be) on April 15, 2013 to holders of record on April 1, 2013.

We have agreed to use all commercially reasonable efforts to cause all exchange notes to trade fungibly after October 15, 2012; however, because the next interest payment date after the expected completion of this exchange offer will not be until April 15, 2013, we do not expect that we will be able to cause all of the exchange notes to trade fungibly until after the April 15, 2013 interest payment is made. We cannot assure you that we will be successful in causing all of the exchange notes to trade fungibly, and if all of the exchange notes do not trade fungibly, the trading price of all of the notes may be adversely affected. See "Risk Factors—Risks Related to the Exchange Offer—The issuance of the exchange notes may adversely affect the market for the initial notes."

Expiration Date	This exchange offer will expire at 5:00 p.m., New York City time, on , 2013, unless we decide to extend it.
Conditions to the Exchange Offer	We will complete this exchange offer only if:
• there is no change in the laws and regulations that would impair our ability to proceed with this exchange offer, and
• there is no change in the current interpretation of the staff of the SEC that permits resales of the exchange notes.
Please refer to the section in this prospectus entitled "The Exchange Offer—Conditions to the Exchange Offer."

Procedures for Tendering Initial Notes

To participate in this exchange offer, you must complete, sign and date the letter of transmittal or its facsimile and transmit it, together with your initial notes to be exchanged and all other documents required by the letter of transmittal, to U.S. Bank National Association, as exchange agent, at its address indicated under "The Exchange Offer—Exchange Agent." In the alternative, you can tender your initial notes by book-entry delivery following the procedures described in this prospectus. For more information on tendering your notes, please refer to the section in this prospectus entitled "The Exchange Offer—Procedures for Tendering Initial Notes."

Special Procedures for Beneficial Owners

If you are a beneficial owner of initial notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your initial notes in the exchange offer, you should contact the registered holder promptly and instruct that person to tender on your behalf.

Guaranteed Delivery Procedures

If you wish to tender your initial notes and you cannot get the required documents to the exchange agent on time, you may tender your notes by using the guaranteed delivery procedures described under the section of this prospectus entitled "The Exchange Offer—Procedures for Tendering Initial Notes—Guaranteed Delivery Procedure."

Withdrawal Rights

You may withdraw the tender of your initial notes at any time before 5:00 p.m., New York City time, on the expiration date of the exchange offer. To withdraw, you must send a written or facsimile transmission notice of withdrawal to the exchange agent at its address indicated under "The Exchange Offer—Exchange Agent" before 5:00 p.m., New York City time, on the expiration date of the exchange offer.

Acceptance of Initial Notes and Delivery of Exchange Notes

If all the conditions to the completion of this exchange offer are satisfied, we will accept any and all initial notes that are properly tendered in this exchange offer on or before 5:00 p.m., New York City time, on the expiration date. We will return any initial note that we do not accept for exchange to you without expense promptly after the expiration date. We will deliver the exchange notes to you promptly after the expiration date and acceptance of your initial notes for exchange. Please refer to the section in this prospectus entitled "The Exchange Offer—Acceptance of Initial Notes for Exchange; Delivery of Exchange Notes."

Federal Income Tax Considerations Relating to the Exchange Offer

Exchanging your initial notes for exchange notes will not be a taxable event to you for United States federal income tax purposes. Please refer to the section of this prospectus entitled "U.S. Federal Income Tax Considerations."

Exchange Agent	U.S. Bank National Association is serving as exchange agent in the exchange offer.
Fees and Expenses	We will pay all expenses related to this exchange offer. Please refer to the section of this prospectus entitled "The Exchange Offer—Fees and Expenses."
Use of Proceeds

We will not receive any proceeds from the issuance of the exchange notes in exchange for the outstanding initial notes. We are making this exchange offer solely to satisfy certain of our obligations under our registration rights agreement entered into in connection with the offering of the initial notes.

Consequences to Holders Who Do Not Participate in the Exchange Offer	If you do not participate in this exchange offer:
• except as set forth in the next paragraph, you will not necessarily be able to require us to register your initial notes under the Securities Act,

•

you will not be able to resell, offer to resell or otherwise transfer your initial notes unless they are registered under the Securities Act or unless you resell, offer to resell or otherwise transfer them under an exemption from the registration requirements of, or in a transaction not subject to, the Securities Act, and

• the trading market for your initial notes will become more limited to the extent other holders of initial notes participate in the exchange offer.
You will not be able to otherwise require us to register your initial notes under the Securities Act unless:
• the exchange offer is not permitted by applicable law or SEC policy,
• the initial purchasers request us to register initial notes that are not eligible to be exchanged for exchange notes in the exchange offer,
• you are not eligible to participate in the exchange offer,

•

you may not resell the exchange notes you acquire in the exchange offer to the public without delivering a prospectus and that the prospectus contained in the exchange offer registration statement is not appropriate or available for such resales by you, or

• you are a broker-dealer and hold initial notes that were acquired directly from us or one of our affiliates.

In these cases, the registration rights agreement requires us to file a registration statement for a continuous offering in accordance with Rule 415 under the Securities Act for the benefit of the holders of the initial notes described in this paragraph. We do not currently anticipate that we will register under the Securities Act any initial notes that remain outstanding after completion of the exchange offer.

Please refer to the section of this prospectus entitled "The Exchange Offer—Your failure to participate in the exchange offer will have adverse consequences."
Resales

It may be possible for you to resell the notes issued in the exchange offer without compliance with the registration and prospectus delivery provisions of the Securities Act, subject to the conditions described under "—Obligations of Broker-Dealers" below.

To tender your initial notes in this exchange offer and resell the exchange notes without compliance with the registration and prospectus delivery requirements of the Securities Act, you must make the following representations:

• you are authorized to tender the initial notes and to acquire exchange notes, and that we will acquire good and unencumbered title thereto,
• the exchange notes acquired by you are being acquired in the ordinary course of business,

•

you have no arrangement or understanding with any person to participate in a distribution of the exchange notes and are not participating in, and do not intend to participate in, the distribution of such exchange notes,

•

you are not an "affiliate," as defined in Rule 405 under the Securities Act, of ours, or you will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable,

• if you are not a broker-dealer, you are not engaging in, and do not intend to engage in, a distribution of exchange notes, and

•

if you are a broker-dealer, initial notes to be exchanged were acquired by you as a result of market-making or other trading activities and you will deliver a prospectus in connection with any resale, offer to resell or other transfer of such exchange notes.

Please refer to the sections of this prospectus entitled "The Exchange Offer—Procedure for Tendering Initial Notes—Proper Execution and Delivery of Letters of Transmittal," "Risk Factors—Risks Relating to the Exchange Offer—Some persons who participate in the exchange offer must deliver a prospectus in connection with resales of the exchange notes" and "Plan of Distribution."

Obligations of Broker-Dealers

If you are a broker-dealer (1) that receives exchange notes, you must acknowledge that you will deliver a prospectus in connection with any resales of the exchange notes, (2) who acquired the initial notes as a result of market making or other trading activities, you may use the exchange offer prospectus as supplemented or amended, in connection with resales of the exchange notes, or (3) who acquired the initial notes directly from the issuers in the initial offering and not as a result of market making and trading activities, you must, in the absence of an exemption, comply with the registration and prospectus delivery requirements of the Securities Act in connection with resales of the exchange notes.

Summary of Terms of the Exchange Notes

Issuer	Fifth & Pacific Companies, Inc.
Exchange Notes	Up to $372.0 million aggregate principal amount of 10.50% Senior Secured Notes due 2019. The forms and terms of the exchange notes are the same as the form and terms of the initial notes, except that:
• the issuance of the exchange notes is registered under the Securities Act;
• the exchange notes will not bear legends restricting their transfer; and
• the exchange notes will not be entitled to registration rights under our registration rights agreement.
The exchange notes will evidence the same debt as the initial notes, and both the initial notes and the exchange notes will be governed by the same indenture.
Maturity Date	April 15, 2019.
Interest Payment Dates

April 15 and October 15, to holders of record on the immediately preceding April 1 and October 1, respectively. If the exchange notes are issued after an interest payment date on the initial notes but before the next interest record date, interest on the exchange notes will accrue from the last date interest was paid on the initial notes and will be paid to holders of the exchange notes as of the next interest record date. If the exchange notes are issued after an interest record date for the initial notes but before the corresponding interest payment date, interest on the exchange notes will accrue from such interest payment date, and the relevant interest on the initial notes will be paid to holders of those initial notes on such interest record date.

Additional Interest on the Initial Notes

2011 Initial Notes.    Pursuant to the terms of the registration rights agreement relating to the 2011 initial notes, we are required to pay additional interest on the 2011 initial notes until the exchange offer is completed. Additional interest on the 2011 initial notes began accruing on April 10, 2012 at a rate of 0.25% per annum and continued to accrue at that rate through (and including) July 8, 2012. On July 9, 2012, additional interest on the 2011 initial notes began accruing at a rate of 0.50% per annum and continued to accrue at that rate through (and including) October 6, 2012. On October 7, 2012, additional interest on the 2011 initial notes began accruing at a rate of 0.75% per annum and continued to accrue at that rate through (and including) January 4, 2013.

The rate of additional interest on the 2011 initial notes currently accrues at the maximum of 1.00% per annum. Accrued additional interest will next be paid on the 2011 initial notes (or the corresponding exchange notes, as the case may be) on April 15, 2013 to holders of record on April 1, 2013.

2012 Initial Notes.    Pursuant to the terms of the registration rights agreement relating to the 2012 initial notes, we are required to pay additional interest on the 2012 initial notes until the exchange offer is completed. Additional interest on the 2012 initial notes began accruing on October 16, 2012 at a rate of 0.25% per annum and accrued at that rate through (and including) January 13, 2013. On January 14, 2013, the rate of additional interest on the 2012 initial notes increased by 0.25% per annum to 0.50% per annum. The rate of additional interest accruing on the 2012 initial notes will increase by 0.25% per annum for each 90 days elapsed after January 14, 2013 that the exchange offer remains not completed, up to a maximum of 1.00% per annum. Additional interest will be paid to holders of the 2012 initial notes (or the corresponding exchange notes, as the case may be) on April 15, 2013 to holders of record on April 1, 2013.

We have agreed to use all commercially reasonable efforts to cause all exchange notes to trade fungibly after October 15, 2012; however, because the next interest payment date after the expected completion of this exchange offer will not be until April 15, 2013, we do not expect that we will be able to cause all of the exchange notes to trade fungibly until after the April 15, 2013 interest payment is made. We cannot assure you that we will be successful in causing all of the exchange notes to trade fungibly, and if all of the exchange notes do not trade fungibly, the trading price of all of the notes may be adversely affected. See "Risk Factors—Risks Related to the Exchange Offer—The issuance of the exchange notes may adversely affect the market for the initial notes."

Subsidiary Guarantees

Each of our domestic subsidiaries that guarantees the ABL Facility guarantees the notes. None of our foreign subsidiaries will guarantee the notes. In general, the subsidiaries that guarantee the notes are those in which our domestic operations are conducted, while, in general, the subsidiaries that will not guarantee the notes are those in which our international operations are conducted. Our domestic operations generated approximately 95.8% of our consolidated net sales and substantially all of our operating loss for the year ended December 31, 2011, while our international operations generated approximately 4.2% of our consolidated net sales and $2.5 million of operating income for the year ended December 31, 2011.

Ranking	The notes and the guarantees will be senior secured obligations of Fifth & Pacific Companies, Inc. and the guarantors, secured to the extent described below. The notes and the guarantees rank:
• pari passu in right of payment with any senior indebtedness of Fifth & Pacific Companies, Inc. and the guarantors;
• senior in right of payment to any indebtedness of Fifth & Pacific Companies, Inc. and the guarantors that is contractually subordinated to the notes and the guarantees;

•

effectively senior to any unsecured indebtedness or indebtedness secured by a lien ranking junior to the lien securing the notes and the guarantees, to the extent of the value of the collateral securing the notes and the guarantees;

•

effectively junior to any secured indebtedness which is either secured by assets that are not collateral securing the notes and the guarantees or which is secured by a higher-ranking lien in the collateral securing the notes and the guarantees, in each case, to the extent of the value of the assets securing such indebtedness;

• effectively junior to our and the guarantors' obligations under our ABL Facility to the extent our and the guarantors' assets secure such obligations on a first-priority basis; and
• effectively junior to all obligations of our subsidiaries that are not guarantors.
As of September 29, 2012:
• we had no indebtedness outstanding under our ABL Facility (and $301.2 million available for borrowing, giving effect to $26.5 million of outstanding letters of credit);
• we had $372.0 million of outstanding notes; and
• we had $28.7 million of unsecured indebtedness.
Security

The notes and the guarantees will be secured on a first-priority basis, subject to certain permitted liens, by a lien on our JUICY COUTURE, LUCKY BRAND and KATE SPADE trademarks and certain related rights owned by us and the guarantors and by a second-priority security interest in our assets and the guarantors' assets that secure our ABL Facility on a first-priority basis, subject to certain limitations. See "Description of the Notes—Security."

Use of Proceeds

We will not receive any proceeds from the issuance of the exchange notes in exchange for the outstanding initial notes. We are making this exchange solely to satisfy our obligations under the registration rights agreement entered into in connection with the offering of the initial notes.

Optional Redemption

On or after April 15, 2014, we may redeem some or all of the notes at any time at the redemption prices specified under "Description of the Notes—Optional Redemption," plus accrued and unpaid interest, if any, to the date of redemption.

Before April 15, 2014, we may redeem (i) some or all of the notes at a redemption price equal to 100% of the principal amount of each note to be redeemed plus a make-whole premium described in "Description of the Notes—Optional Redemption" and (ii) up to 10% per year of the principal amount of the notes issued under the indenture at 103%, plus accrued and unpaid interest, if any, to the date of redemption.

In addition, at any time prior to April 15, 2014, we may redeem up to 35% of the notes with the net cash proceeds from specified equity offerings at a redemption price equal to 110.50% of the principal amount of each note to be redeemed, plus accrued and unpaid interest, if any, to the date of redemption.

Change of Control

Upon a change of control (as defined in "Description of the Notes—Certain Definitions"), we must offer to repurchase the notes at 101% of the principal amount, plus accrued interest to the purchase date.

Certain Covenants	The indenture governing the notes contains certain covenants, including limitations and restrictions on our ability to:
• incur additional indebtedness;
• make dividend payments or other restricted payments;
• create liens;
• sell assets;
• sell securities of our subsidiaries;
• enter into certain types of transactions with shareholders and affiliates; and
• enter into mergers, consolidations, or sales of all or substantially all of our assets.
These covenants are subject to important exceptions and qualifications, which are described in "Description of the Notes—Certain Covenants."

Absence of a Public Market for the Exchange Notes

The exchange notes are new securities with no established market for them. We cannot assure you that a market for these exchange notes will develop or that this market will be liquid. Please refer to the section of this prospectus entitled "Risk Factors—Risks Related to the Notes—An active public market may not develop for the exchange notes, which may hinder your ability to liquidate your investment."

Form of the Exchange Notes

The exchange notes will be represented by one or more permanent global securities in registered form deposited on behalf of The Depository Trust Company with U.S. Bank National Association, as custodian. You will not receive exchange notes in certificated form unless one of the events described in the section of this prospectus entitled "Description of Notes—Book Entry; Delivery and Form—Exchange of Book Entry Notes for Certificated Notes" occurs. Instead, beneficial interests in the exchange notes will be shown on, and transfers of these exchange notes will be effected only through, records maintained in book-entry form by The Depository Trust Company with respect to its participants.

Risk Factors	Potential investors in the notes should carefully consider the matters set forth under the caption "Risk Factors" prior to making an investment decision with respect to the notes.

 Summary Historical Financial Data of Fifth & Pacific Companies, Inc.

              The following table presents our summary historical financial data, including certain unaudited operating statistics. The Consolidated Statements of Operations data, Consolidated Statements of Cash Flows data and Segment Reporting data for the years ended January 2, 2010, January 1, 2011 and December 31, 2011 and selected Balance Sheet data as of January 1, 2011 and December 31, 2011 have been derived from our audited Consolidated Financial Statements and the Notes thereto contained in our Annual Report on Form 10-K for the year ended December 31, 2011, incorporated by reference in this prospectus. The Consolidated Statements of Operations Data, Consolidated Statements of Cash Flows data and Segment Reporting data for the nine months ended September 29, 2012 and October 1, 2011 have been derived from our unaudited Condensed Consolidated Financial Statements and the Notes thereto contained in our Quarterly Report on Form 10-Q for the quarterly period ended September 29, 2012, incorporated by reference in this prospectus.

              The financial information provided may not be indicative of future performance. Any periods presented that do not represent full fiscal years are not indicative of what our results would be over the course of a full fiscal year. This financial information and other data should be read in conjunction with our audited and unaudited Consolidated Financial Statements and the Notes thereto, and the "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Annual Report on Form 10-K for the year ended December 31, 2011 and our Quarterly Report on Form 10-Q for the quarterly period ended September 29, 2012, which have been incorporated by reference into this prospectus.

Non-GAAP Financial Measures

              In this prospectus, we present a number of non-GAAP financial measures, including EBITDA, Adjusted EBITDA and Adjusted EBITDA, excluding foreign currency gains (losses), net.

              We define EBITDA as (loss) income from continuing operations attributable to Fifth & Pacific Companies, Inc., adjusted to exclude income tax provision (benefit), interest expense, net and depreciation and amortization, net. We had previously excluded gain on sales of trademarks and gain (loss) on extinguishment of debt in our presentation of EBITDA.

              We calculate Adjusted EBITDA based on EBITDA, adjusted to exclude the impact of (i) gain on sales of trademarks, (ii) gain (loss) on extinguishment of debt, (iii) charges due to streamlining and brand exiting activities (such as (1) payroll expense, (2) contract termination expense, (3) asset impairment charges and write downs and (4) charges from store closure and other brand exiting activities), (iv) non cash impairment charges (v) losses on asset disposals and (vi) non cash share based compensation expense.

              We calculate Adjusted EBITDA, excluding foreign currency gains (losses), net based on Adjusted EBITDA, further adjusted to exclude unrealized foreign currency gains (losses), net.

              We present the above described EBITDA based measures because we consider them important supplemental measures and believe they are frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry. We present Adjusted EBITDA as a supplemental measure of our performance because we believe it represents a meaningful presentation of our historical operations and financial performance without the impact of the various items excluded, since Adjusted EBITDA provides period-to-period comparisons that are consistent and more easily understood. We present Adjusted EBITDA, excluding foreign currency gains (losses), net in order to present our operating performance excluding the effects of unrealized foreign currency gains (losses) included in our audited Consolidated Statements of Operations contained in our Annual Report on Form 10-K for the year ended December 31, 2011 and in our unaudited Consolidated Statements of Operations contained in our Quarterly Report on Form 10-Q for the quarterly period ended September 29, 2012, incorporated by reference in this prospectus. Our presentation of these EBITDA based measures should not be construed as an indication that (i) our future results will be unaffected by unusual or nonrecurring items, (ii) the future performance of our company will conform to that presented for historical periods or (iii) the cost savings and benefits of our various initiatives and business changes will be realized in the future.

              EBITDA, Adjusted EBITDA and Adjusted EBITDA, excluding foreign currency gains (losses), net as presented in this prospectus, are supplemental measures of our performance that are not required by, or presented in accordance with U.S. GAAP. They are not measurements of our financial performance under U.S. GAAP and should not be considered as alternatives to performance measures derived in accordance with U.S. GAAP or as alternatives to net income or cash flows from operating activities or as illustrative measures of our liquidity.

              Our EBITDA based measures have limitations as analytical tools, and you should not consider them in isolation or as substitutes for analysis of our results as reported under U.S. GAAP. Some of these limitations are:

    •
    they do not reflect every cash expenditure, future requirements for capital expenditures or contractual commitments;

    •
    they do not reflect the significant interest expense or the cash requirements necessary to service interest or principal payments on our debt;

    •
    although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced or require improvements in the future, and our EBITDA based measures do not reflect any cash requirements for such future replacements or improvements;

    •
    they are not adjusted for all non-cash income or expense items that are reflected in our statements of cash flows;

    •
    they do not reflect the impact of earnings or charges resulting from matters we consider not to be indicative of our ongoing operations;

    •
    they do not reflect limitations on our costs related to transferring earnings from our subsidiaries to us; and

    •
    other companies in our industry may calculate these measures differently from the way we do, limiting their usefulness as comparative measures.

Because of these limitations, our EBITDA based measures should not be considered as measures of discretionary cash available to us to invest in the growth of our business or as measures of cash that will be available to us to meet our debt obligations. We compensate for these limitations by using our EBITDA based measures along with other comparative tools, together with U.S. GAAP measurements, to assist in the evaluation of operating performance. Such U.S. GAAP measurements include operating income (loss), net income (loss), cash flows from operations and other cash flow data. We have significant uses of cash flows, including capital expenditures, interest payments, debt principal repayments, taxes and other non-recurring charges, which may not be reflected in our EBITDA based measures.

              In this prospectus, we also present the following additional non-GAAP financial measures, which are U.S. GAAP financial measures adjusted to eliminate certain items related to our streamlining initiatives and our store closure and brand exiting activities:

    •
    Adjusted Net Sales, which are net sales, adjusted to eliminate store closure and brand exiting activities;

    •
    Adjusted Gross Profit, which is gross profit calculated based on Adjusted Net Sales and the related cost of goods sold;

    •
    Adjusted selling, general and administrative expenses ("SG&A"), which is SG&A adjusted to eliminate streamlining and restructuring charges (such as (1) payroll expense, (2) contract termination expense, (3) asset impairment charges and write downs and (4) charges from store closure and other brand exiting activities); and

    •
    Adjusted Operating (Loss) Income, which is operating (loss) income calculated based on Adjusted Gross Profit less Adjusted SG&A and goodwill and other intangible asset impairment charges.

              We believe that the above adjusted measures represent a meaningful presentation of our historical operations and financial performance since these results provide period to period comparisons that are consistent and more easily understood, by eliminating various items related to our streamlining initiatives and our store closure and brand exiting activities. These adjusted measures have limitations as analytical tools, and you should not consider them in isolation or as substitutes for analysis of our results as reported under U.S. GAAP. Such limitations include those discussed above and the fact that a number of the items eliminated in the adjustments resulted in cash expenditures and may recur in the future, and we may undergo additional streamlining, store closure and brand exiting activities in the future, which may result in additional similar charges and expenses.

              Our non-GAAP financial measures are not intended as alternatives to any measures of performance in conformity with U.S. GAAP. You should therefore not place undue reliance on our non-GAAP financial measures or ratios calculated using those measures. Our U.S. GAAP-based measures can be found in our Consolidated Financial Statements and the related Notes, which are filed with the SEC.

	Fiscal Years Ended			Nine Months Ended
	January 2, 2010	January 1, 2011	December 31, 2011	October 1, 2011	September 29, 2012
	(In thousands)
Consolidated Statements of Operations Data:
Net sales	$1,928,754	$1,623,235	$1,518,721	$1,071,658	$1,018,561
Cost of goods sold	1,073,565	831,939	709,330	502,758	445,620

Gross profit	855,189	791,296	809,391	568,900	572,941
Selling, general & administrative expenses	1,006,361	849,968	904,619	634,521	643,707
Goodwill impairment	2,785	—	—	—	—
Impairment of other intangible assets	14,222	2,594	1,024	814	—

Operating loss	(168,179)	(61,266)	(96,252)	(66,435)	(70,766)
Other (expense) income, net	(6,827)	26,689	282	(7,077)	1,479
Gain on sales of trademarks, net	—	—	286,979	15,600	—
Gain (loss) on extinguishment of debt, net	—	—	5,157	6,547	(8,669)
Interest expense, net	(58,930)	(55,741)	(57,188)	(42,908)	(37,836)

(Loss) income before (benefit) provision for income taxes	(233,936)	(90,318)	138,978	(94,273)	(115,792)
(Benefit) provision for income taxes	(110,013)	9,044	(5,770)	5,605	4,882

(Loss) income from continuing operations	(123,923)	(99,362)	144,748	(99,878)	(120,674)
Discontinued operations, net of income taxes	(182,487)	(152,947)	(316,435)	(300,997)	(10,865)

Net loss	(306,410)	(252,309)	(171,687)	(400,875)	(131,539)
Net loss attributable to the noncontrolling interest	(681)	(842)	—	—	—

Net loss attributable to Fifth & Pacific Companies, Inc.	$(305,729)	$(251,467)	$(171,687)	$(400,875)	$(131,539)

Consolidated Statements of Cash Flows Data:
Net cash provided by (used in) operating activities	$207,290	$150,641	$(17,028)	$(143,545)	$(87,281)
Net cash (used in) provided by investing activities	(85,835)	(87,299)	307,953	(55,914)	(61,711)
Net cash (used in) provided by financing activities	(125,801)	(63,647)	(128,013)	196,560	3,167
Purchases of property and equipment	(44,273)	(56,737)	(73,653)	(57,545)	(55,180)
Payments for in-store merchandise shops	(7,185)	(2,992)	(3,459)	(2,247)	(1,767)
Depreciation & amortization	105,911	96,152	85,969	64,755	54,783
Other Financial Data:
Adjusted EBITDA, excluding unrealized foreign currency gains (losses), net(1)	n/a	$103,190	$97,901	$50,030	$36,908

	Fiscal Years Ended					Nine Months Ended
	December 29, 2007	January 3, 2009	January 2, 2010	January 1, 2011	December 31, 2011	October 1, 2011	September 29, 2012
Ratio of earnings to fixed charges	N/A	N/A	N/A	N/A	3.3	N/A	N/A
Deficiency of earnings to fixed charges	(547,086)	(507,600)	(233,255)	(89,476)	N/A	(94,273)	(115,792)

	January 1, 2011	December 31, 2011	September 29, 2012
	(In thousands)
Selected Balance Sheet Data:
Cash and cash equivalents	$22,714	$179,936	$31,221
Total assets	1,257,659	950,004	843,352
Total debt, including current maturities	577,812	446,315	418,209
Total Fifth & Pacific Companies, Inc. stockholders' deficit	(24,170)	(108,986)	(192,198)

	Fiscal Years Ended			Nine Months Ended
	January 2, 2010	January 1, 2011	December 31, 2011	October 1, 2011	September 29, 2012
	(Dollars in thousands)
Segment Reporting Data:
Net Sales:
JUICY COUTURE	$539,893	$566,762	$530,688	$369,906	$344,984
LUCKY BRAND	439,583	386,935	418,213	281,298	324,245
KATE SPADE	141,188	184,263	312,944	202,769	289,216
Adelington Design Group & Other	808,090	485,275	256,876	217,685	60,116
Operating (Loss) Income:
JUICY COUTURE	23,764	40,227	(9,705)	(17,420)	(45,899)
LUCKY BRAND	(24,739)	(43,410)	(28,909)	(34,092)	(30,083)
KATE SPADE	(24,450)	6,175	19,268	7,381	14,748
International-Based Direct Brands(2)	(9,581)	(7,323)	(9,968)	(8,963)	—
Adelington Design Group & Other	(133,173)	(56,935)	(66,938)	(13,341)	(9,532)
Selected Other Data:
Comparable Direct-to-Consumer Sales Percentage Change from Prior Period:(3)
JUICY COUTURE(4)	(10.1)%	(0.5)%	(7.1)%	(6.9)%	(4.4)%
LUCKY BRAND	(15.2)%	(11.7)%	15.6%	13.6%	12.5%
KATE SPADE	1.0%	36.0%	68.9%	76.5%	31.0%
Store Count:
JUICY COUTURE:
Specialty retail	66	74	78	79	78
Outlets	33	52	51	50	53
Concessions	—	5	5	5	2
LUCKY BRAND:
Specialty retail	194	189	179	179	174
Outlets	46	38	42	42	44
KATE SPADE:
Specialty retail	38	44	50	49	63
Outlets	29	29	29	29	30

(1)
Adjusted EBITDA, excluding unrealized foreign currency gains (losses), net is a non-GAAP financial measure. See "Non-GAAP Financial Measures."

Set forth below is a reconciliation of (loss) income from continuing operations attributable to Fifth & Pacific Companies, Inc. to each of our EBITDA measures:

	Fiscal Years Ended		Nine Months Ended
	January 1, 2011	December 31, 2011	October 1, 2011	September 29, 2012
	(In thousands)
(Loss) income from continuing operations attributable to Fifth & Pacific Companies, Inc.	$(98,520)	$144,748	$(99,878)	$(120,674)
Provision (benefit) for income taxes	9,044	(5,770)	5,605	4,882
Interest expense, net	55,741	57,188	42,908	37,836
Depreciation & amortization, net(a)	76,516	72,322	54,924	46,796

EBITDA	42,781	268,488	3,559	(31,160)
Gain on sales of trademarks, net(b)	—	(286,979)	(15,600)	—
(Gain) loss on extinguishment of debt	—	(5,157)	(6,547)	8,669
Charges due to streamlining initiatives and brand-exiting activities(c)	69,033	96,619	50,013	45,672
Impairment of intangible assets	2,594	1,024	814	—
Share-based compensation	6,342	5,756	4,108	7,157
Loss on asset disposals and impairments, net(d)	7,076	14,585	2,857	6,744

Adjusted EBITDA	127,826	94,336	39,204	37,082
Foreign currency (gains) losses, net	(24,636)	3,565	10,826	(174)

Adjusted EBITDA, excluding foreign currency (gains) losses, net(e)	103,190	97,901	50,030	36,908

Net income tax refunds (payments)	166,206	1,319	(288)	252
Interest expense, net of amortization	(36,105)	(43,541)	(33,077)	(29,849)
Streamlining initiatives and brand-exiting activities, excluding non-cash charges	(54,447)	(76,966)	(32,795)	(21,064)
Changes in working capital and other assets and liabilities	(767)	141,989	1,735	(56,603)
Other(f)	(27,436)	(137,730)	(129,150)	(16,925)

Net cash provided by (used in) operating activities	$150,641	$(17,028)	$(143,545)	$(87,281)

(a)
Excludes amortization included within Interest expense, net.

(b)
Reflects the sale of various trademarks, including those related to the LIZ CLAIBORNE family of brands in 2011. See "Prospectus Summary—Recent Initiatives and Business Strategy."

(c)
Reflects restructuring and other charges such as (i) payroll expense, (ii) contract termination expense, (iii) asset impairment charges and write-downs and (iv) charges from store closure and other brand-exiting activities. This item excludes depreciation included in Depreciation and amortization, net and does not reflect any cost savings from such activities.

(d)
Reflects losses on asset disposals and impairment of long-lived assets.

(e)
Includes estimated adjusted EBITDA for the following: LIZ CLAIBORNE family of brands (apparel and handbags); AXCESS; DKNY® Jeans; DANA BUCHMAN (apparel) and our former CURVE fragrance brand and related brands of $(23.0) million, $(15.5) million, $(23.7) million and zero, respectively.

(f)
Includes discontinued operations, equity in earnings of equity investees and net loss attributable to the noncontrolling interest.
(2)
The operating loss associated with our former International-Based Direct Brands segment includes allocated corporate expenses that were not reported as discontinued operations and therefore are reflected in our segment results, which was $7.3 million, $10.0 million and $9.0 million during the year ended January 1, 2011, the year ended December 31, 2011 and the nine months ended October 1, 2011, respectively. Management does not include the estimated adjusted EBITDA for those brands in making period to period comparisons since those brands are no longer a part of the ongoing operations of the company.

(3)
Refer to "Management's Discussion and Analysis of Financial Condition and Results of Operations—Results of Operations—2011 vs. 2010," in our 2011 Annual Report on Form 10-K and our Quarterly Report on Form 10-Q for the quarterly period ending September 29, 2012 for comparable store sales and comparable direct-to-consumer sales policy.

(4)
Until September 2010, the JUICY COUTURE website was operated by a third party, and our sales to that third party were reflected as wholesale sales. JUICY COUTURE e-commerce comparable sales calculations for the first nine months of 2010 were based on the retail sales data provided by the third party operator.

Quarterly Adjusted EBITDA

              The following tables present (i) EBITDA, (ii) Adjusted EBITDA and (iii) Adjusted EBITDA, Excluding Foreign Currency Losses (Gains), Net and reconciliations of those measures to (Loss) Income from Continuing Operations and Net Cash (Used in) Provided by Operating Activities for the following periods:

    •
    the 13-week periods ended April 2, 2011, July 2, 2011 and October 1, 2011, which have been derived from our unaudited historical statements of operations for those periods;

    •
    the 13-week period ended December 31, 2011, which has been derived from quarterly financial data contained in our historical financial statements for the year ended December 31, 2011; and

    •
    the year ended December 31, 2011, which has been derived from our audited historical financial statements for the year ended December 31, 2011.

              The financial information provided may not be indicative of future performance, although we currently expect that the quarterly distribution of EBITDA in the 2012 fiscal year will be similar to that for the year ended December 31, 2011 due to seasonal and other factors. Any periods presented that do not represent full fiscal years are not indicative of what our results would be over the course of a full fiscal year. This financial information and other data should be read in conjunction with our audited and unaudited Consolidated Financial Statements and the Notes thereto, incorporated by reference in this prospectus and the "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Annual Report on Form 10-K for the year ended

December 31, 2011 and our Quarterly Report on Form 10-Q for the quarterly period ended September 29, 2012, which have been incorporated by reference into this prospectus.

	Three Months Ended				Year Ended
	April 2, 2011 (13 Weeks)	July 2, 2011 (13 Weeks)	October 1, 2011 (13 Weeks)	December 31, 2011 (13 Weeks)	December 31, 2011 (52 Weeks)
(Loss) income from continuing operations	$(53,057)	$(53,824)	$7,003	$244,626	$144,748
(Benefit) provision for income taxes	(299)	1,985	3,919	(11,375)	(5,770)
Interest expense, net	11,638	15,436	15,834	14,280	57,188
Depreciation and amortization, net(a)	18,365	18,412	18,147	17,398	72,322

EBITDA	(23,353)	(17,991)	44,903	264,929	268,488
Gain on sales of trademarks, net(b)	—	—	(15,600)	(271,379)	(286,979)
(Gain) loss on extinguishment of debt	—	(6,547)	—	1,390	(5,157)
Charges due to streamlining initiatives and brand-exiting activities(c)	4,491	35,022	10,500	46,606	96,619
Impairment of intangible assets	—	—	814	210	1,024
Share-based compensation	1,736	1,697	675	1,648	5,756
Loss on asset disposals and impairments, net(c)	424	716	1,717	11,728	14,585

Adjusted EBITDA	(16,702)	12,897	43,009	55,132	94,336
Foreign currency losses (gains), net	20,984	5,501	(15,659)	(7,261)	3,565

Adjusted EBITDA, excluding foreign currency losses (gains), net(d)	4,282	18,398	27,350	47,871	97,901

Net income tax refunds (payments)	1,009	(920)	(377)	1,607	1,319
Interest expense, net of amortization	(8,445)	(12,120)	(12,512)	(10,464)	(43,541)
Streamlining initiatives and brand-exiting activities, excluding non-cash charges	(4,408)	(23,168)	(5,219)	(44,171)	(76,966)
Changes in working capital and other assets and liabilities	(17,232)	30,638	(11,671)	140,254	141,989
Other(e)	(66,065)	(4,593)	(58,492)	(8,580)	(137,730)

Net cash (used in) provided by operating activities	$(90,859)	$8,235	$(60,921)	$126,517	$(17,028)

(a)
Excludes amortization included in Interest expense, net.

(b)
Reflects the sale of various trademarks, including those related to the LIZ CLAIBORNE family of brands in 2011. See "Prospectus Summary—Recent Initiatives and Business Strategy."

(c)
Excludes depreciation included in Depreciation and amortization, net.

(d)
Includes estimated adjusted EBITDA for the following: the Liz Claiborne family of brands (apparel and handbags); AXCESS; DKNY® Jeans; Dana Buchman (apparel) and our former CURVE fragrance brand and related brands, which was $(8.1) million, $(11.1) million, $(4.5) million, $8.2 million and $(15.5) million during the quarters ended April 2, 2011, July 2, 2011, October 1, 2011 and December 31, 2011 and the year ended December 31, 2011, respectively. Management does not include the estimated adjusted EBITDA for those brands in making period to period comparisons since those brands are no longer a part of the ongoing operations of the company.

(e)
Includes discontinued operations and equity in earnings of equity investees.

Reconciliation of U.S. GAAP to Adjusted Results

Set forth below is a reconciliation of U.S. GAAP to adjusted results:

	Nine Months Ended September 29, 2012
	As Reported	Streamlining Initiatives and Brand-Exiting Activities	Adjusted
	(In thousands)
Net sales	$1,018,561	$514	$1,019,075
Gross profit	572,941	762	573,703
Selling, general & administrative expenses	643,707	(44,910)	598,797

Operating (loss) income	$(70,766)	$45,672	$(25,094)

	Nine Months Ended October 1, 2011
	As Reported	Streamlining Initiatives and Brand-Exiting Activities	Adjusted
	(In thousands)
Net sales	$1,071,658	$—	$1,071,658
Gross profit	568,900	(113)	568,787
Selling, general & administrative expenses	634,521	(50,703)	583,818
Impairment of other intangible assets	814	(814)	—

Operating (loss) income	$(66,435)	$51,404	$(15,031)

	Year Ended December 31, 2011
	As Reported	Streamlining Initiatives and Brand-Exiting Activities and Intangible Asset Impairment	Adjusted
	(In thousands)
Net sales	$1,518,721	$5,752	$1,524,473
Gross profit	809,391	6,090	815,481
Selling, general & administrative expenses	904,619	(91,106)	813,513
Impairment of intangible assets	1,024	(1,024)	—

Operating (loss) income	$(96,252)	$98,220	$1,968

	Year Ended January 1, 2011
	As Reported	Streamlining Initiatives and Brand-Exiting Activities and Intangible Asset Impairment	Adjusted
	(In thousands)
Net sales	$1,623,235	$—	$1,623,235
Gross profit	791,296	763	792,059
Selling, general & administrative expenses	849,968	(68,271)	781,697
Impairment of intangible assets	2,594	(2,594)	—

Operating (loss) income	$(61,266)	$71,628	$10,362

RISK FACTORS

              In addition to the other information included and incorporated by reference in this prospectus, including the matters addressed in "Forward-Looking Statements," you should carefully consider the following risks before making an investment in the Notes. You should also read and consider the other information in this prospectus and the other documents incorporated by reference in this prospectus.

Risks Related to Our Business

Our ability to continue to have the necessary liquidity, through cash flows from operations and availability under our ABL Facility, may be adversely impacted by a number of factors, including the level of our operating cash flows, our ability to maintain established levels of availability under, and to comply with the financial and other covenants included in, our ABL Facility and the borrowing base requirement in our ABL Facility that limits the amount of borrowings we may make based on a formula of, among other things, eligible accounts receivable and inventory and the minimum availability covenant in our ABL Facility that requires us to maintain availability in excess of an agreed upon level.

              Our primary ongoing cash requirements are to: (i) fund seasonal working capital needs (primarily accounts receivable and inventory); (ii) fund capital expenditures related to the opening and refurbishing of our specialty retail and outlet stores and normal maintenance activities; (iii) fund remaining efforts associated with our streamlining initiatives, which include continued evolution of our distribution strategy, reconfigurations of corporate support functions, consolidation of office space and reductions in staff; (iv) invest in our information systems; (v) fund general operational and contractual obligations; and (vi) potentially repurchase or retire debt obligations. Under the ABL Facility, the aggregate commitments are $350.0 million. Our borrowing availability under the ABL Facility is determined primarily by the level of our eligible accounts receivable and inventory balances. As of September 29, 2012 we had $301.2 million of borrowing availability, no outstanding borrowings and $26.5 million of outstanding letters of credit under the ABL Facility. As a result of a number of dispositions of various brands (including the global MEXX business and the global trademark rights for the LIZ CLAIBORNE family of brands), we received $470.7 million of cash proceeds since August 11, 2011 predominantly from trademark sales. We have used such proceeds and the proceeds from our offerings of the 2011 initial notes and the 2012 initial notes in part to repay outstanding amounts under our ABL Facility and to redeem the principal amount of our Euro Notes.

              As a result of a May 2010 amendment to and restatement of our ABL Facility, the maturity date of the ABL Facility was extended from May 2011 to August 2014, provided that in the event that our 6.0% Convertible Senior Notes due June 2014 (the "Convertible Notes") are not refinanced, purchased or defeased prior to March 15, 2014, then the maturity date shall be March 15, 2014. If any such refinancing or extension provides for a maturity date that is earlier than 91 days following August 6, 2014, then the maturity date shall be the date that is 91 days prior to the maturity date of such notes.

              In March 2011, we entered into an amendment to the ABL Facility. Among other things, the amendment modified certain prepayment provisions in the ABL Facility so that the proceeds from the offering of the notes would not be required to repay outstanding borrowings under the ABL Facility, but instead could be used to fund and permitted the use of up to $35.0 million for general corporate purposes.

              In September 2011, we entered into a third amendment to the ABL Facility. Pursuant to the third amendment, the required lenders consented to the sale of an 81.25% interest in the global MEXX business (the "MEXX Transaction"). In addition, the third amendment provided for the repayment of all outstanding obligations under the $40.0 million Canadian Sublimit (as defined in the ABL Facility) and the $100.0 million European Sublimit (as defined in the ABL Facility) and elimination of the European Sublimit on the closing date of the MEXX Transaction. The overall borrowing limit, the Canadian Sublimit and the borrowing base calculations remained otherwise unchanged. Any remaining net proceeds from the MEXX Transaction were used to repay other outstanding amounts under the ABL Facility.

              In November 2011, we entered into a fourth amendment to the ABL Facility. The fourth amendment, among other things, permitted the sale of certain of our trademarks pursuant to their respective purchase agreements, and allowed the net proceeds of such sales to be used to prepay or repurchase our existing Euro Notes, Convertible Notes or the notes, subject to certain tests and conditions.

              In June 2012, we entered into a fifth amendment to the ABL Facility (the "Fifth Amendment"). The Fifth Amendment, among other things, permitted us (i) to issue the 2012 initial notes, (ii) to pay the consideration for the June 6, 2012 Euro Notes repurchase and the July 12, 2012 Euro Notes Redemption and (iii) to fund all or a portion of the Kate Spade Japan Buyout, subject to certain tests and conditions.

              We are subject to various covenants and other requirements, such as financial requirements, reporting requirements and negative covenants. We are required to maintain minimum aggregate borrowing availability of not less than $45.0 million and must apply substantially all cash collections to reduce outstanding borrowings under the ABL Facility when availability under the ABL Facility falls below the greater of $65.0 million and 17.5% of the then-applicable aggregate commitments. Our borrowing availability under the ABL Facility is determined primarily by the level of our eligible accounts receivable and inventory balances. If we do not have a sufficient borrowing base at any given time, borrowing availability under our ABL Facility may trigger the requirement to apply substantially all cash collections to reduce outstanding borrowings or default and also may not be sufficient to support our liquidity needs. Insufficient borrowing availability under our ABL Facility would likely have a material adverse effect on our business, financial condition, liquidity and results of operations. We currently believe that the financial institutions under the ABL Facility are able to fulfill their commitments, although such ability to fulfill commitments will depend on the financial condition of our lenders at the time of borrowing.

              While there can be no certainty that availability under the ABL Facility plus cash on hand will be sufficient to fund our liquidity needs, based upon our current projections, we currently anticipate that our borrowing availability will be sufficient for at least the next 12 months. Over recent years, the economic environment has resulted in significantly lower employment levels, disposable income and actual and/or perceived wealth, lower consumer confidence and reduced retail sales. Further reductions in consumer spending, as well as a failure of consumer spending levels to rise to previous levels, or a worsening of current economic conditions would adversely impact our net sales and operating cash flows. In addition, the sufficiency and availability of our sources of liquidity may be affected by a variety of other factors, including, without limitation: (i) factors affecting the level of our operating cash flows, such as retailer and consumer acceptance of our products; (ii) the status of, and any adverse changes in, our credit ratings; (iii) our ability to maintain required levels of borrowing availability and other covenants included in our debt and credit facilities; (iv) the financial wherewithal of our larger department store and specialty retail store customers; and (v) interest rate and exchange rate fluctuations. Also, our agreement with Li & Fung provides for a refund of a portion of the $75.0 million closing payment in certain limited circumstances, including a change in control of our Company, the divestiture of any of our current brands, or certain termination events. The 2009 licensing arrangements with JCPenney and QVC resulted in the removal of buying/sourcing for a number of LIZ CLAIBORNE branded products sold under these licenses from the Li & Fung buying/sourcing arrangement. As a result, under our agreement with Li & Fung, we refunded $24.3 million of the closing payment during the second quarter of 2010. The 2011 sales of the KENSIE, KENSIE GIRL and MAC & JAC trademarks resulted in the removal of buying/sourcing for such products sold from the Li & Fung buying/sourcing arrangement. As a result, under our agreement with Li & Fung, we refunded $1.8 million of the closing payment received from Li & Fung in the second quarter of 2012. Our agreement with Li & Fung is not exclusive; however, we are required to source a minimum value and a specified percentage of product purchases from Li & Fung.

              During 2011, we received $20.0 million from JCPenney (refundable to JCPenney under certain circumstances, with the earliest possible repayment in the first quarter of 2013) in exchange for our agreement to develop exclusive brands for JCPenney by Spring 2014.

              Should we be unable to comply with the requirements in the ABL Facility, we would be unable to borrow under such agreement, and any amounts outstanding would become immediately due and payable unless we were able to secure a waiver or an amendment under the ABL Facility. Should we be unable to borrow under the ABL Facility, or if outstanding borrowings thereunder become immediately due and payable, our liquidity may be significantly impaired, which could have a material adverse effect on our business, financial condition and results of operations. In addition, an acceleration of amounts outstanding under the ABL Facility would likely cause cross-defaults under our other outstanding indebtedness, including the Convertible Notes and the notes.

              In 2010, we received $171.5 million of net income tax refunds on previously paid taxes primarily due to a Federal law change in 2009 allowing our 2008 or 2009 domestic losses to be carried back for five years, with the fifth year limited to 50.0% of taxable income. We repaid amounts outstanding under our ABL Facility with the amount of such refunds. As a result of the US Federal tax law change extending the carryback period from two to five years and our carryback of our 2009 tax loss to 2004 and 2005, the IRS has the ability to re-open its past examinations of 2004 and 2005.

General economic conditions in the US, Europe and other parts of the world, including a continued weakening or instability of such economies, restricted credit markets and lower levels of consumer spending, can affect consumer confidence and consumer purchases of discretionary items, including fashion apparel and related products, such as ours.

              The economies of the US, Europe and other parts of the world in which we operate weakened significantly as a result of the global economic crisis that began in the second half of 2008 and which has persisted since then, with recent signs of modest improvement in the US. Our results are dependent on a number of factors impacting consumer spending, including, but not limited to: (i) general economic and business conditions both in the US and abroad; (ii) consumer confidence; (iii) wages and current and expected employment levels; (iv) the housing market; (v) consumer debt levels; (vi) availability of consumer credit; (vii) credit and interest rates; (viii) fluctuations in foreign currency exchange rates; (ix) fuel and energy costs; (x) energy shortages; (xi) the performance of the financial, equity and credit markets; (xii) taxes; (xiii) general political conditions, both domestic and abroad; and (xiv) the level of customer traffic within department stores, malls and other shopping and selling environments.

              Global economic conditions over the past few years have included significant recessionary pressures and declines in employment levels, disposable income and actual and/or perceived wealth and declines in consumer confidence and economic growth. The current unstable economic environment has been characterized by a dramatic decline in consumer discretionary spending and has disproportionately affected retailers and sellers of consumer goods, particularly those whose goods represent discretionary purchases, including fashion apparel and related products such as ours. While the decline in consumer spending has recently moderated, these economic conditions could still lead to continued declines in consumer spending over the foreseeable future and may have resulted in a resetting of consumer spending habits that makes it unlikely that such spending will return to prior levels for the foreseeable future. A number of our markets continue to suffer particularly severe downturns, and we have experienced significant declines in revenues.

              While we have seen intermittent signs of stabilization in North America, there continues to be volatility in the European markets and there are no assurances that the global economy will continue to recover. If the global economy continues to be weak or deteriorates further, there will likely be a negative effect on our revenues, operating margins and earnings across all of our segments.

              Economic conditions have also led to a highly promotional environment and strong discounting pressure from both our wholesale and retail customers, which have had a negative effect on our revenues and profitability. This promotional environment may likely continue even after economic growth returns, as we expect that consumer spending trends are likely to remain at historically depressed levels for the foreseeable future. The domestic and international political situation also affects consumer confidence. The threat, outbreak or escalation of terrorism, military conflicts or other hostilities could lead to further decreases in consumer spending. The recent downturn and uncertain outlook in the global economy will likely continue to have a material adverse impact on our business, financial condition, liquidity and results of operations.

              Fluctuations in the price, availability and quality of the fabrics or other raw materials used to manufacture our products, as well as the price for labor, marketing and transportation, could have a material adverse effect on our cost of sales or our ability to meet our customers' demands. The prices for such fabrics depend largely on the market prices for the raw materials used to produce them. Such factors may be exacerbated by legislation and regulations associated with global climate change. The price and availability of such raw materials may fluctuate significantly, depending on many factors. In the future, we may not be able to pass all or a portion of such higher prices on to our customers.

We cannot assure the successful implementation and results of our long-term strategic plans.

              Our ability to execute our long-term growth plan and achieve our projected results is subject to a variety of risks, including the following:

  •
  Our strategic plan contemplates a significant expansion of our specialty retail business in our JUICY COUTURE, KATE SPADE and LUCKY BRAND segments. The successful operation and expansion of our specialty retail businesses are subject to, among other things, our ability to: (i) successfully expand the specialty retail store base; (ii) negotiate favorable leases; (iii) design and create appealing merchandise; (iv) manage inventory levels; (v) install and operate effective retail systems; (vi) apply appropriate pricing strategies; (vii) integrate such stores into our overall business mix; and (viii) successfully extend these brands into markets worldwide through distribution, licensing or joint venture arrangements or other business models, including in growing markets such as China. We may not be successful in this regard, and our inability to successfully expand our specialty retail business would have a material adverse effect on our business, financial condition, liquidity and results of operations. In 2011, we continued to closely manage spending and opened 22 retail stores. We continue to monitor our capital spending.

  •
  In 2011, we completed the sales of the global MEXX business, the global trademark rights to the LIZ CLAIBORNE family of brands, DANA BUCHMAN and our former KENSIE, KENSIE GIRL and MAC & JAC brands, the trademark rights in the US and Puerto Rico for the MONET brand, and agreed to the early termination of our former DKNY® Jeans and DKNY® Active licensing arrangement. In connection with these transactions, we maintain: (i) an exclusive supplier arrangement to provide JCPenney with LIZ CLAIBORNE and MONET branded jewelry; (ii) a royalty free license through July 2020 for the LIZ CLAIBORNE NEW YORK brand, which is sold exclusively at QVC through the 2009 previously existing license between us and QVC; (iii) a royalty-free license through July 2020 to use the LIZWEAR brand to design, manufacture and distribute LIZWEAR-branded products to the club store channel; (iv) an exclusive supplier arrangement to provide Kohl's with DANA BUCHMAN-branded jewelry through October 11, 2013; (v) an exclusive license to produce and sell jewelry under the KENSIE brand name; and (vi) an 18.75% interest in the global MEXX business.

              To help us improve our sourcing and supply chain capabilities, on February 23, 2009, we entered into a long-term, buying/sourcing agency agreement with Li & Fung, pursuant to which Li & Fung acts as the primary global apparel and accessories buying/sourcing agent for all brands in our portfolio, with the exception of our jewelry product lines. Pursuant to the agreement, we received at closing on March 31, 2009 a payment of $75.0 million and an additional payment of $8.0 million to offset specific, incremental, identifiable expenses associated with the transaction. We now pay to Li & Fung an agency commission based on the cost of our product purchases made through Li & Fung. In addition, our agreement with Li & Fung provides for a refund of a portion of the closing payment under certain limited circumstances, including a change in our control, the divestiture of any of our current brands, certain termination events and the failure to maintain certain levels of business. We are also obligated to use Li & Fung as our buying/sourcing agent for a minimum value of inventory purchases each year through the termination of the agreement in 2019. The 2009 licensing arrangements with JCPenney and QVC resulted in the removal of sourcing for a number of LIZ CLAIBORNE branded products sold under these licenses from the Li & Fung buying/sourcing arrangement. As a result, under our agreement with Li & Fung, we refunded $24.3 million of the closing payment during the second quarter of 2010. The 2011 sales of the KENSIE, KENSIE GIRL and MAC & JAC trademarks resulted in the removal of buying/sourcing for such products sold from the Li & Fung buying/sourcing arrangement. As a result, under our agreement with Li & Fung, we refunded $1.8 million of the closing payment received from Li & Fung in the second quarter of 2012. Our agreement with Li & Fung is not exclusive; however, we are required to source a specified percentage of product purchases from Li & Fung.

The 2011 sales of the global trademark rights to the LIZ CLAIBORNE family of brands, DANA BUCHMAN and our former KENSIE, KENSIE GIRL and MAC & JAC brands, the sale of the trademark rights in the US and Puerto Rico for the MONET brand present risks, including, without limitation, costs associated with the transition of the sold brands to their respective acquirers and the termination and transition of the DKNY® Jeans licensed business, our ability to efficiently change our operational model and infrastructure as a result of such transactions, the impact of such transactions on the LIZ CLAIBORNE brand licensing arrangements, our ability to continue a good working relationship with those licensees and possible changes or disputes in our other brand relationships or relationships with other retailers and existing licensees as a result of the transactions.

              On October 12, 2011, we announced the following transactions:

  •
  The sale of the global trademark rights to the LIZ CLAIBORNE family of brands and the sale of the trademark rights in the US and Puerto Rico for the MONET brand. This transaction closed on November 2, 2011. In connection with this transaction, the Company maintains: (i) an exclusive supplier arrangement to provide JCPenney with LIZ CLAIBORNE and MONET branded jewelry; (ii) a royalty free license through July 2020 for the LIZ CLAIBORNE NEW YORK brand, which is sold exclusively at QVC through the 2009 previously existing license between the Company and QVC; and (iii) a royalty-free license through July 2020 to use the LIZWEAR brand to design, manufacture and distribute LIZWEAR-branded products to the club store channel.

  •
  The sale of the KENSIE, KENSIE GIRL and MAC & JAC trademarks to BlueStar Alliance LLC. The transaction closed on October 24, 2011. The Company has an exclusive license to produce and sell jewelry under the KENSIE brand name.

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  The sale of the DANA BUCHMAN trademarks to Kohl's, which previously was the exclusive retailer for the brand. The transaction closed on October 12, 2011. The Company has an exclusive supplier agreement to provide Kohl's with DANA BUCHMAN branded jewelry through October 11, 2013.

              We are obligated under these transactions to work to transition the brand businesses to the acquirers, including the provision by us of a number of transition services. The costs involved in completing such transitions may negatively impact our business, financial condition, results of operations, cash flows and liquidity.

              In connection with the license agreements we entered into in 2009 with JCPenney and QVC, most of our then-existing LIZ CLAIBORNE product licensees began to work with QVC and JCPenney directly. Under our sale transaction with JCPenney, licenses under the LIZ CLAIBORNE family of brands have been licensed back to us. The working relationships established in 2009 will continue with current licensees under the LIZ CLAIBORNE family of brands. Such existing licensees and JCPenney and/or QVC might not be able to successfully work together on the license product categories. In the future, product licensees may make claims that the LIZ CLAIBORNE 2009 brand license arrangements adversely impacted their ongoing ability to sell LIZ CLAIBORNE merchandise.

              In addition, our recent transactions may have an adverse impact on sales of our other brands to our US department store customers. We operate in a highly competitive retail environment. Certain of our other US department store customers could still choose to decrease or eliminate the amount of other products purchased from us or change the manner of doing business with us as result of these transactions. Such a decision by a group of US department stores or any other significant customers could have a material adverse effect on our business, financial condition, results of operations, cash flows and liquidity.

The success of our business depends on our ability to anticipate and respond to constantly changing consumer demands and tastes and fashion trends, across multiple brands, product lines, shopping channels and geographies.

              The apparel and accessories industries have historically been subject to rapidly changing consumer demands and tastes and fashion trends and to levels of discretionary spending, especially for fashion apparel and related products, which levels are currently weak. These industries are also subject to being able to expand business to growing markets worldwide. We believe that our success is largely dependent on our ability to effectively anticipate, gauge and respond to changing consumer demands and tastes across multiple product lines, shopping channels and geographies, in the design, pricing, styling and production of our products and in the merchandising and pricing of products in our retail stores, and in the business model employed, and partners we select to work with, in new and growing markets worldwide. Our brands and products must appeal to a broad range of consumers whose preferences cannot be predicted with certainty and are subject to constant change. Also, we must maintain and enhance favorable brand recognition, which may be affected by consumer attitudes towards the desirability of fashion products bearing a "mega brand" label and which are widely available at a broad range of retail stores. Our success is also dependent on our ability to successfully extend our businesses into new territories and markets, such as China, Japan and Brazil.

              We attempt to schedule a substantial portion of our materials and manufacturing commitments relatively late in the production cycle. However, in order to secure necessary materials and ensure availability of manufacturing facilities, we must make substantial advance commitments, which may be up to five months or longer, prior to the receipt of firm orders from customers for the items to be produced. We need to translate market trends into appropriate, saleable product offerings relatively far in advance, while minimizing excess inventory positions, and correctly balance the level of our fabric and/or merchandise commitments with actual customer orders. We cannot assure that we will be able to continue to develop appealing styles and brands or successfully meet changing customer and consumer demands in the future. In addition, we cannot assure that any new products or brands that we introduce will be successfully received and supported by our wholesale customers or consumers. Our failure to gauge consumer needs and fashion trends by brand and respond appropriately, and to appropriately forecast our ability to sell products, could adversely affect retail and consumer acceptance of our products and leave us with substantial outstanding fabric and/or manufacturing commitments, resulting in increases in unsold inventory or missed opportunities. If that occurs, we may need to employ markdowns or promotional sales to dispose of excess inventory, which may harm our business and results. At the same time, our focus on inventory management may result, from time to time, in our not having a sufficient supply of products to meet demand and cause us to lose potential sales.

We cannot assure that we can attract and retain talented highly qualified executives, or maintain satisfactory relationships with our employees, both union and non-union.

              Our success depends, to a significant extent, both upon the continued services of our executive management team, including brand-level executives, as well as our ability to attract, hire, motivate and retain additional talented and highly qualified management in the future, including the areas of design, merchandising, sales, supply chain, marketing, production and systems, as well as our ability to hire and train qualified retail management and associates. In addition, we will need to provide for the succession of senior management, including brand-level executives. The loss of key members of management and our failure to successfully plan for succession could disrupt our operations and our ability to successfully operate our business and execute our strategic plan.

              We are bound by collective bargaining agreements covering approximately 120 employees at our West Chester, Ohio distribution center (the "Ohio Facility") and 16 employees at our North Bergen, New Jersey offices. During 2011, we were also party to a collective bargaining agreement covering employees at our distribution facility in Burnaby, Canada, which closed in January 2012; the collective bargaining agreement terminated effective with the closure of this facility. We consider our relations with our non-union and union employees to be satisfactory and to date we have not experienced any interruption of our operations due to labor disputes. While our relations with the unions have historically been amicable, we cannot rule out the possibility of a labor dispute at one or more of our facilities relating to any facility closings, outsourcing or ongoing negotiations with respect to contracts that expire. Any such dispute could have a material adverse impact on our business, financial position, liquidity and results of operations.

Costs related to withdrawal from a multi-employer pension fund could negatively affect our results of operations and cash flow.

              In the second quarter of 2011, we initiated actions to close our Ohio distribution center, which was expected to result in the termination of all or a significant portion of our union employees. In the third quarter of 2011, we ceased contributing to a multi-employer defined benefit pension plan (the "Fund"), which is regulated by the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Under ERISA, cessation of employer contributions triggers an obligation by such employer for a "withdrawal liability" to such plan, with the amount of such withdrawal liability representing the portion of the plan's underfunding allocable to the withdrawing employer. We incurred such a liability in the second quarter of 2011 and recorded a $17.6 million charge to Selling, general & administrative expenses ("SG&A"), related to our estimate of the withdrawal liability. Under applicable statutory rules, this withdrawal liability is payable over a period of time, and we previously estimated that we would pay such liability in equal quarterly installments over a period of eight to 12 years, with payments anticipated to commence in 2012. In February 2012, we were notified by the Fund that the Fund calculated our total withdrawal liability to be $19.1 million, a difference of approximately $1.5 million, and that 17 quarterly payments of $1.2 million would commence on March 1, 2012, and continue for four years, with a final payment of $1.0 million on June 1, 2016. In light of the Fund's notice, we recorded an additional charge to SG&A in 2011. We do not believe that this withdrawal liability amount or the schedule of payments will have a material adverse impact on our financial position, results of operations or cash flows.

We have experienced delays in our previously announced plan to close our Ohio distribution facility and transition to a single third party service provider for a significant portion of our US distribution. There are risks with our continuing to operate our Ohio facility past the end of 2012, and there can be no assurances of our ability to successfully or timely transition our distribution function to a single third party service provider.

              In connection with our streamlining initiatives, in July 2011, we announced our plan to close our Ohio Facility in the second half of 2012 and migrate the distribution function to a third party service provider, and that we had entered into a Memorandum of Agreement (the "Agreement") between us and the Chicago and Midwest Regional Joint Board of Workers United (the "Union"), which was ratified by the Union. The Agreement set forth the terms and conditions pursuant to which we had planned to effectuate orderly layoffs of our employees at the Ohio Facility, in connection with the anticipated closure and sale of the Ohio Facility in the fourth quarter of 2012. In August 2011, we entered into an agreement with Li & Fung for the provision of distribution services in the United States and our plan to migrate from our Ohio Facility to its facility.

              In August 2012, we encountered systems and operational issues that have delayed our planned migration of product distribution out of Ohio and have significantly impacted our expected timeline for closing the Ohio Facility. As a result, we currently expect that we will continue to ship product from our Ohio Facility in 2013. The continued operation of the Ohio Facility is estimated to have added expenses in 2012 of approximately $3.0 million. We cannot be certain if or when we will able to migrate the distribution function from the Ohio Facility. In addition, there are risks associated with continuing to operate the Ohio facility, including increased operating expenses in 2013, risks related to systems capabilities at the Ohio Facility and risks related to the Company's ability to continue to appropriately staff the Ohio Facility with both union and non-union employees on reasonable and appropriate terms. We may not be able to effectively operate from the Ohio Facility for the time and extent required, and any issues that may arise with the operation of the Ohio Facility or our failure to successfully transition the distribution function to a third party could have a material adverse effect on our business, financial condition, liquidity and results of operations.

Our wholesale businesses are dependent to a significant degree on sales to a limited number of large US department store customers, and our business could suffer as a result of consolidations, restructurings, bankruptcies and other ownership changes in the retail industry, financial difficulties at our large department store customers.

              Many major department store groups make centralized buying decisions. Accordingly, any material change in our relationship with any such group could have a material adverse effect on our operations. We expect that our largest customers will continue to account for a significant percentage of our wholesale sales.

              Our continued partial dependence on sales to a limited number of large US department store customers is subject to our ability to respond effectively to, among other things: (i) these customers' buying patterns, including their purchase and retail floor space commitments for apparel in general (compared with other product categories they sell) and our products specifically (compared with products offered by our competitors, including with respect to customer and consumer acceptance, pricing and new product introductions); (ii) these customers' strategic and operational initiatives, including their continued focus on further development of their "private label" initiatives; (iii) these customers' desire to have us provide them with exclusive and/or differentiated designs and product mixes; (iv) these customers' requirements for vendor margin support; (v) any credit risks presented by these customers, especially given the significant proportion of our accounts receivable they represent; and (vi) the effect of any potential consolidation among these larger customers.

              We do not enter into long-term agreements with any of our wholesale customers. Instead, we enter into a number of purchase order commitments with our customers for each of our lines every season. A decision by the controlling owner of a group of stores or any other significant customer, whether motivated by competitive conditions, financial difficulties or otherwise, to decrease or eliminate the amount of merchandise purchased from us or to change their manner of doing business with us could have a material adverse effect on our business, financial condition, liquidity and results of operations. As a result of the recent unfavorable economic environment, we have experienced a softening of demand from a number of wholesale customers, such as large department stores, who have been highly promotional and have aggressively marked down all of their merchandise, including our products. Any promotional pricing or discounting in response to softening demand may also have a negative effect on brand image and prestige, which may be difficult to counteract once the economy improves. Furthermore, this promotional activity may lead to requests from those customers for increased markdown allowances at the end of the season. Promotional activity at our wholesale customers will also often result in promotional activity at our retail stores, further eroding revenues and profitability.

              We sell our wholesale merchandise primarily to major department stores across the US and extend credit based on an evaluation of each customer's financial condition, usually without requiring collateral. However, the financial difficulties of a customer could cause us to curtail or eliminate business with that customer. We may also assume more credit risk relating to our receivables from that customer. Our inability to collect on our trade accounts receivable from any of our largest customers could have a material adverse effect on our business, financial condition, liquidity and results of operations. Moreover, the difficult macroeconomic conditions and uncertainties in the global credit markets could negatively impact our customers and consumers which, in turn, could have an adverse impact on our business, financial condition, liquidity and results of operations.

We cannot assure that the MEXX business, in which we hold a minority interest, will be successful or that our minority interest in the new entity will not decrease in value.

              On October 31, 2011, we sold the global MEXX business to a new entity in which we retained an 18.75% minority interest. Under the terms of such transaction, we have obligations regarding the transitioning of the MEXX business to the new entity, including the requirement that the Company provide certain transition services to the new entity. There are a number of risks associated with such transition, including the potential costs associated with such transition services. Such costs may negatively impact our business, financial condition, results of operations, cash flows and liquidity. The new entity may not be successful in its operation of the MEXX business, and our minority ownership may decrease in value.

We may not be able to sustain recent improved performance at our LUCKY BRAND business.

              We continue our efforts, which we began in January 2010, to reposition and drive profitability improvements for LUCKY BRAND. These efforts focus on leveraging LUCKY BRAND's strong brand heritage and ensuring consistent availability of key products and sizes. As part of this effort, in January 2010, we hired current LUCKY BRAND CEO David DeMattei and Creative Director Patrick Wade. While we have seen recent improvement in the brand's performance, there can be no assurances that we will be able to continue to improve LUCKY BRAND's results.

We may not be successful in our efforts to improve operations and results, creative direction and product offering at our JUICY COUTURE brand.

              While we have worked to revitalize the JUICY COUTURE product offering, recent results at our JUICY COUTURE business have been challenging. The JUICY COUTURE results have been negatively impacted by a number of factors, including business process and operational issues, primarily related to inventory management, including buying, merchandising, allocation and underperformance of outlets, as well as product issues, including pricing, assortment and the underperformance of certain merchandise categories. We have taken and will continue to take actions designed to correct these issues, including implementing changes to JUICY COUTURE's organizational structure and revising JUICY COUTURE's business processes in an effort to improve efficiency and effectiveness. In December 2012, the Company appointed Paul Blum as CEO of JUICY COUTURE. There can be no assurances, however, that our actions will be successful; any continued operational or product issues could have an adverse impact on the operations and results of JUICY COUTURE and our business, financial position, liquidity and results of operations.

Our business could suffer if we cannot adequately establish, defend and protect our trademarks and other proprietary rights.

              We believe that our trademarks and other proprietary rights are significantly important to our success and competitive position. Accordingly, we devote substantial resources to the establishment and protection of our trademarks and anti-counterfeiting activities. Counterfeiting of our products, particularly our JUICY COUTURE, LUCKY BRAND and KATE SPADE brands, continues, however, and in the course of our international expansion we have experienced conflicts with various third parties that have acquired or claimed ownership rights in some of our trademarks or otherwise have contested our rights to our trademarks. We have, in the past, resolved certain of these conflicts through both legal action and negotiated settlements, none of which, we believe, has had a material impact on our financial condition, liquidity or results of operations. However, the actions taken to establish and protect our trademarks and other proprietary rights might not be adequate to prevent imitation of our products by others or to prevent others from seeking to block sales of our products as a violation of their trademarks and proprietary rights. Moreover, in certain countries others may assert rights in, or ownership of, our trademarks and other proprietary rights or we may not be able to successfully resolve such conflicts, or resolving such conflicts may require us to make significant monetary payments. In addition, the laws of certain foreign countries may not protect proprietary rights to the same extent as do the laws of the US. The loss of such trademarks and other proprietary rights, or the loss of the exclusive use of such trademarks and other proprietary rights, could have a material adverse effect on us. Any litigation regarding our trademarks or other proprietary rights could be time consuming and costly.

Our success will depend on our ability to successfully develop or acquire new product lines and enter new markets or product categories.

              We have in the past, and may, from time to time, acquire or develop new product lines, enter new markets or product categories, including through licensing arrangements, and/or implement new business models (such as the wholesale jewelry model we retain for the sold LIZ CLAIBORNE,

DANA BUCHMAN, MONET and KENSIE/MAC & JAC brands and the recently announced KATE SPADE SATURDAY line). Such activities are accompanied by a variety of risks inherent in any such new business venture, including the following:

  •
  our ability to identify appropriate business development opportunities, including new product lines and new markets, including important growth markets such as China, Japan and Brazil;

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  new businesses, business models, product lines or market activities may require methods of operations, investments and marketing and financial strategies different from those employed in our other businesses, and may also involve buyers, store customers and/or competitors different from our historical buyers, store customers and competitors;

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  consumer acceptance of the new products or lines, and the impact on existing businesses given the new products or lines, including the pricing of such lines;

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  we may not be able to generate projected or satisfactory levels of sales, profits and/or return on investment for a new business or product line, and may also encounter unanticipated events and unknown or uncertain liabilities that could materially impact our business;

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  we may experience possible difficulties, delays and/or unanticipated costs in integrating the business, operations, personnel and/or systems of an acquired business and may also not be able to retain and appropriately motivate key personnel of an acquired business;

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  risks related to complying with different laws and regulations in new markets;

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  we may not be able to maintain product licenses, which are subject to agreement with a variety of terms and conditions, or to enter into new licenses to enable us to launch new products and lines; and

  •
  with respect to a business where we are not the brand owner, but instead act as an exclusive licensee or an exclusive supplier, such as our arrangements discussed above for the LIZ CLAIBORNE, MONET, DANA BUCHMAN and KENSIE brands, there are a number of inherent risks, including, without limitation, compliance with terms set forth in the applicable agreements, and the public perception and/or acceptance of the brands or other product lines, which are not within our control.

The markets in which we operate are highly competitive, both within the US and abroad.

              We face intense competitive challenges from other domestic and foreign fashion apparel and accessories producers and retailers. Competition is based on a number of factors, including the following:

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  anticipating and responding to changing consumer demands in a timely manner;

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  establishing and maintaining favorable brand name and recognition;

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  product quality;

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  maintaining and growing market share;

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  exploiting markets outside of the US, including growth markets such as China;

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  developing quality and differentiated products that appeal to consumers;

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  establishing and maintaining acceptable relationships with our retail customers;

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  pricing products appropriately;

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  providing appropriate service and support to retailers;

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  optimizing our retail and supply chain capabilities;

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  size and location of our retail stores and department store selling space; and

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  protecting intellectual property.

              Any increased competition, or our failure to adequately address these competitive factors, could result in reduced sales or prices, or both, which could have a material adverse effect on us. We also believe there is an increasing focus by the department stores to concentrate an increasing portion of their product assortments within their own private label products. These private label lines compete directly with our product lines and may receive prominent positioning on the retail floor by department stores. Finally, in the current economic environment, which is characterized by softening demand for discretionary items, such as apparel and related products, there has been a consistently increased level of promotional activity, both at our retail stores and at department stores, which has had an adverse effect on our revenues and profitability.

Our reliance on independent foreign manufacturers could cause delay and loss and damage our reputation and customer relationships. Also, there are risks associated with our agreement with Li & Fung, which results in a single foreign buying/sourcing agent for a significant portion of our products.

              We do not own any product manufacturing facilities; all of our products are manufactured in accordance with our specifications through arrangements with independent suppliers. Products produced in Asia represent a substantial majority of our sales. We also source product in the US and other regions, including approximately 300 suppliers manufacturing our products. At the end of 2011, such suppliers were located in 32 countries, with the largest finished goods supplier at such time accounting for less than 4.5% of the total of finished goods we purchased in 2011. With the sale of our global MEXX business, the number of factories and countries from which we source products has declined. A supplier's failure to manufacture and deliver products to us in a timely manner or to meet our quality standards could cause us to miss the delivery date requirements of our customers for those items. The failure to make timely deliveries may drive customers to cancel orders, refuse to accept deliveries or demand reduced prices, any of which could have a material adverse effect on us and our reputation in the marketplace. Also, a manufacturer's failure to comply with safety and content regulations and standards, including with respect to children's product and fashion jewelry, could result in substantial liability and damage to our reputation. While we provide our manufacturers with standards, and we employ independent testing for safety and content issues, we might not be able to prevent or detect all failures of our manufacturers to comply with such standards and regulations.

              Additionally, we require our independent manufacturers (as well as our licensees) to operate in compliance with applicable laws and regulations. While we believe that our internal and vendor operating guidelines promote ethical business practices and our staff periodically visits and monitors the operations of our independent manufacturers, we do not control these manufacturers or their labor practices. The violation of labor or other laws by an independent manufacturer used by us (or any of our licensees), or the divergence of an independent manufacturer's (or licensee's) labor practices from those generally accepted as ethical in the US, could interrupt, or otherwise disrupt the shipment of finished products to us or damage our reputation. Any of these, in turn, could have a material adverse effect on our business, financial condition, liquidity and results of operations.

              On February 23, 2009, we entered into a long-term, buying/sourcing agency agreement with Li & Fung, pursuant to which Li & Fung acts as the primary global apparel and accessories buying/sourcing agent for all brands in our portfolio, with the exception of our jewelry product lines. Pursuant to the agreement, we received at closing on March 31, 2009 a payment of $75.0 million and an additional payment of $8.0 million to offset specific, identifiable, incremental expenses associated with the transaction. We pay to Li & Fung an agency commission based on the cost of our product purchases through Li & Fung. Our buying/sourcing agent offices in Hong Kong, India, Indonesia, Shanghai and Shenzhen have been substantially integrated into the Li & Fung organization. The 2009 licensing arrangements with JCPenney and QVC resulted in the removal of sourcing for a number of

LIZ CLAIBORNE branded products sold under these licenses from the Li & Fung buying/sourcing arrangement. As a result, under our agreement with Li & Fung, we refunded $24.3 million of the closing payment during the second quarter of 2010. The 2011 sales of the KENSIE, KENSIE GIRL and MAC & JAC trademarks resulted in the removal of buying/sourcing for such products sold from the Li & Fung buying/sourcing arrangement. As a result, under our agreement with Li & Fung, we refunded $1.8 million of the closing payment received from Li & Fung in the second quarter of 2012. Our agreement with Li & Fung is not exclusive; however, we are required to source a minimum value and a specified percentage of product purchases from Li & Fung.

              Our arrangements with foreign suppliers and with our foreign buying/sourcing agents are subject generally to the risks of doing business abroad, including currency fluctuations and revaluations, restrictions on the transfer of funds, terrorist activities, pandemic disease and, in certain parts of the world, political, economic and currency instability. Our operations have not been materially affected by any such factors to date. However, due to the very substantial portion of our products that are produced abroad, any substantial disruption of our relationships with our foreign suppliers could adversely affect our operations. Moreover, difficult macroeconomic conditions and uncertainties in the global credit markets could negatively impact our suppliers, which in turn, could have an adverse impact on our business, financial position, liquidity and results of operations.

Our international operations are subject to a variety of legal, regulatory, political and economic risks, including risks relating to the importation and exportation of product.

              We source most of our products outside the US through arrangements with independent suppliers in approximately 32 countries as of December 31, 2011. With the sale of our global MEXX business, the number of countries from which we source products has declined. There are a number of risks associated with importing our products, including but not limited to the following:

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  the potential reimposition of quotas, which could limit the amount and type of goods that may be imported annually from a given country, in the context of a trade retaliatory case;

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  changes in social, political, legal and economic conditions or terrorist acts that could result in the disruption of trade from the countries in which our manufacturers or suppliers are located;

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  the imposition of additional regulations, or the administration of existing regulations, relating to products which are imported, exported or otherwise distributed;

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  the imposition of additional duties, tariffs, taxes and other charges or other trade barriers on imports or exports;

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  risks of increased sourcing costs, including costs for materials and labor and such increases potentially resulting from the elimination of quota on apparel products;

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  our ability to adapt to and compete effectively in the current quota environment, in which general quota has expired on apparel products, resulting in changing in sourcing patterns and lowered barriers to entry, but political activities which could result in the reimposition of quotas or other restrictive measures have been initiated or threatened;

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  significant delays in the delivery of cargo due to security considerations;

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  the imposition of antidumping or countervailing duty proceedings resulting in the potential assessment of special antidumping or countervailing duties; and

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  the enactment of new legislation or the administration of current international trade regulations, or executive action affecting international textile agreements, including the US reevaluation of the trading status of certain countries and/or retaliatory duties, quotas or other trade sanctions, which, if enacted, would increase the cost of products purchased from suppliers in such countries.

              Any one of these or similar factors could have a material adverse effect on our business, financial condition, liquidity, results of operations and current business practices.

              Our ability to operate and be successful in new international markets and to operate and maintain the current level of sales in our existing international markets, including with respect to the KATE SPADE brand in Japan, China and Brazil and our JUICY COUTURE brand in China, is subject to risks associated with international operations. These include complying with a variety of foreign laws and regulations; adapting to local customs and culture; unexpected changes in regulatory requirements; new tariffs or other barriers in some international markets; political instability and terrorist attacks; changes in diplomatic and trade relationships; and general economic fluctuations in specific countries, markets or currencies. Any one of these or similar factors could have a material adverse effect on our business, financial condition, liquidity, results of operations and current business practices.

Our business and balance sheets are exposed to domestic and foreign currency fluctuations.

              While we generally purchase our products in US dollars, we source most of our products overseas. As a result, the cost of these products may be affected by changes in the value of the relevant currencies, including currency devaluations. Changes in currency exchange rates may also affect the US dollar value of the foreign currency denominated prices at which our international businesses sell products. Our international sales, as well as our international businesses' inventory and accounts receivable levels, could be affected by currency fluctuations. As a result of our sale of the global MEXX business in 2011, our international sales represent a much smaller percentage of our overall sales, and, accordingly, our risk to currency fluctuations with respect to our operations is more limited. However, with expected international expansion at KATE SPADE, JUICY COUTURE and LUCKY BRAND, we may increase our exposure to such fluctuations.

              Although we from time to time may hedge some exposures to changes in foreign currency exchange rates arising in the ordinary course of business, we cannot assure that foreign currency fluctuations will not have a material adverse impact on our business, financial condition, liquidity or results of operations.

A material disruption in our information technology systems could adversely affect our business or results of operations.

              We rely extensively on our information technology ("IT") systems to track inventory, manage our supply chain, record and process transactions, summarize results and manage our business. The failure of IT systems to operate effectively, problems with transitioning to upgraded or replacement systems or difficulty in integrating new systems could adversely impact our business. In addition, our IT systems are subject to damage or interruption from power outages, computer, network and telecommunications failures, computer viruses, security breaches and usage errors by our employees. If our IT systems are damaged or cease to function properly, we may have to make a significant investment to fix or replace them, and we may suffer loss of critical data and interruptions or delays in our operations in the interim. Any material disruption in our IT systems could adversely affect our business or results of operations, as well as our ability to effect the transitions of the recently sold businesses.

Privacy breaches and liability for online content could negatively affect our reputation, credibility and business.

              We rely on third party computer hardware, software and fulfillment operations for our e-commerce operations and for the various social media tools and websites we use as part of our marketing strategy. There is a growing concern over the security of personal information transmitted over the internet, consumer identity theft and user privacy. Despite the implementation of reasonable security measures by us and our third party providers, these sites and systems may be susceptible to electronic or physical computer break-ins and security breaches. Any perceived or actual unauthorized disclosure of personally-identifiable information regarding our customers or website visitors could harm our reputation and credibility, decline our e-commerce net sales, impair our ability to attract website visitors and reduce our ability to attract and retain customers. Additionally, as the number of users of forums and social media features on our websites increases, we could be exposed to liability in connection with material posted on our websites by users and other third parties. Finally, we could incur significant costs in complying with the multitude of state, federal and foreign laws regarding unauthorized disclosure of personal information and, if we fail to implement appropriate safeguards or to detect and provide prompt notice of unauthorized access as required by some of these laws, we could be subject to potential claims for damages and other remedies.

We may be exposed to risks and costs associated with credit card fraud and identity theft.

              A growing portion of our customer orders are placed through our e-commerce websites. In addition, a significant portion of our direct-to-consumer sales require us and other parties involved in processing transactions to collect and to securely transmit certain customer data, such as credit card information, over public networks. Third-parties may have the ability to breach the security of customer transaction data. Although we take the security of our systems and the privacy of our customers' confidential information seriously, there can be no assurances that our security measures will effectively prevent others from obtaining unauthorized access to our information and our customers' information. Any security breach could cause consumers to lose confidence in the security of our website or stores and choose not to purchase from us. Any security breach could also expose us to risks of data loss, litigation and liability and could seriously disrupt our operations and harm our reputation, any of which could harm our business.

We rely on third parties to provide us with services in connection with the administration of certain aspects of our business.

              We have entered into agreements with overseas third party service providers, both domestic and overseas, to provide processing and administrative functions over a broad range of areas, and we may continue to do so in the future. These areas include finance and accounting, information technology, human resources, buying/sourcing, distribution functions and e-commerce. Services provided by third parties could be interrupted as a result of many factors, including contract disputes. Any failure by third parties to provide us with these services on a timely basis or within our service level expectations and performance standards could result in a disruption of our operations and could have a material adverse effect on our business, financial condition, liquidity and results of operations. In addition, to the extent we are unable to maintain these arrangements, we would incur substantial costs, including costs associated with hiring new employees, in order to return these services in-house or to transition the services to other third parties.

Our ability to utilize all or a portion of our US deferred tax assets may be limited significantly if we experience an "ownership change."

              As of December 31, 2011, we had US federal deferred tax assets of approximately $440.0 million, which include net operating loss ("NOL") carryforwards and other items which could be considered net unrealized built in losses ("NUBIL"). Among other factors, our ability to utilize our NOL and/or our NUBIL items to offset future taxable income may be limited significantly if we experience an "ownership change" as defined in section 382 of the Internal Revenue Code of 1986, as amended (the "Code"). In general, an ownership change will occur if there is a cumulative increase in ownership of our stock by "5-percent shareholders" (as defined in the Code) that exceeds

50 percentage points over a rolling three-year period. The limitation arising from an "ownership change" under section 382 of the Code on our ability to utilize our US deferred tax assets depends on the value of our stock at the time of the ownership change. We continue to monitor changes in our ownership and do not believe we have a change in control as of September 29, 2012. If all or a portion of our deferred tax assets are subject to limitation because we experience an ownership change, depending on the value of our stock at the time of the ownership change, our future cash flows could be adversely impacted due to increased tax liability. As of September 29, 2012, substantially all tax benefit of the US deferred tax assets has been offset with a full valuation allowance that was recognized in our financial statements.

The outcome of current and future litigations and other proceedings in which we are involved may have a material adverse effect on our results of operations and cash flows.

              We are subject to various litigations and other proceedings in our business which, if determined unfavorably to us, could have a material adverse effect on our results of operations and cash flows. We may in the future be subject to claims by other licensees of our merchandise that may be similar to those we have disclosed in this prospectus and the documents incorporated by reference herein and we may also become party to other claims and legal actions in the future which, either individually or in the aggregate, could have a material adverse effect on our results of operations and cash flows. In addition, any of the current or possible future legal proceedings in which we may be involved could require significant management and financial resources, which could otherwise be devoted to the operation of our business.

Risks Related to the Notes

Our substantial leverage and debt service obligations could adversely affect our financial condition and restrict our operating flexibility.

              We have substantial debt and, as a result, significant debt service obligations. As of September 29, 2012:

  •
  we had no borrowings outstanding under our ABL Facility (and $301.2 million available for borrowing, giving effect to $26.5 million of outstanding letters of credit);

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  we had $372.0 million of outstanding notes; and

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  we had $418.2 million of total indebtedness outstanding.

              Our ability to borrow under our ABL Facility will increase as our borrowing base (which is based on eligible accounts receivable and eligible inventory balances, up to a maximum committed amount of $350.0 million) increases. Our substantial level of debt and debt service obligations could have important consequences, including the following:

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  making it more difficult for us to satisfy our obligations with respect to our indebtedness, including the Notes, which could result in an event of default under the indentures governing the Notes and the agreements governing our other indebtedness;

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  limiting our ability to obtain additional financing on satisfactory terms to fund our working capital requirements, capital expenditures, acquisitions, investments, debt service requirements and other general corporate requirements;

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  increasing our vulnerability to general economic downturns, competition and industry conditions, which could place us at a competitive disadvantage compared to our competitors that are less leveraged, and therefore we may be unable to take advantage of opportunities that our leverage prevents us from exploiting;

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  exposing our cash flows to changes in floating rates of interest such that an increase in floating rates could negatively impact our cash flows;

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  imposing additional restrictions on the manner in which we conduct our business under financing documents, including restrictions on our ability to pay dividends, make investments, incur additional debt and sell assets; and

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  reducing the availability of our cash flows to fund our working capital requirements, capital expenditures, acquisitions, investments, other debt obligations and other general corporate requirements, because we will be required to use a substantial portion of our cash flows to service debt obligations.

              The occurrence of any one of these events could have an adverse effect on our business, financial condition, results of operations, prospects and ability to satisfy our obligations under our indebtedness.

Despite current indebtedness levels, we and our subsidiaries may still be able to incur substantially more debt. This could further exacerbate the risks associated with our substantial leverage.

              We and our subsidiaries may be able to incur substantial additional indebtedness, including secured indebtedness, in the future. Although the indenture governing the notes and our ABL Facility contain restrictions on the incurrence of additional indebtedness, these restrictions are subject to a number of significant qualifications and exceptions, and any indebtedness incurred in compliance with these restrictions could be substantial. As of September 29, 2012, our ABL Facility had $301.2 million of available capacity (giving effect to $26.5 million of outstanding letters of credit). Our ability to borrow under our ABL Facility will increase as our borrowing base (which is based on eligible accounts receivable and eligible inventory balances, up to a maximum committed amount of $350.0 million) increases. In addition, our ABL Facility and the indenture governing the notes allow us to incur a significant amount of indebtedness in connection with acquisitions and a significant amount of purchase money debt. If new debt is added to our and our subsidiaries' current debt levels, the related risks that we and they face would be increased.

The notes are effectively subordinated to all liabilities of and claims of creditors of all of our foreign subsidiaries.

              The notes are not guaranteed by any of our non-U.S. subsidiaries. Any right that we or the guarantors have to receive any assets of any of the non-guarantor subsidiaries upon the liquidation or reorganization of those subsidiaries, and the consequent rights of holders of notes to realize proceeds from the sale of any of those subsidiaries' assets are effectively subordinated to the claims of those subsidiaries' creditors, including trade creditors, and holders of preferred equity interests of those subsidiaries. The indentures permit these subsidiaries to incur additional debt, subject to certain limits, and do not limit their ability to incur liabilities other than debt. In general, the subsidiaries that guarantee the notes are those in which our domestic operations are conducted, while the subsidiaries that do not guarantee the notes are those in which our international operations are conducted. Our domestic operations generated approximately 95.8% of our consolidated net sales and substantially all of our operating loss for the fiscal year ended December 31, 2011, while our international operations generated approximately 4.2% of our consolidated net sales and $2.5 million of operating income for the fiscal year ended December 31, 2011. The notes and the related guarantees are effectively subordinated to third party and other liabilities of the subsidiaries that do not guarantee the notes, which are, in general, those in which our international operations are conducted.

No appraisal of the collateral has been obtained in connection with this offering.

              The value of certain trademarks and related rights if remedies are exercised under the indenture governing the notes will depend on market and economic conditions, the availability of buyers, and other factors. The value of the trademarks may also have changed (and may be lower now than at the time the initial 2011 notes or the initial 2012 were issued), depending on changes in our business and economic conditions as well as the other risks that may affect our business, as described under "Risk Factors—Risks Related to Our Business," as well as those described under "Forward-Looking Statements." Accordingly, we can provide no assurance that the proceeds realized upon any such exercise of remedies would be sufficient to satisfy in full payments due under the Notes.

If we default under the notes indenture, the value of the collateral securing the notes or proceeds realized upon exercise of available remedies may not be sufficient to repay the holders of the notes.

              The Notes and the Secured Guarantees are secured on a first-priority basis, subject to permitted liens, by a lien on our JUICY COUTURE, LUCKY BRAND and KATE SPADE trademarks and certain related rights owned by us and the guarantors, and on a second-priority basis, subject to permitted liens, by the collateral securing our ABL Facility, which consists of, among other things, our accounts receivable, inventory and real estate and which we refer to as the "secondary collateral." Subject to the covenants and conditions contained in the notes indenture, we are permitted to incur additional indebtedness secured by a lien that ranks equally with, or senior to, the notes. Any such indebtedness may limit the recovery from the realization of the value of the collateral to satisfy holders of the notes.

              We cannot assure you that, in the event of a foreclosure, the proceeds from the sale of the collateral would be sufficient to satisfy the amounts outstanding under the notes. If such proceeds were not sufficient to repay amounts outstanding under the notes, the holders of such notes (to the extent not repaid from the proceeds of the sale of the collateral) would have only an unsecured claim against our and the guarantors' remaining assets. We have not performed recent valuations on the value of the collateral, and the value of the collateral at any time will depend on market and other economic conditions. Depending upon market and economic conditions and the availability of buyers, the sale value of the collateral may be substantially different from its book value.

              To the extent that pre-existing liens, liens or exceptions permitted under the notes indenture and other rights, encumber any of the collateral securing the notes and the guarantees, those parties have or may exercise rights and remedies with respect to the collateral that could adversely affect the value of the collateral and the ability of the collateral agent, the trustee and/or the holders of the notes to realize or foreclose on the collateral. Such liens and rights include, among other things, potential mechanics' liens that could be filed by suppliers, contractors or other parties. Consequently, liquidating the collateral securing the notes may not result in proceeds in an amount sufficient to pay any amounts due under the notes after also satisfying the obligations to pay any creditors with superior liens. If the proceeds of any sale of the collateral were not sufficient to repay all amounts due on the notes, the holders of the notes (to the extent their notes were not repaid from the proceeds of the sale of the collateral) would have only an unsecured, unsubordinated claim against our and the guarantors' remaining assets.

              The collateral that secures the notes and guarantees is also subject to exceptions, defects, encumbrances, liens and other imperfections, whether on or after the date the notes and guarantees are issued. The existence of any such exceptions, defects, encumbrances, liens and other imperfections could adversely affect the value of the collateral securing the notes, as well as the ability of the collateral agent to realize or foreclose on such collateral. We have neither analyzed the effect of, nor participated in any negotiations relating to, such exceptions, defects, encumbrances, liens and imperfections, and the existence thereof could adversely affect the value of the collateral that secures the notes as well as the ability of the collateral agent to realize or foreclose on such collateral.

              No appraisals of any of the collateral that secures the notes on a second priority basis have been prepared by us or on behalf of us in connection with this offering. By their nature, some or all of the pledged or mortgaged assets (particularly trademarks securing the notes and the guarantees on a first-priority basis) will be illiquid and may have no readily ascertainable market value. We cannot assure you that the fair market value of the collateral as of the date of this prospectus exceeds or will exceed in the future the principal amount of the indebtedness secured thereby. The value of the assets pledged or mortgaged as collateral for the notes could be impaired in the future as a result of changing economic conditions, our failure to implement our business strategy, competition or other future trends. In the event that a bankruptcy case is commenced by or against us, if the value of the collateral is less than the amount of principal and accrued and unpaid interest on the notes and all other senior secured obligations, interest may cease to accrue on the notes from and after the date the bankruptcy petition is filed.

              The security interest of the collateral agent is subject to practical problems generally associated with the realization of security interests in collateral. For example, the collateral agent may need to obtain the consent of a third party to obtain or enforce a security interest in a contract, and we cannot assure you that the collateral agent will be able to obtain any such consent. We also cannot assure you that the consents of any third parties will be given when required to facilitate a foreclosure on any particular assets. Additionally, to the extent that liens, rights or easements granted to third parties encumber assets located on property owned by us, such third parties have or may exercise rights and remedies with respect to the property subject to such liens. Accordingly, the collateral agent may not have the ability to foreclose upon such assets, and the value of the collateral may significantly decrease.

The secured indebtedness under our ABL Facility is effectively senior to the notes to the extent of the value of the collateral securing such facility on a first priority basis.

              Our ABL Facility has a first-priority lien in the secondary collateral. The notes have a second-priority lien in the secondary collateral. The notes indenture permits us to incur a limited, but potentially material, amount of additional indebtedness, along with hedging and cash management obligations, secured on a first-priority basis by such assets in the future. The first-priority liens in the collateral securing indebtedness under our ABL Facility and any such future indebtedness are higher in priority as to such collateral than the security interests securing the notes and the guarantees. Holders of the indebtedness under our ABL Facility and any other indebtedness secured by higher priority liens on such collateral are entitled to receive proceeds from the realization of value of such collateral to repay such indebtedness in full before the holders of the notes are entitled to any recovery from such collateral. As a result, holders of the notes are only entitled to receive proceeds from the realization of value of assets securing our ABL Facility after all indebtedness and other obligations under our ABL Facility and any other obligations secured by higher priority liens on such assets are repaid in full. The notes are effectively junior to indebtedness under our ABL Facility and any other indebtedness secured by higher priority liens on such collateral to the extent of the realizable value of such collateral. As of September 29, 2012, we had no borrowings outstanding under our ABL Facility, with an additional $301.2 million available for borrowing (giving effect to $26.5 million of outstanding letters of credit).

The lien ranking provisions of the notes indenture and other agreements relating to the collateral securing the notes limit the rights of holders of the notes with respect to that collateral, even during an event of default.

              The rights of the holders of the notes with respect to the collateral that secures the ABL Facility on a first-priority basis, and secures the notes on a second-priority basis, are substantially limited by the terms of the lien ranking agreements set forth in the notes indenture and the applicable intercreditor agreement, even during an event of default. Under the notes indenture and the applicable intercreditor agreement, at any time that obligations that have the benefit of the higher priority liens are outstanding until expiration of a standstill period, any actions that may be taken with respect to such collateral, including the ability to cause the commencement of enforcement proceedings against such collateral, to control the conduct of such proceedings and to approve releases of such collateral from the lien of such documents relating to such collateral, are at the direction of the holders of the obligations secured by the first-priority liens, and the holders of the notes secured by lower-priority liens may be adversely affected.

              In addition, the notes indenture and the applicable intercreditor agreement contain certain provisions benefiting the lenders under our ABL Facility, including provisions requiring the collateral agent not to object in any bankruptcy proceeding of Fifth & Pacific Companies, Inc. and the guarantors to certain important matters regarding the secondary collateral, including permitting such collateral to secure debtor-in-possession financing or the use of cash collateral, subject to certain limitations.

              Since the holders of the notes cannot directly take enforcement action and the obligations owed to holders of the notes are greater than the obligations owed to each class of permitted future secured creditors, there may be significant delays in taking effective action to enforce your security interest with respect to the collateral. Delays in enforcement could decrease or eliminate recovery values. By accepting a Note, you will be deemed to have agreed to these restrictions. As a result of these restrictions, holders of the notes may not be able to act quickly or at all to have the collateral agent realize on the collateral in the event of a default with respect to the notes, which could have a negative effect on the nature, value and timing of your realization upon the value of the collateral.

Perfection of security interests in some of the collateral may not occur and, as such, holders of the notes may lose the benefit of such security interests to the extent a default should occur prior to such perfection or if such security interest is perfected during the period immediately preceding our bankruptcy or insolvency or the bankruptcy or insolvency of any guarantor.

              Under the terms of the notes indenture, if any collateral is not automatically subject to a perfected security interest, then, promptly after the acquisition of such collateral, we will be required to provide security over such collateral. However, perfection of such security interests may not occur immediately. If a default should occur prior to the perfection of such security interests, holders of the notes may not benefit from such security interests.

              In addition, if perfection of such security interests were to occur during a period shortly preceding our bankruptcy or insolvency or the bankruptcy or insolvency of any guarantor, such security interests may be subject to attack as a voidable preferential transfer, and holders of the notes may lose the benefit of such security interests.

              In addition, applicable law requires that a security interest in certain tangible and intangible assets can only be properly perfected and its priority retained through certain actions undertaken by the secured party. The failure to take every step necessary to perfect a first-priority lien in an asset that constitutes collateral securing the notes could result in the collateral agent's lien on such assets being subordinated to the interests of certain persons or entities who purchase such asset or who perfect a first-priority lien in such asset. We will not perfect the security interest in favor of the collateral agent in the intellectual property contained in the collateral securing the notes (including any trademark) in any jurisdiction outside the United States and therefore such intellectual property in any such jurisdiction outside the United States could be subject to a prior lien or a subsequent lien that could have senior rights to the lien in favor of the collateral agent.

              The liens in the collateral securing the notes may not be perfected with respect to the claims of the notes if the collateral agent is not able to take the actions necessary to perfect any of these liens. The trustee or the collateral agent may not monitor, or we may not inform the trustee or the collateral agent of, the future acquisition of property and rights that constitute collateral, and necessary action may not be taken to properly perfect the security interest in such after-acquired collateral. Neither the trustee nor the collateral agent has an obligation to monitor the acquisition of additional property or rights that constitute collateral or the perfection of any security interest in favor of the notes against third parties. Such failure may result in the loss of the security interest therein or the priority of the security interest in favor of the notes against third parties.

There are circumstances other than repayment or discharge of the notes under which the collateral securing the notes and guarantees will be released automatically, without your consent or the consent of the trustee.

              Under various circumstances, collateral securing the notes and guarantees will be released automatically, including:

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  upon payment in full of the principal, interest and all other obligations on the notes or a discharge or defeasance thereof;

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  with respect to collateral held by a guarantor, upon the release of such guarantor from its guarantee;

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  a sale, transfer or other disposal of such collateral to any person other than us or our restricted subsidiaries in a transaction that is permitted by the notes indenture; and

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  with respect to any secondary collateral in which the notes have a second-priority lien, upon any enforcement of the liens thereon by the lenders under our ABL Facility of their first-priority security interest in such collateral, subject to the limitations described under the caption "Description of the notes—Intercreditor Agreement—Exercise of Remedies and Release of Liens."

              The notes indenture also permits us to engage in ordinary course releases of collateral, including in connection with sales of inventory, entering into licensing arrangements, making cash payments and collecting accounts receivable.

              The guarantee of a guarantor will be released in connection with a sale of such guarantor in a transaction not prohibited by the notes indenture or when a restricted subsidiary that is a guarantor of the notes is designated as an unrestricted subsidiary.

              The notes indenture also permits us to designate one or more of our restricted subsidiaries that is a guarantor of the notes as an unrestricted subsidiary. If we designate a guarantor as an unrestricted subsidiary for purposes of the notes indenture, all of the liens on any collateral owned by such subsidiary or any of its subsidiaries and any guarantees of the notes by such subsidiary or any of its subsidiaries will be released under the notes indenture. Designation of an unrestricted subsidiary will reduce the aggregate value of the collateral securing the notes to the extent that liens on the assets of the unrestricted subsidiary and its subsidiaries are released. In addition, the creditors of the unrestricted subsidiary and its subsidiaries will have a senior claim on the assets of such unrestricted subsidiary and its subsidiaries. See "Description of the Notes."

The pledge of the capital stock, other securities and similar items of our subsidiaries that secure the notes will automatically be excluded from the collateral to the extent the pledge of such capital stock or such other securities would require the filing of separate financial statements with the SEC for that subsidiary.

              The notes and the guarantees are secured by a pledge of the capital stock, other securities and similar items of some of our subsidiaries. Under SEC regulations currently in effect, if the par value, book value as carried by us or market value (whichever is greatest) of the capital stock, other securities or similar items of a subsidiary pledged as part of the collateral is greater than or equal to 20% of the aggregate principal amount of the notes then outstanding, such a subsidiary would be required to provide separate financial statements to the SEC. Therefore, the notes indenture and the collateral documents provide that any capital stock and other securities of any of our subsidiaries will be excluded from the collateral to the extent that the pledge of such capital stock or other securities to secure the notes would cause such subsidiary to be required to file separate financial statements with the SEC pursuant to Rule 3-16 of Regulation S-X (as in effect from time to time). As a result, holders of the notes could lose a portion or all of their security interest in the capital stock or other securities of those subsidiaries. It may be more difficult, costly and time-consuming for holders of the notes to foreclose on the assets of a subsidiary than to foreclose on its capital stock or other securities, so the proceeds realized upon any such foreclosure could be significantly less than those that would have been received upon any sale of the capital stock or other securities of such subsidiary. See "Description of the Notes—Certain Definitions—Excluded Assets."

The imposition of certain permitted liens will cause the asset on which such liens are imposed to be excluded from the collateral securing the notes and the guarantees. There are also certain other categories of property that are similarly excluded from the collateral.

              The indenture permits liens in favor of third parties to secure purchase money indebtedness and capital lease obligations, and any assets subject to such liens will be automatically excluded from the collateral securing the notes and the guarantees. Our ability to incur purchase money indebtedness and capital lease obligations is subject to the limitations, as described in "Description of the notes—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock." Other categories of excluded assets and property include owned and leased real property, certain contracts, certain equipment, assets of unrestricted subsidiaries and foreign subsidiaries, capital stock and other securities of certain of our existing subsidiaries (through which we conduct substantially all of our operations), certain stock of foreign subsidiaries and the proceeds from any of the foregoing. See "Description of the Notes—Certain Definitions—Excluded Assets." Excluded assets will not be available as collateral to secure Fifth & Pacific Companies, Inc.'s and the guarantors' obligations under the notes. As a result, with respect to the excluded assets, the notes and the guarantees effectively rank equally with any other unsubordinated indebtedness of Fifth & Pacific Companies, Inc. and the guarantors that is not itself secured by the excluded assets.

We will in most cases have control over the collateral, and the sale of particular assets by us could reduce the pool of assets securing the notes and the guarantees. Furthermore, intellectual property that is included in the collateral may be subject to licensing or other arrangements with third parties that permit such third parties to use such intellectual property in the ordinary course of business. As a result, under certain circumstances, the value of the collateral securing the notes could be reduced.

              We own and will in most cases have control over the collateral, and the sale or other disposition of particular assets by us could reduce the pool of assets securing the notes and the guarantees. Furthermore, intellectual property (such as trademarks) that is included in the collateral may be subject to licensing with third parties that permit such third parties to use such intellectual property in the ordinary course of business and may, in some instances, permit certain third parties to buy-out the intellectual property rights licensed to such third parties. We may also enter into other arrangements with third parties with respect to the use of intellectual property or with respect to the marketing or distribution of branded merchandise or other similar arrangements. While our licensing agreements and other arrangements generally permit us to control the third party's use of the intellectual property and contain guidelines with respect to quality control of goods and services bearing our trademarks, there can be no assurance that the licensees in these agreements and other arrangements will comply with the scope of the license or such quality control guidelines. Licensee noncompliance with the terms and conditions of the licensing agreements and other arrangements may reduce the overall value of our brands, including those that constitute collateral for the notes. The licensees may also take other actions that could have a material adverse effect on the reputation of the trademarks and other intellectual property included in the collateral and our business.

Bankruptcy laws may limit your ability to realize value from the collateral.

              The right of the collateral agent to repossess and dispose of the collateral securing the notes and guarantees is likely to be significantly impaired by applicable bankruptcy law if a bankruptcy proceeding were to be commenced by or against us. Even if the repossession and disposition has occurred, a subsequent bankruptcy proceeding could give rise to causes of action against the collateral agent and the holders of notes. Following the commencement of a case under the Bankruptcy Code, a secured creditor such as the collateral agent is prohibited from repossessing its security from a debtor in a bankruptcy case, or from disposing of security repossessed from such debtor, without prior bankruptcy court approval, which may not be obtained. Moreover, the U.S. Bankruptcy Code permits the debtor to continue to retain and use collateral, and the proceeds, products, rents or profits of the collateral, even though the debtor is in default under the applicable debt instruments, provided that the secured creditor is given "adequate protection." The meaning of the term "adequate protection" varies according to circumstances, but it is intended generally to protect the value of the secured creditor's interest in the collateral as of the commencement of the bankruptcy case. "Adequate protection" may include cash payments, the granting of additional security or otherwise if, and at such times as, the bankruptcy court in its discretion determines during the pendency of the bankruptcy case. A bankruptcy court may determine that a secured creditor is not entitled to any compensation or other protection in respect of the diminution in the value of its collateral if the value of the collateral exceeds the amount of the debt it secures.

              Given the uncertainty as to the value of the collateral securing the notes at the time any bankruptcy case may be commenced, and in view of the fact that the granting of "adequate protection" varies on a case-by-case basis and remains within the broad discretionary power of the bankruptcy court, it is impossible to predict:

  •
  how long payments under the notes could be delayed following commencement of a bankruptcy case;

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  whether or when the collateral agent could repossess or dispose of the collateral; and

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  whether or to what extent holders of the notes would be compensated for any delay in payment or loss of value of the collateral through any grant of "adequate protection."

              The value of the collateral securing the notes may also not be sufficient to secure post-petition interest.

              In the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding against us, holders of the notes will only be entitled to post-petition interest and "adequate protection" under the bankruptcy code to the extent that the value of their security interest in the collateral is greater than their pre-bankruptcy claim. Holders of the notes that have a security interest in collateral with a value equal or less than their pre-bankruptcy claim will not be entitled to post-petition interest or "adequate protection" under the bankruptcy code. In addition, if any payments of post-petition interest had been made at the time of such a finding of under-collateralization, those payments could be recharacterized by a bankruptcy court as a reduction of the principal amount of the secured claims with respect to the notes. No appraisal of the fair market value of the collateral has been prepared in connection with this offering and we therefore cannot assure you that the value of the collateral equals or exceeds the principal amount of the notes. See "—If we default under the notes indenture, the value of the collateral securing the notes or proceeds realized upon exercise of available remedies may not be sufficient to repay the holders of the notes."

The collateral is subject to casualty risks.

              We may insure certain collateral against loss or damage by fire or other hazards. However, we may not maintain or continue such insurance and there are some losses, including losses resulting from terrorist acts, that may be either uninsurable or not economically insurable, in whole or in part. As a result, the insurance proceeds may not compensate holders of notes fully for their losses. If there is a total or partial loss of any of the pledged assets, we cannot assure holders of the notes that the proceeds received by them in respect thereof will be sufficient to satisfy all or a proportionate part of the secured obligations, including the notes and the guarantees. In the event of a total or partial loss to any of the pledged assets, certain items of equipment and inventory may not be easily replaced. Accordingly, even though there may be insurance coverage, the extended period needed to manufacture replacement units or inventory could cause significant delays.

State law may limit the ability of the collateral agent, trustee and/or the holders of the notes to foreclose on real property and improvements included in the collateral.

              The notes are secured by, among other things, liens on certain real property and improvements which we and/or the guarantors own. State laws may limit the ability of the collateral agent, the trustee and/or the holders of the notes to foreclose on improved real property collateral. State laws govern the perfection, enforceability and foreclosure of mortgage liens against real property which secure debt obligations such as the notes and the guarantees. These laws may impose procedural requirements for foreclosure different from and necessitating a longer time period for completion than the requirements for foreclosure of security interests in personal property. Debtors may have the right to reinstate defaulted debt (even if it has been accelerated) before the foreclosure date by paying the past due amounts and a right of redemption after foreclosure. Governing law may also impose security first and one form of action rules, which rules can affect the ability to foreclose or the timing of foreclosure on real and personal property collateral regardless of the location of the collateral and may limit the right to recover a deficiency following a foreclosure.

              The collateral agent, the trustee, and/or the holders of the notes also may be limited in their ability to enforce a breach of the "no liens" and "no transfers or assignments" covenants contained in the mortgages. Some decisions of certain state courts have placed limits on a lender's ability to accelerate debt as a result of a breach of this type of a covenant. Under these decisions, a lender seeking to accelerate debt secured by real property upon breach of covenants prohibiting the creation of certain junior liens or leasehold estates may need to demonstrate that enforcement is reasonably necessary to protect against impairment of the lender's security or to protect against an increased risk of default. Although such court decisions may have been preempted, at least in part, by certain federal laws, the scope of such preemption, if any, is uncertain. Accordingly, a court could prevent the collateral agent, the trustee and/or the holders of the notes from declaring a default and accelerating the notes by reason of a breach of this covenant, which could have a material adverse effect on the ability of holders to enforce the covenant.

The imposition of certain permitted collateral liens and incurrence of additional permitted indebtedness could materially adversely affect the value of the collateral. In addition, certain assets are excluded from the collateral.

              The collateral that secures the notes may also secure future indebtedness and other obligations of Fifth & Pacific Companies, Inc. and/or the guarantors to the extent permitted by the indenture and the security documents. Your rights to the collateral would be diluted by any increase in the indebtedness secured by the collateral. Certain assets are excluded from the collateral securing the notes as described under "Description of the Notes—Certain Definitions—Excluded Assets."

Certain restrictive covenants in the notes indenture governing the notes will be suspended if such notes achieve investment grade ratings.

              Certain of the restrictive covenants in the notes indenture governing the notes will not apply for so long as the notes achieve investment grade ratings from Moody's Investors Service, Inc. and Standard & Poor's Rating Services, and no default or event of default has occurred. If these restrictive covenants cease to apply, we may take actions, such as incurring additional debt or making certain dividends or distributions that would otherwise be prohibited under the indenture. Ratings are given by these rating agencies based upon analyses that include many subjective factors. We cannot assure you that the notes will achieve investment grade ratings, nor can we assure you that investment grade ratings, if granted, will reflect all of the factors that would be important to holders of the notes.

A court could deem the initial issuance of the notes or the related guarantees to be a fraudulent conveyance and void all or a portion of the obligations represented by the notes or the guarantees.

              In a bankruptcy proceeding, a trustee, debtor in possession, or someone else acting on behalf of the bankruptcy estate may seek to recover transfers made or void obligations incurred prior to the bankruptcy proceeding on the basis that such transfers and obligations constituted fraudulent conveyances. Fraudulent conveyances are generally defined to include transfers made or obligations incurred for inadequate consideration when the debtor was insolvent, inadequately capitalized or in similar financial distress, or transfers made or obligations incurred with the intent of hindering, delaying or defrauding current or future creditors. A trustee or such other parties may recover such transfers and avoid such obligations made within two years prior to the commencement of a bankruptcy proceeding. Furthermore, under certain circumstances, creditors may recover transfers or void obligations under state fraudulent conveyance laws, within the applicable limitation period, which may be longer than two years, even if the debtor is not in bankruptcy. In bankruptcy, a representative of the estate may also assert such state law claims. If a court were to find that either Fifth & Pacific Companies, Inc. issued the notes or a guarantor entered into the guarantee under circumstances constituting a fraudulent conveyance, the court could void all or a portion of the obligations under the notes or the guarantees, or any pledge of collateral granted in connection therewith. In addition, under such circumstances, the value of any consideration holders received with respect to the notes, including upon foreclosure of any collateral, could also be subject to recovery from such holders and possibly from subsequent transferees. If the pledge of collateral to secure the notes were voided and the notes and/or the related guarantees were not voided, holders of notes would be unsecured creditors with claims that ranked pari passu with all other unsubordinated creditors of the applicable obligor, including trade creditors.

              A Note could be voided, claims in respect of a Note could be subordinated to all other debts of Fifth & Pacific Companies, Inc. or any pledge of collateral securing the notes or guarantees could be voided, if Fifth & Pacific Companies, Inc. at the time the indebtedness evidenced by the notes was incurred:

  •
  intended to hinder, delay, or defraud any existing or future creditor or contemplated insolvency with a design to prefer one or more creditors to the exclusion in whole or in part of others;

  •
  received less than reasonably equivalent value or fair consideration for the issuance of the notes and was insolvent or rendered insolvent by reason of such issuance or incurrence;

  •
  was engaged in a business or transaction for which Fifth & Pacific Companies, Inc.'s remaining assets constituted unreasonably small capital; or

  •
  intended to incur, or believed that it would incur, debts beyond the ability to pay those debts as they mature.

              Similar risks apply to the incurrence by each guarantor of its guarantee of the notes and its pledge of collateral to secure its Secured Guarantee of the notes.

              The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a debtor would be considered insolvent if:

  •
  the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all of its assets;

  •
  the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

  •
  it could not pay its debts as they become due.

              We cannot assure you as to what standard a court would apply in determining whether Fifth & Pacific Companies, Inc. or a guarantor would be considered to be insolvent. If a court determined that Fifth & Pacific Companies, Inc. or a guarantor was insolvent after giving effect to the issuance of the notes or the applicable guarantee, it could void the notes or the applicable guarantees of the notes (or the pledge of collateral) and require you to return any payments received in respect of the notes or guarantees (or upon the foreclosure on collateral).

              In addition, the guarantees of the notes may also be subject to review under various laws for the protection of creditors. A court would likely find that we or a guarantor did not receive reasonably equivalent value or fair consideration for the notes or the guarantees and security agreements, respectively, if we or a guarantor did not substantially benefit directly or indirectly from the issuance of the notes. If a court were to void the issuance of the notes, the guarantees or the related security documents, you would no longer have a claim against us or the guarantors or, in the case of the security agreements, a claim with respect to the related collateral. Sufficient funds to repay the notes (or the related exchange notes) may not be available from other sources, including the remaining guarantors, if any. In addition, the court might direct you to repay any amounts that you already received from us or the guarantors or, with respect to the notes, any guarantee or the collateral. In addition, any payment by us pursuant to the notes made at a time we were found to be insolvent could be voided and required to be returned to us or to a fund for the benefit of our creditors if such payment is made to an insider within a one-year period prior to a bankruptcy filing or within 90 days for any outside party and such payment would give the creditors more than such creditors would have received in a distribution under the bankruptcy code.

We may not be able to make the change of control offer required by the notes indenture.

              Upon a change of control, subject to certain conditions, we are required to offer to repurchase all outstanding notes in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest to the date of repurchase. We cannot assure you that we will have sufficient funds at the time of any change of control to make required repurchases of notes tendered. In addition, our other indebtedness agreements provide that certain change of control events will constitute an event of default thereunder. If the holders of the notes exercise their right to require us to repurchase all of the notes upon a change of control, the financial effect of this repurchase could cause a default under our other indebtedness, even if the change of control itself would not cause a default. Accordingly, it is possible that we will not have sufficient funds at the time of any such change of control to make the required repurchase of our other indebtedness and the notes or that restrictions in the indenture will not allow such repurchases. In addition, certain corporate events, such as leveraged recapitalizations that would increase the level of our indebtedness, would not constitute a "Change of Control" under the notes indenture. See "Description of the Notes—Repurchase at the Option of Holders—Change of Control" for additional information.

An active public market may not develop for the exchange notes, which may hinder your ability to liquidate your investment.

              The exchange notes are a new issue of securities with no established trading market, and we do not intend to list them on any securities exchange or to seek approval for quotations through any automated quotation system. The initial purchasers in the offering of the initial notes advised us that as of the issuance date of the initial notes they intended to make a market in the initial notes, but the initial purchasers are not obligated to do so. The initial purchasers may discontinue any market making in the initial notes or the exchange notes at any time, in their sole discretion. We therefore cannot assure you that:

  •
  a liquid market for the initial notes or the exchange notes will develop;

  •
  you will be able to sell your initial notes or exchange notes; or

  •
  you will receive any specific price upon any sale of the initial notes or exchange notes.

              If a public market for the notes does develop, the notes could trade at prices that may be higher or lower than their principal amount or purchase price, depending on many factors, including prevailing interest rates, the market for similar notes and our financial performance. If no active trading market develops, you may not be able to resell your notes at their fair market value or at all.

Risks Related to the Exchange Offer

The issuance of the exchange notes may adversely affect the market for the initial notes.

              To the extent the initial notes are tendered and accepted in the exchange offer, the trading market for the untendered and tendered but unaccepted initial notes could be adversely affected. Because we anticipate that most holders of the initial notes will elect to exchange their initial notes for exchange notes due to the absence of restrictions on the resale of exchange notes under the Securities Act, we anticipate that the liquidity of the market for any initial notes remaining after the completion of this exchange offer may be substantially limited. The above risks are exacerbated for holders of initial notes because the 2011 initial notes and the 2012 initial notes do not trade fungibly with each other (due to the fact that additional interest is accruing on the 2011 initial notes and not on the 2012 initial notes) and may not in the future. Please refer to the section in this prospectus entitled "The Exchange Offer—Your Failure to Participate in the Exchange Offer Will Have Adverse Consequences."

              In addition, following completion of the exchange offer, the exchange notes issued in respect of the 2011 initial notes will trade separately from the exchange notes issued in respect of the 2012 initial notes due to differing rates of additional interest accruing on each from and after October 15, 2012. On October 7, 2012, additional interest on the 2011 initial notes began accruing at a rate of 0.75% per annum and continued to accrue at that rate through (and including) January 4, 2013. The rate of additional interest on the 2011 initial notes currently accrues at the maximum of 1.00% per annum. Additional interest on the 2012 initial notes began accruing on October 16, 2012 at a rate of 0.25% per annum accrued at that rate through (and including) January 13, 2013. On January 14 2013, the rate of additional interest on the 2012 initial notes increased by 0.25% per annum to 0.50% per annum. The rate of additional interest accruing on the 2012 initial notes will increase by 0.25% per annum for each 90 days elapsed after January 14, 2013 that the exchange offer remains not completed, up to a maximum of 1.00% per annum. Additional interest on both the 2011 initial notes and the 2012 initial notes will cease accruing once the exchange offer has been completed. All additional interest that has accrued on the initial notes or the exchange notes from and after October 15, 2012 will be paid on April 15, 2013 to holders of record on April 1, 2013. We have agreed to use all commercially reasonable efforts to cause the exchange notes issued in respect of the 2011 initial notes and the exchange notes issued in respect of the 2012 initial notes to trade fungibly, but we cannot assure you that we will be successful in causing all of the exchange notes to trade fungibly, and if all of the exchange notes do not trade fungibly, the trading price of all of the notes may be adversely affected.

Some persons who participate in the exchange offer must deliver a prospectus in connection with resales of the exchange notes.

              Based on interpretations of the staff of the SEC contained in Exxon Capital Holdings Corp., SEC no-action letter (April 13, 1988), Morgan Stanley & Co. Inc., SEC no-action letter (June 5, 1991) and Shearman & Sterling, SEC no-action letter (July 2, 1983), we believe that you may offer for resale, resell or otherwise transfer the exchange notes without compliance with the registration and prospectus delivery requirements of the Securities Act. However, in some instances described in this prospectus under "Plan of Distribution," you will remain obligated to comply with the registration and prospectus delivery requirements of the Securities Act to transfer your exchange notes. In these cases, if you transfer any exchange note without delivering a prospectus meeting the requirements of the Securities Act or without an exemption from registration of your exchange notes under the Securities Act, you may incur liability under this act. We do not and will not assume, or indemnify you against, this liability.

FORWARD-LOOKING STATEMENTS

              This prospectus and the documents incorporated by reference herein may contain forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Although we believe that, in making any such statements, our expectations are based on reasonable assumptions, any such statement may be influenced by factors that could cause actual outcomes and results to be materially different from those projected.

              These forward-looking statements include statements relating to our anticipated financial performance, financial condition, liquidity and business prospects and/or statements preceded by, followed by or that include the words "intend," "anticipate," "aim," "plan," "estimate," "target," "forecast," "project," "expect," "believe," "we are optimistic that we can," "current visibility indicates that we forecast," "contemplation" or "currently envisions" and similar phrases. These forward-looking statements speak only as of the date stated and we do not undertake any obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, even if experience or future events make it clear that any expected results expressed or implied by these forward-looking statements will not be realized. Although we believe that the expectations reflected in these forward-looking statements are reasonable, these expectations may not prove to be correct or we may not achieve the financial results, savings or other benefits anticipated in the forward-looking statements. These forward-looking statements are necessarily estimates reflecting the best judgment of our senior management and involve a number of risks and uncertainties, some of which may be beyond our control, that could cause actual results to differ materially from those suggested by the forward-looking statements, including, without limitation:

  •
  our ability to continue to have the necessary liquidity through cash flows from operations and availability under our amended and restated revolving credit facility (as amended to date, the "ABL Facility") may be adversely impacted by a number of factors, including the level of our operating cash flows, our ability to maintain established levels of availability under, and to comply with the financial and other covenants included in, our ABL Facility and the borrowing base requirement in our ABL Facility that limits the amount of borrowings we may make based on a formula of, among other things, eligible accounts receivable and inventory and the minimum availability covenant in our ABL Facility that requires us to maintain availability in excess of an agreed upon level;

  •
  general economic conditions in the United States, Europe and other parts of the world, including the impact of debt reduction efforts in the United States;

  •
  levels of consumer confidence, consumer spending and purchases of discretionary items, including fashion apparel and related products, such as ours;

  •
  restrictions in the credit and capital markets, which would impair our ability to access additional sources of liquidity, if needed;

  •
  changes in the cost of raw materials, labor, advertising and transportation which could impact prices of our products;

  •
  our ability to successfully implement our long-term strategic plans, including the focus on our JUICY COUTURE, LUCKY BRAND and KATE SPADE brands and expansion into markets outside of the US, such as China, Japan and Brazil, and the risks associated with the expansion into markets outside of the US;

  •
  our ability to sustain recent improved performance in our LUCKY BRAND business;

  •
  our ability to successfully improve the operations and results, creative direction and product offering at our JUICY COUTURE brand;

  •
  our dependence on a limited number of large US department store customers, and the risk of consolidations, restructurings, bankruptcies and other ownership changes in the retail industry and financial difficulties at our larger department store customers;

  •
  whether we will be successful operating the KATE SPADE business in Japan and the risks associated with such operation;

  •
  risks associated with the transition of the MEXX business to an entity in which we hold a minority interest and the possible failure of such entity that may make our interest therein of little or no value and risks associated with the ability of the majority shareholder to operate the MEXX business successfully, which will impact the potential value of our minority interest;

  •
  costs associated with the transition of the LIZ CLAIBORNE family of brands, MONET US, DANA BUCHMAN, KENSIE and MAC & JAC brands from us to their respective acquirers;

  •
  our ability to anticipate and respond to constantly changing consumer demands and tastes and fashion trends, across multiple brands, product lines, shopping channels and geographies;

  •
  our ability to attract and retain talented, highly qualified executives, and maintain satisfactory relationships with our employees;

  •
  our ability to adequately establish, defend and protect our trademarks and other proprietary rights;

  •
  our ability to successfully develop or acquire new product lines, such as the Kate Spade Saturday line, or enter new markets, such as China, Japan and Brazil, or product categories, and risks related to such new lines, markets or categories;

  •
  risks associated with the sale of the LIZ CLAIBORNE family of brands to JCPenney and the licensing arrangement with QVC, Inc ("QVC")., including, without limitation, our ability to maintain productive working relationships with these parties and possible changes or disputes in our other brand relationships or relationships with other retailers and existing licensees as a result;

  •
  the impact of the highly competitive nature of the markets within which we operate, both within the United States and abroad;

  •
  our reliance on independent foreign manufacturers, including the risk of their failure to comply with safety standards or our policies regarding labor practices;

  •
  risks associated with our buying/sourcing agreement with Li & Fung, which results in a single third party foreign buying/sourcing agent for a significant portion of our products;

  •
  risks associated with the delay in our previously announced plan to close our Ohio distribution facility and transition to a single third party service provider for a significant portion of our US distribution, including risks associated with continuing to operate our Ohio distribution facility, including increased operating expenses, risks related to systems capabilities and risks related to our ability to continue to appropriately staff the Ohio facility with both union and non-union employees;

  •
  a variety of legal, regulatory, political and economic risks, including risks related to the importation and exportation of product, tariffs and other trade barriers;

  •
  our ability to adapt to and compete effectively in the current quota environment in which general quota has expired on apparel products, but political activity seeking to re-impose quota has been initiated or threatened;

  •
  our exposure to currency fluctuations;

  •
  risks associated with material disruptions in our information technology systems, both owned and licensed, and with our third-party e-commerce platforms and operations;

  •
  risks associated with privacy breaches;

  •
  risks associated with credit card fraud and identity theft;

  •
  risks associated with third party service providers, both domestic and overseas, including service providers in the area of e-commerce;

  •
  limitations on our ability to utilize all or a portion of our US deferred tax assets if we experience an "ownership change"; and

  •
  the outcome of current and future litigation and other proceedings in which we are involved.

              The list of factors above is illustrative, but by no means exhaustive. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty. All subsequent written and oral forward-looking statements concerning the matters addressed in this Prospectus and attributable to us or any person acting on our behalf are qualified by these cautionary statements.

 USE OF PROCEEDS

              We will not receive any cash proceeds from the issuance of the exchange notes in exchange for the outstanding initial notes. We are making this exchange solely to satisfy our obligations under the registration rights agreements entered into in connection with the offering of the initial notes. In consideration for issuing the exchange notes, we will receive initial notes in like aggregate principal amount.

              We used the net proceeds of $212.9 million from the issuance of the 2011 initial notes primarily to fund a cash tender offer (along with related fees and expenses) for our Euro Notes, in which we repurchased €128.5 million aggregate principal amount of the Euro Notes (and paid the accrued and unpaid interest on those Euro Notes). The remaining proceeds of the 2011 initial notes were used for general corporate purposes.

              We used the net proceeds of $160.6 million from the issuance of the 2012 initial notes, primarily to fund: (i) the Private Euro Note Repurchase; (ii) the Euro Note Redemption, which closed on July 12, 2012; and (iii) a portion of the Kate Spade Japan Buyout, which closed on October 31, 2012.

 CAPITALIZATION

              You should read this table in conjunction with the information contained in "Summary—Summary Historical Financial Data of Fifth & Pacific Companies, Inc." in this prospectus and our Consolidated Financial Statements and Notes thereto that are incorporated by reference in this prospectus.

              The following table sets forth our cash and cash equivalents and capitalization on an actual basis as of September 29, 2012.

As of September 29, 2012
(In thousands)
Cash and cash equivalents	$31,221

Total debt:
ABL Facility due August 2014(1)(2)	$—
10.50% Senior Secured Notes due 2019 (the 2011 initial notes)	220,076
10.50% Senior Secured Notes due 2019 (the 2012 initial notes)(3)	163,957
Capital lease obligations	5,489
6.0% Convertible Senior Notes due June 2014(4)(5)	28,687

Total debt	418,209
Total Fifth & Pacific Companies, Inc. stockholders' deficit	(192,198)

Total capitalization	$226,011

(1)
Our ABL Facility had approximately $301.2 million of available capacity as of September 29, 2012.

(2)
Subject to springing maturity in March 2014 if the Convertible Notes are not refinanced prior to such date.

(3)
Reflects a principal amount of $152.0 million and a premium at issuance of 8.25%.

(4)
Reflects a historical principal amount of $31.6 million less unamortized debt discount of $2.9 million. On November 30, 2012 a holder of $8.0 million aggregate principal amount of the Convertible Notes converted all of such outstanding Convertible Notes into 2,287,765 shares of our common stock. On December 21, 2012 a holder of $3.8 million aggregate principal amount of Convertible Notes converted all of such outstanding Convertible Notes into 1,069,821 shares of our common stock.

(5)
Reflected as a current liability as of September 29, 2012.

THE EXCHANGE OFFER

Terms of the Exchange Offer

              We are offering to issue $372,000,000 aggregate principal amount of exchange notes and related guarantees in exchange for a like aggregate principal amount of our currently outstanding initial notes and related guarantees, which consist of $220.0 million aggregate principal amount of 2011 initial notes issued on April 7, 2011 and $152.0 million aggregate principal amount of 2012 initial notes issued on June 8, 2012, all of which were issued in transactions exempt from registration under the Securities Act of 1933. The exchange notes that we propose to issue in this exchange offer will be substantially identical to our initial notes except that, unlike our initial notes, the exchange notes will have no transfer restrictions or registration rights. You should read the description of the exchange notes in the section in this prospectus entitled "Description of the Notes."

              Pursuant to the terms of the registration rights agreement relating to the 2011 initial notes, we are required to pay additional interest on the 2011 initial notes until the exchange offer is completed. Additional interest on the 2011 initial notes began accruing on April 10, 2012 at a rate of 0.25% per annum and continued to accrue at that rate through (and including) July 8, 2012. On July 9, 2012, additional interest on the 2011 initial notes began accruing at a rate of 0.50% per annum and continued to accrue at that rate through (and including) October 6, 2012. On October 7, 2012, additional interest on the 2011 initial notes began accruing at a rate of 0.75% per annum and will continued to accrue at that rate through (and including) January 4, 2013. The rate of additional interest on the 2011 initial notes currently accrues at the maximum of 1.00% per annum. Accrued additional interest has been paid on the 2011 initial notes through October 15, 2012. Accrued additional interest will next be paid on the 2011 initial notes (or the corresponding exchange notes, as the case may be) on April 15, 2013 to holders of record on April 1, 2013.

              Pursuant to the terms of the registration rights agreement relating to the 2012 initial notes, we are required to pay additional interest on the 2012 initial notes until the exchange offer is completed. Additional interest on the 2012 initial notes began accruing on October 16, 2012 at a rate of 0.25% per annum and accrued at that rate through (and including) January 13, 2013. On January 14, 2013, the rate of additional interest on the 2012 initial notes increased by 0.25% per annum to 0.50% per annum. The rate of additional interest accruing on the 2012 initial notes will increase by 0.25% per annum for each 90 days elapsed after January 14, 2013 that the exchange offer remains not completed, up to a maximum of 1.00% per annum. Additional interest will be paid to holders of the 2012 initial notes (or the corresponding exchange notes, as the case may be) on April 15, 2013 to holders of record on April 1, 2013.

              We have agreed to use all commercially reasonable efforts to cause all exchange notes to trade fungibly after October 15, 2012; however, because the next interest payment date after the expected completion of this exchange offer will not be until April 15, 2013, we do not expect that we will be able to cause all of the exchange notes to trade fungibly until after the April 15, 2013 interest payment is made. We cannot assure you that we will be successful in causing all of the exchange notes to trade fungibly, and if all of the exchange notes do not trade fungibly, the trading price of all of the notes may be adversely affected. See "Risk Factors—Risks Related to the Exchange Offer—The issuance of the exchange notes may adversely affect the market for the initial notes." We reserve the right in our sole discretion to purchase or make offers for any initial notes that remain outstanding following the expiration or termination of this exchange offer and, to the extent permitted by applicable law, to purchase initial notes in the open market or privately negotiated transactions, one or more additional tender or exchange offers or otherwise. The terms and prices of these purchases or offers could differ significantly from the terms of this exchange offer.

Expiration Date; Extensions; Amendments; Termination

              This exchange offer will expire at 5:00 p.m., New York City time, on                        , 2013, unless we extend it in our reasonable discretion. The expiration date of this exchange offer will be at least 20 business days after the commencement of the exchange offer in accordance with Rule 14e-1(a) under the Securities Exchange Act of 1934.

              We expressly reserve the right to delay acceptance of any initial notes, extend or terminate this exchange offer and not accept any initial notes that we have not previously accepted if any of the conditions described below under "—Conditions to the Exchange Offer" have not been satisfied or waived by us. We will notify the exchange agent of any extension by oral notice promptly confirmed in writing or by written notice. We will also notify the holders of the initial notes by a press release or other public announcement communicated before 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date unless applicable laws require us to do otherwise.

              We also expressly reserve the right to amend the terms of this exchange offer in any manner. If we make any material change, we will promptly disclose this change in a manner reasonably calculated to inform the holders of our initial notes of the change including providing public announcement or giving oral or written notice to these holders. A material change in the terms of this exchange offer could include a change in the timing of the exchange offer, a change in the exchange agent and other similar changes in the terms of this exchange offer. If we make any material change to this exchange offer, we will disclose this change by means of a post-effective amendment to the registration statement which includes this prospectus and will distribute an amended or supplemented prospectus to each registered holder of initial notes. In addition, we will extend this exchange offer for an additional five to ten business days as required by the Exchange Act, depending on the significance of the amendment, if the exchange offer would otherwise expire during that period. We will promptly notify the exchange agent by oral notice, promptly confirmed in writing, or written notice of any delay in acceptance, extension, termination or amendment of this exchange offer.

Procedures for Tendering Initial Notes

Proper Execution and Delivery of Letters of Transmittal

              To tender your initial notes in this exchange offer, you must use one of the three alternative procedures described below:

    (1)
    Regular delivery procedure:    Complete, sign and date the letter of transmittal, or a facsimile of the letter of transmittal. Have the signatures on the letter of transmittal guaranteed if required by the letter of transmittal. Mail or otherwise deliver the letter of transmittal or the facsimile together with the certificates representing the initial notes being tendered and any other required documents to the exchange agent on or before 5:00 p.m., New York City time, on the expiration date.

    (2)
    Book-entry delivery procedure:    Send a timely confirmation of a book-entry transfer of your initial notes, if this procedure is available, into the exchange agent's account at The Depository Trust Company in accordance with the procedures for book-entry transfer described under "—Book-Entry Delivery Procedure" below, on or before 5:00 p.m., New York City time, on the expiration date.

    (3)
    Guaranteed delivery procedure:    If time will not permit you to complete your tender by using the procedures described in (1) or (2) above before the expiration date and this procedure is available, comply with the guaranteed delivery procedures described under "—Guaranteed Delivery Procedure" below.

              The method of delivery of the initial notes, the letter of transmittal and all other required documents is at your election and risk. Instead of delivery by mail, we recommend that you use an overnight or hand-delivery service. If you choose the mail, we recommend that you use registered mail, properly insured, with return receipt requested. In all cases, you should allow sufficient time to assure timely delivery. You should not send any letters of transmittal or initial notes to us. You must deliver all documents to the exchange agent at its address provided below. You may also request your broker, dealer, commercial bank, trust company or nominee to tender your initial notes on your behalf.

              Only a holder of initial notes may tender initial notes in this exchange offer. A holder is any person in whose name initial notes are registered on our books or any other person who has obtained a properly completed bond power from the registered holder.

              If you are the beneficial owner of initial notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your notes, you must contact that registered holder promptly and instruct that registered holder to tender your notes on your behalf. If you wish to tender your initial notes on your own behalf, you must, before completing and executing the letter of transmittal and delivering your initial notes, either make appropriate arrangements to register the ownership of these notes in your name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.

              You must have any signatures on a letter of transmittal or a notice of withdrawal guaranteed by:

    (1)
    a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc.,

    (2)
    a commercial bank or trust company having an office or correspondent in the United States, or

    (3)
    an eligible guarantor institution within the meaning of Rule 17Ad-15 under the Exchange Act, unless the initial notes are tendered:

    (a)
    by a registered holder or by a participant in The Depository Trust Company whose name appears on a security position listing as the owner, who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the letter of transmittal and only if the exchange notes are being issued directly to this registered holder or deposited into this participant's account at The Depository Trust Company, or

    (b)
    for the account of a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an eligible guarantor institution within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934.

              If the letter of transmittal or any bond powers are signed by:

    (1)
    the recordholder(s) of the initial notes tendered: the signature must correspond with the name(s) written on the face of the initial notes without alteration, enlargement or any change whatsoever,

    (2)
    a participant in The Depository Trust Company: the signature must correspond with the name as it appears on the security position listing as the holder of the initial notes,

    (3)
    a person other than the registered holder of any initial notes: these initial notes must be endorsed or accompanied by bond powers and a proxy that authorize this person to tender the initial notes on behalf of the registered holder, in satisfactory form to us as determined in our sole discretion, in each case, as the name of the registered holder or holders appears on the initial notes, or

    (4)
    trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity: these persons should so indicate when signing. Unless waived by us, evidence satisfactory to us of their authority to so act must also be submitted with the letter of transmittal.

              To tender your initial notes in this exchange offer, you must make the following representations:

    (1)
    you are authorized to tender, sell, assign and transfer the initial notes tendered and to acquire exchange notes issuable upon the exchange of such tendered initial notes, and that we will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim when the same are accepted by us,

    (2)
    any exchange notes acquired by you pursuant to the exchange offer are being acquired in the ordinary course of business, whether or not you are the holder,

    (3)
    you or any other person who receives exchange notes, whether or not such person is the holder of the exchange notes, has an arrangement or understanding with any person to participate in a distribution of such exchange notes within the meaning of the Securities Act and is not participating in, and does not intend to participate in, the distribution of such exchange notes within the meaning of the Securities Act,

    (4)
    you or such other person who receives exchange notes, whether or not such person is the holder of the exchange notes, is not an "affiliate," as defined in Rule 405 of the Securities Act, of ours, or if you or such other person is an affiliate, you or such other person will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable,

    (5)
    if you are not a broker-dealer, you represent that you are not engaging in, and do not intend to engage in, a distribution of exchange notes, and

    (6)
    if you are a broker-dealer that will receive exchange notes for your own account in exchange for initial notes, you represent that the initial notes to be exchanged for the exchange notes were acquired by you as a result of market-making or other trading activities and acknowledge that you will deliver a prospectus in connection with any resale, offer to resell or other transfer of such exchange notes.

              You must also warrant that the acceptance of any tendered initial notes by the issuers and the issuance of exchange notes in exchange therefor shall constitute performance in full by the issuers of its obligations under the registration rights agreement relating to the initial notes.

              To effectively tender notes through The Depository Trust Company, the financial institution that is a participant in The Depository Trust Company will electronically transmit its acceptance through the Automatic Tender Offer Program. The Depository Trust Company will then edit and verify the acceptance and send an agent's message to the exchange agent for its acceptance. An agent's message is a message transmitted by The Depository Trust Company to the exchange agent stating that The Depository Trust Company has received an express acknowledgment from the participant in The Depository Trust Company tendering the notes that this participant has received and agrees to be bound by the terms of the letter of transmittal, and that we may enforce this agreement against this participant.

Book-Entry Delivery Procedure

              Any financial institution that is a participant in The Depository Trust Company's systems may make book-entry deliveries of initial notes by causing The Depository Trust Company to transfer these initial notes into the exchange agent's account at The Depository Trust Company in accordance with The Depository Trust Company's procedures for transfer. To effectively tender notes through The Depository Trust Company, the financial institution that is a participant in The Depository Trust Company will electronically transmit its acceptance through the Automatic Tender Offer Program. The Depository Trust Company will then edit and verify the acceptance and send an agent's message to the exchange agent for its acceptance. An agent's message is a message transmitted by The Depository Trust Company to the exchange agent stating that The Depository Trust Company has received an express acknowledgment from the participant in The Depository Trust Company tendering the notes that this participation has received and agrees to be bound by the terms of the letter of transmittal, and that we may enforce this agreement against this participant. The exchange agent will make a request to establish an account for the initial notes at The Depository Trust Company for purposes of the exchange offer within two business days after the date of this prospectus.

              A delivery of initial notes through a book-entry transfer into the exchange agent's account at The Depository Trust Company will only be effective if an agent's message or the letter of transmittal or a facsimile of the letter of transmittal with any required signature guarantees and any other required documents is transmitted to and received by the exchange agent at the address indicated below under "—Exchange Agent" on or before the expiration date unless the guaranteed delivery procedures described below are complied with. Delivery of documents to The Depository Trust Company does not constitute delivery to the exchange agent.

Guaranteed Delivery Procedure

              If you are a registered holder of initial notes and desire to tender your notes, and (1) these notes are not immediately available, (2) time will not permit your notes or other required documents to reach the exchange agent before the expiration date or (3) the procedures for book-entry transfer cannot be completed on a timely basis and an agent's message delivered, you may still tender in this exchange offer if:

    (1)
    you tender through a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States, or an eligible guarantor institution within the meaning of Rule 17Ad-15 under the Exchange Act,

    (2)
    on or before the expiration date, the exchange agent receives a properly completed and duly executed letter of transmittal or facsimile of the letter of transmittal, and a notice of guaranteed delivery, substantially in the form provided by us, with your name and address as holder of the initial notes and the amount of notes tendered, stating that the tender is being made by that letter and notice and guaranteeing that within three New York Stock Exchange trading days after the expiration date the certificates for all the initial notes tendered, in proper form for transfer, or a book-entry confirmation with an agent's message, as the case may be, and any other documents required by the letter of transmittal will be deposited by the eligible institution with the exchange agent, and

    (3)
    the certificates for all your tendered initial notes in proper form for transfer or a book-entry confirmation as the case may be, and all other documents required by the letter of transmittal are received by the exchange agent within three New York Stock Exchange trading days after the expiration date.

Acceptance of Initial Notes for Exchange; Delivery of Exchange Notes

              Your tender of initial notes will constitute an agreement between you and us governed by the terms and conditions provided in this prospectus and in the related letter of transmittal.

              We will be deemed to have received your tender as of the date when your duly signed letter of transmittal accompanied by your initial notes tendered, or a timely confirmation of a book-entry transfer of these notes into the exchange agent's account at The Depository Trust Company with an agent's message, or a notice of guaranteed delivery from an eligible institution is received by the exchange agent.

              All questions as to the validity, form, eligibility, including time of receipt, acceptance and withdrawal of tenders will be determined by us in our sole discretion. Our determination will be final and binding.

              We reserve the absolute right to reject any and all initial notes not properly tendered or any initial notes which, if accepted, would, in our opinion or our counsel's opinion, be unlawful. We also reserve the absolute right to waive any conditions of this exchange offer or irregularities or defects in tender as to particular notes with the exception of conditions to this exchange offer relating to the obligations of broker dealers, which we will not waive. If we waive a condition to this exchange offer, the waiver will be applied equally to all note holders. Our interpretation of the terms and conditions of this exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of initial notes must be cured within such time as we shall determine. We, the exchange agent or any other person will be under no duty to give notification of defects or irregularities with respect to tenders of initial notes. We and the exchange agent or any other person will incur no liability for any failure to give notification of these defects or irregularities. Tenders of initial notes will not be deemed to have been made until such irregularities have been cured or waived. The exchange agent will return without cost to their holders any initial notes that are not properly tendered and as to which the defects or irregularities have not been cured or waived promptly following the expiration date.

              If all the conditions to the exchange offer are satisfied or waived on the expiration date, we will accept all initial notes properly tendered and will issue the exchange notes promptly thereafter. Please refer to the section of this prospectus entitled "—Conditions to the Exchange Offer" below. For purposes of this exchange offer, initial notes will be deemed to have been accepted as validly tendered for exchange when, as and if we give oral or written notice of acceptance to the exchange agent.

              We will issue the exchange notes in exchange for the initial notes tendered pursuant to a notice of guaranteed delivery by an eligible institution only against delivery to the exchange agent of the letter of transmittal, the tendered initial notes and any other required documents, or the receipt by the exchange agent of a timely confirmation of a book-entry transfer of initial notes into the exchange agent's account at The Depository Trust Company with an agent's message, in each case, in form satisfactory to us and the exchange agent.

              If any tendered initial notes are not accepted for any reason provided by the terms and conditions of this exchange offer or if initial notes are submitted for a greater principal amount than the holder desires to exchange, the unaccepted or non-exchanged initial notes will be returned without expense to the tendering holder, or, in the case of initial notes tendered by book-entry transfer procedures described above, will be credited to an account maintained with the book-entry transfer facility, promptly after withdrawal, rejection of tender or the expiration or termination of the exchange offer.

              By tendering into this exchange offer, you will irrevocably appoint our designees as your attorney-in-fact and proxy with full power of substitution and resubstitution to the full extent of your rights on the notes tendered. This proxy will be considered coupled with an interest in the tendered notes. This appointment will be effective only when, and to the extent that we accept your notes in this exchange offer. All prior proxies on these notes will then be revoked and you will not be entitled to give any subsequent proxy. Any proxy that you may give subsequently will not be deemed effective. Our designees will be empowered to exercise all voting and other rights of the holders as they may deem proper at any meeting of note holders or otherwise. The initial notes will be validly tendered only if we are able to exercise full voting rights on the notes, including voting at any meeting of the note holders, and full rights to consent to any action taken by the note holders.

Withdrawal of Tenders

              Except as otherwise provided in this prospectus, you may withdraw tenders of initial notes at any time before 5:00 p.m., New York City time, on the expiration date.

              For a withdrawal to be effective, you must send a written or facsimile transmission notice of withdrawal to the exchange agent before 5:00 p.m., New York City time, on the expiration date at the address provided below under "—Exchange Agent" and before acceptance of your tendered notes for exchange by us.

              Any notice of withdrawal must:

    (1)
    specify the name of the person having tendered the initial notes to be withdrawn,

    (2)
    identify the notes to be withdrawn, including, if applicable, the registration number or numbers and total principal amount of these notes,

    (3)
    be signed by the person having tendered the initial notes to be withdrawn in the same manner as the original signature on the letter of transmittal by which these notes were tendered, including any required signature guarantees, or be accompanied by documents of transfer sufficient to permit the trustee for the initial notes to register the transfer of these notes into the name of the person having made the original tender and withdrawing the tender,

    (4)
    specify the name in which any of these initial notes are to be registered, if this name is different from that of the person having tendered the initial notes to be withdrawn, and

    (5)
    if applicable because the initial notes have been tendered through the book-entry procedure, specify the name and number of the participant's account at The Depository Trust Company to be credited, if different than that of the person having tendered the initial notes to be withdrawn.

              We will determine all questions as to the validity, form and eligibility, including time of receipt, of all notices of withdrawal and our determination will be final and binding on all parties. Initial notes that are withdrawn will be deemed not to have been validly tendered for exchange in this exchange offer.

              The exchange agent will return without cost to their holders all initial notes that have been tendered for exchange and are not exchanged for any reason, promptly after withdrawal, rejection of tender or expiration or termination of this exchange offer.

              You may retender properly withdrawn initial notes in this exchange offer by following one of the procedures described under "—Procedures for Tendering Initial Notes" above at any time on or before the expiration date.

Conditions to the Exchange Offer

              We will complete this exchange offer only if:

    (1)
    there is no change in the laws and regulations which would impair our ability to proceed with this exchange offer, and,

    (2)
    there is no change in the current interpretation of the staff of the SEC which permits resales of the exchange notes.

              These conditions are for our sole benefit. We may assert any one of these conditions regardless of the circumstances giving rise to it and may also waive any one of them, in whole or in part, at any time and from time to time, if we determine in our reasonable discretion that it has not been satisfied, subject to applicable law. Notwithstanding the foregoing, all conditions to the exchange offer must be satisfied or waived before the expiration of this exchange offer. If we waive a condition to this exchange offer, the waiver will be applied equally to all note holders. We will not be deemed to have waived our rights to assert or waive these conditions if we fail at any time to exercise any of them. Each of these rights will be deemed an ongoing right which we may assert at any time and from time to time.

              If we determine that we may terminate this exchange offer because any of these conditions is not satisfied, we may:

    (1)
    refuse to accept and return to their holders any initial notes that have been tendered,

    (2)
    extend the exchange offer and retain all notes tendered before the expiration date, subject to the rights of the holders of these notes to withdraw their tenders, or

    (3)
    waive any condition that has not been satisfied and accept all properly tendered notes that have not been withdrawn or otherwise amend the terms of this exchange offer in any respect as provided under the section in this prospectus entitled "—Expiration Date; Extensions; Amendments; Termination."

Accounting Treatment

              We will record the exchange notes at the same carrying value as the initial notes as reflected in our accounting records on the date of the exchange. Accordingly, we will not recognize any gain or loss for accounting purposes. We will amortize the costs of the exchange offer and the unamortized expenses related to the issuance of the exchange notes over the term of the exchange notes.

Exchange Agent

              We have appointed U.S. Bank National Association as exchange agent for this exchange offer. You should direct all questions and requests for assistance on the procedures for tendering and all requests for additional copies of this prospectus or the letter of transmittal to the exchange agent as follows:

        By mail or by hand/overnight delivery:

        U.S. Bank National Association
        Corporate Trust Services
        150 Fourth Avenue North, 2nd Floor
        Nashville, TN 37219
        Facsimile No.: (615) 251-0737
        Attention: Wally Jones

Fees and Expenses

              We will bear the expenses of soliciting tenders in this exchange offer, including fees and expenses of the exchange agent and trustee and accounting, legal, printing and related fees and expenses.

              We will not make any payments to brokers, dealers or other persons soliciting acceptances of this exchange offer. However, we will pay the exchange agent reasonable and customary fees for its services and will reimburse the exchange agent for its reasonable out-of-pocket expenses in connection with this exchange offer. We will also pay brokerage houses and other custodians, nominees and fiduciaries their reasonable out-of-pocket expenses for forwarding copies of the prospectus, letters of transmittal and related documents to the beneficial owners of the initial notes and for handling or forwarding tenders for exchange to their customers.

              We will pay all transfer taxes, if any, applicable to the exchange of initial notes in accordance with this exchange offer. However, tendering holders will pay the amount of any transfer taxes, whether imposed on the registered holder or any other persons, if:

    (1)
    certificates representing exchange notes or initial notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be registered or issued in the name of, any person other than the registered holder of the notes tendered,

    (2)
    tendered initial notes are registered in the name of any person other than the person signing the letter of transmittal, or

    (3)
    a transfer tax is payable for any reason other than the exchange of the initial notes in this exchange offer.

              If you do not submit satisfactory evidence of the payment of any of these taxes or of any exemption from this payment with the letter of transmittal, we will bill you directly the amount of these transfer taxes.

Your Failure to Participate in the Exchange Offer Will Have Adverse Consequences

              The initial notes were not registered under the Securities Act or under the securities laws of any state and you may not resell them, offer them for resale or otherwise transfer them unless they are subsequently registered or resold under an exemption from the registration requirements of the Securities Act and applicable state securities laws. If you do not exchange your initial notes for exchange notes in accordance with this exchange offer, or if you do not properly tender your initial notes in this exchange offer, you will not be able to resell, offer to resell or otherwise transfer the initial notes unless they are registered under the Securities Act or unless you resell them, offer to resell or otherwise transfer them under an exemption from the registration requirements of, or in a transaction not subject to, the Securities Act.

              In addition, except as set forth in this paragraph, you will not be able to obligate us to register the initial notes under the Securities Act. You will not be able to require us to register your initial notes under the Securities Act unless:

    (1)
    the exchange offer is not permitted by applicable law or SEC policy,

    (2)
    the initial purchasers request us to register initial notes that are not eligible to be exchanged for exchange notes in the exchange offer,

    (3)
    you are not eligible to participate in the exchange offer,

    (4)
    you may not resell the exchange notes you acquire in the exchange offer to the public without delivering a prospectus and that the prospectus contained in the exchange offer registration statement is not appropriate or available for such resales by you, or

    (5)
    you are a broker-dealer and hold initial notes that were acquired directly from us or one of our affiliates,

in which case the registration rights agreement requires us to file a registration statement for a continuous offer in accordance with Rule 415 under the Securities Act for the benefit of the holders of the initial notes described in this sentence. We do not currently anticipate that we will register under the Securities Act any notes that remain outstanding after completion of the exchange offer.

              The above risks are exacerbated for holders of initial notes because the 2011 initial notes and the 2012 initial notes do not trade fungibly with each other (due to the fact that additional interest is accruing on the 2011 initial notes and not on the 2012 initial notes) and may not in the future.

Delivery of Prospectus

              Each broker-dealer that receives exchange notes for its own account in exchange for initial notes, where such initial notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. See "Plan of Distribution."

DESCRIPTION OF CERTAIN INDEBTEDNESS

Euro Notes

              On July 6, 2006, we completed the issuance of €350.0 million aggregate principal amount (or $446.9 million based on the exchange rate in effect on such date) of Euro Notes due July 8, 2013. The net proceeds of the offering were used to refinance our then outstanding €350.0 million aggregate principal amount of 6.625% Notes due August 7, 2006, which were originally issued on August 7, 2001. The Euro Notes were listed on the Luxembourg Stock Exchange and bore interest from and including July 6, 2006, payable annually in arrears on July 8 of each year beginning on July 8, 2007. The Euro Notes restricted our ability to grant liens, subject to certain designated exceptions. As of September 29, 2012, no Euro Notes were outstanding. See "Summary—The Refinancing Transactions—Euro Note Repurchase and Redemption." Proceeds from the initial 2011 notes and the initial 2012 notes were used to fund the Euro Note Redemption and the Private Euro Note Repurchase with respect to all of our outstanding €81.5 million aggregate principal amount of Euro Notes, together with related fees, expenses and commissions, along with accrued and unpaid interest on the tendered Euro Notes. The Euro Notes were redeemed in full on July 12, 2012.

Convertible Notes

              On June 24, 2009 we issued $90.0 million aggregate principal amount of Convertible Notes. The Convertible Notes bear interest at a rate of 6.0% per year and mature on June 15, 2014. We used the net proceeds from this offering to repay $86.6 million of outstanding borrowings under our ABL Facility.

              The Convertible Notes are convertible at an initial conversion rate of 279.6421 shares of our common stock per $1,000 principal amount of Convertible Notes (representing an initial conversion price of $3.576 per share of common stock), subject to adjustment in certain circumstances. Upon conversion, a holder will receive cash up to the aggregate principal amount of the Convertible Notes converted and cash, shares of common stock or a combination thereof (at our election) in respect of the conversion value above the Convertible Notes' principal amount, if any. Holders may convert the Convertible Notes at their option prior to the close of business on the business day immediately preceding March 15, 2014 only under the following circumstances: (i) during any fiscal quarter commencing after October 3, 2009, if the last reported sale price of our common stock for at least 20 trading days (whether or not consecutive) during a period of 30 consecutive trading days ending on the last trading day of the preceding fiscal quarter is greater than or equal to $4.2912 (which is 120% of the applicable conversion price) on each applicable trading day; (ii) during the five business day period after any 10 consecutive trading day period in which the trading price per $1,000 principal amount of Convertible Notes for each day of such measurement period was less than 98% of the product of the last reported sale price of our common stock and the applicable conversion rate on each such day; or (iii) upon the occurrence of specified corporate events. In addition, on or after March 15, 2014 until the close of business on the third scheduled trading day immediately preceding the maturity date, holders may convert their Convertible Notes at any time, regardless of the foregoing circumstances. Through the date of this prospectus, holders of $70.1 million aggregate principal amount of Convertible Notes had converted their Convertible Notes (at varying rates) into common stock in various individually negotiated transactions with us, leaving $19.9 million aggregate principal amount outstanding.

              We separately account for the liability and equity components of the Convertible Notes in a manner that reflects our nonconvertible debt borrowing rate when interest is recognized in subsequent periods. We allocated $20.6 million of the $90.0 million principal amount of the Convertible Notes to the equity component and to debt discount. The debt discount will be amortized into interest expense through June 2014 using the effective interest method. Our effective interest rate on the Convertible

Notes is 12.25%. The non-cash interest expense that will be recorded will increase as the Convertible Notes approach maturity and accrete to face value. Interest expense associated with the semi-annual interest payment and non-cash amortization of the debt discount was $9.2 million, $8.8 million and $4.6 million for the years ended December 31, 2011, January 1, 2011 and January 2, 2010, respectively.

ABL Facility

              In September 2011, we entered into a third amendment to the ABL Facility. Pursuant to the third amendment, the required lenders consented to the consummation of the MEXX Transaction. In addition, the third amendment provided for the repayment of all outstanding obligations under the $40.0 million Canadian Sublimit (as defined in the ABL Facility) and the $100.0 million European Sublimit (as defined in the ABL Facility) and elimination of the European Sublimit on the closing date of the MEXX Transaction. The overall borrowing limit, the Canadian Sublimit and the borrowing base calculations remained otherwise unchanged. Any remaining net proceeds from the MEXX Transaction were used to temporarily repay other outstanding amounts under the ABL Facility.

              In November 2011, we entered into a fourth amendment to the ABL Facility. The fourth amendment, among other things, permitted the sale of certain of our trademarks pursuant to their respective purchase agreements, and allowed the net proceeds of such sales to be used to prepay or repurchase our existing Euro Notes, Convertible Notes or the notes, subject to certain tests and conditions.

              On June 5, 2012, we entered into a fifth amendment (the "Fifth Amendment") to the Amended Facility. The Fifth Amendment, among other things, permitted us (i) to issue the Additional Notes, (ii) to pay the consideration for the June 6, 2012 Euro Notes repurchase and the July 12, 2012 Euro Notes Redemption and (iii) to fund all or a portion of the Kate Spade Japan Buyout, subject to certain tests and conditions.

              We have entered into the ABL Facility Amendment to permit this offering and the Proposed Transactions and the Euro Note Redemption. This offering is conditioned on the continued effectiveness of the ABL Facility Amendment.

              The ABL Facility restricts our ability to, among other things, incur indebtedness, grant liens, repurchase stock, issue cash dividends, make investments and acquisitions and sell assets, in each case subject to certain designated exceptions. In addition, the ABL Facility (i) requires us to maintain minimum aggregate borrowing availability of not less than $45.0 million; (ii) requires us to apply substantially all cash collections to reduce outstanding borrowings under the ABL Facility when availability under the ABL Facility falls below the greater of $65.0 million and 17.5% of the then-applicable aggregate commitments; (iii) adjusts certain interest rate spreads based upon availability; (iv) provides for the inclusion of an intangible asset value of $30.0 million in the borrowing base which declines in value over two years; (v) permitted the incurrence of liens and sale of assets in connection with the grant and exercise of the purchase option under the 2009 license agreement with JCPenney; and (vi) permits the acquisition of certain joint venture interests and the indebtedness and guarantees by certain parties arising in connection with such acquisition, subject to certain capped amounts and meeting certain borrowing availability tests.

              The funds available under the ABL Facility may be used to refinance or repurchase certain existing debt, provide for working capital and for general corporate purposes, and back both trade and standby letters of credit. The ABL Facility contains customary events of default clauses and cross-default provisions with respect to our other outstanding indebtedness, including the Convertible Notes and these notes. The ABL Facility will expire in August 2014, provided that in the event that the Convertible Notes are not refinanced, purchased or defeased prior to March 15, 2014, then the maturity date of the ABL Facility shall be March 15, 2014. If any such refinancing or extension provides for a maturity date that is earlier than 91 days following August 6, 2014, then the maturity date shall be the date that is 91 days prior to the maturity date of such refinancing.

 DESCRIPTION OF THE NOTES

              You can find the definitions of certain terms used in this description under the subheading "—Certain Definitions." In this description, the term "Issuer" refers to Fifth & Pacific Companies, Inc. and not to any of its Subsidiaries. In this description, except where otherwise indicated, all references to "dollars" and "$" are to the lawful currency of the United States.

              The Issuer issued the initial notes and will issue the exchange notes under an Indenture, dated as of April 7, 2011 (the "Original Issue Date") and amended to date (as so amended, the "Indenture"), among itself, the Guarantors and U.S. Bank National Association, as trustee (the "trustee"). The initial notes consist of $220.0 million aggregate principal amount of initial notes issued on April 7, 2011 (the "2011 Initial Notes") and $152.0 million aggregate principal amount of initial notes issued on June 8, 2012 (the "2012 Initial Notes"). From time to time, the Issuer may issue additional notes ("Additional Notes"). Any issuance of Additional Notes is subject to all of the covenants in the Indenture, including the covenants described below under the caption "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock" and "—Certain Covenants—Liens."

              The initial notes, the exchange notes and any Additional Notes will be treated as a single class for all purposes under the Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase. It is possible, however, that any series of such Additional Notes will not be treated as part of the same issue as other notes for United States federal income tax purposes and may therefore bear a legend regarding the tax treatment of such Additional Notes and will note trade fungibly with other notes. Pursuant to the terms of the registration rights agreements relating to the 2011 Initial Notes and the 2012 Initial Notes, we are required to pay additional interest on the 2011 Initial Notes and the 2012 Initial Notes until the exchange offer is completed. Additional interest on the 2011 Initial Notes currently accrues at the maximum rate of 1.00% per annum. Accrued additional interest has been paid on the 2011 Initial Notes through October 15, 2012. Additional interest on the 2012 Initial Notes currently accrues at a rate of 0.50% per annum. The rate of additional interest accruing on the 2012 Initial Notes will thereafter increase by 0.25% per annum for each additional 90 days elapsed after January 14, 2013 until the exchange offer has been completed, up to a maximum of 1.00% per annum. Accrued additional interest will next be paid on the 2011 Initial Notes and 2012 Initial Notes (or the corresponding exchange notes, as the case may be) on April 15, 2013 to holders of record on April 1, 2013. Until such payments are made, exchange notes issued in respect of 2011 Initial Notes will not trade fungibly with exchange notes issued in respect of 2012 Initial Notes. We will use commercially reasonable efforts to cause all exchange notes to trade fungibly after April 15, 2013.

              Unless the context otherwise requires, for all purposes of the Indenture and this "Description of Notes," references to the "notes" include the 2011 Initial Notes, the 2012 Initial Notes, the exchange notes and any Additional Notes.

              The terms of the notes include those stated in the Indenture and those specifically made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended. The Security Documents referred to below under the caption "—Security" define the terms of the security arrangements that secure the notes.

              Interest on the notes will accrue at the rate of 10.50% per annum and will be payable semi-annually in arrears on April 15 and October 15, commencing on October 1, 2012. The Issuer will make each interest payment to the holders of record on and immediately preceding the applicable interest payment date. Interest on the 2012 Initial Notes has accrued from April 15, 2012. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. The Issuer will issue notes in denominations of $2,000 and integral multiples of $1,000 in excess of $2,000. The notes will mature on April 15, 2019.

              The following description is a summary of the material provisions of the Indenture, the registration rights agreement and the Security Documents. It does not restate those agreements in their entirety. We urge you to read the Indenture, the registration rights agreement and the Security Documents because they, and not this description, define your rights as holders of the notes. Copies of the Indenture, the registration rights agreement and the Security Documents are available as set forth below under "Where You Can Find More Information." Certain defined terms used in this description but not defined below under "—Certain Definitions" have the meanings assigned to them in the Indenture, the registration rights agreement and the Security Documents.

              The registered holder of a note will be treated as the owner of it for all purposes. Only registered holders will have rights under the Indenture.

Brief Description of the Notes and the Note Guarantees

The Notes

              The notes:

  •
  are general senior obligations of the Issuer;

  •
  are secured on a first-priority basis by Liens on all Notes Priority Collateral of the Issuer and on a second-priority basis by Liens on all ABL Priority Collateral of the Issuer, subject, in each case, to Permitted Liens;

  •
  are pari passu in right of payment with all existing and future senior Indebtedness of the Issuer;

  •
  are effectively subordinated to obligations of the Issuer under the ABL Facility and the other ABL Obligations to the extent of the value of the ABL Priority Collateral;

  •
  are effectively subordinated to (i) any Indebtedness and other liabilities secured by Permitted Liens ranking prior to the Liens securing the notes or on assets not constituting Collateral, to the extent of the value of the assets of the Issuer subject to those Permitted Liens, and (ii) any Indebtedness of the Subsidiaries of the Issuer that do not guarantee the notes;

  •
  are senior in right of payment to any future subordinated Indebtedness of the Issuer, if any; and

  •
  are unconditionally, jointly and severally, guaranteed by the Guarantors.

The Note Guarantees

              The notes are guaranteed by all of the Issuer's Wholly-Owned Restricted Subsidiaries (other than Foreign Subsidiaries) that guarantee any Indebtedness under the ABL Facility, as to payment of principal, premium, if any, and interest when and as the same shall become due and payable.

              Each Note Guarantee:

  •
  is a general senior obligation of that Guarantor;

  •
  is secured on a first-priority basis by Liens on all Notes Priority Collateral of that Guarantor and on a second-priority basis by Liens on all ABL Priority Collateral of that Guarantor, subject, in each case, to Permitted Liens;

  •
  is pari passu in right of payment with all existing and future senior Indebtedness of that Guarantor;

  •
  is effectively subordinated to all existing and future obligations of that Guarantor under the ABL Facility to the extent of the value of the ABL Priority Collateral;

  •
  is effectively subordinated to any Indebtedness and other liabilities of that Guarantor secured by Permitted Liens ranking prior to the Liens securing the Note Guarantee of such Guarantor or on assets not constituting Collateral, to the extent of the value of the assets of that Guarantor subject to those Permitted Liens; and

  •
  is senior in right of payment to any future subordinated Indebtedness of that Guarantor, if any.

              See "Risk Factors—Risks Related to the Notes—If we default under the notes indenture, the value of the collateral securing the notes or proceeds realized upon exercise of available remedies may not be sufficient to repay the holders of the notes" and "Risk Factors—Risks Related to the Notes—The secured indebtedness under our ABL Facility is effectively senior to the notes to the extent of the value of the collateral securing such facility on a first priority basis."

              Not all of the Issuer's Subsidiaries guarantee the notes. For instance, the Issuer's Foreign Subsidiaries will not guarantee the notes. In the event of a bankruptcy, liquidation or reorganization of any of these non-guarantor Subsidiaries, the non-guarantor Subsidiaries will pay the holders of their debt and their trade creditors before they will be able to distribute any of their assets to the Issuer or any Guarantor. In general, the subsidiaries that will guarantee the Notes are those in which our domestic operations are conducted, while the subsidiaries that will not guarantee the Notes are those in which our international operations are conducted. Our domestic operations generated approximately 95.8% of our consolidated net sales and substantially all of our operating loss for the year ended December 31, 2011, while our international operations generated approximately 4.2% of our consolidated net sales and $2.5 million of operating income for the year ended December 31, 2011.

              Currently, all of the Issuer's Subsidiaries are "Restricted Subsidiaries." However, under the circumstances described below under the caption "—Certain Covenants—Designation of Restricted and Unrestricted Subsidiaries," the Issuer will be permitted to designate certain of its Restricted Subsidiaries as "Unrestricted Subsidiaries." The Unrestricted Subsidiaries will not be subject to the restrictive covenants in the Indenture. The Unrestricted Subsidiaries will not guarantee the notes.

Methods of Receiving Payments on the Notes

              If a holder of notes has given wire transfer instructions to the Issuer, the Issuer will pay all principal, interest and premium, if any, on that holder's notes in accordance with those instructions. All other payments on the notes will be made at the office or agency of the paying agent and registrar unless the Issuer elects to make interest payments by check mailed to the noteholders at their address set forth in the register of holders.

Paying Agent and Registrar for the Notes

              The trustee will initially act as paying agent and registrar. The Issuer may change the paying agent or registrar without prior notice to the holders of the notes. The Issuer or any of its Affiliates may act as paying agent or registrar.

Transfer and Exchange

              A holder may transfer or exchange notes in accordance with the provisions of the Indenture. The registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents in connection with a transfer of notes. Holders will be required to pay all taxes due on transfer. The Issuer will not be required to transfer or exchange any note selected for redemption. Also, the Issuer will not be required to transfer or exchange any note for a period of 15 days before a selection of notes to be redeemed.

Note Guarantees

              The notes will be guaranteed by all of the Issuer's material Wholly-Owned Restricted Subsidiaries (other than Foreign Subsidiaries) that guarantee any Indebtedness under the ABL Facility. These Note Guarantees are joint and several obligations of the Guarantors. The obligations of each Guarantor under its Note Guarantee will be limited as necessary to prevent that Note Guarantee from constituting a fraudulent conveyance or prohibited financial assistance under applicable law. See "Risk Factors—Risks Related to the Notes—A court could deem the issuance of the notes offered hereby or the guarantees to be a fraudulent conveyance and void all or a portion of the obligations represented by such notes offered hereby or the guarantees."

              A Guarantor may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another Person, other than the Issuer or another Guarantor, unless:

                  (1)   immediately after giving effect to that transaction, no Default or Event of Default exists; and

                  (2)   either:

                      (a)   the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger (if other than a Guarantor) assumes all the obligations of that Guarantor under the Indenture, its Note Guarantee, all appropriate Security Documents and the registration rights agreement pursuant to a supplemental Indenture satisfactory to the trustee and the Collateral Agent; or

                      (b)   such transfer is permitted by "—Repurchase at the Option of the Holders—Asset Sales."

              The Note Guarantee of any Guarantor, and the Collateral Agent's Lien on the Collateral of such Guarantor, will be released:

                  (1)   in connection with any sale or other disposition of all of the assets of that Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) the Issuer or a Guarantor if the sale or other disposition does not violate the "Asset Sale" provisions of the Indenture;

                  (2)   in connection with any sale or other disposition of Capital Stock of that Guarantor to a Person that is not (either before or after giving effect to such transaction) the Issuer or Guarantor, if the sale or other disposition does not violate the "Asset Sale" provisions of the Indenture and the Guarantor ceases to be a Restricted Subsidiary of the Issuer as a result of the sale or other disposition;

                  (3)   in the case of any Guarantor that does not own Notes Priority Collateral (as defined below), if such Guarantor shall not have outstanding any Triggering Indebtedness (other than as a result of payments under any guarantee of any such Triggering Indebtedness); or

                  (4)   if the Issuer designates any Restricted Subsidiary that is a Guarantor to be an Unrestricted Subsidiary in accordance with the applicable provisions of the Indenture; or

                  (5)   upon legal or covenant defeasance or satisfaction and discharge of the Indenture as provided below under the captions "—Legal Defeasance and Covenant Defeasance" and "—Satisfaction and Discharge."

              See "—Repurchase at the Option of Holders—Asset Sales."

Security

              The obligations of the Issuer with respect to the notes, the obligations of the Guarantors under the Note Guarantees, and the performance of all other obligations of the Issuer and the Guarantors under the Note Documents are secured equally and ratably together with any other Permitted Additional Pari Passu Obligations by (i) second priority security interests, subject to certain Permitted Liens, in the ABL Priority Collateral (other than Excluded Assets) and (ii) first priority security interests, subject to certain Permitted Liens, in all of the Issuer's and the Guarantors' U.S. and international JUICY COUTURE, KATE SPADE and LUCKY BRAND trademarks, trademark applications and the goodwill associated therewith and certain related rights and related intangibles, including licenses or other agreements relating to the right to use such trademarks to the extent permitted by such license of the Issuer and the Guarantors and proceeds thereof from any Asset Sale, in each case whether now owned or hereafter acquired (other than Excluded Assets) (the "Notes Priority Collateral" and, together with the ABL Priority Collateral, the "Collateral").

              The Collateral is pledged or mortgaged pursuant to a security agreement, dated as of April 7, 2011, as amended to date, among the Issuer, the Guarantors and the Collateral Agent (as amended, modified, restated, supplemented or replaced from time to time in accordance with its terms, the "Security Agreement"), and one or more mortgages, deeds of trust or deeds to secure Indebtedness (the "Mortgages") or other grants or transfers for security executed and delivered by the Issuer or the applicable Guarantor to the Collateral Agent for the benefit of the Collateral Agent, the trustee, the holders of the notes and the holders of any Permitted Additional Pari Passu Obligations.

              So long as no Event of Default (or event of default under any Permitted Additional Pari Passu Obligations) has occurred and is continuing, and subject to certain terms and conditions, the Issuer and the Guarantors are entitled to exercise any voting and other consensual rights pertaining to all Capital Stock pledged pursuant to the Security Agreement and to remain in possession and retain exclusive control over the Collateral (other than as set forth in the Security Documents), to operate the Collateral, to alter or repair the Collateral and to collect, invest and dispose of any income thereon. Upon the occurrence of an Event of Default (or event of default under any Permitted Additional Pari Passu Obligations) and to the extent permitted by law and following notice by the Collateral Agent to the Issuer and the Guarantors:

                  (1)   all of the rights of the Issuer and the Guarantors to exercise voting or other consensual rights with respect to all Capital Stock included in the Collateral shall cease, and all such rights shall become vested, subject to the terms of the Intercreditor Agreement, in the Collateral Agent, which, to the extent permitted by law, shall have the sole right to exercise such voting and other consensual rights; and

                  (2)   the Collateral Agent may, subject to the terms of the Intercreditor Agreement, take possession of and sell the Collateral or any part thereof in accordance with the terms of the Security Documents.

              Upon the occurrence and during the continuance of an Event of Default or an event of default under any Permitted Additional Pari Passu Obligations, the Collateral Agent will be permitted, subject to applicable law and the terms of the Intercreditor Agreement, to exercise remedies and sell the Collateral under the Security Documents only at the direction of the holders of a majority of the notes and the holders of any Permitted Additional Pari Passu Obligations voting as a single class.

Intercreditor Agreement

              The Collateral Agent (in its capacity as Collateral Agent), on behalf of the holders of notes and the holders of any Permitted Additional Pari Passu Obligations, the ABL Facility Collateral Agent, on behalf of the holders of the ABL Obligations, the Issuer and the Guarantors entered into an intercreditor agreement (the "Intercreditor Agreement") dated April 7, 2011 that sets forth the relative priority of the ABL Liens and the Note Liens, as well as certain other rights, priorities and interests of the holders of the notes and the holders of Permitted Additional Pari Passu Obligations and the holders of the ABL Obligations. Although the holders of the notes are not party to the Intercreditor Agreement, each holder, by accepting a note, consents and agrees to the terms of the Intercreditor Agreement and authorizes and directs the Collateral Agent to enter into the Intercreditor Agreement and to perform its obligations and exercise its rights thereunder in accordance therewith. The Collateral Agent entered into the Intercreditor Agreement on behalf of all present and future holders of the notes and the holders of Permitted Additional Pari Passu Obligations. The Intercreditor Agreement provides, among other things:

              Lien Priority.    Notwithstanding the time, order or method of creation or perfection of any ABL Obligations, ABL Liens, Note Obligations, Permitted Additional Pari Passu Obligations or Note Liens, (i) the ABL Liens on the ABL Priority Collateral will rank senior to any Note Liens on the ABL Priority Collateral and (ii) the Note Liens on the Notes Priority Collateral will rank senior to any ABL Liens on the Notes Priority Collateral. The lien priorities provided for in the Intercreditor Agreement shall not be altered or otherwise affected by any amendment, modification, supplement, extension, increase, replacement, renewal, restatement or refinancing of either the obligations secured by the ABL Priority Collateral or the obligations secured by the Notes Priority Collateral or by any action that either the Collateral Agent or the ABL Facility Collateral Agent may take or fail to take in respect of any Collateral.

              Prohibition on Contesting Liens and Obligations; Enforcement.    No holder of any note or Permitted Additional Pari Passu Obligation may contest the validity or enforceability of the ABL Liens or the ABL Obligations, the validity, attachment, perfection or priority of any ABL Lien or the validity or enforceability of the priorities, rights or duties established by or other provisions of the Intercreditor Agreement. Similarly, no holder of any ABL Obligations may contest the validity or enforceability of the Note Liens, the notes or the Permitted Additional Pari Passu Obligations, the validity, attachment, perfection or priority of any Note Lien or the validity or enforceability of the priorities, rights or duties established by or other provisions of the Intercreditor Agreement. Pursuant to the terms of the Intercreditor Agreement, the Collateral Agent will determine the time and method by which the security interests in the Notes Priority Collateral will be enforced and the ABL Facility Collateral Agent will determine the time and method by which the security interests in the ABL Collateral will be enforced.

              Exercise of Remedies and Release of Liens.    For a period of 180 days (subject to extension for any period during which the ABL Facility Collateral Agent is diligently pursuing remedies against the ABL Priority Collateral or is prohibited by applicable law from pursuing such remedies) commencing on the later of (x) the acceleration of Note Obligations or any Permitted Additional Pari Passu Obligations and (y) the ABL Facility Collateral Agent receiving notice of acceleration from the Collateral Agent, the ABL Facility Collateral Agent will have the sole power to exercise remedies against the ABL Priority Collateral (subject to the right of the Collateral Agent and the holders of notes and Permitted Additional Pari Passu Obligations to take limited protective measures with respect to the Note Liens and to take certain actions that would be permitted to be taken by unsecured creditors) and to foreclose upon and dispose of the ABL Priority Collateral. For a period of 180 days (subject to extension for any period during which the Collateral Agent is diligently pursuing remedies against the Notes Priority Collateral or is prohibited by applicable law from pursuing such remedies) commencing on the later of (x) the acceleration of the ABL Obligations and (y) the Collateral Agent receiving notice of acceleration from the ABL Facility Collateral Agent, the Collateral Agent will have the sole power to exercise remedies against the Notes Priority Collateral (subject to the right of the ABL Facility Collateral Agent and the holders of ABL Obligations to take limited protective measures and certain actions permitted to be taken by unsecured creditors) and to foreclose upon and dispose of the Notes Priority Collateral. Upon (x) any disposition of any ABL Priority Collateral in connection with any enforcement action or, following an event of default under the ABL Facility, certain other sales consented to by the ABL Facility Collateral Agent including in connection with "going out of business" sales or (y) any disposition of ABL Priority Collateral permitted by the documents governing the ABL Obligations, the Indenture and the Security Documents, in each case, which results in the release of the ABL Lien on such item of ABL Priority Collateral, the Note Lien on such item of ABL Priority Collateral will be automatically released. Upon (x) any disposition of any Notes Priority Collateral in connection with any enforcement action or (y) any disposition of Notes Priority Collateral permitted by the documents governing the ABL Obligations, the Indenture and the Security Documents, in each case, which results in the release of the Note Lien on such item of Notes Priority Collateral, the ABL Lien on such item of Notes Priority Collateral will be automatically released.

              ABL Facility Collateral Agent's Use Rights.    The Collateral Agent will permit the ABL Facility Collateral Agent to have a license to use the trademarks included in the Notes Priority Collateral in order to facilitate the ABL Facility Collateral Agent's exercise of remedies with respect to the ABL Priority Collateral.

              Tracing of Collateral and Treatment of Cash.    Prior to the issuance of a notice of default by the ABL Facility Collateral Agent or the Collateral Agent or an insolvency or liquidation proceeding, whether any asset was acquired with "proceeds" (within the meaning of the UCC) of ABL Priority Collateral or Notes Priority Collateral will be disregarded for purposes of determining whether such asset constitutes ABL Priority Collateral or Notes Priority Collateral.

              Application of Proceeds and Turn-Over Provisions.    In connection with any enforcement action with respect to the Collateral or any insolvency or liquidation proceeding, all proceeds of (x) ABL Priority Collateral will first be applied to the repayment of all ABL Obligations before being applied to any Note Obligations or any Permitted Additional Pari Passu Obligations and (y) Notes Priority Collateral will first be applied to the repayment of all Note Obligations and Permitted Additional Pari Passu Obligations before being applied to any ABL Obligations. If any holder of a note, Permitted Additional Pari Passu Obligation or ABL Obligation receives any proceeds of Collateral in contravention of the foregoing, such proceeds will be turned over to the Collateral Agent or ABL Priority Collateral Agent, as applicable, for application in accordance with the foregoing.

              Amendments and Refinancings.    The ABL Obligations, the Note Obligations and any Permitted Additional Pari Passu Obligations may be amended or refinanced in accordance with the ABL Facility, the Indenture and the documents governing such Permitted Additional Pari Passu Obligations, and subject to continuing rights and obligations of the holders of such refinancing Indebtedness under the Intercreditor Agreement.

    Certain Matters in Connection with Liquidation and Insolvency Proceedings.

              Debtor-in-Possession Financings.    In connection with any insolvency or liquidation proceeding of the Issuer or any Guarantor, the ABL Facility Collateral Agent may consent to certain debtor-in-possession financings (a "DIP Financing") secured by a Lien on the ABL Priority Collateral ranking prior to the Note Lien on such ABL Priority Collateral or to the use of cash collateral constituting proceeds of ABL Priority Collateral without the consent of any holder of notes and any Permitted Additional Pari Passu Obligations, and no holder of a note or holder of any Permitted Additional Pari Passu Obligation shall be entitled to object to such use of cash collateral or DIP financing or seek "adequate protection" in connection therewith (other than in the form of a junior lien on any additional items of collateral for the ABL Obligations which are granted in connection with such DIP financing or use of cash collateral).

              Relief from Automatic Stay; Bankruptcy Sales and Post-Petition Interest.    No holder of a note or any Permitted Additional Pari Passu Obligation may (x) seek relief from the automatic stay with respect to any ABL Priority Collateral, (y) object to any sale of any ABL Priority Collateral or any motion seeking relief from the automatic stay in any insolvency or liquidation proceeding, in each case which has been supported by the holders of ABL Obligations or (z) object to any claim of any holder of ABL Obligations to post-petition interest to the extent of its ABL Lien on the ABL Priority Collateral. No holder of any ABL Obligation may (x) seek relief from the automatic stay with respect to any Notes Priority Collateral, (y) object to any sale of any Notes Priority Collateral or any motion seeking relief from the automatic stay with respect to the Notes Priority Collateral in any insolvency or liquidation proceeding, in each case, which is supported by the holders of the notes and any Permitted Additional Pari Passu Obligations or (z) object to any claim of any holder of notes or any Permitted Additional Pari Passu Obligations to post-petition interest to the extent of its Note Lien on the Notes Priority Collateral.

              Adequate Protection.    No holder of a note or any Permitted Additional Pari Passu Obligations may (i) except as expressly provided above, seek adequate protection on account of its Note Lien on the ABL Priority Collateral or (ii) object to any request by the holders of ABL Obligations for adequate protection on account of the ABL Priority Collateral (other than payments from proceeds of Notes Priority Collateral). No holder of any ABL Obligation may (i) seek adequate protection on account of its ABL Lien on the Notes Priority Collateral other than in the form of junior priority liens or (ii) object to any request by the holders of notes or any Permitted Additional Pari Passu Obligations for adequate protection on account of the Notes Priority Collateral (other than payments from the proceeds of ABL Priority Collateral).

              Plans of Reorganization.    Neither the ABL Facility Collateral Agent, the Collateral Agent nor any holder of any ABL Obligations, notes or Permitted Additional Pari Passu Obligations may support any plan of reorganization in any insolvency or liquidation proceeding which contravenes the intercreditor provisions described above (unless consented to by the ABL Facility Collateral Agent or the Collateral Agent, as applicable, representing the holders of the Liens entitled to the benefit of such contravened intercreditor provisions).

Use and Release of Collateral

Use of Collateral

              Unless an Event of Default shall have occurred and be continuing and the Collateral Agent shall have commenced enforcement of remedies under the Security Documents, except to the extent otherwise provided in the Security Documents, the Indenture or the ABL Facility or other documentation governing the ABL Obligations, the Security Documents or the Indenture, the Issuer and the Guarantors will have the right to remain in possession and retain exclusive control of the Collateral to alter or repair the Collateral, to freely operate the Collateral and to collect, invest and dispose of any income thereon.

Release of Collateral

              The Indenture and the Security Documents provide that the Note Liens will automatically and without the need for any further action by any Person be released:

                  (1)   in whole or in part, as applicable, as to all or any portion of property subject to such Note Liens which has been taken by eminent domain, condemnation or other similar circumstances;

                  (2)   in whole upon:

                      (a)   satisfaction and discharge of the Indenture as set forth below under "—Satisfaction and Discharge"; or

                      (b)   a legal defeasance or covenant defeasance of the Indenture as described below under "—Legal Defeasance and Covenant Defeasance";

                  (3)   in part, as to any property that (a) is sold, transferred or otherwise disposed of by the Issuer or any Guarantor (other than to the Issuer or another Guarantor) in a transaction not prohibited by the Indenture at the time of such sale, transfer or disposition, (b) is owned or at any time acquired by a Guarantor that has been released from its Guarantee pursuant to the third paragraph under "Note Guarantees," concurrently with the release of such Guarantee or (c) is or becomes Excluded Assets;

                  (4)   as to property that constitutes all or substantially all of the Collateral securing the notes, with the consent of holders of at least 66 2/3% in aggregate principal amount of the notes then outstanding voting as a single class (which consent may be obtained in connection with an exchange offer or tender offer and associated consent solicitation);

                  (5)   as to property that constitutes less than all or substantially all of the Collateral securing the notes, with the consent of the holders of at least a majority in aggregate principal amount of the notes then outstanding voting as a single class (which consent may be obtained in connection with an exchange offer or tender offer and associated consent solicitation);

                  (6)   on any or all of the ABL Priority Collateral, upon any release of all ABL Liens thereon; provided, however, that if there is instated or reinstated a Lien securing ABL Obligations on any or all of the ABL Priority Collateral upon which the Lien securing the Note Obligations has been released pursuant to this clause (6) then, the Lien securing the Note Obligations on such ABL Priority Collateral will also be deemed reinstated on a second priority basis;

                  (7)   in part, in accordance with the applicable provisions of the Security Documents and as described above with respect to the Intercreditor Agreement; and

                  (8)   in whole, upon a Covenant Suspension Event and the prior or concurrent release of the Liens securing any Permitted Additional Pari Passu Obligations.

              The description above includes a phrase relating to the release of "all or substantially all" of the Collateral securing the notes. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of the Issuer to release Collateral as provided above may be uncertain, and for the avoidance of doubt, the term "all or substantially all," when applied to the Collateral, as set forth above and under "—Amendment, Supplement and Waiver," shall not be read to mean "any" of the Collateral as a result of the Issuer or the relevant Subsidiary being in the "zone of insolvency."

              The Indenture does not require the Issuer to comply with the provisions of Trust Indenture Act Section 314(b).

              The Indenture provides that, to the extent applicable, the Issuer will cause Trust Indenture Act Section 313(b), relating to reports, and Trust Indenture Act Section 314(d), relating to the release of property or securities or relating to the substitution therefor of any property or securities to be subjected to the Lien of the Security Documents, to be complied with after qualification of the Indenture pursuant to the Trust Indenture Act. Any certificate or opinion required by Trust Indenture Act Section 314(d) may be made by an officer of the Issuer except in cases where Trust Indenture Act Section 314(d) requires that such certificate or opinion be made by an independent Person, which

Person will be an independent appraiser or other expert selected by the Issuer and reasonably satisfactory to the trustee. Notwithstanding anything to the contrary in this paragraph, the Issuer will not be required to comply with all or any portion of Trust Indenture Act Section 314(d) if it determines, in good faith based on advice of counsel, that under the terms of Trust Indenture Act Section 314(d) and/or any interpretation or guidance as to the meaning thereof of the SEC and its staff, including "no action" letters or exemptive orders, all or any portion of Trust Indenture Act Section 314(d) is inapplicable to released Collateral. Without limiting the generality of the foregoing, certain no-action letters issued by the SEC have permitted an indenture qualified under the Trust Indenture Act to contain provisions permitting the release of collateral from Liens under an indenture in the ordinary course of an issuer's business without requiring the issuer to provide certificates and other documents under Section 314(d) of the Trust Indenture Act. In addition, under interpretations provided by the SEC, to the extent that a release of a Lien is made without the need for consent by the holders of the notes or the trustee, the provisions of Section 314(d) may be inapplicable to the release. Under the Indenture, the Guarantors may, among other things, without any release or consent by the trustee, but otherwise in compliance with the covenants of the Indenture and the Security Documents, conduct ordinary course activities with respect to the Collateral, including (i) selling or otherwise disposing of, in any transaction or series of related transactions, any property subject to the Lien of the Security Documents which has become worn out, defective or obsolete or not used or useful in the business; (ii) abandoning, terminating, canceling, releasing or making alterations in or substitutions of any leases or contracts subject to the Lien of the Security Documents; (iii) surrendering or modifying any franchise, license or permit subject to the Lien of the Security Documents which it may own or under which it may be operating; (iv) altering, repairing, replacing, changing the location or position of and adding to its structures, machinery, systems, equipment, fixtures and appurtenances; (v) granting a license of any intellectual property; (vi) selling, transferring or otherwise disposing of inventory in the ordinary course of business; (vii) collecting accounts receivable in the ordinary course of business or selling, liquidating, factoring or otherwise disposing of accounts receivable in the ordinary course of business; (viii) making cash payments (including for the repayment of Indebtedness or interest and in connection with the Issuer's cash management activities) from cash that is at any time part of the Collateral in the ordinary course of business that are not otherwise prohibited by the Indenture and the security documents; and (ix) abandoning any intellectual property which is no longer used or useful in the Issuer's business. The Issuer must deliver to the trustee within 30 calendar days following the end of each fiscal year (or such later date as the trustee shall agree), an officers' certificate to the effect that all releases and withdrawals during the preceding fiscal year (or since the date of the Indenture, in the case of the first such certificate) in which no release or consent of the trustee was obtained in the ordinary course of the Issuer's and Guarantors' business were not prohibited by the Indenture.

Sufficiency of Collateral

              In the event of foreclosure on the Collateral, the proceeds from the sale of the Collateral may not be sufficient to satisfy in full the Note Obligations, any Permitted Additional Pari Passu Obligations and the ABL Facility Obligations. The amount to be received upon such a sale would be dependent on numerous factors, including but not limited to the timing and the manner of the sale. In addition, the book value of the Collateral should not be relied on as a measure of realizable value for such assets. By its nature, portions of the Collateral may be illiquid and may have no readily ascertainable market value. Accordingly, there can be no assurance that the Collateral can be sold in a short period of time in an orderly manner. The Collateral includes assets that may only be usable, and thus retain value, as part of the existing operating business of the Issuer and its Subsidiaries. Accordingly, any such sale of the Collateral separate from the sale of certain of the operating businesses of the Issuer and its Subsidiaries may not be feasible or of significant value.

Certain Bankruptcy Limitations

              The right of the Collateral Agent to take possession and dispose of the Collateral following an Event of Default is likely to be significantly impaired by applicable bankruptcy law if a bankruptcy proceeding were to be commenced by or against the Issuer or the Guarantors prior to the Collateral Agent having taken possession and disposed of the Collateral. Under the U.S. Bankruptcy Code, a secured creditor is prohibited from taking its security from a debtor in a bankruptcy case, or from disposing of security taken from such debtor, without bankruptcy court approval. Moreover, the U.S. Bankruptcy Code permits the debtor in certain circumstances to continue to retain and to use collateral owned as of the date of the bankruptcy filing (and the proceeds, products, offspring, rents or profits of such Collateral) even though the debtor is in default under the applicable debt instruments; provided that the secured creditor is given "adequate protection." The meaning of the term "adequate protection" may vary according to circumstances. In view of the lack of a precise definition of the term "adequate protection" and the broad discretionary powers of a bankruptcy court, it is impossible to predict how long payments under the notes could be delayed following commencement of a bankruptcy case, whether or when the Collateral Agent could repossess or dispose of the Collateral, or the value of the Collateral at the time of the commencement of such case whether or to what extent holders would be compensated for any delay in payment or loss of value of the Collateral through the requirement of "adequate protection."

              Furthermore, in the event a bankruptcy court determines the value of the Collateral (after giving effect to any prior Liens) is not sufficient to repay all amounts due on the notes and any Permitted Additional Pari Passu Obligations, the holders of the notes and such Permitted Additional Pari Passu Obligations would hold secured claims to the extent of the value of the Note Liens on Collateral, and would hold unsecured claims with respect to any shortfall.

              Applicable Federal bankruptcy laws permit the payment and/or accrual of post-petition interest, costs and attorneys' fees during a debtor's bankruptcy case only to the extent the claims are oversecured or the debtor is solvent at the time of reorganization. In addition, if the Issuer or the Guarantors were to become the subject of a bankruptcy case, the bankruptcy court, among other things, may avoid certain prepetition transfers made by the entity that is the subject of the bankruptcy filing, including, without limitation, transfers held to be preferences or fraudulent conveyances.

Mandatory Redemption

              The notes will not be subject to mandatory redemption and shall not have the benefit of any sinking-fund.

Optional Redemption

              The notes are subject to redemption, at the option of the Issuer, in whole or in part, at any time on or after April 15, 2014 upon not less than 30 nor more than 60 days' notice at the Redemption Prices (expressed as percentages of the principal amount to be redeemed) set forth below, plus accrued and unpaid interest, if any, to, but not including, the redemption date (subject to the right of holders of record on the relevant regular record date to receive interest due on an interest payment date that is on or prior to the redemption date), if redeemed during the 12-month period beginning on April 15 of the years indicated below:

Year	Redemption Price
2014	105.250%
2015	103.500%
2016	102.625%
2017 and thereafter	100.000%

              Prior to April 15, 2014, the Issuer may redeem during each 12-month period commencing with the date of the Indenture up to 10% of the aggregate principal amount of the notes issued under the Indenture, including any Additional Notes (but without duplication for exchange notes) at its option, from time to time, upon not less than 30 nor more than 60 days' prior notice mailed by first-class mail to each holder's registered address, at a redemption price equal to 103% of the principal amount of the notes redeemed, plus accrued and unpaid interest, if any, to (but not including) the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date that is on or prior to the redemption date).

              In addition, at any time (a "Make-Whole Redemption Date") prior to April 15, 2014, the Issuer may redeem the notes, in whole or in part, at a Redemption Price equal to the principal amount of the notes plus the Applicable Premium plus accrued and unpaid interest, if any, to but not including the date of redemption.

              In addition to the optional redemption of the notes in accordance with the provisions of the preceding paragraphs, prior to April 15, 2014, the Issuer may, from time to time, with the net proceeds of one or more Qualified Equity Offerings, redeem up to an aggregate of 35% of the aggregate principal amount of the outstanding notes (including any Additional Notes, but without duplication for exchange notes), at a Redemption Price equal to 110.50% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to, but not including, the date of redemption; provided that at least 65% of the principal amount of notes (including any Additional Notes, but without duplication for exchange notes) that have been issued under the Indenture remain outstanding immediately after the occurrence of any such redemption (excluding notes held by the Issuer or its Subsidiaries) and that any such redemption occurs within 90 days following the closing of any such Qualified Equity Offering.

Redemption Procedures

              Any notice of any redemption may be given prior to the redemption of any notes, and any such redemption or notice may, at the Issuer's discretion, be subject to one or more conditions precedent, including, but not limited to, completion of a Qualified Equity Offering or other corporate transaction.

              No notes of $2,000 or less shall be redeemed in part. Notices of redemption shall be mailed by first class mail (and, to the extent permitted by applicable procedures or regulations, electronically) at least 30 days before the redemption date to each holder of notes to be redeemed at its registered address. If any note is to be redeemed in part only, the notice of redemption that relates to that note shall state the portion of the principal amount thereof to be redeemed. A new note in principal amount equal to the unredeemed portion of the original note will be issued in the name of the holder thereof upon cancellation of the original note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on notes or portions of them called for redemption. If less than all of the notes are to be redeemed, the trustee will select the notes or portions thereof to be redeemed by lot, pro rata or by any other method the trustee shall deem fair and appropriate (subject to the procedures of The Depository Trust Company, Euroclear and/or Clearstream, as applicable).

Repurchase at the Option of Holders

Change of Control

              If a Change of Control occurs, each holder of notes will have the right to require the Issuer to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that holder's notes pursuant to an offer (a "Change of Control Offer") on the terms set forth in the Indenture. In the Change of Control Offer, the Issuer will offer a Change of Control Payment in cash equal to 101% of the aggregate principal amount of notes repurchased, plus accrued and unpaid interest and additional interest, if any, on the notes repurchased to (but not including) the date of purchase, subject to the rights of holders of notes on the relevant record date to receive interest due on the relevant interest payment date. Within 30 days following any Change of Control, the Issuer will send a notice to each holder with a copy to the trustee describing the transaction or transactions that constitute the Change of Control and offering to repurchase notes on the Change of Control Payment Date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is sent, pursuant to the procedures required by the Indenture and described in such notice. The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the Indenture, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions of the Indenture by virtue of such compliance.

              On the Change of Control Payment Date, the Issuer will, to the extent lawful:

                  (1)   accept for payment all notes or portions of notes properly tendered pursuant to the Change of Control Offer;

                  (2)   deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes properly tendered; and

                  (3)   deliver or cause to be delivered to the trustee the notes properly accepted together with an officers' certificate stating the aggregate principal amount of notes or portions of notes being purchased by the Issuer.

              The paying agent will promptly mail to each holder of notes properly tendered the Change of Control Payment for such notes as directed by the Issuer in writing, and the trustee will promptly authenticate upon an authentication order from the Issuer and mail (or cause to be transferred by book entry) to each holder a new note equal in principal amount to any unpurchased portion of the notes surrendered, if any; provided that each new note will be in denominations of $2,000 and integral multiples of $1,000 in excess of $2,000. The Issuer will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

              The provisions described above that require the Issuer to make a Change of Control Offer following a Change of Control will be applicable whether or not any other provisions of the Indenture are applicable. Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the holders of the notes to require that the Issuer repurchase or redeem the notes in the event of a takeover, recapitalization or similar transaction.

              The Issuer will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Issuer and purchases all notes properly tendered and not withdrawn under the Change of Control Offer, unless and until there is a default in payment of the applicable redemption price. Notwithstanding anything to the contrary contained herein, a Change of Control Offer may be made in advance of a Change of Control, conditional upon the consummation of such Change of Control, if a definitive agreement is in place for the Change of Control at the time the Change of Control Offer is made.

              The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the properties or assets of the Issuer and its Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of notes to require the Issuer to repurchase its notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of the Issuer and its Subsidiaries taken as a whole to another Person or group may be uncertain, and for the avoidance of doubt, the term "all or substantially all," when applied to the Collateral, as set forth above, shall not be read to mean "any" of the Collateral as a result of the Issuer or the relevant Subsidiary being in the "zone of insolvency."

              Under a recent Delaware Chancery Court interpretation of a change of control repurchase requirement with a continuing director provision (as does the definition of "Change of Control" for purposes of the Indenture), a board of directors may approve a slate of shareholder-nominated directors without endorsing them or while simultaneously recommending and endorsing its own slate instead. The foregoing interpretation would permit the Issuer's Board of Directors to approve a slate of directors that included a majority of dissident directors nominated pursuant to a proxy contest, and the ultimate election of such directors would not constitute a "Change of Control" under the Indenture that would trigger the rights of a holder of notes to require a repurchase of the notes pursuant to this covenant.

Asset Sales

              The Issuer will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

                  (1)   the Issuer (or its Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the Fair Market Value of the assets or Equity Interests issued or sold or otherwise disposed of;

                  (2)   at least 75% of the consideration received in the Asset Sale by the Issuer or such Restricted Subsidiary is in the form of cash or Cash Equivalents. For purposes of this clause (2), each of the following will be deemed to be cash:

                      (a)   except in the case of a Sale of Notes Priority Collateral, any liabilities, as shown on the Issuer's most recent consolidated balance sheet, of the Issuer or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the notes or any Note Guarantee) that are assumed by the transferee of any such assets pursuant to a customary assumption or similar agreement;

                      (b)   any securities, notes or other obligations received by the Issuer or any such Restricted Subsidiary from such transferee that are converted by the Issuer or such Restricted Subsidiary into cash or Cash Equivalents within 180 days of receipt thereof, to the extent of the cash or Cash Equivalents received in that conversion;

                      (c)   any Designated Noncash Consideration received by the Issuer or any Restricted Subsidiary thereof in such Asset Sale having a Fair Market Value, taken together with all other Designated Noncash Consideration received pursuant to this clause (c) that is at that time outstanding, not to exceed the greater of (x) $15.0 million and (y) 1.0% of Total Assets at the time of receipt of such Designated Noncash Consideration, with the Fair Market Value of each item of Designated Noncash Consideration being measured at the time received without giving effect to subsequent changes in value; and

                      (d)   any stock or assets of the kind referred to in clause (1) or (3) of the second paragraph of this covenant (in the case of a Sale of Notes Priority Collateral) or clause (2) or (4) of the third paragraph of this covenant (in any other case);

provided that, to the extent any property or assets are received pursuant to clauses (b), (c) or (d) above in respect of a Sale of Notes Priority Collateral, such property or assets are pledged to secure the notes to the extent required in the Security Documents.

              Within 360 days after the receipt of any Net Proceeds from any Sale of Notes Priority Collateral or a Casualty or Condemnation Event in which Net Proceeds are received in respect of the condemnation, destruction, damage or loss of any Notes Priority Collateral, the Issuer (or the applicable Restricted Subsidiary, as the case may be) may apply those Net Proceeds at its option:

                  (1)   to acquire all or substantially all of the assets of, or any Capital Stock of, a Permitted Business, if, after giving effect to any such acquisition, such Permitted Business is owned by the Issuer or a Guarantor and such Permitted Business includes Notes Priority Collateral with a Fair Market Value at least equal to the Fair Market Value of the Notes Priority Collateral disposed of in the applicable Sale of Notes Priority Collateral;

                  (2)   to make capital expenditures on assets that constitute Notes Priority Collateral;

                  (3)   to acquire other assets that are pledged as Notes Priority Collateral and designated to the Trustee as such, and that are used or useful in a Permitted Business; and/or

                  (4)   to repay Permitted Additional Pari Passu Obligations in an amount not to exceed the product of (x) the quotient equal to the principal amount of Additional Pari Passu Obligations then outstanding divided by the principal amount of First Priority Obligations then outstanding, times (y) the Net Proceeds received from such Sale of Notes Priority Collateral or Casualty or Condemnation Event, with the remaining Net Proceeds used to make a Net Proceeds Offer solely to holders of the notes.

              Within 360 days after the receipt of any Net Proceeds from an Asset Sale (other than from a Sale of Notes Priority Collateral), the Issuer (or the applicable Restricted Subsidiary, as the case may be) may apply such Net Proceeds at its option:

                  (1)   (A) in the case of Net Proceeds from any Asset Sale of assets of any non-Guarantor, to repay Indebtedness of such non-Guarantor, (B) in the case of any other Net Proceeds, to repay (i) ABL Obligations, (ii) Existing Euro Notes or (iii) Permitted Additional Pari Passu Obligations; provided that, in the case of this clause (iii), the Issuer shall equally and ratably reduce Obligations under the notes (based on the respective amount of outstanding Permitted Additional Pari Passu Obligations and notes) as provided under "Optional Redemption," through open-market purchases or otherwise by making an offer (in accordance with the procedures set forth below for a Net Proceeds Offer except that such offer shall be solely to the holders of notes) to all holders to purchase their notes at 100% of the principal amount thereof, plus the amount of accrued but unpaid interest, if any, on the amount of the notes that would otherwise be prepaid;

                  (2)   to acquire all or substantially all of the assets of, or any Capital Stock of, another Permitted Business, if, after giving effect to any such acquisition of Capital Stock, the Permitted Business is or becomes a Restricted Subsidiary of the Issuer;

                  (3)   to make a capital expenditure; and/or

                  (4)   to acquire other assets that are used or useful in a Permitted Business.

              Pending the final application of any Net Proceeds (other than Net Proceeds from any Sale of Notes Priority Collateral or a Casualty or Condemnation Event directly attributable to any Notes Priority Collateral), the Issuer or the applicable Restricted Subsidiary, as the case may be, may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds in any manner that is not prohibited by the Indenture. Any binding commitment to apply Net Proceeds to invest in accordance with clause (1), (2) or (3) of the second paragraph of this covenant (in the case of Net Proceeds of Notes Priority Collateral) or clause (2), (3) or (4) of the third paragraph of this covenant (in the case of any other Net Proceeds) shall be treated as a permitted final application of Net Proceeds from the date of such commitment so long as the Issuer or such Restricted Subsidiary enters into such commitment with the good faith expectation that such Net Proceeds will be applied to satisfy such commitment within 180 days of such commitment; provided that if such commitment is later canceled, terminated or otherwise not consummated after the 360-day period for any reason, then such Net Proceeds shall constitute "Excess Proceeds" (as defined in the next succeeding paragraph).

              Any Net Proceeds from Asset Sales (including Sales of Notes Priority Collateral) or Casualty or Condemnation Events related to Notes Priority Collateral that are not applied or invested as provided in the second or third paragraphs of this covenant will constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $15.0 million, within 30 days thereof, the Issuer will make an offer (a "Net Proceeds Offer") to all holders of notes and to the holders of any Permitted Additional Pari Passu Obligations containing provisions similar to those set forth in the Indenture with respect to asset sales to purchase the maximum principal amount of notes and Permitted Additional Pari Passu Obligations (plus all accrued interest and the amount of all fees and expenses, including premiums, incurred in connection therewith) that may be purchased out of the Excess Proceeds. The offer price in any Net Proceeds Offer will be equal to 100% of the principal amount, plus accrued and unpaid interest, if any, to, but not including the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of a Net Proceeds Offer, those Excess Proceeds will be released from the Collateral Proceeds Account and the Issuer may use those Excess Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of notes and Permitted Additional Pari Passu Obligations tendered into such Net Proceeds Offer exceeds the amount of Excess Proceeds, the trustee will select the notes and Permitted Additional Pari Passu Obligations on a pro rata basis with such adjustments as may be needed so that only notes in minimum amounts of $2,000 and integral multiples of $1,000 will be purchased. Upon completion of each Net Proceeds Offer, the amount of Excess Proceeds will be reset at zero (and to the extent such Net Proceeds are held in the Collateral Proceeds Account, such Net Proceeds shall be released to the Issuer). If the Issuer makes a Net Proceeds Offer prior to the 360-day deadline specified in the third or fourth paragraph of this covenant, as applicable, with respect to any Net Proceeds, the Issuer's obligations with respect to such Net Proceeds under this covenant shall be deemed satisfied after completion of such Net Proceeds Offer.

              The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of notes pursuant to a Change of Control Offer or a Net Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control or Net Proceeds Offer provisions of the Indenture, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control or Net Proceeds Offer provisions of the Indenture by virtue of such compliance.

              The agreements governing other Indebtedness of the Issuer and its Subsidiaries contain, and future agreements may contain, prohibitions of certain events, including events that would constitute a Change of Control or an Asset Sale or Casualty or Condemnation Event and including repurchases of or other prepayments in respect of the notes. The exercise by the holders of notes of their right to require the Issuer to repurchase the notes upon a Change of Control, an Asset Sale or Casualty or Condemnation Event could cause a default under these other agreements, even if the Change of Control, Asset Sale or Casualty or Condemnation Event itself does not, due to the financial effect of such repurchases on the Issuer. In the event a Change of Control, Asset Sale or Casualty or Condemnation Event occurs at a time when the Issuer is prohibited from repurchasing notes, the Issuer could seek the consent of its lenders to the repurchase of notes or could attempt to refinance the borrowings that contain such prohibition. If the Issuer does not obtain a consent or repay those borrowings, the Issuer will remain prohibited from repurchasing notes and any Permitted Additional Pari Passu Obligations. In that case, the Issuer's failure to repurchase tendered notes would constitute an Event of Default under the Indenture which could, in turn, constitute a default under the other indebtedness. Finally, the Issuer's ability to pay cash to the holders of notes upon a repurchase may be limited by the Issuer's then existing financial resources. See "Risk factors—We may not be able to make the change of control offer required by the notes indenture."

              For purposes of the covenant described above (x) any Additional Notes shall be deemed to be notes and not Permitted Additional Pari Passu Obligations and (y) the Net Cash Proceeds attributable to the sale of (i) Notes Priority Collateral consisting of Equity Interests of a Person that is not a Guarantor shall be deemed to be equal to the equity value of such Equity Interests and (ii) a group of assets consisting of both Notes Priority Collateral and assets that are not Notes Priority Collateral shall be deemed to be Net Cash Proceeds from Notes Priority Collateral and such other assets, respectively, based on the Fair Market Value of the Notes Priority Collateral and such other assets (as determined in good faith by the Issuer, which determination shall be conclusive absent manifest error).

Certain Covenants

Suspension of Covenants

              During any period of time after the Original Issue Date that (i) the corporate family rating of the Issuer by both Moody's and S&P is an Investment Grade Rating and (ii) no Default has occurred and is continuing (the occurrence of the events described in the foregoing clauses (i) and (ii) being collectively referred to as a "Covenant Suspension Event"), the Issuer and its Restricted Subsidiaries will not be subject to the following covenants (the "Suspended Covenants"):

                  (1)   "Certain Covenants—Restricted Payments";

                  (2)   "Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock";

                  (3)   "Certain Covenants—Transactions with Affiliates";

                  (4)   "Certain Covenants—Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries"; and

                  (5)   "Repurchase at the Option of Holders—Asset Sales."

              Additionally, at such time as the above referenced covenants are suspended (a "Suspension Period"), the Liens securing the Note Obligations will permanently terminate (and we will not be required to reinstate such Liens even if a Reversion Date occurs) so long as all Liens securing Permitted Additional Pari Passu Lien Obligations are concurrently terminated.

              On each Reversion Date, all Indebtedness incurred during the Suspension Period prior to such Reversion Date will be deemed to be Indebtedness in existence on the Original Issue Date, except that Indebtedness under the ABL Facility shall be deemed incurred under clause (1) of the second paragraph of the covenant described under "—Limitations on Indebtedness and Issuance of Preferred Stock", to the extent permitted thereby. For purposes of calculating the amount available to be made as Restricted Payments under clause (3) of the first paragraph of the covenant described under "—Restricted Payments" after any Reversion Date, calculations under such covenant shall be made as though such covenant had been in effect during the entire period of time after the Original Issue Date (including the Suspension Period); provided, that the amount available to be made as Restricted Payments on the Reversion Date shall not be reduced to below zero solely as a result of such Restricted Payments. In addition, events during the Suspension Period that, if not for the suspension of such covenants, would have increased the amount available to be made as Restricted Payments will increase the amount available to be made as Restricted Payments under clause (3).

Restricted Payments

              The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

                  (1)   declare or pay any dividend or make any other payment or distribution on or in respect of the Issuer's or any Restricted Subsidiary's Equity Interests (including any such payment in connection with any merger or consolidation involving such Person), except dividends or distributions payable solely in Equity Interests of the Issuer or such Restricted Subsidiary (other than Disqualified Stock) and except dividends or distributions payable solely to the Issuer or a Restricted Subsidiary (and, if such Restricted Subsidiary is not a Wholly-Owned Subsidiary, to its other Equity Interest holders on a pro rata basis or on a basis that results in the receipt by the Issuer or a Restricted Subsidiary of dividends or distributions of greater value than it would receive on a pro rata basis);

                  (2)   purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Issuer) any Equity Interests of the Issuer;

                  (3)   make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value, any Indebtedness of the Issuer or any Guarantor that is contractually subordinated to the notes or to any Note Guarantee (excluding any intercompany Indebtedness between or among the Issuer and any of its Restricted Subsidiaries), except (a) payments of interest or principal at the Stated Maturity thereof or (b) the purchase, repurchase or other acquisition or retirement for value of any such Indebtedness in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case, due within one year of the date of such purchase, repurchase or other acquisition or retirement for value; or

                  (4)   make any Restricted Investment;

(all such payments and other actions set forth in these clauses (1) through (4) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment:

                  (1)   no Default or Event of Default has occurred and is continuing or would occur after giving effect to such Restricted Payment;

                  (2)   the Issuer would, at the time of such Restricted Payment and after giving pro forma effect thereto, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described below under the caption "—Incurrence of Indebtedness and Issuance of Preferred Stock"; and

                  (3)   such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Issuer and its Restricted Subsidiaries since the Original Issue Date (excluding Restricted Payments permitted by clauses (2) through (12) of the next succeeding paragraph), is less than the sum, without duplication, of:

                      (a)   50% of the Consolidated Net Income of the Issuer for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the Original Issue Date to the end of the Issuer's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit); plus

                      (b)   100% of the aggregate net cash proceeds (or the Fair Market Value of any property or assets) received by the Issuer since the Original Issue Date as a contribution to its common equity capital or from the issue or sale of Equity Interests (other than Disqualified Stock) of the Issuer or from the issue or sale of convertible or exchangeable Disqualified Stock of the Issuer or convertible or exchangeable debt securities of the Issuer, in each case that have been converted into, settled with or exchanged for Equity Interests of the Issuer (other than Disqualified Stock, Equity Interests and convertible or exchangeable Disqualified Stock or debt securities sold to a Subsidiary of the Issuer); plus

                      (c)   to the extent that any Restricted Investment (other than a Restricted Investment made in reliance on clause (12) of the following paragraph) that was made after the Original Issue Date is sold or otherwise liquidated or repaid, the amount of the cash return of or on capital (or the Fair Market Value of any property or assets) with respect to such Restricted Investment (less the cost of disposition, if any); plus

                      (d)   to the extent that any Unrestricted Subsidiary of the Issuer designated as such after the Original Issue Date is redesignated as a Restricted Subsidiary after the Original Issue Date, the Fair Market Value of the Issuer's Restricted Investment (without duplication of amounts that increase the amount available pursuant to clause (12) of the following paragraph or clause (16) or (20) of the definition of Permitted Investments) in such Restricted Subsidiary as of the date of such redesignation; plus

                      (e)   without duplication of any increase pursuant to clause (a) above or that increase the amount available pursuant to clause (12) of the following paragraph or clause (16) or (20) of the definition of Permitted Investments, cash dividends received by the Issuer or a Restricted Subsidiary of the Issuer after the Original Issue Date from an Unrestricted Subsidiary of the Issuer, to the extent that such dividends were not otherwise included in the Consolidated Net Income of the Issuer for such period.

              The preceding provisions will not prohibit:

                  (1)   the payment of any dividend or distribution on account of Equity Interests or the consummation of any redemption within 60 days after the date of declaration of the dividend or distribution on account of Equity Interests or giving of the redemption notice, as the case may be, if at the date of declaration or notice, the dividend, distribution or redemption payment would have complied with the provisions of the Indenture;

                  (2)   the making of any Restricted Payment in exchange for, or out of or with the net proceeds of the sale (other than to a Subsidiary of the Issuer) of, Equity Interests of the Issuer (other than Disqualified Stock) or from the contribution of common equity capital to the Issuer; provided that the amount of any such net proceeds that are utilized for any such Restricted Payment will not be considered to be net proceeds of Equity Interests of the Issuer for purposes of clause (3)(b) of the preceding paragraph;

                  (3)   the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Indebtedness of the Issuer or any Guarantor that is contractually subordinated to the notes or to any Note Guarantee in exchange for, by conversion into or out of, or with the net cash proceeds from, a substantially concurrent incurrence of Permitted Refinancing Indebtedness, which incurrence occurs within 60 days of such purchase, repurchase, redemption, defeasance or other acquisition or retirement for value;

                  (4)   so long as no Default or Event of Default has occurred and is continuing, the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Issuer or any Restricted Subsidiary of the Issuer held by any current or former officer, director or employee of the Issuer or any of its Restricted Subsidiaries or any permitted transferee of the foregoing pursuant to any equity subscription agreement, stock option agreement, shareholders' agreement or similar agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed $5.0 million in any twelve-month period; provided, further, that such amount in any twelve-month period may be increased by an amount not to exceed:

                      (a)   the cash proceeds from the sale of Equity Interests (other than Disqualified Stock) of the Issuer and, to the extent contributed to the Issuer as common equity capital, the cash proceeds from the sale of Equity Interests of any of the Issuer's direct or indirect parent companies, in each case to members of management, directors or consultants of the Issuer, any of its Subsidiaries or any of its direct or indirect parent companies that occurs after the Original Issue Date to the extent the cash proceeds from the sale of such Equity Interests have not otherwise been applied to the making of Restricted Payments pursuant to clause (3) of the preceding paragraph or clause (2) of this paragraph; plus

                      (b)   the cash proceeds of key man life insurance policies received by the Issuer or its Restricted Subsidiaries after the Original Issue Date;

    in addition, cancellation of Indebtedness owing to the Issuer or any Guarantor from any current or former officer, director or employee (or any permitted transferees thereof) of the Issuer or any of its Restricted Subsidiaries in connection with a repurchase of Equity Interests of the Issuer or any of its Restricted Subsidiaries from such Persons will not be deemed to constitute a Restricted Payment for purposes of this covenant or any other provisions of the Indenture;

                  (5)   the repurchase of Equity Interests deemed to occur upon the exercise of stock options, warrants, convertible notes or similar rights to the extent such Equity Interests represent a portion of the exercise price of those stock options, warrants or similar rights or the payment of related withholding taxes;

                  (6)   so long as no Default or Event of Default has occurred and is continuing, the declaration and payment of regularly scheduled or accrued dividends to holders of any class or series of Disqualified Stock of the Issuer or any Restricted Subsidiary of the Issuer issued on or after the date of the Indenture in accordance with the covenant described below under the caption "—Incurrence of Indebtedness and Issuance of Preferred Stock";

                  (7)   so long as no Default or Event of Default has occurred and is continuing or would be caused thereby, upon the occurrence of a Change of Control after completion of the offer to repurchase notes pursuant to the covenant described above under the caption "—Repurchase at the Option of Holders—Change of Control," any purchase or redemption of Indebtedness of the Issuer that is contractually subordinated to the notes or any Note Guarantee that is required to be repurchased or redeemed pursuant to the terms thereof as a result of such Change of Control, at a purchase price not greater than 101% of the outstanding principal amount thereof (plus accrued and unpaid interest); provided that, prior to such repayment or repurchase, the Issuer shall have made the Change of Control Offer with respect to the notes as required by the Indenture, and the Issuer shall have repurchased all notes validly tendered for payment and not withdrawn in connection with such Change of Control Offer;

                  (8)   so long as no Default or Event of Default has occurred and is continuing or would be caused thereby, after the completion of a Net Proceeds Offer pursuant to the covenant described under the caption "—Repurchase at the Option of the Holders—Asset Sales," any purchase or redemption of Indebtedness of the Issuer that is contractually subordinated to the notes or any Note Guarantee that is required to be repurchased or redeemed pursuant to the terms thereof as a result of such Asset Sale, at a purchase price not greater than 100% of the outstanding principal amount thereof (plus accrued and unpaid interest) with any Excess Proceeds that remain after consummation of an Net Proceeds Offer; provided that, prior to such repayment or repurchase, the Issuer shall have made the Net Proceeds Offer with respect to the notes as required by the Indenture, and the Issuer shall have repurchased all notes validly tendered for payment and not withdrawn in connection with such Net Proceeds Offer;

                  (9)   (a) Restricted Payments made from the net proceeds of the issuance of unsecured convertible Indebtedness of the Issuer pursuant to customary bond hedge/warrant or similar derivatives transactions entered into in connection with the issuance of such convertible securities, to the extent the issuance of such convertible Indebtedness is permitted by the covenant described under "—Incurrence of Indebtedness and Issuance of Preferred Stock" and (b) Restricted Payments made in connection with customary cash settlement features upon conversion of any unsecured convertible Indebtedness of the Issuer;

                  (10) the redemption, repurchase or other acquisition for value of any Equity Interests of any Foreign Subsidiary of the Issuer that are held by a Person that is not an Affiliate of the Issuer; provided that the consideration for such redemption, repurchase or other acquisition is not in excess of either (i) the Fair Market Value of such common Equity Interests or (ii) such amount required by applicable laws, rules or regulations;

                  (11) purchases of receivables pursuant to a Qualified Receivables Transaction and the payment or distribution of fees in connection therewith; and

                  (12) so long as no Default or Event of Default has occurred and is continuing after giving effect thereto, other Restricted Payments in an aggregate amount not to exceed $25.0 million, net of any return on any Restricted Investments, made pursuant to this clause received by the Issuer or any Restricted Subsidiary.

              The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Issuer or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The Fair Market Value of any assets or securities that are required to be valued by this covenant will be determined by the Issuer or, if such Fair Market Value is in excess of $20.0 million, by the Board of Directors of the Issuer whose resolution with respect thereto will be delivered to the trustee.

              For purposes of determining compliance with this covenant, in the event that a proposed Restricted Payment (or portion thereof) meets the criteria of more than one of the categories of Restricted Payments described in clauses (1) through (12) above, or is entitled to be incurred pursuant to the first paragraph of this covenant, the Issuer will be entitled to classify or reclassify (based on circumstances existing at the time of such reclassification) such Restricted Payment or portion thereof in any manner that complies with this covenant and such Restricted Payment will be treated as having been made pursuant to only such clause or clauses or the first paragraph of this covenant.

Incurrence of Indebtedness and Issuance of Preferred Stock

              The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt), and the Issuer will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that the Issuer may incur

Indebtedness (including Acquired Debt) or issue Disqualified Stock, and the Guarantors may incur Indebtedness (including Acquired Debt) or issue preferred stock, if the Fixed Charge Coverage Ratio for the Issuer's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or such preferred stock is issued, as the case may be, would have been at least 2.0 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the Disqualified Stock or the preferred stock had been issued, as the case may be, at the beginning of such four-quarter period.

              The first paragraph of this covenant will not prohibit the incurrence of any of the following items of Indebtedness or the issuance of any of the following Disqualified Stock (collectively, "Permitted Debt"):

                  (1)   (x) the incurrence by the Issuer and any Restricted Subsidiary, and the guarantee thereof by any Restricted Subsidiary, of Indebtedness and letters of credit (and reimbursement obligations with respect thereto) under one or more Credit Facilities (with letters of credit being deemed to have a principal amount equal to the maximum remaining potential liability of the Issuer and its Restricted Subsidiaries thereunder) and (y) Indebtedness incurred by a Receivables Entity in a Qualified Receivables Transaction, in an aggregate principal amount at any one time outstanding under this clause (1) not to exceed the greater of:

                      (A)  $450.0 million less the amount applied to permanently repay Indebtedness pursuant to clause (1)(B)(i) of the third paragraph under "Redemption at the Option of Holders—Asset Sales"; and

                      (B)  the amount of the Borrowing Base as of the date of such incurrence;

                  (2)   the incurrence by the Issuer and its Restricted Subsidiaries of the Existing Indebtedness;

                  (3)   the incurrence by the Issuer and the Guarantors of Indebtedness represented by the 2011 Initial Notes and the related Note Guarantees issued on the Original Issue Date and the exchange notes and the related Note Guarantees to be issued pursuant to the registration rights agreement relating to the 2011 Initial Notes;

                  (4)   the incurrence by the Issuer or any of its Restricted Subsidiaries of Attributable Debt in connection with a Sale/Leaseback Transaction or Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing or reimbursing all or any part of the purchase price or cost of design, development, construction, installation, expansion, repair or improvement of property (either real or personal), plant or equipment or other fixed or capital assets used or useful in the business of the Issuer or any of its Restricted Subsidiaries (in each case, whether through the direct purchase of such assets or the purchase of Equity Interests of any Person owning such assets), which incurrence occurs within 365 days of such purchase, design, development, construction, installation, expansion, repair or improvement, in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (4), not to exceed, outstanding as of any date of incurrence of Indebtedness pursuant to this clause (4), the greater of (x) $30.0 million or (y) 2.0% of Total Assets;

                  (5)   the incurrence by the Issuer or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to extend, renew, refund, refinance, replace, defease or discharge any Indebtedness (other than intercompany Indebtedness) that was permitted by the Indenture to be incurred under the first paragraph of this covenant or clause (2), (3), (4), (5) or (20) of this paragraph;

                  (6)   the incurrence by the Issuer or any of its Restricted Subsidiaries of intercompany Indebtedness (or the guarantees of any such intercompany Indebtedness) between or among the Issuer and any of its Restricted Subsidiaries; provided, however, that:

                      (a)   if the Issuer or any Guarantor is the obligor on such Indebtedness and the payee is not the Issuer or a Guarantor, such Indebtedness (other than Indebtedness incurred in the ordinary course in connection with the cash or tax management operations of the Issuer and its Subsidiaries) must be expressly subordinated to the prior payment in full in cash of all Obligations then due with respect to the notes, in the case of the Issuer, or the Note Guarantee, in the case of a Guarantor; and

                      (b)   (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Issuer or a Restricted Subsidiary of the Issuer and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either the Issuer or a Restricted Subsidiary of the Issuer, will be deemed, in each case, to constitute an incurrence of such Indebtedness by the Issuer or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);

                  (7)   the issuance by any of the Issuer's Restricted Subsidiaries to the Issuer or to any of its Restricted Subsidiaries of shares of preferred stock; provided, however, that:

                      (a)   any subsequent issuance or transfer of Equity Interests that results in any such preferred stock being held by a Person other than the Issuer or a Restricted Subsidiary of the Issuer; and

                      (b)   any sale or other transfer of any such preferred stock to a Person that is not either the Issuer or a Restricted Subsidiary of the Issuer will be deemed, in each case, to constitute an issuance of such preferred stock by such Restricted Subsidiary that was not permitted by this clause (7);

                  (8)   Hedging Obligations that are not incurred for speculative purposes but for the purpose of (a) fixing or hedging interest rate risk with respect to any Indebtedness that is permitted by the terms of this Indenture to be outstanding; (b) fixing or hedging currency exchange rate risk with respect to any currency exchanges; or (c) fixing or hedging commodity price risk, including the price or cost of raw materials, emission rights, manufactured products or related commodities, with respect to any commodity purchases or sales;

                  (9)   the guarantee by the Issuer or any of the Guarantors of Indebtedness of the Issuer or a Restricted Subsidiary that was permitted to be incurred by another provision of this covenant; provided that if the Indebtedness being guaranteed is subordinated in right of payment to the notes, then the Guarantee must be subordinated in right of payment to the same extent as the Indebtedness guaranteed;

                  (10) the incurrence by the Issuer or any of its Restricted Subsidiaries of Indebtedness in respect of workers' compensation claims, unemployment or other insurance or self-insurance obligations, health, disability or other benefits to employees or former employees and their families, bankers' acceptances, performance, completion and surety bonds, completion guarantees and similar obligations in the ordinary course of business;

                  (11) the incurrence by the Issuer or any of its Restricted Subsidiaries of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds, so long as such Indebtedness is covered within five business days;

                  (12) the incurrence by the Issuer or any of its Restricted Subsidiaries of Indebtedness arising from customary agreements of the Issuer or such Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the acquisition or sale or other disposition of any business, assets or Capital Stock of the Issuer or any of its Restricted Subsidiaries, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Capital Stock;

                  (13) the incurrence of contingent liabilities arising out of endorsements of checks and other negotiable instruments for deposit or collection in the ordinary course of business;

                  (14) the incurrence of Indebtedness consisting of guarantees of loans or other extensions of credit to or on behalf of current or former officers, directors, employees, or consultants of the Issuer, any of its Restricted Subsidiaries, or any direct or indirect parent of the Issuer for the purpose of permitting such Persons to purchase Capital Stock of the Issuer or any direct or indirect parent of the Issuer; provided that the aggregate amount of such Indebtedness and Investments made pursuant to clause (8) of the definition of "Permitted Investments" may not exceed $5.0 million at any one time outstanding;

                  (15) the incurrence by the Issuer and/or any of its Restricted Subsidiaries of Indebtedness solely in respect of premium financing or similar deferred payment obligations with respect to insurance policies purchased in the ordinary course of business;

                  (16) the incurrence by a Foreign Subsidiary of the Issuer of additional Indebtedness in an aggregate principal amount not to exceed the greater of (x) $25.0 million and (y) 2.0% of Total Assets at any time outstanding;

                  (17) the incurrence of Indebtedness in the ordinary course of business under any agreement between the Issuer or any Restricted Subsidiary and any commercial bank or other financial institution relating to treasury, depository and cash management services, employee credit card arrangements or automated clearinghouse transfers of funds;

                  (18) the incurrence of Indebtedness of the Issuer or any Restricted Subsidiary consisting of take-or-pay obligations entered into in the ordinary course of business;

                  (19) the incurrence by the Issuer or any Restricted Subsidiaries of Obligations in respect of bankers' acceptances, tender, bid, judgment, appeal, performance or governmental contract bonds and completion guarantees, surety, standby letters of credit and warranty and contractual service obligations of a like nature, trade letters of credit and documentary letters of credit and similar bonds or guarantees provided by the Issuer or any Restricted Subsidiary in the ordinary course of business;

                  (20) Indebtedness, Disqualified Stock or preferred stock of Persons that are acquired by the Issuer or any Restricted Subsidiary or merged into the Issuer or a Restricted Subsidiary in accordance with the terms of the Indenture; provided that such Indebtedness, Disqualified Stock or preferred stock is not incurred in contemplation of such acquisition or merger; provided further that after giving pro forma effect to such acquisition or merger, either:

                      (a)   the Issuer would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first sentence of this covenant; or

                      (b)   the Fixed Charge Coverage Ratio would be greater than that immediately prior to such acquisition or merger;

                  (21) the incurrence by a Restricted Subsidiary organized under the laws of Germany of indebtedness under (i) direct pension commitments or (ii) old-age part-time arrangements, to the extent such Restricted Subsidiary is required by applicable law to enter into such old-age part-time arrangements; provided that statutory insolvency protection measures for liabilities under (i) and (ii) are fulfilled;

                  (22) (i) the incurrence of any joint and several liability by a Restricted Subsidiary arising under any fiscal unity (fiscale eenheid) among Subsidiaries of the Issuer organized under the laws of the Netherlands and (ii) the incurrence of any Guarantee granted pursuant to a declaration of joint and several liability used for the purpose of Section 2:403 of the Dutch Civil Code (Burgerlijk Wetboek) (and any residual liability under such declaration arising pursuant to section 2:404(2) of the Dutch Civil Code) by Restricted Subsidiaries of the Issuer organized under the laws of the Netherlands;

                  (23) Indebtedness of Mexx Europe incurred pursuant to the Unitex Agreement, in an aggregate principal amount not to exceed $2.5 million at any time outstanding;

                  (24) any unsecured guarantee by the Issuer or any Restricted Subsidiary in respect of a purchase of the Equity Interests of Kate Spade Japan Co., Ltd.; and

                  (25) the incurrence by the Issuer or any of its Restricted Subsidiaries of additional Indebtedness or Disqualified Stock in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (25), not to exceed $25.0 million.

              Any Indebtedness incurred under a Credit Facility pursuant to clause (1) of the second paragraph of this covenant shall be deemed for purposes of this covenant to have been incurred on the date such Indebtedness was first incurred until such Indebtedness is actually repaid, other than pursuant to "cash sweep" provisions or any similar provisions under any Credit Facility that provide that such Indebtedness is deemed to be repaid daily (or otherwise periodically).

              For purposes of determining compliance with this "Incurrence of Indebtedness and Issuance of Preferred Stock" covenant, in the event that an item of proposed Indebtedness or Disqualified Stock meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (25) of the second paragraph of this covenant above, or is entitled to be incurred pursuant to the first paragraph of this covenant, the Issuer will be permitted to classify all or a portion of such item of Indebtedness or Disqualified Stock on the date of its incurrence, or later reclassify all or a portion of such item of Indebtedness or Disqualified Stock (based on circumstances existing on the date of such reclassification), in any manner that complies with this covenant, except that Indebtedness outstanding under the ABL Facility on the date of the Indenture will at all times be deemed to have been incurred on such date in reliance on the exception provided by clause (1) of the second paragraph of this covenant above. The accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, the reclassification of preferred stock as Indebtedness due to a change in accounting principles, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this covenant; provided, in each such case, that the amount of any such accrual, accretion or payment is included in Fixed Charges of the Issuer as accrued. Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that the Issuer or any Restricted Subsidiary may incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values.

              The amount of any Indebtedness outstanding as of any date will be:

                  (1)   the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

                  (2)   the principal amount of the Indebtedness, in the case of any other Indebtedness; and

                  (3)   in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:

                      (a)   the Fair Market Value of such assets at the date of determination; and

                      (b)   the amount of the Indebtedness of the other Person.

Liens

              The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind securing Indebtedness on any asset now owned or hereafter acquired, except Permitted Liens.

Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

              The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

                  (1)   pay dividends or make any other distributions on its Capital Stock to the Issuer or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to the Issuer (it being understood that the priority of any preferred stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on common stock shall not be deemed a restriction on the ability to make distributions on Capital Stock);

                  (2)   make loans or advances to the Issuer; or

                  (3)   sell, lease or transfer any of its properties or assets to the Issuer.

              However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

                  (1)   agreements in effect on the date of the Indenture and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of such agreements; provided that the amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings are not, in the good faith judgment of the Board of Directors of the Issuer, materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on the date of the Indenture;

                  (2)   the Indenture, the notes and the Note Guarantees, any exchange notes and the related Note Guarantees to be issued pursuant to the registration rights agreement and the Security Documents;

                  (3)   applicable law, rule, regulation, order, approval, license, permit or similar restriction (whether or not existing on the date of the Indenture);

                  (4)   (a) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Issuer or any of its Restricted Subsidiaries as in effect at the time of such acquisition,

    which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired and does not in the good faith judgment of the Board of Directors of the Issuer materially adversely affect the ability of the Issuer to make scheduled payments of interest and principal on the notes; provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the Indenture to be incurred; and (b) any amendment, modification, replacement or refinancing thereof; provided, however, that such encumbrances or restrictions are not, in the good faith judgment of the Board of Directors of the Issuer, materially more restrictive, taken as a whole, with respect to consensual encumbrances or restrictions set forth in clause (1), (2) or (3) of the preceding paragraph than on such encumbrances or restrictions prior to such amendment, modification, replacement or refinancing;

                  (5)   customary non-assignment provisions in contracts and licenses entered into in the ordinary course of business;

                  (6)   purchase money obligations for property acquired in the ordinary course of business and Capital Lease Obligations that impose restrictions on the property purchased or leased (plus improvements and accessions to such property, or assets or proceeds or distributions thereof) of the nature described in clause (3) of the preceding paragraph;

                  (7)   any agreement for the sale or other disposition of the Capital Stock or assets of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending such sale or other disposition;

                  (8)   Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not, in the good faith judgment of the Board of Directors of the Issuer, materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced, extended, renewed, refunded, replaced, defeased or discharged;

                  (9)   Liens permitted to be incurred under the provisions of the covenant described above under the caption "—Liens" that limit the right of the debtor to dispose of the assets subject to such Liens (plus improvements and accessions to such property, or assets or proceeds or distributions thereof);

                  (10) customary provisions in joint venture agreements or other similar agreements entered into in the ordinary course;

                  (11) other Indebtedness or Disqualified Stock of any Subsidiary that is not a Restricted Subsidiary so long as such encumbrances and restrictions contained in any agreement or instrument will not materially affect the Issuer's ability to make anticipated principal or interest payments on the notes (as determined in good faith by the Issuer);

                  (12) customary provisions in Permitted Hedging Obligations;

                  (13) provisions limiting the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements, licensing agreements and other similar agreements entered into with the approval of the Issuer's Board of Directors, which limitation is applicable only to the assets that are the subject of such agreements;

                  (14) restrictions on cash or other deposits or net worth imposed by customers under contracts or other agreements entered into in the ordinary course of business;

                  (15) restrictions in other Indebtedness incurred in compliance with the covenant described under the caption "—Incurrence of Indebtedness and Issuance of Preferred Stock"; provided that such restrictions, taken as a whole, are, in the good faith judgment of the Issuer's Board of Directors, no more materially restrictive with respect to such encumbrances and restrictions than those contained in the existing agreements referenced in clauses (1) and (2) above;

                   (16) encumbrances on property that exist at the time such property was acquired by the Issuer or any Restricted Subsidiary;

                   (17) restrictions applicable to Foreign Subsidiaries of the Issuer or of any Guarantor arising under the documentation governing Indebtedness of Foreign Subsidiaries that is permitted to be incurred by the Indenture;

                   (18) Indebtedness or other contractual requirements of a Receivables Entity in connection with a Qualified Receivables Transaction; provided that such restrictions apply on such Receivables Entity;

                   (19) encumbrances or restrictions consisting of customary non-assignment provisions in leases governing leasehold interests to the extent such provisions restrict the transfer of the lease or the property leased thereunder;

                   (20) customary guarantees by the Issuer under of non-Indebtedness obligations of a Subsidiary set forth in leases, licenses and other agreements entered into by the Subsidiary in the ordinary course of business; and

                   (21) restrictions or conditions contained in any trading, netting, operating, construction, service, supply, purchase or other agreement to which the Issuer or any of its Restricted Subsidiaries is a party entered into in the ordinary course of business; provided that such agreement prohibits the encumbrance of solely the property or assets of the Issuer or such Restricted Subsidiary that are the subject of such agreement, the payment rights arising thereunder or the proceeds thereof and does not extend to any other asset or property of the Issuer or such Restricted Subsidiary or the assets or property of any other Restricted Subsidiary.

              For purposes of determining compliance with this "Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries" covenant, the subordination of loans or advances made to the Issuer or a Restricted Subsidiary to other Indebtedness incurred by the Issuer or any such Restricted Subsidiary shall not be deemed a restriction on the ability to make loans or advances.

Merger, Consolidation or Sale of Assets

              The Issuer will not, directly or indirectly: (1) consolidate, merge or amalgamate with or into another Person (whether or not the Issuer is the surviving corporation); or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Issuer and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person, unless:

                  (1)   either: (a) the Issuer is the surviving corporation; or (b) the Person formed by or surviving any such consolidation, merger or amalgamation (if other than the Issuer) or to which such sale, assignment, transfer, conveyance or other disposition has been made is organized or existing under the laws of the United States, any state of the United States or the District of Columbia and is either (i) a corporation or (ii) a limited partnership or limited liability company and is (or has previously been) joined by a corporation as a co-issuer of the notes;

                  (2)   the Person formed by or surviving any such consolidation or merger (if other than the Issuer) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of the Issuer under the notes, the Indenture, the registration rights agreement and the Security Documents and pursuant to agreements reasonably satisfactory to the trustee and the Collateral Agent;

                  (3)   immediately after such transaction, no Default or Event of Default exists; and

                  (4)   the Issuer or the Person formed by or surviving any such consolidation, merger or amalgamation (if other than the Issuer), or to which such sale, assignment, transfer, conveyance or other disposition has been made would, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, (i) be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption "—Incurrence of Indebtedness and Issuance of Preferred Stock" or (ii) have had a Fixed Charge Coverage Ratio equal to or greater than the actual Fixed Charge Coverage Ratio of the Issuer for the four-quarter period immediately prior to such transaction.

              In addition, the Issuer will not, directly or indirectly, lease all or substantially all of the properties and assets of the Issuer and its respective Restricted Subsidiaries taken as a whole, in one or more related transactions, to any other Person.

              Clauses (3) and (4) above of this "Merger, Consolidation or Sale of Assets" covenant will not apply to: (1) a merger, amalgamation or consolidation of the Issuer with an Affiliate solely for the purpose of (a) reorganizing the Issuer as a different type of entity; provided that in the case where the surviving entity in such merger, amalgamation or consolidation is not a corporation, a corporation becomes (or has previously become) a co-issuer of the notes, or (b) reincorporating or reorganizing the Issuer in another jurisdiction; or (2) any consolidation, amalgamation or merger, or any sale, assignment, transfer, conveyance, lease or other disposition of assets between or among the Issuer and its Restricted Subsidiaries.

              No quantitative or other established meaning has been given to the phrase "all or substantially all" by courts which have interpreted this phrase in various contexts. In interpreting this phrase, courts make a subjective determination as to the portion of assets conveyed, considering such factors as the value of the assets conveyed and the proportion of an entity's income derived from the assets conveyed. Accordingly, there may be uncertainty as to whether a holder of the notes can determine whether the Issuer has sold, leased, conveyed or otherwise disposed of all or substantially all of its assets and exercise any remedies such holder may have upon the occurrence of any such transaction, and for the avoidance of doubt, the term "all or substantially all," when applied to the Collateral, as set forth above, shall not be read to mean "any" of the Collateral as a result of the Issuer or the relevant Subsidiary being in the "zone of insolvency."

Transactions with Affiliates

              The Issuer will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Issuer (each, an "Affiliate Transaction") involving aggregate payments in excess of $5.0 million, unless:

                  (1)   the Affiliate Transaction is on terms that are no less favorable to the Issuer or the relevant Restricted Subsidiary, taken as a whole, than those that would have been obtained in a comparable transaction by the Issuer or such Restricted Subsidiary with a Person that is not an Affiliate of the Issuer; and

                  (2)   the Issuer delivers to the trustee, with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $20.0 million, a resolution of the Board of Directors of the Issuer set forth in an officers' certificate certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of the members of the Board of Directors of the Issuer.

              The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

                  (1)   any consulting or employment agreement or arrangements, incentive compensation plan, stock option or stock ownership plan, employee benefit plan, severance arrangements, officer or director indemnification agreement or any similar arrangement entered into by the Issuer or any of its Restricted Subsidiaries in the ordinary course of business for the benefit of directors, officers, employees and consultants of the Issuer, a Restricted Subsidiary of the Issuer or a direct or indirect parent of the Issuer and payments and transactions pursuant thereto.

                  (2)   transactions between or among the Issuer and/or its Restricted Subsidiaries;

                  (3)   transactions with a Person (other than an Unrestricted Subsidiary of the Issuer) that is an Affiliate of the Issuer solely because the Issuer owns, directly or through a Restricted Subsidiary, an Equity Interest in, or controls, such Person;

                  (4)   payment of reasonable fees and reimbursement of expenses of directors, experts and consultants;

                  (5)   any transaction in which the only consideration paid by the Issuer or any Restricted Subsidiary consists of Equity Interests (other than Disqualified Stock) of the Issuer or any contribution of capital to the Issuer;

                  (6)   Restricted Payments and Permitted Investments that do not violate the provisions of the Indenture described above under the caption "—Restricted Payments";

                  (7)   any agreement, instrument or arrangement as in effect on the date of the Indenture or any amendment thereto (so long as such amendment is not materially more disadvantageous, taken as a whole, than the applicable agreement, instrument or arrangement, as in effect on the date of the Indenture, as determined in good faith by the Issuer);

                  (8)   loans or advances to employees in the ordinary course of business not to exceed $5.0 million in the aggregate at any one time outstanding;

                  (9)   transactions between the Issuer or any Restricted Subsidiary and any person that is an Affiliate of the Issuer or any Restricted Subsidiary solely because a director of such Person is also a director of the Issuer or any direct or indirect parent entity of the Issuer; provided that such director abstains from voting as a director of the Issuer or any direct or indirect parent entity of the Issuer, as the case may be, on any matter involving such other Person;

                  (10) purchase or sale of goods and/or services in the ordinary course of business on terms that are no less favorable to the Issuer or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Issuer or such Restricted Subsidiary with a Person that is not an Affiliate of the Issuer;

                  (11) if such Affiliate Transaction is with an Affiliate in its capacity as a holder of Indebtedness of the Issuer or any Restricted Subsidiary, a transaction in which such Affiliate is treated no more favorably than the other holders of Indebtedness of the Issuer or such Restricted Subsidiary;

                  (12) any capital contribution to any Affiliate otherwise permitted by the Indenture;

                  (13) transactions with any joint venture engaged in a Permitted Business; provided that all the outstanding ownership interests of such joint venture are owned only by the Issuer, its Restricted Subsidiaries and Persons that are not Affiliates of the Issuer;

                  (14) any Investment of the Issuer or any of its Restricted Subsidiaries existing on the Original Issue Date, and any extension, modification or renewal of such existing Investments, to the extent not involving any additional Investment other than as the result of the accrual or accretion of interest or original issue discount or the issuance of pay-in-kind securities, in each case, pursuant to the terms of such Investments as in effect on the Original Issue Date;

                  (15) transactions between a Receivables Entity and any Person in which the Receivables Entity has an Investment in connection with Qualified Receivables Transaction;

                  (16) pledges of Equity Interests of Unrestricted Subsidiaries;

                  (17) the formation and maintenance of any consolidated group or subgroup for tax, accounting or cash pooling or management purposes in the ordinary course of business or transactions undertaken in good faith for the purpose of improving the consolidated tax efficiency of the Issuer and its Subsidiaries and not for the purpose of circumventing any provision of this Indenture.

                  (18) transactions in which the Issuer or any Restricted Subsidiary, as the case may be, delivers to the trustee a letter from an accounting, appraisal or investment banking firm of national standing stating that such transaction is fair to the Issuer or such Restricted Subsidiary, as applicable, from a financial point of view or meets the requirements of clause (1) of the first paragraph of this section;

                  (19) any merger, consolidation or reorganization of the Issuer with an Affiliate of the Issuer solely for the purpose of (a) forming or collapsing a holding company structure or (b) reincorporating the Issuer in a new jurisdiction; and

                  (20) entering into an agreement that provides registration rights to the equityholders of the Issuer or any parent of the Issuer or amending such agreement with shareholders of the Issuer or any parent of the Issuer and the performance of such agreements.

Additional Note Guarantees

              If any of the Issuer's Restricted Subsidiaries (other than a Foreign Subsidiary or a Receivables Entity) that is not a Guarantor incurs (including by way of Guarantee) any Triggering Indebtedness, then that Restricted Subsidiary will become a Guarantor of the notes and execute a supplemental indenture and Security Documents, if applicable, and deliver an opinion of counsel and an officers' certificate as to the authorization, execution, delivery and enforceability of such supplemental indenture and Security Documents satisfactory to the trustee (and, if applicable, the Collateral Agent) within 20 business days of the date on which it incurs such Triggering Indebtedness.

Designation of Restricted and Unrestricted Subsidiaries

              The Board of Directors of the Issuer may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default; provided that in no event will the businesses currently operated by the Issuer be transferred to or held by an Unrestricted Subsidiary. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by the Issuer and its Restricted Subsidiaries in the Restricted Subsidiary designated as an Unrestricted Subsidiary will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under the covenant described above under the caption "—Restricted Payments" or under one or more clauses of the definition of "Permitted Investments," as determined by the Issuer. That designation will only be permitted if the Investment would be permitted at that time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors of the Issuer may

redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if that redesignation would not cause a Default.

              Any designation of a Subsidiary of the Issuer as an Unrestricted Subsidiary will be evidenced to the trustee by filing with the trustee a certified copy of a resolution of the Board of Directors giving effect to such designation and an officers' certificate certifying that such designation complied with the preceding conditions and was permitted by the covenant described above under the caption "—Restricted Payments." If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of such Unrestricted Subsidiary will be deemed to be incurred by a Restricted Subsidiary of the Issuer as of such date and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption "—Incurrence of Indebtedness and Issuance of Preferred Stock," the Issuer will be in default of such covenant. The Board of Directors of the Issuer may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary of the Issuer; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Issuer of any outstanding Indebtedness of such Unrestricted Subsidiary, and such designation will only be permitted if (1) such Indebtedness is permitted under the covenant described under the caption "—Incurrence of Indebtedness and Issuance of Preferred Stock," calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default or Event of Default would be in existence following such designation.

Payments for Consent

              The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any holder of notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture, the Security Documents or the notes unless such consideration is offered to be paid and is paid to all holders of the notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Reports

              Whether or not required by the rules and regulations of the SEC, so long as any notes are outstanding, the Issuer will furnish to the trustee, within the time periods specified in the SEC's rules and regulations (including any extensions provided therein) for a filer that is a "non-accelerated filer" (or any successor term that provides an entity with the greatest time period for filing periodic reports with the SEC) plus five business days:

                  (1)   all quarterly and annual reports that would be required to be filed with the SEC on Forms 10-K and 10-Q (or any successor or comparable forms) if the Issuer were required to file such reports; and

                  (2)   all current reports that would be required to be filed with the SEC on Form 8-K (or any successor or comparable form) if the Issuer were required to file such reports.

              All such reports will be prepared in all material respects in accordance with all of the rules and regulations applicable to such reports. Each annual report on Form 10-K will include a report on the Issuer's consolidated financial statements by the Issuer's certified independent accountants. Notwithstanding the above reporting requirements, the Issuer shall not be required to disclose to the trustee (or the holders of the notes) any materials for which it has sought and has received (or reasonably expects to receive) confidential treatment from the SEC.

              The Issuer will not take any action for the purpose of causing the SEC not to accept any such filings. If, notwithstanding the foregoing, the SEC will not accept the Issuer's filings for any reason, the Issuer will post the reports referred to in the preceding paragraphs on its website within the time periods described above.

              In addition, the Issuer and the Guarantors agree that, for so long as any notes remain outstanding, if at any time they are not required to file with the SEC the reports required by the preceding paragraphs, they will furnish to the holders of notes and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

              Notwithstanding anything herein to the contrary, the Issuer will not be deemed to have failed to comply with any of its reporting requirements set forth above for the purposes of clause (4) under "—Events of Default and Remedies" until 120 days after the proper notice under such clause (4) has been provided. For the avoidance of doubt, an Event of Default resulting from a failure to provide any report required above shall be cured upon the provision of such report prior to the acceleration of the notes.

Events of Default and Remedies

              Each of the following is an "Event of Default":

                  (1)   default for 30 days in the payment when due of interest on, or additional interest, if any, with respect to, the notes;

                  (2)   default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on, the notes;

                  (3)   failure by the Issuer or any of its Restricted Subsidiaries for 30 days after notice to the Issuer by the trustee or the holders of at least 25% in aggregate principal amount of the notes then outstanding voting as a single class to comply with the provisions described under the captions "—Repurchase at the Option of Holders—Change of Control," "—Repurchase at the Option of Holders—Asset Sales" or "—Certain Covenants—Merger, Consolidation or Sale of Assets";

                  (4)   failure by the Issuer or any of its Restricted Subsidiaries for 60 days after notice to the Issuer by the trustee or the holders of at least 25% in aggregate principal amount of the notes then outstanding voting as a single class to comply with any of the other agreements in the Indenture or the Security Documents;

                  (5)   default under any mortgage, Indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness (other than intercompany Indebtedness) for money borrowed by the Issuer or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Issuer or any of its Restricted Subsidiaries), whether such Indebtedness or Guarantee now exists, or is created after the date of the Indenture, if that default:

                      (a)   is caused by a failure to pay principal of, or interest or premium, if any, on, such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default"); or

                      (b)   results in the acceleration of such Indebtedness prior to its express maturity, and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $20 million or more;

                  (6)   failure by the Issuer, any Restricted Subsidiary of the Issuer that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Issuer that together would constitute a Significant Subsidiary to pay final and non-appealable judgments entered by a court or courts of competent jurisdiction aggregating in excess of $20 million (net of any amounts covered by insurance or pursuant to which the Issuer is indemnified to the extent that the third party under such agreement acknowledges its obligations thereunder), which judgments are not paid, discharged or stayed for a period of 60 days and, in the event such judgment is covered by insurance, an enforcement proceeding has been commenced by any creditor upon such judgment or decree that is not promptly stayed;

                  (7)   except as permitted by the Indenture, any Note Guarantee of any Restricted Subsidiary of the Issuer that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Issuer that together would constitute a Significant Subsidiary is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or any Guarantor, or any Person acting on behalf of any Guarantor, denies or disaffirms its obligations under its Note Guarantee;

                  (8)   certain events of bankruptcy or insolvency described in the Indenture with respect to the Issuer, the Issuer or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of its Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary; and

                  (9)   unless all of the Collateral has been released from the Note Liens in accordance with the provisions of the Security Documents, the default, repudiation or disaffirmation by the Issuer or any of the Guarantors of any of their obligations under the Security Documents (other than by reason of (a) a release of such obligation or Lien related thereto in accordance with the Indenture or the Security Documents or (b) the failure of the trustee to maintain possession of certificates, instruments or other documents actually delivered to it representing securities or other possessory collateral pledged under the Security Documents), which default, repudiation or disaffirmation results in Collateral having an aggregate Fair Market Value in excess of $15.0 million not being subject to a valid, perfected security interest in favor of the Collateral Agent under any applicable law (other than the law of any foreign jurisdiction) (to the extent required under the Security Documents), or a determination in a judicial proceeding that the Security Documents are unenforceable or invalid against the Issuer or any of the Guarantors for any reason with respect to Collateral having an aggregate Fair Market Value of $15.0 million or more; provided that such default, repudiation, disaffirmation or determination is not rescinded, stayed, or waived by the Persons having such authority pursuant to the Security Documents or otherwise cured within 60 days after the Issuer receives written notice thereof specifying such occurrence from the trustee or the holders of at least 25% of the outstanding principal amount of the notes demanding that such default be remedied.

              In the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to the Issuer, any Restricted Subsidiary of the Issuer that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Issuer that, taken together, would constitute a Significant Subsidiary, all outstanding notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the then-outstanding notes may declare all the notes to be due and payable immediately.

              Subject to certain limitations, holders of a majority in aggregate principal amount of the then-outstanding notes may direct the trustee in its exercise of any trust or power. The trustee may withhold from holders of the notes notice of any continuing Default or Event of Default if it determines that withholding notice is in their interest, except a Default or Event of Default relating to the payment of principal, interest or premium or additional interest, if any.

              Subject to the provisions of the Indenture relating to the duties of the trustee, in case an Event of Default occurs and is continuing, the trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any holders of notes unless such holders have offered to the trustee indemnity or security satisfactory to the trustee against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium, if any, or interest or additional interest, if any, when due, no holder of a note may pursue any remedy with respect to the Indenture or the notes unless:

                  (1)   such holder has previously given the trustee notice that an Event of Default is continuing;

                  (2)   holders of at least 25% in aggregate principal amount of the then-outstanding notes have requested the trustee to pursue the remedy;

                  (3)   such holders have offered the trustee security or indemnity satisfactory to the trustee against any loss, liability or expense;

                  (4)   the trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

                  (5)   holders of a majority in aggregate principal amount of the then-outstanding notes have not given the trustee a direction inconsistent with such request within such 60-day period.

              The holders of a majority in aggregate principal amount of the then-outstanding notes by notice to the trustee may, on behalf of the holders of all of the notes, rescind an acceleration or waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest or premium or additional interest, if any, on, or the principal of, the notes.

              The Issuer is required to deliver to the trustee annually a statement regarding compliance with the Indenture. Upon becoming aware of any Default or Event of Default, the Issuer is required to deliver to the trustee a statement specifying such Default or Event of Default.

              For the avoidance of doubt, no Default or Event of Default shall be deemed to have occurred as a result of any action or event that occurred prior to a restatement of the financial statements of the Issuer or its Subsidiaries, to the extent (i) such financial statements were prepared in accordance in accordance with GAAP or IFRS, as the case may be, at the time such action or event occurred and (ii) such action or event was permitted at the time such action or event occurred based on the financial statements of the Issuer and its Subsidiaries in existence at such time.

No Personal Liability of Directors, Officers, Employees and Stockholders

              No director, officer, employee, incorporator or stockholder of the Issuer or any Guarantor, as such, will have any liability for any obligations of the Issuer or the Guarantors under the notes, the Indenture, the Note Guarantees, the Security Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Legal Defeasance and Covenant Defeasance

              The Issuer may at any time, at the option of its Board of Directors evidenced by a resolution set forth in an officers' certificate, elect to have all of its obligations discharged with respect to the outstanding notes, all obligations of the Guarantors discharged with respect to their Note Guarantees and all of the Liens on Collateral securing the notes released ("Legal Defeasance") except for:

                  (1)   the rights of holders of outstanding notes to receive payments in respect of the principal of, or interest or premium, if any, on, such notes when such payments are due from the trust referred to below;

                  (2)   the Issuer's obligations with respect to the notes concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust;

                  (3)   the rights, powers, trusts, duties and immunities of the trustee, and the Issuer's and the Guarantors' obligations in connection therewith; and

                  (4)   the Legal Defeasance and Covenant Defeasance provisions of the Indenture.

              In addition, the Issuer may, at its option and at any time, elect to have the obligations of the Issuer and the Guarantors released with respect to certain covenants (including its obligation to make Change of Control Offers and Net Proceeds Offers) that are described in the Indenture ("Covenant Defeasance") and to have all of the Liens on the Collateral securing the notes released and thereafter any omission to comply with those covenants will not constitute a Default or Event of Default with respect to the notes. In the event Covenant Defeasance occurs, all Events of Default described under "—Events of Default and Remedies" (except those relating to payments on the notes or bankruptcy, receivership, rehabilitation or insolvency) will no longer constitute an Event of Default with respect to the notes.

              In order to exercise either Legal Defeasance or Covenant Defeasance:

                  (1)   the Issuer must irrevocably deposit with the trustee, in trust, for the benefit of the holders of the notes, cash in U.S. dollars, non-callable Government Obligations, or a combination of cash in U.S. dollars and non-callable Government Obligations, in amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, to pay the principal of, or interest and premium, if any, on, the outstanding notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, and the Issuer must specify whether the notes are being defeased to such stated date for payment or to a particular redemption date;

                  (2)   in the case of Legal Defeasance, the Issuer must deliver to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that (a) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of the Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that, the holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

                  (3)   in the case of Covenant Defeasance, the Issuer must deliver to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that the holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

                   (4)   no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and any related deposit of funds);

                   (5)   such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the Indenture and the agreements governing any other Indebtedness being defeased) to which the Issuer or any of its Subsidiaries is a party or by which the Issuer or any of its Subsidiaries is bound;

                   (6)   the Issuer must deliver to the trustee an officers' certificate stating that the deposit was not made by the Issuer with the intent of preferring the holders of notes over the other creditors of the Issuer with the intent of defeating, hindering, delaying or defrauding any creditors of the Issuer or others; and

                   (7)   the Issuer must deliver to the trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

              The Collateral will be released from the Lien securing the notes, as provided under the caption "—Use and Release of Collateral—Release of Collateral," upon a Legal Defeasance or Covenant Defeasance in accordance with the provisions described above.

Amendment, Supplement and Waiver

              Except as provided in the next five succeeding paragraphs, the Indenture, the Security Documents, or the notes or the Note Guarantees may be amended or supplemented with the consent of the holders of at least a majority in aggregate principal amount of the notes then outstanding voting as a single class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes), and any existing Default or Event of Default or compliance with any provision of the Indenture, the Security Documents or the notes or the Note Guarantees may be waived with the consent of the holders of a majority in aggregate principal amount of the then-outstanding notes voting as a single class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes).

              Without the consent of each holder of notes affected, an amendment, supplement or waiver may not (with respect to any notes held by a non-consenting holder):

                  (1)   reduce the principal amount of notes whose holders must consent to an amendment, supplement or waiver;

                  (2)   reduce the principal of or change the fixed maturity of any note or alter the provisions with respect to the redemption of the notes (other than provisions relating to (i) the timing for notices that must be given by the Issuer in connection with a redemption of the Notes and (ii) the covenants described above under the caption "—Repurchase at the Option of Holders");

                  (3)   reduce the rate of or change the time for payment of interest, including default interest, on any note;

                  (4)   waive a Default or Event of Default in the payment of principal of, or interest or premium, if any, on, the notes (except a rescission of acceleration of the notes by the holders of at least a majority in aggregate principal amount of the then-outstanding notes and a waiver of the payment default that resulted from such acceleration);

                  (5)   make any note payable in money other than that stated in the notes;

                  (6)   make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of holders of notes to receive payments of principal of, or interest or premium, if any, on, the notes;

                  (7)   waive a redemption payment with respect to any note (other than a payment required by one of the covenants described above under the caption "—Repurchase at the Option of Holders");

                  (8)   release any Guarantor from any of its obligations under its Note Guarantee or the Indenture, except in accordance with the terms of the Indenture; or

                  (9)   make any change in the preceding amendment and waiver provisions.

              In addition, any amendment to, or waiver of, the provisions of the Indenture or any Security Document that has the effect of releasing all or substantially all of the Collateral from the Note Liens shall require the consent of the holders of at least 66 2/3% in aggregate principal amount of the notes then outstanding under the Indenture.

              Notwithstanding the preceding, without the consent of any holder of notes, the Issuer, the Guarantors and the trustee may amend or supplement the Indenture, the notes, the Note Guarantees or the Security Documents:

                  (1)   to cure any ambiguity, defect or inconsistency;

                  (2)   to provide for uncertificated notes in addition to or in place of certificated notes;

                  (3)   to provide for the assumption of the Issuer's or a Guarantor's obligations to holders of notes and Note Guarantees in the case of a merger or consolidation or sale of all or substantially all of the Issuer's or such Guarantor's assets, as applicable;

                  (4)   to make any change that would provide any additional rights or benefits to the holders of notes or that does not adversely affect the legal rights under the Indenture of any such holder;

                  (5)   to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act;

                  (6)   to conform the text of the Indenture, the Note Guarantees, the Security Documents or the notes to any provision of this "Description of the Notes" to the extent that such provision in this "Description of the Notes" was intended to be a verbatim recitation of a provision of the Indenture, the Note Guarantees, the Security Documents or the notes, which intent shall be evidenced by an officers' certificate of the Issuer to that effect;

                  (7)   to provide for the issuance of Additional Notes in accordance with the limitations set forth in the Indenture as of the date of the Indenture;

                  (8)   to allow any Guarantor to execute a supplemental Indenture and/or a Note Guarantee with respect to the Notes or to release a Guarantor as provided in the Indenture;

                  (9)   to make, complete or confirm any grant of Collateral permitted or required by the Indenture or any of the Security Documents or any release of Collateral that becomes effective as set forth in the Indenture or any of the Security Documents; or

                  (10) to comply with the rules of any applicable securities depository.

              In addition, the trustee and the Collateral Agent will be authorized to amend the Intercreditor Agreement or the Security Documents to add additional secured parties holding Permitted Additional Pari Passu Obligations or ABL Obligations permitted by the Indenture with the same Lien priorities and rights as provided in the Intercreditor Agreement or to enter into intercreditor arrangements with the holders of any such Indebtedness so long as the terms of such intercreditor arrangements are not less favorable to the holders of notes than the intercreditor provisions contained in the Security Agreement and the Intercreditor Agreement.

              The consent of the holders of notes is not necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

Satisfaction and Discharge

              The Indenture and the notes will be discharged (and all Liens on the Collateral securing the notes will be released) and the Indenture will cease to be of further effect as to all notes issued thereunder, when:

                  (1)   either:

                      (a)   all notes that have been authenticated, except lost, stolen or destroyed notes that have been replaced or paid and notes for whose payment money has been deposited in trust and thereafter repaid to the Issuer, have been delivered to the trustee for cancellation; or

                      (b)   all notes that have not been delivered to the trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and the Issuer or any Guarantor has irrevocably deposited or caused to be deposited with the trustee as trust funds in trust solely for the benefit of the holders, cash in U.S. dollars, non-callable Government Obligations, or a combination of cash in U.S. dollars and non-callable Government Obligations, in amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the notes not delivered to the trustee for cancellation for principal, premium and additional interest, if any, and accrued interest to the date of maturity or redemption;

                  (2)   in respect of clause 1(b), no Default or Event of Default has occurred and is continuing on the date of the deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and similar deposits relating to other indebtedness) and the deposit will not result in a breach or violation of, or constitute a default under, any material other instrument to which the Issuer or any Guarantor is a party or by which the Issuer or any Guarantor is bound (other than any such material instrument that is concurrently being terminated and repaid in full or otherwise discharged in accordance with its terms);

                  (3)   the Issuer or any Guarantor has paid or caused to be paid all sums payable by it under the Indenture; and

                  (4)   the Issuer has delivered irrevocable instructions to the trustee under the Indenture to apply the deposited money toward the payment of the notes at maturity or on the redemption date, as the case may be.

              In addition, the Issuer must deliver an officers' certificate and an opinion of counsel to the trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

              The Collateral will be released from the Lien securing the notes, as provided under the caption "—Use and Release of Collateral—Release of Collateral," and each Guarantor will be released from its Guarantee upon a satisfaction and discharge in accordance with the provisions described above. Upon request, the Collateral Agent will acknowledge the release of such Liens upon presentation of an officers' certificate and an opinion of counsel, as provided in the Indenture.

Concerning the Trustee

              If the trustee becomes a creditor of the Issuer or any Guarantor, the Indenture limits the right of the trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee (if the Indenture has been qualified under the Trust Indenture Act) or resign.

              The holders of a majority in aggregate principal amount of the then-outstanding notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default occurs and is continuing, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any holder of notes, unless such holder has offered to the trustee security and indemnity satisfactory to it against any loss, liability or expense.

Governing Law

              The Indenture, the notes, the Note Guarantees, the Security Agreement and the Intercreditor Agreement are governed by and construed in accordance with the laws of the State of New York.

Certain Definitions

              Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for a full disclosure of all defined terms used therein, as well as any other capitalized terms used herein for which no definition is provided.

              "ABL Facility" means the Second Amended and Restated Credit Agreement, dated May 6, 2010, as amended, among the Issuer and the other Subsidiaries of the Issuer party thereto, the various lenders and agents party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent, together with any amendments, supplements, modifications, extensions, renewals, restatements or refundings thereof and any Indentures or credit facilities, receivables securitization facilities or commercial paper facilities with banks or other institutional lenders or investors that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or Indenture that increases the amount borrowable thereunder, alters the maturity thereof or adds Restricted Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, lender, group of lenders or investors. Any agreement or instrument other than the ABL Facility in effect on the Original Issue Date must be designated in an officer's certificate as an "ABL Facility" for purposes of the Indenture in order to be an ABL Facility.

              "ABL Facility Collateral Agent" means JPMorgan Chase Bank, N.A., as collateral agent under the ABL Facility, and its successors, replacements and/or assigns in such capacity.

              "ABL Liens" means all Liens in favor of the ABL Facility Collateral Agent on Collateral securing the ABL Obligations.

              "ABL Obligations" means (x) the Indebtedness and other obligations which are secured by a Lien on the Collateral permitted by clause (2) of the definition of "Permitted Liens" and (y) Banking Services Obligations, Synthetic Lease Obligations, Acceptance Obligations and Secured Swap Obligations (which terms are defined in the Intercreditor Agreement) that are permitted to be secured pursuant to the definition of "Permitted Liens."

              "ABL Priority Collateral" shall mean the following property of the Issuer and the Guarantors (with terms below that are defined in the UCC generally having the meanings given such term by the UCC), whether now owned or hereafter acquired (but excluding Excluded Assets described under "—Security"):

                           (i)  accounts receivable;

                          (ii)  inventory;

                        (iii)  copyrights, patents and trademarks and related licenses (other than Notes Priority Collateral);

                         (iv)  documents;

                          (v)  equipment and fixtures;

                         (vi)  general intangibles;

                        (vii)  goods;

                       (viii)  chattel paper, instruments and investment property;

                         (ix)  cash or cash equivalents;

                          (x)  letters of credit, letter-of-credit rights and supporting obligations;

                         (xi)  certain deposit accounts;

                        (xii)  certain commercial tort claims;

                       (xiii)  certain tax refunds; and

                       (xiv)  products and proceeds of and books and records evidencing or relating to, the foregoing;

in each case, other than Notes Priority Collateral and assets acquired with the proceeds thereof.

              "Acquired Debt" means, with respect to any specified Person:

                  (1)   Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Restricted Subsidiary of, such specified Person; and

                  (2)   Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

              "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control," as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" have correlative meanings.

              "Applicable Accounting Standards" means, as of the Original Issue Date, U.S. GAAP; provided, however, that the Issuer may, upon not less than sixty (60) days' prior written notice to the trustee, change to IFRS; provided, however, that notwithstanding the foregoing, if the Issuer changes to IFRS, it may elect, in its sole discretion, to continue to utilize U.S. GAAP for the purposes of making all calculations under the Indenture that are subject to Applicable Accounting Standards and the notice to the trustee required upon the change to IFRS shall set forth whether or not the Issuer intends to continue to use U.S. GAAP for purposes of making all calculations under the Indenture. In the event the Issuer elects to change to IFRS for purposes of making calculations under the Indenture, references in the Indenture to a standard or rule under U.S. GAAP shall be deemed to refer to the most nearly comparable standard or rule under IFRS.

              "Applicable Premium" means, with respect to a note, the greater of:

                  (1)   1.0% of the then-outstanding principal amount of such note and

                  (2)   (a) the present value of all remaining required interest and principal payments due on such note and all premium payments relating to such note assuming a redemption date of April 15, 2014, computed using a discount rate equal to the Treasury Rate plus 50 basis points, minus

                      (b)   the then-outstanding principal amount of such note, minus

                      (c)   accrued interest paid on the date of redemption.

              "Asset Sale" means:

                  (1)   the sale, lease, conveyance or other disposition of any assets or rights; provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Issuer and its Restricted Subsidiaries taken as a whole will be governed by the provisions of the Indenture described above under the caption "—Repurchase at the Option of Holders—Change of Control" and/or the provisions described above under the caption "—Certain Covenants—Merger, Consolidation or Sale of Assets" and not by the provisions of the Asset Sale Covenant; and

                  (2)   the issuance of Equity Interests by any of the Issuer's Restricted Subsidiaries or the sale of Equity Interests in any of the Issuer's Subsidiaries (other than directors' qualifying Equity Interests or Equity Interests required by applicable law to be held by a Person other than the Issuer or one of its Restricted Subsidiaries).

              Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:

                  (1)   any single transaction or series of related transactions that involves assets constituting Notes Priority Collateral having a Fair Market Value of less than $5.0 million;

                  (2)   [Reserved]

                  (3)   a transfer of assets constituting Notes Priority Collateral between or among the Issuer and the Guarantors;

                  (4)   a transfer of assets that are not Notes Priority Collateral between or among the Issuer and its Restricted Subsidiaries;

                  (5)   an issuance of Equity Interests by a Restricted Subsidiary of the Issuer to the Issuer or to a Restricted Subsidiary of the Issuer;

                  (6)   the sale or lease of products, services or accounts receivable in the ordinary course of business and any sale or other disposition of damaged, worn-out or obsolete assets or assets otherwise unsuitable or no longer required for use in the ordinary course of the business of Issuer and its Restricted Subsidiaries that do not constitute Notes Priority Collateral;

                  (7)   the sale or other disposition of Cash Equivalents not constituting Collateral;

                  (8)   a Restricted Payment that does not violate the covenant described above under the caption "—Certain Covenants—Restricted Payments" or a Permitted Investment;

                  (9)   the licensing or sublicensing of intellectual property or other general intangibles on customary terms in the ordinary course of business and the abandonment of intellectual property which is no longer used or useful in or material to the Issuer's and the Restricted Subsidiaries' businesses;

                  (10) the sale, lease, sublease, license, sublicense, consignment, conveyance or other disposition of inventory and other assets in the ordinary course of business, including leases with respect to facilities that are temporarily not in use or pending their disposition, or accounts receivable in connection with the compromise, settlement or collection thereof;

                  (11) dispositions of accounts receivable and related assets to a Receivables Entity in connection with a Qualified Receivables Transaction;

                  (12) a disposition of leasehold improvements or leased assets in connection with the termination of any operating lease;

                  (13) dispositions of receivables in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings and exclusive factoring or similar arrangements;

                  (14) any sale of Equity Interests in, or other ownership interests in or assets or property, including Indebtedness, or other securities of, an Unrestricted Subsidiary;

                  (15) (a) any exchange of assets (including a combination of assets and Cash Equivalents) for assets related to a Permitted Business of comparable or greater market value or usefulness to the business of the Issuer and the Restricted Subsidiaries as a whole, as determined in good faith by the Issuer and (b) in the ordinary course of business, any swap of assets, or lease, assignment or sublease of any real or personal property, in exchange for services (including in connection with any outsourcing arrangements) of comparable or greater value or usefulness to the business of the Issuer and the Restricted Subsidiaries as a whole, as determined in good faith by the Issuer; provided that if the assets transferred pursuant to this clause (15) are Notes Priority Collateral the assets received in exchange therefor shall be Notes Priority Collateral;

                  (16) any sale, conveyance or other disposition of assets of any Restricted Subsidiary that is not a Wholly-Owned Restricted Subsidiary, except to the extent that the proceeds thereof are distributed in cash or Cash Equivalents to the Issuer or a Wholly-Owned Restricted Subsidiary;

                  (17) any foreclosure or any similar action with respect to the property or other assets of the Issuer or any Restricted Subsidiary;

                  (18) the sublease or assignment to third parties of leased facilities;

                  (19) the grant of buy-out options to licensees of trademarks and other intellectual property pursuant to license agreements entered into in the ordinary course of business and the sale of such trademarks and other intellectual property to such licensees, provided that the proceeds from any such sale are applied as Net Proceeds for purposes of the covenant described under the caption "—Asset Sales";

                  (20) the sale of interests in a joint venture pursuant to customary put-call or buy-sell arrangements;

                  (21) the creation of or realization on a Lien to the extent that the granting of such Lien was not in violation of the covenant described above under the caption "—Certain Covenants—Liens."

              Notwithstanding the foregoing, the Issuer may voluntarily treat any transaction otherwise exempt from the definition of "Asset Sale" pursuant to clauses (1) through (21) above as an "Asset Sale" by designating such transaction as an Asset Sale for purposes of the Indenture in an officer's certificate delivered to the Trustee.

              "Attributable Debt" in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with Applicable Accounting Standards; provided, however, that if such sale and leaseback transaction results in a Capital Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of "Capital Lease Obligation."

              "Bankruptcy Courts" means each of the United States Bankruptcy Courts for the District of Delaware.

              "Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as that term is used in Section 13(d)(3) of the Exchange Act), such "person" will be deemed to have beneficial ownership of all securities that such "person" has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms "Beneficially Owns" and "Beneficially Owned" have a corresponding meaning.

              "Board of Directors" means:

                  (1)   with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

                  (2)   with respect to a partnership, the Board of Directors of the general partner of the partnership;

                  (3)   with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and

                  (4)   with respect to any other Person, the board or committee of such Person serving a similar function.

              "Borrowing Base" means, as of any date, an amount equal to:

                  (1)   85% of the face amount of all accounts receivable owned by the Issuer and its Restricted Subsidiaries (excluding accounts receivable and related assets sold, conveyed or otherwise transferred to a Receivables Entity in connection with a Qualified Receivables Transaction) as of the end of the most recent fiscal month for which consolidated financial statements are available; plus

                  (2)   70% of the inventory owned by the Issuer and its Restricted Subsidiaries as of the end of the most recent fiscal month for which consolidated financial statements are available.

              Notwithstanding the foregoing, the borrowing base shall be adjusted to give pro forma effect to any acquisitions or Asset Sales by the Issuer and/or any Restricted Subsidiary (including, without limitation, any acquisition proposed to be made at or about the same time as the incurrence of the Indebtedness that is proposed to be incurred) since the end of the most recent fiscal month for which consolidated financial statements are available, as if such acquisition or Asset Sale had occurred on the last day of the end of the most recent fiscal month.

              "Capital Lease Obligation" means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet prepared in accordance with Applicable Accounting Standards, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

              "Capital Stock" means:

                  (1)   in the case of a corporation, corporate stock or American Depository Shares (or receipts issued in evidence thereof) representing interests in such corporate stock;

                  (2)   in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

                  (3)   in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

                  (4)   any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

              "Cash Equivalents" means

                  (1)   any evidence of Indebtedness issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof;

                  (2)   deposits, certificates of deposit or acceptances of any financial institution that is a member of the Federal Reserve System and whose senior unsecured debt is rated at least "A-2" by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P"), or at least "P-2" by Moody's Investors Service, Inc. ("Moody's") or any respective successor agency;

                  (3)   commercial paper with a maturity of 365 days or less issued by a corporation (other than an Affiliate of the Issuer) organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and rated at least "A-1" by S&P and at least "P-1" by Moody's or any respective successor agency;

                  (4)   repurchase agreements and reverse repurchase agreements relating to marketable direct obligations issued or unconditionally guaranteed by the United States or issued by any agency thereof and backed by the full faith and credit of the United States maturing within 365 days from the date of acquisition;

                  (5)   demand and time deposits with a domestic commercial bank that is a member of the Federal Reserve System that are FDIC insured;

                  (6)   money market funds which invest substantially all of their assets in securities described in the preceding clauses (1) through (5); and

                  (7)   in the case of a Foreign Subsidiary, substantially similar investments, of comparable credit quality, denominated in local currency held by such Foreign Subsidiary from time to time in the ordinary course of business.

              "Casualty or Condemnation Event" means any taking under power of eminent domain or similar proceeding and any insured loss, in each case, relating to property or other assets that constituted Collateral.

              "Change of Control" means the occurrence of any of the following:

                  (1)   the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Issuer and its Subsidiaries taken as a whole to any "person" (as that term is used in Section 13(d)(3) of the Exchange Act);

                  (2)   the adoption of a plan relating to the liquidation or dissolution of the Issuer (other than a plan of liquidation of the Issuer that is a liquidation for tax purposes only);

                  (3)   the consummation of any transaction (including, without limitation, any merger or consolidation), the result of which is that any "person" (as defined above) becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of the Issuer, measured by voting power rather than number of shares;

                  (4)   the Issuer consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Issuer, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Issuer or such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of the Issuer outstanding immediately prior to such transaction constitutes or is converted into or exchanged for a majority of the outstanding shares of the Voting Stock of such surviving or transferee Person (immediately after giving effect to such transaction); or

                  (5)   the first day on which a majority of the members of the Board of Directors of the Issuer are not Continuing Directors.

              Notwithstanding the foregoing: (A) any holding company whose only significant asset is Equity Interests of the Issuer or any of its direct or indirect parent companies shall not itself be considered a "person" or "group" for purposes of clause (2) above; (B) the transfer of assets between or among the Restricted Subsidiaries and the Issuer shall not itself constitute a Change of Control; (C) the term "Change of Control" shall not include a merger or consolidation of the Issuer with or the sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the Issuer's assets to, an Affiliate incorporated or organized solely for the purpose of reincorporating or reorganizing the Issuer in another jurisdiction and/or for the sole purpose of forming or collapsing a holding company structure; and (D) a "person" or "group" shall not be deemed to have beneficial ownership of securities subject to a stock purchase agreement, merger agreement or similar agreement (or voting or option agreement related thereto) until the consummation of the transactions contemplated by such agreement.

              "Collateral Agent" means the trustee, in its capacity as collateral agent for the holders of notes and holders of Permitted Additional Pari Passu Obligations, together with its successors in such capacity.

              "Consolidated Cash Flow" means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication:

                  (1)   provision for taxes based on income or profits of such Person and its Restricted Subsidiaries and all franchise taxes for such period, to the extent that such amounts were deducted in computing such Consolidated Net Income; plus

                  (2)   the Fixed Charges of such Person and its Restricted Subsidiaries for such period, to the extent that such Fixed Charges were deducted in computing such Consolidated Net Income; plus

                  (3)   depreciation, amortization (including amortization of intangibles, deferred financing fees, debt incurrence costs, commissions, fees and expenses, but excluding amortization of prepaid cash expenses that were paid in a prior period), depletion and other non-cash expenses or charges (including any write-offs of debt issuance or deferred financing costs or fees and impairment charges and the impact on depreciation and amortization of purchase accounting), but excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses or charges were deducted in computing such Consolidated Net Income; plus

                  (4)   the amount of net loss resulting from the payment of any premiums, fees or similar amounts that are required to be paid under the terms of the instrument(s) governing any Indebtedness upon the repayment, prepayment or other extinguishment of such Indebtedness in accordance with the terms of such Indebtedness; plus

                  (5)   business optimization expenses, streamlining costs, exit or disposal costs, facilities closure costs and other restructuring charges, reserves or expenses (which, for the avoidance of doubt, shall include, without limitation, the effect of inventory optimization programs, facility consolidations, retention, headcount reductions, systems establishment costs, payroll, relocation and contract termination charges) and other adjustments of the type reflected in footnote (1) to the "Summary Historical Consolidated Financial Data of Liz Claiborne, Inc." in the Offering Memorandum relating to the 2011 Initial Notes, dated as of April 7, 2011 (to the extent not already realized), provided that the amount of cash charges added back under this clause (5) with respect to any actions initiated following the Original Issue Date, shall not exceed, in the aggregate, 10% of Consolidated Cash Flow (after giving effect to the addition of such amount) for such period; plus

                  (6)   unusual or nonrecurring charges or expenses made or incurred in connection with any restructuring, and transaction costs incurred in connection with any acquisition, in each case to the extent deducted in computing such Consolidated Net Income; plus

                  (7)   any impairment charges or asset write-offs, in each case pursuant to Applicable Accounting Standards, and the amortization of intangibles arising pursuant to Applicable Accounting Standards; minus

                  (8)   non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business, in each case, on a consolidated basis and determined in accordance with Applicable Accounting Standards.

              "Consolidated Net Income" means, with respect to any specified Person for any period, the aggregate of the net income (loss) from continuing operations of such Person and its Restricted Subsidiaries for such period, on a consolidated basis determined in accordance with Applicable Accounting Standards and without any reduction in respect of preferred stock dividends; provided that:

                  (1)   all extraordinary gains and losses and all gains and losses realized in connection with any asset disposition or the disposition of securities or the early extinguishment of Indebtedness or Hedging Obligations, together with any related provision for taxes on any such gain, will be excluded;

                  (2)   the net income (or loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or similar distributions paid in cash to the specified Person or a Restricted Subsidiary of the Person;

                  (3)   the net income (or loss) of any Restricted Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that net income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders; provided that for purposes of determining Consolidated Cash Flow, the net income of any such Restricted Subsidiary that is a Guarantor will be included;

                  (4)   the cumulative effect of a change in accounting principles will be excluded;

                  (5)   notwithstanding clause (2) above, the net income of any Unrestricted Subsidiary will be excluded except to the extent received by the specified Person or one of its Restricted Subsidiaries;

                  (6)   any charges or credits relating to any purchase accounting adjustments will be excluded;

                  (7)   any (a) one-time non-cash compensation charges, (b) non-cash costs or expenses resulting from stock option plans, employee benefit plans, compensation charges or post-employment benefit plans, or grants or awards of stock, stock appreciation or similar rights, stock options, restricted stock, preferred stock or other rights and (c) write-offs or write-downs of goodwill will be excluded;

                  (8)   any gain or loss for such period from currency translation gains or losses (or similar charges) or net gains or losses related to currency remeasurements of Indebtedness (including any net loss or gain resolution from Hedging Obligations for currency exchange risk entered in relation with Indebtedness) will be excluded;

                  (9)   any unrealized net after-tax income (loss) from Hedging Obligations or cash management Obligations and the application of Accounting Standards Codification Topic 815 "Derivatives and Hedging" or from other derivative instruments shall be excluded;

                  (10) non-cash interest expense resulting from the application of Accounting Standards Codification Topic 470-20 "Debt—Debt with Conversion Options—Recognition" shall be excluded;

                  (11) any charges resulting from the application of Accounting Standards Codification Topic 805 "Business Combinations," Accounting Standards Codification Topic 350 "Intangibles—Goodwill and Other," Accounting Standards Codification Topic 360-10-35-15 "Impairment or Disposal of Long-Lived Assets," Accounting Standards Codification Topic 480-10-25-4 "Distinguishing Liabilities from Equity—Overall—Recognition" or Accounting Standards Codification Topic 820 "Fair Value Measurements and Disclosures" shall be excluded;

                  (12) all net after-tax nonrecurring or unusual gains and losses, including, without limitation, any expenses or charges related to streamlining and restructuring activities (including related payroll, relocation and contract termination charges or expenses), streamlining initiatives, brand-exiting or facilities closure or repurposing activities, asset write-downs or write-offs, reductions in force, furloughs, severance, retention bonuses and professional fees related to any of the foregoing, will be excluded;

                  (13) all net after-tax charges or expenses with respect to curtailments, discontinuations or modifications to pension and post-retirement employee benefit plans will be excluded; and

                  (14) whether or not positive (a) "straight-line" rent expense less (b) cash rent expense.

              "Consolidated Total Debt" means, as of any date of determination, an amount, without duplication, equal to the aggregate principal amount of all outstanding Indebtedness of the Issuer and its Restricted Subsidiaries on a consolidated basis.

              "Consolidated Total Debt Ratio" means, as of any date of determination, the ratio of (a) Consolidated Total Debt on the date of determination to (b) Consolidated Cash Flow of the Issuer and its Restricted Subsidiaries for the most recently ended four full fiscal quarters for which internal financial statements are available, in each case with such pro forma adjustments to Consolidated Cash Flow as are consistent with the pro forma adjustment provisions set forth in the definition of "Fixed Charge Coverage Ratio."

              "Consolidated Total Secured Debt Ratio" means, as of any date of determination, the ratio of (a) the aggregate principal amount of Consolidated Total Debt secured by one or more Permitted Liens pursuant to clauses (1), (2), (4), (5), (7), (8), (13) (to the extent representing a replacement of Liens otherwise described in this clause (a)), (28) or (38) of the definition of Permitted Liens on the date of determination to (b) Consolidated Cash Flow of the Issuer and its Restricted Subsidiaries for the most recently ended four full fiscal quarters for which internal financial statements are available, in each case with such pro forma adjustments to Consolidated Cash Flow as are consistent with the pro forma adjustment provisions set forth in the definition of "Fixed Charge Coverage Ratio."

              "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Issuer who:

                  (1)   was a member of such Board of Directors on the Original Issue Date; or

                  (2)   was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

              "Credit Facilities" means one or more debt facilities or commercial paper facilities (including without limitation the credit facilities provided under ABL Facility), in each case, with banks or other lenders or credit providers or a trustee providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables), banker's acceptances, letters of credit or issuances of senior secured notes, including any related notes, guarantees, collateral documents, instruments, documents and agreements executed in connection therewith and in each case, as amended, restated, modified, renewed, extended, supplemented, restructured, refunded, replaced in any manner (whether upon or after termination or otherwise) or refinanced (including, in each case, by means of sales of debt securities to institutional investors) in whole or in part from time to time, in one or more instances and including any amendment increasing the amount of Indebtedness incurred or available to be borrowed thereunder, extending the maturity of any Indebtedness incurred thereunder or contemplated thereby or deleting, adding or substituting one or more parties thereto (whether or not such added or substituted parties are banks or other institutional lenders), including into one or more separate instruments or facilities, in each case, whether any such amendment, restatement, modification, renewal, extension, supplement, restructuring, refunding, replacement or refinancing occurs simultaneously or not with the termination or repayment of a prior Credit Facility. Any agreement or instrument other than the ABL Facility in effect on the Original Issue Date must be designated in an officer's certificate as a "Credit Facility" for purposes of the Indenture in order to be a Credit Facility.

              "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

              "Designated Non-cash Consideration" means the Fair Market Value of non-cash consideration received by the Issuer or any of its Restricted Subsidiaries in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an officer's certificate delivered to the trustee, setting forth the basis of such valuation.

              "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the Issuer to repurchase such Capital Stock upon the occurrence of a Change of Control or an Asset Sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that the Issuer may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption "—Certain Covenants—Restricted Payments." The amount of Disqualified Stock deemed to be outstanding at any time for purposes of the Indenture will be the maximum amount that the Issuer and its Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends.

              "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

              "Excluded Assets" (which, for purposes of this Description of the Notes, includes both assets which will be affirmatively excluded from the Liens of the Security Documents and assets which the holders of notes are not likely to have a perfected security interest in under applicable law) will include, among other things, the following assets of the Issuer and the Guarantors:

                  (1)   any property or assets owned by any Subsidiary of the Issuer which is not a Guarantor;

                  (2)   any assets other than Notes Priority Collateral which do not secure ABL Obligations (including, without limitation, certain assets subject to existing synthetic leases and assets of employee benefit plans);

                  (3)   Excluded Contracts;

                  (4)   Excluded Equipment;

                  (5)   any voting security that is issued by a Foreign Subsidiary (that is a corporation for United States federal income tax purposes) and owned by the Issuer or any Guarantor, if and to the extent that the inclusion of such voting security in the Collateral would cause the Collateral pledged by the Issuer or such Guarantor, as the case may be, to include in the aggregate more than 65% of the total combined voting power of all classes of voting securities of such Foreign Subsidiary;

                  (6)   any Capital Stock and other securities of each Subsidiary of the Issuer to the extent that and for so long as the pledge of such Capital Stock or other securities to secure the notes or the Note Guarantees would cause such Subsidiary to be required to file separate financial statements with the SEC pursuant to Rule 3-16 of Regulation S-X (as in effect from time to time);

                  (7)   proceeds and products from any and all of the foregoing excluded collateral described in clauses (1) through (6), unless such proceeds or products would otherwise constitute Collateral securing Note Obligations; and

                  (8)   any property or asset only to the extent and for so long as the grant of a security interest in such property or asset (including the perfection of such property or asset) (i) is prohibited by, or would constitute a breach or default under or require any consent not obtained under, any applicable law or contract, license or other document evidencing or giving rise to such property (except to the extent such prohibition, breach or default is ineffective under applicable law) or (ii) requires a consent not obtained of any governmental authority pursuant to applicable law.

              "Excluded Contract" means at any date any rights or interest of the Issuer or any Guarantor in, to or under any agreement, contract, license, instrument, document or other general intangible (referred to solely for purposes of this definition as a "Contract") (a) to the extent that such Contract by the express terms of a valid and enforceable restriction in favor of a Person who is not the Issuer or any Subsidiary, or any requirement of law, prohibits, or requires any consent or establishes any other condition for, an assignment thereof or a grant of a security interest therein by the Issuer or a Subsidiary and (b) which, if in existence or the subject of rights in favor of the Issuer or any Guarantor as of the Original Issue Date and with respect to which a contravention or other violation caused or arising by its inclusion as Collateral could reasonably be expected to have a Material Adverse Effect (as defined in the ABL Facility as in effect on the Original Issue Date), is listed and designated as such to the Notes Collateral Agent in an officers' certificate of the Issuer; provided that: (x) rights to payment under any such Contract otherwise constituting an Excluded Contract by virtue of this definition shall be included in the Collateral to the extent permitted thereby or by Section 9-406 or Section 9-408 of the Uniform Commercial Code and (y) all proceeds paid or payable to any of the Issuer or any Guarantor from any sale, transfer or assignment of such Contract and all rights to receive such proceeds shall be included in the Collateral.

              "Excluded Equipment" means at any date any equipment or other assets of the Issuer or any Guarantor which is subject to, or secured by a Lien permitted by clause (4), (5), (7) or (37) or, to the extent relating thereto, (13) of the definition of "Permitted Liens" if and to the extent that (a) the express terms of a valid and enforceable restriction in favor of a Person who is not the Issuer or a Restricted Subsidiary contained in the agreements or documents granting or governing such Lien prohibits, or requires any consent or establishes any other conditions for, an assignment thereof, or a grant of a security interest therein, by the Issuer or any Guarantor and (b) such restriction relates only to the asset or assets acquired by the Issuer or any Guarantor with the proceeds of the Indebtedness secured by such Lien and attachments thereto or substitutions therefor; provided that all proceeds paid or payable to any of the Issuer or any Guarantor from any sale, transfer or assignment or other voluntary or involuntary disposition of such equipment or other assets and all rights to receive such proceeds shall be included in the Collateral to the extent not otherwise required to be paid to the holder of the Indebtedness secured by such equipment or other assets.

              "Existing Convertible Notes" means the 6.0% Convertible Senior Notes due 2014 of the Issuer.

              "Existing Euro Notes" means the 5% Notes due 2013 of the Issuer.

              "Existing Indebtedness" means all Indebtedness of the Issuer and its Subsidiaries (other than Indebtedness under the ABL Facility) in existence on the Original Issue Date, until such amounts are repaid and the Existing Synthetic Lease Obligations.

              "Existing Synthetic Lease Obligation" means the existing synthetic lease of the Issuer and its Subsidiaries in respect of the Issuer's and its Subsidiaries' Ohio and Rhode Island distribution center and warehouse operations as described in the Offering Memorandum relating to the 2011 Initial Notes, dated as of April 7, 2011.

              "Fair Market Value" means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by (unless otherwise provided in the Indenture) (i) if such Fair Market Value is less than $20.0 million, the Chief Financial Officer of the Issuer and (ii) if such Fair Market Value is $20.0 million or greater, the Board of Directors of the Issuer.

              "First Priority Obligations" means the Note Obligations and the Permitted Additional Pari Passu Obligations.

              "Fixed Charge Coverage Ratio" means with respect to any specified Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, guarantees, repays, repurchases, redeems, defeases or otherwise discharges any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect, in the good-faith judgment of the Chief Financial Officer of the Issuer, to such incurrence, assumption, Guarantee, repayment, repurchase, redemption, defeasance or other discharge of Indebtedness, or such issuance, repurchase or redemption of preferred stock, and the use of the proceeds therefrom, as if the same had occurred at the beginning of the applicable four-quarter reference period.

              In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

                  (1)   acquisitions, dispositions, discontinued operations or other operational changes that have been made by the specified Person or any of its Restricted Subsidiaries, including through Investments, mergers or consolidations, or any Person or any of its Restricted Subsidiaries acquired by the specified Person or any of its Restricted Subsidiaries, and including all related financing transactions and including increases in ownership of Restricted Subsidiaries, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date, or that are to be made on the Calculation Date, will be given pro forma effect, in the good-faith judgment of the Chief Financial Officer of the Issuer, as if they had occurred on the first day of the four-quarter reference period, and such pro forma calculations may reflect operating expense reductions and other operating improvements or synergies expected to result from the applicable event based on actions to be taken within 12 months after the relevant event (to the extent set forth in an officers' certificate in reasonable detail, including the cost and timing of such expense reductions or other operating improvements or synergies), in each case, net of all costs required to achieve such expense reduction or other operating improvement or synergy;

                  (2)   the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with Applicable Accounting Standards, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded;

                  (3)   the Fixed Charges attributable to discontinued operations, as determined in accordance with Applicable Accounting Standards, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date;

                  (4)   any Person that is a Restricted Subsidiary on the Calculation Date will be deemed to have been a Restricted Subsidiary at all times during such four-quarter period;

                  (5)   any Person that is not a Restricted Subsidiary on the Calculation Date will be deemed not to have been a Restricted Subsidiary at any time during such four-quarter period; and

                  (6)   if any Indebtedness bears a floating rate of interest, the interest expense on such Indebtedness will be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligation applicable to such Indebtedness if such Hedging Obligation has a remaining term as at the Calculation Date in excess of 12 months).

              "Fixed Charges" means, with respect to any specified Person for any period, the sum, without duplication, of:

                  (1)   the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts, yield and other fees and charges (including interest) incurred in connection with any Qualified Receivables Transaction or any other transaction pursuant to which the Issuer or any of its Subsidiaries may sell, convey or otherwise transfer or grant a security interest in any accounts receivable or related assets of the type specified in the definition of "Qualified Receivables Transaction" and net of the effect of all payments made or received pursuant to Hedging Obligations in respect of interest rates; provided that the amortization or write-off of deferred financing fees shall be excluded from Fixed Charges; plus

                  (2)   the product of (a) all dividends, whether paid or accrued and whether or not in cash, on any series of Disqualified Stock of the Issuer or preferred stock any Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of the Issuer (other than Disqualified Stock) or to the Issuer or a Restricted Subsidiary of the Issuer, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, determined on a consolidated basis in accordance with Applicable Accounting Standards.

              Notwithstanding the foregoing, any charges arising from (i) the application of Accounting Standards Codification Topic 480-10-25-4 "Distinguishing Liabilities from Equity—Overall—Recognition" to any series of preferred stock other than Disqualified Stock or (ii) the application of Accounting Standards Codification Topic 470-20 "Debt—Debt with Conversion Options—Recognition," in each case, shall be disregarded in the calculation of Fixed Charges.

              "Foreign Subsidiary" means, with respect to any Person, any Subsidiary of such Person that is not a U.S. Subsidiary and any Subsidiary of such a Subsidiary, whether or not a U.S. Subsidiary.

              "Government Obligations" means securities that are:

                  (1)   direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged, or

                  (2)   obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit Obligation by the United States of America, which, in each case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any such U.S. government obligations or a specific payment of principal of or interest on any such U.S. government obligations held by such custodian for the account of the holder of such depository receipt; provided, however, that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. government obligations or the specific payment of principal of or interest on the U.S. government obligations evidenced by such depository receipt.

              "Guarantee" means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise).

              "Guarantors" means the Issuer and any Restricted Subsidiary of the Issuer that executes a Note Guarantee in accordance with the provisions of the Indenture, and their respective successors and assigns, in each case, until the Note Guarantee of such Person has been released in accordance with the provisions of the Indenture.

              "Hedging Obligations" means, with respect to any specified Person, the obligations of such Person under:

                  (1)   interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements;

                  (2)   other agreements or arrangements designed to manage interest rates or interest rate risk; and

                  (3)   other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates or commodity prices.

              "IFRS" means the International Financial Reporting Standards, as promulgated by the International Accounting Standards Board (or any successor board or agency), as in effect on the date of the election, if any, by the Issuer to change Applicable Accounting Standards to IFRS; provided that IFRS shall not include any provisions of such standards that would require a lease that would be classified as an operating lease under U.S. GAAP to be classified as indebtedness or a finance or capital lease.

              "Indebtedness" means, with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses and trade payables), whether or not contingent:

                  (1)   in respect of borrowed money;

                  (2)   evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

                  (3)   in respect of banker's acceptances;

                  (4)   representing Capital Lease Obligations or Attributable Debt in respect of sale and leaseback transactions;

                  (5)   representing the balance deferred and unpaid of the purchase price of any property or services due more than six months after such property is acquired or such services are completed but excluding other accrued liabilities being contested in good faith by appropriate proceedings promptly instituted and diligently conducted;

                  (6)   representing any Hedging Obligations,

if and to the extent any of the preceding items would appear as a liability upon a balance sheet (excluding the footnotes) of the specified Person prepared in accordance with Applicable Accounting Standards; provided that for the avoidance of doubt, (i) any Guarantee by the Issuer or any Restricted Subsidiary of obligations of another Person that do not constitute Indebtedness of such Person and

(ii) the Existing Synthetic Lease Obligations shall, in each case, not constitute Indebtedness of the Issuer or a Restricted Subsidiary. In addition, the term "Indebtedness" includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person), except for any pledge of the Equity Interests of an Unrestricted Subsidiary as permitted by clause (20) of the definition of "Permitted Liens," and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person as shall equal the lesser of (x) the Fair Market Value of such asset as of the date of determination or (y) the amount of such Indebtedness and, to the extent not otherwise included, the guarantee by the specified Person of any Indebtedness of any other Person.

              Notwithstanding the foregoing, the term "Indebtedness" will not include (a) in connection with the purchase by the Issuer or of its Restricted Subsidiaries of any business, post-closing payment adjustments to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet or such payment depends on the performance of such business after the closing unless such payments are required under Applicable Accounting Standards to appear as a liability on the balance sheet (excluding the footnotes); provided, however, that at the time of closing, the amount of any such payment is not determinable and, to the extent such payment thereafter becomes fixed and determined, the amount is paid within 30 days thereafter; (b) contingent obligations; incurred in the ordinary course of business and not in respect of borrowed money; (c) deferred or prepaid revenues; (d) any Capital Stock other than Disqualified Capital Stock; or (e) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the respective seller.

              "Intercreditor Agreement" means that certain intercreditor agreement, dated the Original Issue Date, among the Issuer, certain subsidiaries of the Issuer, the ABL Facility Collateral Agent and the Collateral Agent, as amended, supplemented, restated, modified, renewed or replaced (whether upon or after termination or otherwise), in whole or in part from time to time, or any other successor agreement and whether among the same or any other parties.

              "Investment Grade Rating" means a rating equal to or higher than Baa3 (or the equivalent) by Moody's or BBB- (or the equivalent) by S&P.

              "Investments" means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees of Indebtedness or other obligations), advances or capital contributions (excluding (i) commission, travel and similar advances to officers and employees made in the ordinary course of business and (ii) extensions of credit to customers or advances, deposits or payment to or with suppliers, lessors or utilities or for workers' compensation, in each case, that are incurred in the ordinary course of business and recorded as accounts receivable, prepaid expenses or deposits on the balance sheet of such Person prepared in accordance with Applicable Accounting Standards), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with Applicable Accounting Standards. If the Issuer or any Restricted Subsidiary of the Issuer sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Issuer such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Issuer, the Issuer will be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Issuer's Investments in such Restricted Subsidiary that were not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the caption "—Certain Covenants—Restricted Payments." The acquisition by the Issuer or any Restricted Subsidiary of the Issuer of a Person that holds an Investment in a third Person will be deemed to be an Investment by the Issuer or such Restricted Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investments held by the acquired Person in such third Person in an amount determined as provided in the final paragraph of the covenant described above under the caption "—Certain Covenants—Restricted Payments." Except as otherwise provided in the Indenture, the amount of an Investment will be determined at the time the Investment is made and without giving effect to subsequent changes in value but giving effect (without duplication) to all subsequent reductions in the amount of such Investment as a result of (x) the repayment or disposition thereof for cash or (y) the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary (valued proportionately to the equity interest in such Unrestricted Subsidiary of the Issuer or such Restricted Subsidiary owning such Unrestricted Subsidiary at the time of such redesignation) at the Fair Market Value of the net assets of such Unrestricted Subsidiary at the time of such redesignation, in the case of clauses (x) and (y), not to exceed the original amount, or Fair Market Value, of such Investment.

              "Lien" means, with respect to any asset, any mortgage, hypothecation, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in; provided that in no event shall an operating lease, rights of set-off or netting arrangements in the ordinary course of business be deemed to constitute a Lien.

              "Net Proceeds" means the aggregate cash proceeds and Cash Equivalents received by the Issuer or any of its Restricted Subsidiaries in respect of any Asset Sale or Casualty or Condemnation Event (including, without limitation, any cash or Cash Equivalents received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale or Casualty or Condemnation Event, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Asset Sale or Casualty or Condemnation Event, taxes paid or payable as a result of the Asset Sale or Casualty or Condemnation Event, in each case, after taking into account, without duplication, (1) any available tax credits or deductions and any tax sharing arrangements, and amounts required to be applied to the repayment of Indebtedness secured by a Permitted Lien on the asset or assets that were the subject of such Asset Sale or Casualty or Condemnation Event (other than ABL Obligations, Note Obligations and Permitted Additional Pari Passu Obligations) and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with Applicable Accounting Standards, (2) any reserve or payment with respect to liabilities associated with such asset or assets and retained by the Issuer or any of its Restricted Subsidiaries after such sale or other disposition thereof, including, without limitation, severance costs, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction, and (3) any cash escrows in connection with purchase price adjustments, reserves or indemnities (until released).

              "Net Proceeds Offer" has the meaning assigned to that term in the Indenture governing the notes.

              "Non-Recourse Debt" means Indebtedness:

                  (1)   except for a pledge of the Equity Interest of an Unrestricted Subsidiary as permitted by clause (20) of the definition of Permitted Liens, as to which neither the Issuer nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender;

                  (2)   no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness of the Issuer or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its Stated Maturity; and

                   (3)   as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Issuer or any of its Restricted Subsidiaries (other than the Equity Interests of an Unrestricted Subsidiary);

in each case except to the extent permitted by the covenant described above under the caption "—Certain Covenants—Restricted Payments"; provided, however, that Indebtedness shall not cease to be Non-Recourse Debt solely by reason of pledge by the Issuer or any of its Restricted Subsidiaries of Equity Interests of an Unrestricted Subsidiary of the Issuer or of a Person that is not a Subsidiary of the Issuer or such Restricted Subsidiary if recourse is limited to such Equity Interests.

              "Non-Triggering Indebtedness" means Indebtedness of a Restricted Subsidiary incurred under clause (4), (6), (8), (20) or (25) of the definition of "Permitted Debt", together with any Indebtedness incurred under clause (5) of the definition of "Permitted Debt" in respect thereof.

              "Note Documents" means the Indenture, the Security Documents, the notes, the Note Guarantees and the Security Documents.

              "Note Guarantee" means the Guarantee by each Guarantor of the Issuer's obligations under the Indenture and the notes, executed pursuant to the provisions of the Indenture.

              "Note Liens" means all Liens in favor of the Collateral Agent on Collateral securing the Note Obligations and any Permitted Additional Pari Passu Obligations.

              "Note Obligations" means the Obligations of the Issuer and any other obligor under the Indenture or any of the other Note Documents, including any Guarantor, to pay principal, premium, if any, and interest (including any interest accruing after the commencement of bankruptcy or insolvency proceedings) when due and payable, and all other amounts due or to become due under or in connection with the Indenture, the notes and the performance of all other Obligations to the trustee and the holders under the Indenture and the notes, according to the respective terms thereof.

              "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

              "Permitted Additional Pari Passu Obligations" means obligations under any Additional Notes or any other Indebtedness (whether or not consisting of Additional Notes) secured by the Note Liens; provided that, except in the case of (x) Permitted Refinancing Indebtedness in respect of either the notes or Permitted Additional Pari Passu Obligations previously incurred, (y) Indebtedness secured by Liens permitted by clause (38) of the definition of "Permitted Liens" and (z) other Permitted Additional Pari Passu Obligations not issued in reliance on either clause (x) or clause (y) above issued following the date of the Indenture in an aggregate principal amount not to exceed the U.S. dollar equivalent of €224.4 million (less the amount of Net Proceeds from Asset Sales used to repay Existing Euro Notes pursuant to clause (1)(B)(ii) of the third paragraph under the caption, "Repurchase at the Option of Holders—Asset Sales"), immediately after giving effect to the incurrence of such Permitted Additional Pari Passu Obligations, the Consolidated Total Secured Debt Ratio of the Issuer and its Restricted Subsidiaries would be less than or equal to 3.0:1.0; provided that, except in the case of Additional Notes, (i) the trustee or agent under such Permitted Additional Pari Passu Obligation executes a joinder agreement to the Security Agreement in the form attached thereto agreeing to be bound thereby and (ii) the Issuer has designated such Indebtedness as "Permitted Additional Pari Passu Obligations" under the Security Agreement. For purposes of this definition, if any Indebtedness initially was incurred as unsecured Indebtedness and is later secured by a Lien pursuant to this definition, such Indebtedness shall be deemed to have been incurred at the time it becomes secured by such Lien.

              "Permitted Business" means any business relating to the design, sourcing, licensing selling and marketing (including, but not limited to, operating specialty retail and outlet stores) of fashion apparel and accessories, including but not limited to, handbags, jewelry, small leather goods, shoes, fragrances, cosmetics and home products and any business or other activities that are reasonably similar, ancillary, complementary or related to, or a reasonable extension, development or expansion of, any such business.

              "Permitted Hedging Obligations" means any Hedging Obligations that would constitute Permitted Debt pursuant to clause (9) of the second paragraph of the "Incurrence of Indebtedness and Issuance of Preferred Stock" covenant of the Indenture.

              "Permitted Investments" means:

                  (1)   any Investment in the Issuer or a Restricted Subsidiary; provided that such Investment shall not consist of a transfer of Notes Priority Collateral (other than Equity Interests of a Restricted Subsidiary) unless such transfer is to the Issuer or a Guarantor;

                  (2)   any Investment in Cash Equivalents;

                  (3)   any Investment by the Issuer or any Restricted Subsidiary of the Issuer in a Person, if as a result of such Investment:

                      (a)   such Person becomes a Restricted Subsidiary of the Issuer; or

                      (b)   such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Issuer or a Restricted Subsidiary of the Issuer;

                  (4)   any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption "—Repurchase at the Option of Holders—Asset Sales," or from a sale or other disposition of assets not constituting an Asset Sale;

                  (5)   any acquisition of assets or Capital Stock solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Issuer;

                  (6)   any Investments received in compromise or resolution of (A) obligations of trade creditors or customers that were incurred in the ordinary course of business of the Issuer or any of its Restricted Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer; or (B) litigation, arbitration or other disputes;

                  (7)   Investments represented by Permitted Hedging Obligations;

                  (8)   loans and advances to officers, directors or employees (a) for business-related travel expenses, moving expenses and other similar expenses, including as part of a recruitment or retention plan, in each case incurred in the ordinary course of business or consistent with past practice or to fund such Person's purchase of Equity Interests of the Issuer or any direct or indirect parent entity of the Issuer, (b) required by applicable employment laws loans and (c) other loans and advances not to exceed $5.0 million at any one time outstanding;

                  (9)   repurchases of the notes;

                  (10) any Investment of the Issuer or any of its Restricted Subsidiaries existing on the Original Issue Date, and any extension, modification or renewal of such existing Investments, to the extent not involving any additional Investment other than as the result of the accrual or accretion of interest or original issue discount or the issuance of pay-in-kind securities, in each case, pursuant to the terms of such Investments as in effect on the Original Issue Date;

                  (11) guarantees otherwise permitted by the terms of the Indenture;

                  (12) receivables owing to the Issuer or any of its Restricted Subsidiaries, prepaid expenses, and lease, utility, workers' compensation and other deposits, if created, acquired or entered into in the ordinary course of business;

                  (13) payroll, business-related travel, and similar advances to cover matters that are expected at the time of such advances to be ultimately treated as expenses for accounting purposes and that are made in the ordinary course of business;

                  (14) Investments consisting of purchases and acquisitions of inventory, supplies, material or equipment pursuant to joint marketing, joint development or similar arrangements with other Persons;

                  (15) advances, loans, rebates and extensions of credit (including the creation of receivables) to suppliers, customers and vendors, and performance guarantees, in each case in the ordinary course of business;

                  (16) Investments in joint ventures having an aggregate fair market value, taken together with all other Investments made during any fiscal year pursuant to this clause that are at that time outstanding not to exceed $20.0 million, net of any return of or on any Investments made pursuant to this clause received by the Issuer or any Restricted Subsidiary during such fiscal year (provided that (i) up to $20.0 million able to be invested pursuant to this clause in any fiscal year and not so invested may be carried over to the next fiscal year; and (ii) any amount able to be invested in the next succeeding fiscal year may be carried backward to the current fiscal year, which amount carried backward may no longer be used in such future fiscal year);

                  (17) Investments resulting from the acquisition of a Person, otherwise permitted by the Indenture, which Investments at the time of such acquisition were held by the acquired Person and were not acquired in contemplation of the acquisition of such Person;

                  (18) reclassification of any Investment initially made in (or reclassified as) one form into another (such as from equity to loan or vice versa); provided in each case that the amount of such Investment is not increased thereby;

                  (19) any Investment in any Subsidiary of the Issuer or any joint venture in the ordinary course of business in connection with intercompany cash management arrangements or related activities;

                  (20) other Investments in any Person having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (20) that are at the time outstanding not to exceed the greater of (x) $30.0 million and (y) 2.5% of Total Assets, in each case, net of any return of or on such Investments received by the Issuer or any Restricted Subsidiary;

                  (21) the acquisition by a Receivables Entity in connection with a Qualified Receivables Transaction of Equity Interests of a trust or other Person established by such Receivables Entity to effect such Qualified Receivables Transaction; and any other Investment by the Issuer or a Restricted Subsidiary in a Receivables Entity or any Investment by a Receivables Entity in any other Person in connection with a Qualified Receivables Transaction;

                  (22) the pledge of the Equity Interests of an Unrestricted Subsidiary as security for Indebtedness that is permitted by clause (20) of the definition of "Permitted Liens";

                  (23) the licensing for value or contribution for equity or other consideration to a joint venture engaged in a Permitted Business in jurisdictions other than the United States of intellectual property rights relating to the jurisdictions in which such joint venture operates or proposes to operate; and

                  (24) guarantees by the Issuer or any of its Restricted Subsidiaries of leases (other than Capital Lease Obligations) or of other obligations that do not constitute Indebtedness, in each case entered into in the ordinary course of business or in connection with facilities closure activities.

              "Permitted Liens" means:

                  (1)   any Liens (whose priority shall be governed by the Intercreditor Agreement) held by the Collateral Agent securing the notes and the related Note Guarantees outstanding on the date of the Indenture (and any related exchange notes and exchange note guarantees);

                  (2)   any Lien (whose priority shall be governed by the Intercreditor Agreement) with respect to the ABL Facility or any other Credit Facility so long as the aggregate principal amount outstanding under the ABL Facility or any successor Credit Facility does not exceed the principal amount which could be borrowed under clause (1) of the definition of "Permitted Debt";

                  (3)   Liens in favor of the Issuer or the Guarantors;

                  (4)   Liens on property of a Person existing at the time such Person becomes a Restricted Subsidiary of the Issuer or is merged with or into or consolidated with the Issuer or any Restricted Subsidiary of the Issuer; provided that such Liens were in existence prior to the contemplation of such Person becoming a Restricted Subsidiary of the Issuer or such merger or consolidation and do not extend to any assets other than those of the Person that becomes a Restricted Subsidiary of the Issuer or is merged into or consolidated with the Issuer or a Restricted Subsidiary of the Issuer (plus improvements and accessions to such property or proceeds or distributions thereof);

                  (5)   Liens on property (including Capital Stock) existing at the time of acquisition of the property by the Issuer or any Restricted Subsidiary of the Issuer (plus improvements and accessions to such property or proceeds or distributions thereof); provided that such Liens were in existence prior to such acquisition and not incurred in contemplation of such acquisition;

                  (6)   Liens to secure the performance of tenders, completion guarantees, statutory obligations, surety, environmental or appeal bonds, bids, leases, government contracts, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

                  (7)   Liens to secure Indebtedness (including Capital Lease Obligations) or Attributable Debt permitted by clause (4) of the second paragraph of the covenant entitled "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock" covering only the assets acquired with or financed by such Indebtedness (plus improvements and accessions to such property or proceeds or distributions thereof);

                  (8)   Liens existing on the Original Issue Date (other than Liens securing the notes or Liens securing the ABL Facility);

                  (9)   Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as is required in conformity with Applicable Accounting Standards has been made therefor;

                  (10) Liens consisting of carriers', warehousemen's, landlord's and mechanics', suppliers', materialmen's, repairmen's and similar Liens not securing Indebtedness or in favor of customs or revenue authorities or freight forwarders or handlers to secure payment of custom duties, in each case, incurred in the ordinary course of business;

                  (11) any state of facts an accurate survey would disclose, prescriptive easements or adverse possession claims, minor encumbrances, easements or reservations of, or rights of others for, pursuant to any leases, licenses, rights-of-way or other similar agreements or arrangements, development, air or water rights, sewers, electric lines, telegraph and telephone lines and other utility lines, pipelines, service lines, railroad lines, improvements and structures located on, over or under any property, drains, drainage ditches, culverts, electric power or gas generating or cogeneration, storage and transmission facilities and other similar purposes, zoning or other restrictions as to the use of real property or minor defects in title, which were not incurred to secure payment of Indebtedness and that do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

                  (12) Liens on the assets of a Restricted Subsidiary that is not a Guarantor securing Indebtedness or other obligations of such Restricted Subsidiary permitted by the Indenture;

                  (13) Liens to secure any Permitted Refinancing Indebtedness incurred to refinance secured Indebtedness permitted to be incurred under the Indenture (other than the ABL Facility or the notes) or the Existing Synthetic Lease Obligations; provided, however, that the new Lien is limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements and accessions to, such property or proceeds or distributions thereof) or in the case of Permitted Refinancing Indebtedness incurred to refinance the Existing Synthetic Lease Obligations, property or assets that were subject to the synthetic lease creating such obligations;

                  (14) Liens or leases or licenses or sublicenses or subleases as licensor, lessor, sublicensor or sublessor of any of its property, including intellectual property, in the ordinary course of business;

                  (15) Liens on specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of banker's acceptances, tender, bid, judgment, appeal, performance or governmental contract bonds and completion guarantees, surety, standby letters of credit and warranty and contractual service obligations of a like nature, trade letters of credit and documentary letters of credit and similar bonds or guarantees provided by the Issuer or any Subsidiary of the Issuer;

                  (16) Liens incurred or pledges or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security and employee health and disability benefits, or casualty-liability insurance or self insurance or securing letters of credit issued in the ordinary course of business;

                  (17) judgment and attachment Liens not giving rise to an Event of Default and notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings and for which adequate reserves have been made in conformity with Applicable Accounting Standards;

                  (18) Liens on (a) assets other than those constituting Collateral securing Permitted Hedging Obligations and (b) assets constituting Collateral securing Permitted Hedging Obligations to the extent that the Indebtedness to which the Hedging Obligations relate is permitted to be secured pursuant to the Indenture;

                  (19) any interest or title of a lessor, licensor or sublicensor under any lease, license or sublicense of the property of the Issuer and its subsidiaries, including intellectual property, as applicable;

                  (20) Liens on the Equity Interests of an Unrestricted Subsidiary of the Issuer or of a Person that is not a Subsidiary of the Issuer securing Indebtedness of such Unrestricted Subsidiary or other Person if recourse to the Issuer and its Restricted Subsidiaries with respect to such Indebtedness is limited to such Equity Interests;

                  (21) Liens in favor of collecting or payor banks having a right of setoff, revocation, refund or chargeback with respect to money or instruments of the Issuer or any Restricted Subsidiary thereof on deposit with or in possession of such bank;

                  (22) any obligations or duties affecting any of the property of the Issuer or any of its Restricted Subsidiaries to any municipality or public authority with respect to any franchise, grant, license, or permit that do not impair the use of such property for the purposes for which it is held;

                  (23) Liens on any property in favor of domestic or foreign governmental bodies to secure partial, progress, advance or other payment pursuant to any contract or statute, not yet due and payable;

                  (24) restrictions on dispositions of assets to be disposed of pursuant to merger agreements, stock or asset purchase agreements and similar agreements;

                  (25) options, put and call arrangements, rights of first refusal and similar rights relating to Investments in joint ventures, partnerships and the like;

                  (26) Liens consisting of any law or governmental regulation or permit requiring the Issuer or any of its Restricted Subsidiaries to maintain certain facilities or perform certain acts as a condition of its occupancy of or interference with any public lands or any river or stream or navigable waters;

                  (27) Liens on assets of Foreign Subsidiaries securing Indebtedness of such Foreign Subsidiaries that is permitted under the covenant entitled "—Incurrence of Indebtedness and Issuance of Preferred Stock";

                  (28) (i) prior to a Covenant Suspension Event, Liens securing Permitted Additional Pari Passu Obligations and (ii) from and after a Covenant Suspension Event, any other Liens so long as the Notes are equally and ratably secured with the obligations secured by such Liens for so long as such other obligations are so secured;

                  (29) Liens on the unearned premiums under the insurance policies permitted by clause (15) of the definition of "Permitted Debt" securing Indebtedness incurred pursuant to clause (15) of the definition of "Permitted Debt";

                  (30) any amounts held by a trustee in the funds and accounts under an indenture securing any revenue bonds issued for the benefit of the Issuer or any Restricted Subsidiary;

                  (31) Liens incurred to secure cash management services or to implement cash pooling arrangements in the ordinary course of business;

                  (32) any netting or set-off arrangements entered into by the Issuer or any Restricted Subsidiary in the ordinary course of its banking arrangements (including, for the avoidance of doubt, cash pooling arrangements) for the purposes of netting debit and credit balances of the Issuer or any Restricted Subsidiary of the Issuer, including pursuant to any cash management agreement;

                   (33) Liens deemed to exist in connection with Investments in repurchase agreements permitted under the covenant entitled "—Incurrence of Indebtedness and Issuance of Preferred Stock"; provided that such Liens do not extend to any assets other than those that are the subject of such repurchase agreements;

                   (34) leases and subleases of real property which do not materially interfere with the ordinary conduct of the business of the Issuer or any of its Restricted Subsidiaries and other Liens incidental to the conduct of the business of the Issuer and its Restricted Subs that do not materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the Issuer's business;

                   (35) Liens arising from UCC financing statement filings regarding operating leases entered into by the Issuer and its Restricted Subsidiaries in the ordinary course of business or other precautionary UCC financing statement filings;

                   (36) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business;

                   (37) Liens on assets of a Receivables Entity incurred in connection with a Qualified Receivables Transaction;

                   (38) Liens not otherwise permitted hereunder securing Indebtedness or other obligations that does not, in the aggregate, exceed $25.0 million at any one time outstanding; and

                   (39) the grant of buy-out options to licensees of trademarks and other intellectual property pursuant to license agreements entered into in the ordinary course of business; provided that the exercise of such option is permitted by "Repurchase at the Option of Holders—Asset Sales."

              "Permitted Refinancing Indebtedness" means any Indebtedness of the Issuer or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge other Indebtedness of the Issuer or any of its Restricted Subsidiaries (other than intercompany Indebtedness) or, in the case of the Existing Synthetic Lease Obligations, which is incurred to finance the acquisition or lease of the assets subject to the synthetic lease creating such obligations; provided that:

                  (1)   the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness renewed, refunded, refinanced, replaced, defeased or discharged (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including premiums, incurred in connection therewith) or, in the case of Permitted Refinancing Indebtedness in respect of the Existing Synthetic Lease Obligations, does not exceed the fair market value of the assets subject to the synthetic lease acquired with the proceeds of such Permitted Refinancing Indebtedness;

                  (2)   such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged;

                  (3)   if the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged is subordinated in right of payment to the notes, such Permitted Refinancing Indebtedness is subordinated in right of payment to the notes on terms at least as favorable to the holders of notes as those contained in the documentation governing the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged; and

                  (4)   Permitted Refinancing Indebtedness may not be incurred by a Person other than the Issuer and any of the Guarantors to renew refund, refinance, replace, defease or discharge any Indebtedness of the Issuer or a Guarantor (and, for the avoidance of doubt, in connection with Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge Indebtedness under the Existing Euro Notes or the Existing Convertible Notes, the Guarantors may also guarantee such Permitted Refinancing Indebtedness).

              "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

              "Qualified Equity Offering" means a public or private equity offering of Capital Stock (other than Disqualified Stock and other than issuances to an Affiliate of the Issuer) of the Issuer or any direct or indirect parent company of the Issuer, of at least $50.0 million; provided that, in the case of an offering or sale by a direct or indirect parent company of the Issuer, such parent company contributes to the capital of the Issuer the portion of the net cash proceeds of such offering or sale necessary to pay the aggregate Redemption Price (plus accrued interest to the redemption date) of the notes to be redeemed pursuant to the provisions described under the fourth paragraph of "—Optional Redemption."

              "Qualified Proceeds" means any of the following or any combination of the following:

                  (1)   Cash Equivalents; and

                  (2)   the Fair Market Value of the Capital Stock of any Person engaged primarily in a Permitted Business if, in connection with the receipt by the Issuer or any of its Restricted Subsidiaries of such Capital Stock, such Person becomes a Restricted Subsidiary of the Issuer or such Person is merged or consolidated into the Issuer or any of its Restricted Subsidiaries.

              "Qualified Receivables Transaction" means any transaction or series of transactions entered into by the Issuer, any of its Restricted Subsidiaries or any of their respective Subsidiaries pursuant to which the Issuer, such Restricted Subsidiaries or any of their respective Subsidiaries sells, conveys or otherwise transfers to (i) a Receivables Entity (in the case of a transfer by the Issuer, Restricted Subsidiaries or any such Subsidiary) and (ii) any other Person (in the case of a transfer by a Receivables Entity), or grants a security interest in, any accounts receivable (whether now existing or arising in the future) of the Issuer, its Restricted Subsidiaries or any of their respective Subsidiaries, and any assets related thereto including, without limitation, all collateral securing such accounts receivable, all contracts and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable.

              "Receivables Entity" means a Subsidiary of the Issuer or any Restricted Subsidiary that engages in no activities other than in connection with the financing of accounts receivable and which is designated by the Board of Directors of the Issuer (as provided below) as a Receivables Entity. Any such designation by the Board of Directors of the Issuer will be evidenced to the trustee by filing with the trustee a certified copy of the resolution of the Board of Directors of the Issuer giving effect to such designation and an officers' certificate certifying that such designation complied with the foregoing conditions.

              "Restricted Investment" means an Investment other than a Permitted Investment.

              "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

              "Sale of Notes Priority Collateral" means any Asset Sale to the extent involving a sale, lease or other disposition of Notes Priority Collateral.

              "Security Documents" means the Security Agreement, the Intercreditor Agreement, and all security agreements, pledge agreements, collateral assignments, mortgages, deeds of trust, collateral agency agreements, control agreements or other grants or transfers for security executed and delivered by the Issuer or any other Guarantor creating (or purporting to create) a Lien upon Collateral in favor of the Collateral Agent, in each case, as amended, modified, renewed, restated or replaced, in whole or in part, from time to time, in accordance with its terms.

              "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of the Indenture.

              "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of the date of the Indenture, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

              "Subsidiary" means, with respect to any specified Person:

                  (1)   any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders' agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

                  (2)   any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof) to the extent such partnership is included in the consolidated financial statements of such Person.

              "Total Assets" means the total assets of the Issuer and its Restricted Subsidiaries, as shown on the most recent internal balance sheet of the Issuer, prepared on a consolidated basis (excluding Unrestricted Subsidiaries) in accordance with Applicable Accounting Standards, with such pro forma adjustments as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of Fixed Charge Coverage Ratio.

              "Treasury Rate" means the rate per annum equal to the yield to maturity at the time of computation of United States Treasury securities with a constant maturity most nearly equal to the period from such date of redemption or, in the case of a defeasance or discharge, the date of deposit, to April 15, 2014; provided that if the period from such date of redemption or deposit to April 15, 2014 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from such date of redemption or deposit to April 15, 2014 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used. The Treasury Rate with respect to any notes to be redeemed, shall be determined as of a date selected by the Issuer that is on or after the date the notice of redemption with respect to such notes is provided to the Trustee and specified in the applicable notice of redemption.

              "Triggering Indebtedness" means any Indebtedness for borrowed money in excess of $10.0 million aggregate principal amount (other than Non-Triggering Indebtedness).

              "Unrestricted Subsidiary" means any Subsidiary of the Issuer that is designated by the Board of Directors of the Issuer as an Unrestricted Subsidiary pursuant to a resolution of the Board of Directors, but only to the extent that such Subsidiary:

                  (1)   has no Indebtedness other than Non-Recourse Debt;

                  (2)   except as permitted by the covenant described above under the caption "—Certain Covenants—Transactions with Affiliates," is not party to any agreement, contract, arrangement or understanding with the Issuer or any Restricted Subsidiary of the Issuer unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Issuer or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Issuer;

                  (3)   except as otherwise permitted by the covenant described above under the caption "—Certain Covenants—Restricted Payments," is a Person with respect to which neither the Issuer nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and

                  (4)   except as otherwise permitted by the covenant described above under the caption "—Certain Covenants—Restricted Payments," has not guaranteed or otherwise provided credit support for any Indebtedness of the Issuer or any of its Restricted Subsidiaries.

              "U.S. GAAP" means generally accepted accounting principles set forth in opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession in the United States in effect on the Original Issue Date.

              "U.S. Subsidiary" means, with respect to any Person, any Subsidiary of such Person that is organized or existing under the laws of the United States, any state thereof, or the District of Columbia.

              "Voting Stock" of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

              "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

                  (1)   the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

                  (2)   the then-outstanding principal amount of such Indebtedness.

              "Wholly-Owned Restricted Subsidiary" of any specified Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) will at the time be owned by such Person or by one or more Wholly-Owned Restricted Subsidiaries of such Person.

              "Wholly-Owned Subsidiary" of any specified Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) will at the time be owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person.

 BOOK-ENTRY, DELIVERY AND FORM

              Except as described below, we will initially issue the exchange notes in the form of one or more registered exchange notes in global form without coupons. We will deposit each global note on the date of the closing of this exchange offer with, or on behalf of, The Depository Trust Company in New York, New York, and register the exchange notes in the name of The Depository Trust Company or its nominee, or will leave these notes in the custody of the trustee.

Depository Trust Company Procedures

              For your convenience, we are providing you with a description of the operations and procedures of The Depository Trust Company. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. We are not responsible for these operations and procedures and urge you to contact the system or its participants directly to discuss these matters.

              The Depository Trust Company has advised us that it is a limited-purpose trust company created to hold securities for its participating organizations and to facilitate the clearance and settlement of transactions in those securities between its participants through electronic book entry changes in the accounts of these participants. These direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. Access to The Depository Trust Company's system is also indirectly available to other entities that clear through or maintain a direct or indirect, custodial relationship with a direct participant. The Depository Trust Company may hold securities beneficially owned by other persons only through its participants and the ownership interests and transfers of ownership interests of these other persons will be recorded only on the records of the participants and not on the records of The Depository Trust Company.

              The Depository Trust Company has also advised us that, in accordance with its procedures,

    (1)
    upon deposit of the global notes, it will credit the accounts of the direct participants with an interest in the global notes, and

    (2)
    it will maintain records of the ownership interests of these direct participants in the global notes and the transfer of ownership interests by and between direct participants.

              The Depository Trust Company will not maintain records of the ownership interests of, or the transfer of ownership interests by and between, indirect participants or other owners of beneficial interests in the global notes. Both direct and indirect participants must maintain their own records of ownership interests of, and the transfer of ownership interests by and between, indirect participants and other owners of beneficial interests in the global notes.

              Investors in the global notes may hold their interests in the notes directly through The Depository Trust Company if they are direct participants in The Depository Trust Company or indirectly through organizations that are direct participants in The Depository Trust Company. All interests in a global note may be subject to the procedures and requirements of The Depository Trust Company.

              The laws of some states require that some persons take physical delivery in definitive certificated form of the securities that they own. This may limit or curtail the ability to transfer beneficial interests in a global note to these persons. Because The Depository Trust Company can act only on behalf of direct participants, which in turn act on behalf of indirect participants and others, the ability of a person having a beneficial interest in a global note to pledge its interest to persons or entities that are not direct participants in The Depository Trust Company or to otherwise take actions in respect of its interest, may be affected by the lack of physical certificates evidencing the interests.

              Except as described below, owners of interests in the global notes will not have notes registered in their names, will not receive physical delivery of notes in certificated form and will not be considered the registered owners or holders of these notes under the indenture for any purpose.

              Payments with respect to the principal of and interest on any notes represented by a global note registered in the name of The Depository Trust Company or its nominee on the applicable record date will be payable by the trustee to or at the direction of The Depository Trust Company or its nominee in its capacity as the registered holder of the global note representing these notes under the indenture. Under the terms of the indenture, we and the trustee will treat the person in whose names the notes are registered, including notes represented by global notes, as the owners of the notes for the purpose of receiving payments and for any and all other purposes whatsoever. Payments in respect of the principal and interest on global notes registered in the name of The Depository Trust Company or its nominee will be payable by the trustee to The Depository Trust Company or its nominee as the registered holder under the indenture. Consequently, none of Fifth & Pacific Companies, Inc., the trustee or any of our agents, or the trustee's agents has or will have any responsibility or liability for:

    (1)
    any aspect of The Depository Trust Company's records or any direct or indirect participant's records relating to, or payments made on account of, beneficial ownership interests in the global notes or for maintaining, supervising or reviewing any of The Depository Trust Company's records or any direct or indirect participant's records relating to the beneficial ownership interests in any global note or

    (2)
    any other matter relating to the actions and practices of The Depository Trust Company or any of its direct or indirect participants.

              The Depository Trust Company has advised us that its current practice, upon receipt of any payment in respect of securities such as the notes, including principal and interest, is to credit the accounts of the relevant participants with the payment on the payment date, in amounts proportionate to their respective holdings in the principal amount of beneficial interest in the security as shown on its records, unless it has reasons to believe that it will not receive payment on the payment date. Payments by the direct and indirect participants to the beneficial owners of interests in the global note will be governed by standing instructions and customary practice and will be the responsibility of the direct or indirect participants and will not be the responsibility of The Depository Trust Company, the trustee or us.

              Neither we nor the trustee will be liable for any delay by The Depository Trust Company or any direct or indirect participant in identifying the beneficial owners of the notes and Fifth & Pacific Companies, Inc. and the trustee may conclusively rely on, and will be protected in relying on, instructions from The Depository Trust Company or its nominee for all purposes, including with respect to the registration and delivery, and the respective principal amounts, of the notes.

              Transfers between participants in The Depository Trust Company will be effected in accordance with The Depository Trust Company's procedures, and will be settled in same day funds.

              The Depository Trust Company has advised us that it will take any action permitted to be taken by a holder of notes only at the direction of one or more participants to whose account The Depository Trust Company has credited the interests in the global notes and only in respect of the portion of the aggregate principal amount of the notes as to which the participant or participants has or have given that direction. However, if there is an event of default with respect to the notes, The Depository Trust Company reserves the right to exchange the global notes for legended notes in certificated form and to distribute them to its participants.

              Although The Depository Trust Company has agreed to these procedures to facilitate transfers of interests in the global notes among participants in The Depository Trust Company, it is under no obligation to perform or to continue to perform these procedures and may discontinue them at any time. None of Fifth & Pacific Companies, Inc., the trustee or any of our or the trustee's respective agents will have any responsibility for the performance by The Depository Trust Company or its direct or indirect participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Book-Entry Notes for Certificated Notes

              A global note will be exchangeable for definitive notes in registered certificated form if:

    (1)
    The Depository Trust Company notifies us that it is unwilling or unable to continue as depository for the global notes and we fail to appoint a successor depository within 90 days,

    (2)
    The Depository Trust Company ceases to be a clearing agency registered under the Exchange Act and we fail to appoint a successor within 90 days, or

    (3)
    a default or an event of default under the indenture for the notes has occurred and is continuing.

              In all cases, certificated notes delivered in exchange for any global note or beneficial interests in a global note will be registered in the name, and issued in any approved denominations, requested by or on behalf of The Depository Trust Company, in accordance with its customary procedures.

Exchange of Certificated Notes for Book-Entry Notes

              Initial notes issued in certificated form may be exchanged for beneficial interests in the global note.

Same Day Settlement

              We expect that the interests in the global notes will be eligible to trade in The Depository Trust Company's Same-Day Funds Settlement System. As a result, secondary market trading activity in these interests will settle in immediately available funds, subject in all cases to the rules and procedures of The Depository Trust Company and its participants. We expect that secondary trading in any certificated notes will also be settled in immediately available funds.

Payment

              The indenture requires that payments in respect of the notes represented by global notes, including principal and interest, be made by wire transfer of immediately available funds to the accounts specified by the holder of the global notes. With respect to notes in certificated form, we will make all payments of principal and interest on the notes at our office or agency maintained for that purpose within the city and state of New York. This office will initially be the office of the Paying Agent maintained for that purpose. At our option however, we may make these installments of interest by

    (1)
    check mailed to the holders of notes at their respective addresses provided in the register of holder of notes or

    (2)
    transfer to an account maintained by the payee.

Transfer of Beneficial Interests in Exchange Notes

              Pursuant to the terms of the registration rights agreements relating to the 2011 and 2012 initial notes, we are required to pay additional interest on the 2011 and 2012 initial notes until the exchange offer is completed. Additional interest on the 2011 initial notes currently accrues at the maximum rate of 1.00% per annum. Accrued additional interest was paid on the 2011 initial notes through October 15, 2012 to holders of record of the 2011 initial notes on October 1, 2012. Additional interest on the 2012 initial notes began accruing on October 16, 2012 at a rate of 0.25% per annum and on January 14, 2013, the rate of additional interest increased to 0.50% per annum. The rate of additional interest accruing on the 2012 initial notes will increase by 0.25% per annum for each additional 90 days elapsed after January 14, 2013 until the exchange offer has been completed, up to a maximum of 1.00% per annum. Accrued additional interest will next be paid on the 2011 and 2012 initial notes (or the corresponding exchange notes, as the case may be) on April 15, 2013 to holders of record on April 1, 2013. Until such payments are made, beneficial interests in exchange notes issued in respect of 2011 initial notes will not trade fungibly with beneficial interests in exchange notes issued in respect of 2012 initial notes. We will use commercially reasonable efforts to cause all beneficial interests in exchange notes to trade fungibly after April 15, 2013. See "Risk Factors—Risks Related to the Exchange Offer—The issuance of the exchange notes may adversely affect the market for the initial notes."

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

              The following is a discussion of the material U.S. federal income tax consequences of the acquisition, ownership and disposition of notes by U.S. Holders and Non-U.S. Holders (each as defined below). This discussion is not a complete analysis or listing of all of the possible tax consequences of such transactions and does not address all tax considerations that might be relevant to particular holders in light of their personal circumstances or to persons that are subject to special tax rules. In particular, the information set forth below deals only with holders that acquire notes pursuant to this offering at the issue price set forth on the cover of this memorandum and will hold the notes as capital assets for U.S. federal income tax purposes (generally, property held for investment). In addition, this description of the material U.S. federal income tax consequences does not address the tax treatment of special classes of holders, such as:

  •
  financial institutions

  •
  regulated investment companies

  •
  real estate investment trusts

  •
  tax-exempt entities

  •
  insurance companies

  •
  persons holding the notes as part of a hedging, integrated or conversion transaction, constructive sale or "straddle,"

  •
  U.S. expatriates

  •
  persons subject to the alternative minimum tax

  •
  dealers or traders in securities or currencies.

              Except as otherwise specifically stated herein, this summary does not address estate and gift tax consequences or tax consequences under any state, local or foreign laws.

              For purposes of this discussion, you are a "U.S. Holder" if you are a beneficial owner of notes that is (1) an individual citizen of the United States or a resident alien of the United States; (2) a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States or any state thereof or the District of Columbia; (3) an estate the income of which is subject to U.S. federal income taxation regardless of its source; or (4) a trust (A) if a court within the United States is able to exercise primary jurisdiction over its administration and one or more U.S. persons have authority to control all substantial decisions of the trust or (B) that has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

              For purposes of this discussion, you are a "Non-U.S. Holder" if (a) you are a beneficial owner of notes, (b) you are not a U.S. Holder and (c) you are, for U.S. federal income tax purposes (1) an individual, (2) a corporation (or other entity treated as a corporation for U.S. federal income tax purposes), (3) an estate or (4) a trust.

              If a partnership or other pass-through entity is a beneficial owner of notes, the tax treatment of a partner or other owner will generally depend upon the status of the partner (or other owner) and the activities of the entity. If you are a partner (or other owner) of a pass-through entity that acquires notes, you should consult your tax advisor regarding the tax consequences of acquiring, owning and disposing of notes.

              The following discussion is based upon the Code, U.S. judicial decisions, administrative pronouncements and existing and proposed Treasury regulations ("Treasury Regulations"), all as in effect as of the date hereof. All of the preceding authorities are subject to change, possibly with retroactive effect, so as to result in U.S. federal income tax consequences different from those discussed below. We have not requested, and will not request, a ruling from the U.S. Internal Revenue Service (the "IRS") with respect to any of the U.S. federal income tax consequences described below, and as a result there can be no assurance that the IRS will not disagree with or challenge any of the conclusions we have reached and describe herein.

              The following discussion is for general information only and is not intended to be, nor should it be construed to be, legal or tax advice to any holder or prospective holder of notes and no opinion or representation with respect to the U.S. federal income tax consequences to any such holder or prospective holder is made. Prospective purchasers are urged to consult their tax advisors as to the particular consequences to them under U.S. federal, state and local, and any applicable foreign, tax laws of the acquisition, ownership and disposition of the notes.

Notes Subject to Contingencies

              The terms of the outstanding notes provide for payments by us in excess of stated interest and principal under certain circumstances. We believed as of April 7, 2011, the initial issue date of the 2011 Notes, that the likelihood that we would pay such additional amounts with respect to such issuance was remote, and we believed as of June 8, 2012, the initial issue date of the 2012 Notes, that the likelihood that we would pay such additional amounts with respect to such issuance was remote. As a result, we took the position that neither the 2011 Notes nor the 2012 Notes should implicate the rules relating to "contingent payment debt instruments ." Although additional payments have since been made on the notes, we still believe that our original determinations were correct when made. Our determinations, however, are not binding on the IRS, and if the IRS were to challenge either or both of these determinations, you might be required to include accrued interest income at a higher rate than the stated interest rate on the notes, and you might be required to treat income realized on the taxable disposition of a note before the resolution of the contingencies as ordinary income rather than capital gain.

              As described above, additional interest has in fact been accruing on the 2011 Notes and the 2012 Notes since April 10, 2012, and July 9, 2012, respectively. The U.S. Federal income tax treatment of this additional interest is not entirely clear and there is no authority directly on point. We intend to take the position that the requirement to pay additional interest is a "change in circumstances" that would cause one or more deemed reissuances of the Notes solely for the purposes of the original issue discount ("OID") rules of the Code. The deemed reissuances would not result in recognition of gain or loss by the holder, but the notes would be retested at "reissuance" under the OID rules (including the rules relating to contingent payment of debt obligations). With respect to each deemed reissuance, we intend to take the position that, based on the facts and circumstances, the possibility of making additional interest payments at such times should be viewed as remote or the amounts of such payments should be viewed as incidental, and that on that basis (i) the notes should not be treated as contingent payment debt instruments and (ii) any OID that would be deemed to arise on the "reissuance" should be de minimis under the OID rules. Our determination, however, is not binding on the IRS, and if the IRS were to challenge this determination, you might be required to include accrued interest income at a higher rate than the stated interest rate on the notes, and you might be required to treat income realized on the taxable disposition of a note before the resolution of the contingencies as ordinary income rather than capital gain. Alternatively, the additional amounts could possibly be treated as ordinary income when received or accrued by you depending on your method of accounting. You should consult your own tax advisor regarding the possible treatment of additional amounts paid on the notes in excess of stated interest and principal.

Exchange Offer

              The exchange of a note for an exchange note pursuant to the exchange offer (see "Exchange Offer; Registration Rights") will not constitute a taxable exchange for U.S. federal income tax purposes. You will not recognize any gain or loss upon the receipt of an exchange note, and you will be required to continue to include interest on the exchange note in gross income in the manner and to the extent described herein. Your holding period for an exchange note will include the holding period for the note exchanged therefor, your basis in the exchange note immediately after the exchange will be the same as your basis in such note immediately before the exchange.

U.S. Holders

              This section applies to you if you are a U.S. Holder.

Interest

              Payments of interest on the notes generally will be taxable to you as ordinary income at the time that such payments are received or accrued, in accordance with your method of tax accounting.

Sale, Exchange or Retirement of the Notes

              Upon the sale, exchange or retirement of a note, you generally will recognize capital gain or loss in an amount equal to the difference between the sum of cash plus the fair market value of any property received (other than any amount received that is attributable to accrued but unpaid interest, which will be taxable as ordinary interest income to the extent not previously included in income) and your adjusted tax basis in the note. Your adjusted tax basis in a note will generally be the price you paid therefor. This gain or loss generally will be a capital gain or loss and will be long-term capital gain or loss if you have held the note for more than one year. Otherwise, such gain or loss will be a short-term capital gain or loss. Long-term capital gains of noncorporate U.S. Holders, including individuals, may be taxed at lower rates than items of ordinary income. The deductibility of capital losses is subject to limitations.

Medicare Contribution Tax on Unearned Income

              For taxable years beginning after December 31, 2012, a 3.8% Medicare tax will generally be imposed on the "net investment income," including interest and capital gain, of U.S. Holders that are individuals, estates or trusts. Net investment income includes, among other things, interest income not derived from the conduct of a nonpassive trade or business. Payments of interest on, and the recognition of capital gain with respect to, the notes are expected to constitute net investment income.

Information Reporting and Backup Withholding

              Information reporting requirements will generally apply to you if you are not an exempt recipient, such as a corporation, with respect to certain payments of interest on the notes and the proceeds of disposition (including a retirement or redemption of a note). In addition, if you are not an exempt recipient, you may be subject to "backup withholding" on the receipt of certain payments on the notes if you:

  •
  fail to provide a correct taxpayer identification number ("TIN"), which for an individual is ordinarily his or her social security number,

  •
  become subject to backup withholding due to a prior failure to report interest or dividend income in full,

  •
  fail to certify, under penalties of perjury, that you have furnished a correct TIN and that the IRS has not notified you that you are subject to backup withholding, or

  •
  otherwise fail to comply with applicable requirements of the backup withholding rules.

              You should consult your own tax advisor regarding your qualification for an exemption from backup withholding and the procedures for obtaining such an exemption, if applicable. Backup withholding is not an additional tax, and you may use amounts withheld as a credit against your U.S. federal income tax liability or may claim a refund as long as you timely provide certain information to the IRS.

Non-U.S. Holders

              This section applies to you if you are a non-U.S. Holder.

Interest Payments

              Subject to the discussion below concerning effectively connected income and backup withholding, interest paid to you on a note generally will not be subject to U.S. federal income tax or withholding tax, provided that you meet all of the following requirements:

  •
  You do not own, actually or constructively, for U.S. federal income tax purposes, stock constituting 10% or more of the total combined voting power of all classes of our stock entitled to vote.

  •
  You are not, for U.S. federal income tax purposes, a controlled foreign corporation related, directly or indirectly, to us through stock ownership under applicable rules of the Code.

  •
  You are not a bank receiving interest described in Section 881(c)(3)(A) of the Code.

  •
  You provide a properly completed IRS Form W-8BEN certifying your non-U.S. status.

              The gross amount of payments of interest that do not qualify for the exception from withholding described above will be subject to U.S. withholding tax at a rate of 30%, unless (A) you provide a properly completed IRS Form W-8BEN claiming an exemption from or reduction in withholding under an applicable tax treaty, or (B) such interest is effectively connected with your conduct of a U.S. trade or business and you provide a properly completed IRS Form W-8ECI.

Sale, Exchange or Retirement of the Notes

              Subject to the discussion below concerning backup withholding, you generally will not be subject to U.S. federal income tax or withholding tax on any gain recognized on the sale, exchange or retirement of a note unless:

  •
  you are an individual present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met, in which case you will be subject to a 30% tax (or a lower applicable treaty rate) with respect to such gain (offset by certain U.S. source capital losses);

  •
  such gain represents accrued but unpaid interest, in which case the rules regarding interest would apply; or

  •
  such gain is effectively connected with your conduct of a U.S. trade or business, in which case you will be subject to tax as described below under "Effectively Connected Income."

Effectively Connected Income

              If interest or gain from a disposition of the notes is effectively connected with your conduct of a U.S. trade or business, you will generally be subject to U.S. federal income tax on the interest or gain on a net income basis in the same manner as if you were a U.S. Holder, unless an applicable income tax treaty provides otherwise. In addition, if you are a foreign corporation, you may also be subject to a branch profits tax on your effectively connected earnings and profits for the taxable year, subject to certain adjustments, at a rate of 30% unless reduced or eliminated by an applicable tax treaty.

Possible Application of Medicare Contribution Tax on Unearned Income

              The Medicare tax described above under "U.S. Holders—Medicare Contribution Tax on Unearned Income" does not apply to U.S. persons who are individuals, but it is possible that such tax may apply to the net investment income of non-U.S. persons that are estates or trusts.

Information Reporting and Backup Withholding

              Unless certain exceptions apply, we must report to the IRS and to you any payments to you in respect of interest during the taxable year. Under current U.S. federal income tax law, backup withholding tax will not apply to payments of interest by us or our paying agent on a note to you, if you provide us with a properly completed IRS Form W-8BEN, provided that we or our paying agent, as the case may be, do not have actual knowledge or reason to know that you are a U.S. person.

              Payments pursuant to the sale, exchange or other disposition of notes, made to or through a foreign office of a foreign broker, other than payments in respect of interest, generally will not be subject to information reporting and backup withholding; provided that information reporting may apply if the foreign broker has certain connections to the United States, unless you certify, under penalties of perjury, that you are not a U.S. person or otherwise establish an exemption. Payments made to or through a foreign office of a U.S. broker generally will not be subject to backup withholding, but generally are subject to information reporting unless you certify, under penalties of perjury, that you are not a U.S. person or otherwise establish an exemption. Payments to or through a U.S. office of a broker, however, generally are subject to information reporting and backup withholding, unless you certify, under penalties of perjury, that you are not a U.S. person or otherwise establish an exemption.

              Backup withholding is not an additional tax; any amounts withheld from a payment to you under the backup withholding rules will be allowed as a credit against your U.S. federal income tax liability and may entitle you to a refund, provided that the required information is timely furnished to the IRS. You should consult your own tax advisor regarding application of withholding and backup withholding in your particular circumstance and the availability of and procedure for obtaining an exemption from withholding and backup withholding under current Treasury Regulations.

 CERTAIN ERISA CONSIDERATIONS

              The following is a summary of certain considerations associated with the purchase of the notes by employee benefit plans that are subject to Title I of ERISA, plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Code or provisions under any federal, state, local, non-U.S. or other laws or regulations that are similar to provisions of Section 406 of ERISA or Section 4975 of the Code (collectively, "Similar Laws"), and entities whose underlying assets are considered to include "plan assets" of any such plans, accounts or arrangements (each, a "Plan").

General Fiduciary Matters

              ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (an "ERISA Plan") and prohibit certain transactions involving the assets of an ERISA Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such an ERISA Plan or the management or disposition of the assets of such an ERISA Plan, or who renders investment advice for a fee or other compensation to such an ERISA Plan, is generally considered to be a fiduciary of the ERISA Plan.

              When considering an investment in the notes of a portion of the assets of any Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Law relating to a fiduciary's duties to the Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws.

Prohibited Transaction Issues

              Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans from engaging in specified transactions involving plan assets with persons or entities who are "parties in interest," within the meaning of ERISA, or "disqualified persons," within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engaged in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the ERISA Plan that engaged in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. The acquisition and/or holding of notes by an ERISA Plan with respect to which the issuer, the initial purchasers, or the guarantors are considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption. In this regard, the U.S. Department of Labor has issued prohibited transaction class exemptions, or "PTCEs," that may apply to the acquisition and holding of the notes. These class exemptions include, without limitation, PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment funds, PTCE 95-60 respecting life insurance company general accounts and PTCE 96-23 respecting transactions determined by in-house asset managers, although there can be no assurance that all of the conditions of any such exemptions will be satisfied. In addition to the foregoing, ERISA and the Code provide a statutory exemption (Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code) for transactions between an ERISA Plan and a person that is a party in interest and/or a disqualified person (other than a fiduciary or an affiliate that, directly or indirectly, has or exercises discretionary authority or control or renders investment advice with respect to the assets involved in the transaction) solely by reason of providing services to the Plan or by relationship to a service provider, provided that the ERISA Plan fiduciary has made a determination that there is adequate consideration for the transaction.

              Because of the foregoing, the notes should not be purchased or held by any person investing "plan assets" of any Plan, unless such purchase and holding will not constitute a non-exempt prohibited transaction under ERISA and the Code or similar violation of any applicable Similar Laws.

Representation

              Accordingly, by acceptance of a note, each purchaser and subsequent transferee of a note will be deemed to have represented and warranted that either (i) no portion of the assets used by such purchaser or transferee to acquire or hold the notes constitutes assets of any Plan or (ii) the acquisition and holding of the notes by such purchaser or transferee will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or similar violation under any applicable Similar Laws.

              The foregoing discussion is general in nature and is not intended to be all-inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering purchasing the notes (and holding the notes) on behalf of, or with the assets of, any Plan, consult with their legal counsel and other advisors regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment and whether an exemption would be applicable to the purchase and holding of the notes.

PLAN OF DISTRIBUTION

              Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer in exchange for initial notes acquired by such broker-dealer as a result of market making or other trading activities may be deemed to be an "underwriter" within the meaning of the Securities Act and, therefore, must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales, offers to resell or other transfers of the exchange notes received by it in connection with the exchange offer. Accordingly, each such broker-dealer must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such exchange notes. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for initial notes where such initial notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the expiration of this exchange offer, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale.

              We will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit of any such resale of exchange notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

 LEGAL MATTERS

              Paul, Weiss, Rifkind, Wharton & Garrison LLP, New York, New York, will pass on the validity of the exchange notes and guarantees offered hereby. Sheppard, Mullin, Richter & Hampton LLP will pass on certain legal matters of California law relating to the guarantees by Juicy Couture, Inc. Paul, Weiss, Rifkind, Wharton & Garrison LLP has relied upon the opinion of Sheppard, Mullin, Richter & Hampton LLP as to matters of California law.

EXPERTS

              The consolidated financial statements as of December 31, 2011 and January 1, 2011 and for each of the three years in the period ended December 31, 2011 and the related financial statement schedule, incorporated in this Prospectus by reference from the Company's Current Report on Form 8-K filed on January 18, 2013, and the effectiveness of Fifth & Pacific Companies, Inc.'s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

              We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and file reports, proxy statements and other information with the SEC. We have also filed with the SEC a registration statement on Form S-4 to register the exchange notes. This prospectus, which forms part of the registration statement, does not contain all of the information included in that registration statement. For further information about us and the exchange notes offered in this prospectus, you should refer to the registration statement and its exhibits. You may read and copy any document we file with the SEC at the SEC's Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. Copies of these reports, proxy statements and information may be obtained at prescribed rates from the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. In addition, the SEC maintains a web site that contains reports, proxy statements and other information regarding registrants, such as us, that file electronically with the SEC. The address of this web site is http://www.sec.gov.

              Anyone who receives a copy of this prospectus may obtain a copy of the indenture without charge by writing to Investor Relations, Fifth & Pacific Companies, Inc., 1441 Broadway, New York, NY 10018, (201) 295-7861, investor_relations@fnpc.com.

              No person has been authorized to give any information or to make any representation other than those contained in this prospectus, and, if given or made, any information or representations must not be relied upon as having been authorized. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities to which it relates or an offer to sell or the solicitation of an offer to buy these securities in any circumstances in which this offer or solicitation is unlawful. Neither the delivery of this prospectus nor any sale made under this prospectus shall, under any circumstances, create any implication that there has been no change in the affairs of Fifth & Pacific Companies, Inc. since the date of this prospectus.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.    Indemnification of Directors and Officers.

              The restated certificate of incorporation (as amended, the "Charter") of Fifth & Pacific Companies, Inc. provides indemnification to the extent not prohibited by Delaware law. Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed civil, criminal, administrative or investigative action, suit or proceeding (other than an action by or in the right of the corporation, such as a derivative action) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent for any corporation, partnership, joint venture, trust, employee benefit plan or other enterprise (an "Other Entity").

              The Charter provides that Fifth & Pacific Companies, Inc. shall indemnify any person who was or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer for any Other Entity.

              Under Section 145 of the DGCL, depending on the nature of the proceeding, a corporation may indemnify against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if the person so indemnified acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful. In the case of a derivative action, no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, such person is fairly and reasonably entitled to indemnity for such expenses as such court shall deem proper.

              Section 145 further provides that to the extent that a present or former director or officer of a corporation is successful in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred in connection therewith. However, if such director or officer is not successful in the defense of any such action, suit or proceeding, or in the defense of any claim, issue or matter therein, he or she shall only be indemnified by the corporation as authorized in the specific case upon a determination that indemnification is proper because he or she met the applicable standard of conduct set forth above as determined by a majority of the disinterested directors or a committee of such directors designated by majority vote of such directors, by independent legal counsel or by the stockholders.

              The Charter provides that Fifth & Pacific Companies, Inc. shall reimburse expenses in advance of the final disposition of a proceeding, upon receipt by Fifth & Pacific Companies, Inc. of an undertaking, by or on behalf of a director or officer (or other person entitled to indemnification) to repay the amount so advanced if it shall ultimately be determined that such director, officer or other person is not entitled to be indemnified for such expenses.

              Fifth & Pacific Companies, Inc.'s obligation to indemnify and to prepay expenses shall arise at the time of the occurrence of the transaction or event to which such action, suit or proceeding relates, or at the time that the action or conduct to which such action, suit or proceeding relates was first taken or engaged in (or omitted to be taken or engaged in), regardless of when such action, suit or proceeding is first threatened, commenced or completed.

              The Charter expressly provides that the right to indemnification thereunder is a right and that no amendment of the provisions in the Charter or by-laws of Fifth & Pacific Companies, Inc. relating to indemnification or other action taken by Fifth & Pacific Companies, Inc. shall affect any rights or obligations with respect thereto.

              In addition, Fifth & Pacific Companies, Inc. currently maintains officers' and directors' liability insurance, insuring its officers and directors against certain liabilities and expenses incurred by them in their capacities as such, in the event that indemnification payments are made by Fifth & Pacific Companies, Inc. to such officers and directors. In addition, the insurance program affords coverage to the individual directors and officers of Fifth & Pacific Companies, Inc. in the event that Fifth & Pacific Companies, Inc. is unable to indemnify the individual directors and officers. Lastly, Fifth & Pacific Companies, Inc. maintains insurance for securities claims made against Fifth & Pacific Companies, Inc. itself.

              The organizational documents of the Delaware corporations LCI Holdings, Inc., LCI Investments, Inc., Fifth & Pacific Companies Cosmetics, Inc., Fifth & Pacific Companies Foreign Holdings, Inc., Inc., Fifth & Pacific Companies Puerto Rico, Inc., Lucky Brand Dungarees, Inc. and Lucky Brand Dungarees Stores, Inc. contain similar provisions.

              Kate Spade, LLC ("Kate Spade") is a Delaware limited liability company. Section 18-108 of the Delaware Limited Liability Company Act grants a Delaware limited liability company the power, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

              The limited liability company agreement of Kate Spade provides that Kate Spade shall indemnify, save harmless and pay all judgments and claims against any manager or officer relating to any liability or damage incurred by reason of any act performed or omitted to be performed by any manager or officer in connection with the business of the limited liability company, including reasonable attorneys' fees incurred by the manager or officer in connection with the defense of any action based on any such act or omission, which attorneys' fees may be paid as incurred. The limited liability company agreement also provides that in the event of any action by the member against any manager or officer, including a derivative suit, Kate Spade shall also indemnify, save harmless and pay all expenses of such manager or officer, including reasonable attorneys' fees incurred in defense of such action. Notwithstanding the foregoing, no indemnification shall be provided from any liability for the fraud, intentional misconduct, gross negligence or a knowing violation of the law by any manager or officer which was material to the cause of action.

              The organizational documents of the Delaware limited liability companies FNP Holdings, LLC, L.C. Licensing LLC, LCCI Holdings, LLC, Adelington Design Group, LLC and WCFL Holdings LLC contain similar provisions.

              Juicy Couture, Inc. ("Juicy") is a California corporation. The by-laws of Juicy (the "Juicy By-Laws") provide for indemnification of Juicy's directors. In addition, the Juicy By-Laws grant Juicy the power, to the extent permitted by the California General Corporation Law (the "California Law"), to provide indemnification to its employees, officers and other agents. The Juicy By-Laws also allow Juicy to enter into indemnity agreements with individual directors, officers, employees and other agents. The Juicy By-Laws may require Juicy, among other things, to indemnify these directors or executive officers (other than for liability resulting from willful misconduct of a culpable nature), to advance expenses to them as they are incurred, provided that they undertake to repay the amount advanced if it is ultimately determined by a court of competent jurisdiction that they are not entitled to indemnification, and to obtain directors' and officers' insurance if available on reasonable terms. Section 317 of the California Law and the Juicy By-Laws makes provision for the indemnification of officers, directors and other corporate agents in terms sufficiently broad to indemnify such persons, under certain circumstances, for liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933.

              The foregoing statements are subject to the detailed provisions of Section 145 of the DGCL, the California Law, the organizational documents of each entity described above and any referenced insurance agreements.

Item 21.    Exhibits and Financial Statements Schedules.

(a)
Exhibits

Exhibit Number		Description
3.1(a	)	Certificate of Incorporation of Fifth & Pacific Companies, Inc., formerly known as Liz Claiborne, Inc. (the "Registrant") (incorporated herein by reference to Exhibit 3(a) to Registrant's Current Report on Form 8-K dated June 3, 2010).

3.1(b	)	Certificate of Ownership and Merger, amending the Certificate of Incorporation to change the name of the Registrant to Fifth & Pacific Companies, Inc. (incorporated by reference herein to Exhibit 3.1 to Registrant's Current Report on Form 8-K dated May 18, 2012)

3.2	*	Articles of Incorporation of Juicy Couture, Inc.

3.3	*	Limited Liability Company Agreement Kate Spade LLC

3.4	*	Limited Liability Company Agreement L.C. Licensing, LLC

3.5	*	Limited Liability Company Agreement LCCI Holdings LLC

3.6	*	Certificate of Incorporation of LCI Holdings, Inc.

3.7	*	Certificate of Incorporation of LCI Investments, Inc.

3.8	*	Limited Liability Company Agreement of Adelington Design Group, LLC

3.9	*	Certificate of Incorporation of Adelington Design Sales Group, Inc.

3.10	*	Certificate of Incorporation of Fifth & Pacific Companies Cosmetics, Inc.

3.11	*	Certificate of Incorporation of Fifth & Pacific Companies Foreign Holdings, Inc.

3.12	*	Certificate of Incorporation of Fifth & Pacific Companies Puerto Rico, Inc.

3.13	*	Certificate of Incorporation of Lucky Brand Dungarees, Inc.

3.14	*	Certificate of Incorporation of Lucky Brand Dungarees Stores, Inc.

3.15	*	Limited Liability Company Agreement WCFL Holdings LLC

3.16	*	By-Laws of Fifth & Pacific Companies, Inc.

3.17	*	By-Laws of Juicy Couture, Inc. (formerly known as Travis Jeans, Inc.)

3.18	*	By-Laws of LCI Holdings, Inc.

3.19	*	By-Laws of LCI Investments, Inc.

3.20	*	By-Laws of Fifth & Pacific Companies Cosmetics, Inc.

3.21	*	By-Laws of Fifth & Pacific Companies Foreign Holdings, Inc.

3.22	*	By-Laws of Fifth & Pacific Companies Puerto Rico, Inc.

3.23	*	By-Laws of Lucky Brand Dungarees, Inc.

Exhibit Number		Description
3.24	*	By-Laws of Lucky Brand Dungarees Stores, Inc.

3.25	*	Limited Liability Company Agreement of FNP Holdings, LLC

4.1		Indenture, dated as of April 7, 2011 among Fifth & Pacific Companies, Inc., the Guarantors party thereto and U.S. Bank National Association as Trustee and Collateral Agent (incorporated herein by reference to Exhibit 4.1 to Registrant's Quarterly Report on Form 10-Q filed on April 28, 2011).

4.2	*	First Supplemental Indenture, dated September 21, 2011, among Fifth & Pacific Companies, Inc., the Guarantors party thereto and U.S. Bank National Association as Trustee and Collateral Agent.

4.3	*	Second Supplemental Indenture, dated October 7, 2011, among Fifth & Pacific Companies, Inc., the Guarantors party thereto and U.S. Bank National Association as Trustee and Collateral Agent.

4.4	*	Third Supplemental Indenture, dated December 27, 2012, among Fifth & Pacific Companies, Inc., the Guarantors party thereto and U.S. Bank National Association as Trustee and Collateral Agent.

4.5		Form of Exchange Notes (included in Exhibit 4.1).

4.6		Registration Rights Agreement, dated as of April 7, 2011, by and among Fifth & Pacific Companies, Inc., the Guarantors party thereto and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the several Initial Purchasers (incorporated herein by reference to Exhibit 4.2 to Registrant's Quarterly Report on Form 10-Q filed on April 28, 2011).

4.7		Registration Rights Agreement, dated as of June 8, 2012, by and among Fifth & Pacific Companies, Inc., the Guarantors party thereto and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the several Initial Purchasers (incorporated herein by reference to Exhibit 4.1 to Registrant's Quarterly Report on Form 10-Q filed on July 26, 2012).

4.8		Pledge and Security Agreement, dated as of April 7, 2011, by and among Fifth & Pacific Companies, Inc., the other Grantors listed on the signature pages thereof and U.S. Bank National Association, as Collateral Agent (incorporated herein by reference to Exhibit 4.4 to Registrant's Quarterly Report on Form 10-Q filed on April 28, 2011).

4.9		Intercreditor Agreement, dated as of April 7, 2011, by and between JPMorgan Chase Bank, N.A., as U.S. Collateral Agent under the Credit Agreement, and U.S. Bank National Association, as trustee and Collateral Agent under the Indenture, acknowledged by Fifth & Pacific Companies and its domestic subsidiaries listed on the signature pages thereof (incorporated herein by reference to Exhibit 4.3 to Registrant's Quarterly Report on Form 10-Q filed on April 28, 2011).

5.1	*	Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP regarding the validity of the securities being registered.

5.2	*	Opinion of Sheppard, Mullin, Richter & Hampton LLP as to certain matters of California law regarding the validity of the securities being registered.

8.1	*	Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP as to certain tax matters.

Exhibit Number	Description
10.1	Lease, dated as of January 1, 1990 (the "1441 Lease"), for premises located at 1441 Broadway, New York, New York between Registrant and Lechar Realty Corp. (incorporated herein by reference to Exhibit 10(n) to Registrant's Annual Report on Form 10-K for the fiscal year ended December 29, 1990).

10.2	First Amendment: Lease Extension and Modification Agreement, dated as of January 1, 1998, to the 1441 Lease (incorporated herein by reference to Exhibit 10(k) (i) to Registrant's Annual Report on Form 10-K for the fiscal year ended January 1, 2000 (the "1999 Annual Report").

10.3	Second Amendment to Lease, dated as of September 19, 1998, to the 1441 Lease (incorporated herein by reference to Exhibit 10(k) (ii) to the 1999 Annual Report).

10.4	Third Amendment to Lease, dated as of September 24, 1999, to the 1441 Lease (incorporated herein by reference to Exhibit 10(k) (iii) to the 1999 Annual Report).

10.5	Fourth Amendment to Lease, effective as of July 1, 2000, to the 1441 Lease (incorporated herein by reference to Exhibit 10(j)(iv) to Registrant's Annual Report on Form 10-K for the fiscal year ended December 28, 2002 (the "2002 Annual Report")).

10.6	Fifth Amendment to Lease (incorporated herein by reference to Schedule 10(b)(v) to Registrant's Annual Report on Form 10-K for the fiscal year ended January 3, 2004 (the "2003 Annual Report")).

10.7	Description of Liz Claiborne, Inc. 2011 Employee Incentive Plan (incorporated herein by reference to Exhibit 10(g)(iv) to Registrant's Form 10-K for the fiscal year ended December 31, 2011).

10.8	The Liz Claiborne 401(k) Savings and Profit Sharing Plan, as amended and restated (incorporated herein by reference to Exhibit 10(g) to Registrant's 2002 Annual Report).

10.9	First Amendment to the Liz Claiborne 401(k) Savings and Profit Sharing Plan (incorporated herein by reference to Exhibit 10(e)(i) to the 2003 Annual Report).

10.10	Second Amendment to the Liz Claiborne 401(k) Savings and Profit Sharing Plan (incorporated herein by reference to Exhibit 10(e)(ii) to the 2003 Annual Report).

10.11	Third Amendment to the Liz Claiborne 401(k) Savings and Profit Sharing Plan (incorporated herein by reference to Exhibit 10(e)(iii) to the 2003 Annual Report).

10.12	Trust Agreement (the "401(k) Trust Agreement") dated as of October 1, 2003 between Registrant and Fidelity Management Trust Company (incorporated herein by reference to Exhibit 10(e)(iv) to the 2003 Annual Report).

10.13	First Amendment to the 401(k) Trust Agreement (incorporated herein by reference to Exhibit 10(e)(v) to Registrant's Annual Report on Form 10-K for the fiscal year ended January 1, 2005 (the "2004 Annual Report").

10.14	Second Amendment to the 401(k) Trust Agreement (incorporated herein by reference to Exhibit 10(e)(vi) to the 2004 Annual Report).

10.15	Liz Claiborne, Inc. Amended and Restated Outside Directors' 1991 Stock Ownership Plan (the "Outside Directors' 1991 Plan") (incorporated herein by reference to Exhibit 10(m) to Registrant's Annual Report on Form 10-K for the fiscal year ended December 30, 1995).

10.16	Amendment to the Outside Directors' 1991 Plan, effective as of December 18, 2003 (incorporated herein by reference to Exhibit 10(f)(i) to the 2003 Annual Report).

Exhibit Number	Description
10.17	Form of Option Agreement under the Outside Directors' 1991 Plan (incorporated herein by reference to Exhibit 10(m)(i) to Registrant's Annual Report on Form 10-K for the fiscal year ended December 28, 1996).

10.18	Liz Claiborne, Inc. Outside Directors' Deferral Plan (incorporated herein by reference to Exhibit 10(f)(iii) to Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2005 (the "2005 Annual Report")).

10.19	Liz Claiborne, Inc. 1992 Stock Incentive Plan (the "1992 Plan") (incorporated herein by reference to Exhibit 10(p) to Registrant's Annual Report on Form 10-K for the fiscal year ended December 28, 1991).

10.20	Form of Restricted Career Share Agreement under the 1992 Plan (incorporated herein by reference to Exhibit 10(a) to Registrant's Quarterly Report on Form 10-Q for the period ended September 30, 1995).

10.21	Form of Restricted Transformation Share Agreement under the 1992 Plan (incorporated herein by reference to Exhibit 10(s) to the Registrant's Annual Report on Form 10-K for the fiscal year ended January 3, 1998).

10.22	Liz Claiborne, Inc. 2000 Stock Incentive Plan (the "2000 Plan") (incorporated herein by reference to Exhibit 4(e) to Registrant's Form S-8 dated as of January 25, 2001).

10.23	Amendment No. 1 to the 2000 Plan (incorporated herein by reference to Exhibit 10(h)(i) to the 2003 Annual Report).

10.24	Form of Option Grant Certificate under the 2000 Plan (incorporated herein by reference to Exhibit 10(z)(i) to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 30, 2000 (the "2000 Annual Report")).

10.25	Form of 2006 Special Performance-Based Restricted Stock Confirmation under the 2000 Plan (incorporated herein by reference to Exhibit 10(h)(v) to the 2005 Annual Report).

10.26	Form of Executive Severance Agreement (incorporated herein by reference to Exhibit 99.1 to Registrant's Current Report on Form 8-K dated January 28, 2011).

10.27	Form of Special Retention Award Agreement under the Company's 2011 Stock Incentive Plan (incorporated herein by reference to Exhibit 99.2 to Registrant's Current Report on Form 8-K dated June 17, 2011).

10.28	Liz Claiborne, Inc. 2002 Stock Incentive Plan (the "2002 Plan") (incorporated herein by reference to Exhibit 10(y)(i) to Registrant's Quarterly Report on Form 10-Q for the period ended June 29, 2002 (the "2nd Quarter 2002 10-Q")).

10.29	Amendment No. 1 to the 2002 Plan (incorporated herein by reference to Exhibit 10(y)(iii) to the 2nd Quarter 2002 10-Q).

10.30	Amendment No. 2 to the 2002 Plan (incorporated herein by reference to Exhibit 10(i)(ii) to the 2003 Annual Report).

10.31	Amendment No. 3 to the 2002 Plan (incorporated herein by reference to Exhibit 10(i)(iii) to the 2003 Annual Report).

10.32	Form of Option Grant Certificate under the 2002 Plan (incorporated herein by reference to Exhibit 10(y)(ii) to the 2nd Quarter 2002 10-Q).

10.33	Form of Restricted Share Agreement for Registrant's "Growth Shares" program under the 2002 Plan (incorporated herein by reference to Exhibit 10(i)(v) to the 2003 Annual Report).

Exhibit Number		Description
10.34		Description of Supplemental Life Insurance Plans (incorporated herein by reference to Exhibit 10(q) to the 2000 Annual Report).

10.35		Liz Claiborne, Inc. Supplemental Executive Retirement Plan effective as of January 1, 2002, constituting an amendment, restatement and consolidation of the Liz Claiborne, Inc. Supplemental Executive Retirement Plan and the Liz Claiborne, Inc. Bonus Deferral Plan (incorporated herein by reference to Exhibit 10(t)(i) to Registrant's Annual Report on Form 10-K for the fiscal year ended December 29, 2001).

10.36		Liz Claiborne, Inc. 2005 Supplemental Executive Retirement Plan effective as of January 1, 2005, including amendments through December 31, 2008 (incorporated herein by reference to Exhibit 10.1 to Registrant's Current Report on Form 8-K dated December 31, 2008).

10.37		Trust Agreement, dated as of January 1, 2002, between Registrant and Wilmington Trust Company (incorporated herein by reference to Exhibit 10(t)(i) to the 2002 Annual Report).

10.38		Five-Year Credit Agreement, dated as of October 13, 2004, among Registrant, the Lenders party thereto, Bank of America, N.A., Citibank, N.A., SunTrust Bank and Wachovia Bank, National Association, as Syndication Agents, and JPMorgan Chase Bank, as Administrative Agent (incorporated herein by reference to Exhibit 10.1 to Registrant's Current Report on Form 8-K dated October 13, 2004).

10.39		First Amendment and Waiver to the Five-Year Credit Agreement, dated as of February 20, 2008 (incorporated herein by reference to Exhibit 10.1 to Registrant's Current Report on Form 8-K dated March 6, 2008).

10.40		Second Amendment to the Five-Year Credit Agreement, dated as of August 12, 2008, (incorporated herein by reference to Exhibit 10.1 to Registrant's Quarterly Report on Form 10-Q for the period ended July 5, 2008).

10.41		Liz Claiborne Inc. 2005 Stock Incentive Plan (the "2005 Plan") (incorporated herein by reference to Exhibit 10.1(b) to Registrant's Current Report on Form 8-K dated May 26, 2005).

10.42		Amendment No. 1 to the 2005 Plan (incorporated herein by reference to Exhibit 10.1 to Registrant's Current Report on Form 8-K dated July 12, 2005).

10.43		Form of Restricted Stock Grant Certificate under the 2005 Plan (incorporated herein by reference to Exhibit 10(a) to Registrant's Quarterly Report on Form 10-Q for the period ended April 2, 2005).

10.44		Form of Option Grant Confirmation under the 2005 Plan (incorporated herein by reference to Exhibit 99.2 to Registrant's Current Report on Form 8-K dated December 4, 2008).

10.45		Liz Claiborne Inc. 2011 Stock Incentive Plan (the "2011 Plan") (incorporated herein by reference to Exhibit 10.1 to Registrant's Current Report on Form 8-K dated May 23, 2011).

10.46	*	Form of Restricted Stock Unit Grant Certificate under the 2011 Plan.

10.47	*	Form of Option Grant Certificate under the 2011 Plan.

10.48		Liz Claiborne, Inc. Section 162(m) Long Term Performance Plan (incorporated herein by reference to Exhibit 10.1(a) to Registrant's Current Report on Form 8-K dated May 26, 2005).

10.49		Form of Section 162(m) Long Term Performance Plan Selective Performance Award (incorporated herein by reference to Exhibit 10 to Registrant's Quarterly Report on Form 10-Q for the period ended October 1, 2005).

Exhibit Number	Description
10.50	2010 Section 162(m) Long Term Performance Plan (incorporated herein by reference to Exhibit D to Definitive Proxy Statement filed April 3, 2010 (the "2010 162(m) Plan").

10.51	Form of Award for Liz Claiborne, Inc. 2010 Profitability Incentive Awards under the 2010 162(m) Plan (incorporated herein by reference to Exhibit 10.1 to Registrant's Quarterly Report on Form 10-Q for the period ended October 2, 2010).

10.52	Form of Executive Severance Agreement (incorporated herein by reference to Exhibit 99.1 to Registrant's Current Report on Form 8-K dated January 28, 2011).

10.53	Employment Agreement, by and between Registrant and William L. McComb, dated October 13, 2006 (incorporated herein by reference to Exhibit 99.2 to Registrant's Current Report on Form 8-K dated October 18, 2006).

10.54	Amended and Restated Employment Agreement, by and between Registrant and William L. McComb, dated December 24, 2008 (incorporated herein by reference to Exhibit 10.1 to Registrant's Current Report on Form 8-K dated December 24, 2008).

10.55	Severance Benefit Agreement, by and between Registrant and William L. McComb, dated July 14, 2009 (incorporated herein by reference to Exhibit 10.4 to Registrant's Quarterly Report on Form 10-Q for the period ended July 4, 2009).

10.56	Executive Terminations Benefits Agreement, by and between Registrant and William L. McComb, dated as of October 13, 2006 (incorporated herein by reference to Exhibit 10.3 to Registrant's Quarterly Report on Form 10-Q for the period ended July 4, 2009).

10.57	Amended and Restated Executive Termination Benefits Agreement, by and between Registrant and William L. McComb, dated as of December 24, 2008 (incorporated herein by reference to Exhibit 10.2 to Registrant's Current Report on Form 8-K dated December 24, 2008).

10.58	Executive Termination Benefits Agreement, by and between Registrant and William L. McComb, dated as of July 14, 2009 (incorporated herein by reference to Exhibit 10.3 to Registrant's Current Report on Form 8-K dated July 15, 2009).

10.59	Form of Amended and Restated 2011 Special Retention Award Agreement with Andrew Warren, dated June 13, 2011 (incorporated herein by reference to Exhibit 99.1 to Registrant's Current Report on Form 8-K dated June 17, 2011).

10.60	Purchase Agreement, dated June 18, 2009, for Registrant's 6.0% Convertible Senior Notes due June 2014, by and among Registrant and J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated as Representatives of Several Initial Purchasers (incorporated herein by reference to Exhibit 10.5 to Registrant's Quarterly Report on Form 10-Q for the period ended July 4, 2009).

10.61	Purchase Agreement, dated April 1, 2011, for Registrant's 10.50% Senior Secured Notes due 2019, by and among Registrant and Merrill Lynch, Pierce, Fenner & Smith Incorporated to Registrant's issuance and sale of $205.0 million of Notes (incorporated herein by reference to Exhibit 10.3 to Registrant's Quarterly Report on Form 10-Q for the period ended April 2, 2011).

10.62	Purchase Agreement, dated April 5, 2011, for Registrant's 10.50% Senior Secured Notes due 2019, by and among Registrant, the Guarantors and the Initial Purchasers relating to Registrant's issuance and sale of $15.0 million of additional Notes. (incorporated herein by reference to Exhibit 10.4 to Registrant's Quarterly Report on Form 10-Q for the period ended April 2, 2011).

Exhibit Number	Description
10.63	Form of Executive Severance Agreement (incorporated herein by reference to Exhibit 10.1 to Registrant's Current Report on Form 8-K dated April 3, 2012).

10.64	Purchase Agreement, dated June 6, 2012, by and among Registrant and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Representative of the several Initial Purchasers (incorporated herein by reference to Exhibit 10.2 to the Registrant's Quarterly Report on Form 10-Q filed for the period ended June 30, 2012).

10.65	Dealer Management Agreement, dated March 8, 2011, for Registrant's 5.0% Notes due 2013, by and among Registrant, Merrill Lynch International and J.P. Morgan Securities Ltd. relating to Registrant's offer to purchase up to €155.0 million of its outstanding €350.00 million 5.0% Notes for cash (incorporated herein by reference to Exhibit 10.1 to Registrant's Quarterly Report on Form 10-Q for the period ended April 2, 2011).

10.66	License Agreement, dated as of October 7, 2009, between Registrant, J.C. Penney Corporation, Inc. and J.C. Penney Company, Inc. (incorporated herein by reference to Exhibit 10(y) to Registrant's Annual Report on Form 10-K/A for the fiscal year ended January 2, 2010).

10.67	Purchase Agreement, dated October 12, 2011, between Registrant, J.C. Penney Corporation, Inc. and J.C. Penney Company, Inc. (incorporated herein by reference to Exhibit 10(y) to the Registrant's Annual Report on Form 10-K filed for the fiscal year ended December 31, 2011).

10.68	Second Amended and Restated Credit Agreement, dated May 6, 2010, among the Company, Mexx Europe B.V., Juicy Couture Europe Limited, and Liz Claiborne Canada Inc., as Borrowers, the several subsidiary guarantors party thereto, the several lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent and U.S. Collateral Agent, JPMorgan Chase Bank, N.A., Toronto Branch, as Canadian Administrative Agent and Canadian Collateral Agent, J.P. Morgan Europe Limited, as European Administrative Agent and European Collateral Agent, Bank of America, N.A., as Syndication Agent, General Electric Capital Corporation, as Documentation Agent, and J.P. Morgan Securities Inc., Banc of America Securities LLC, Wells Fargo Capital Finance, LLC and SunTrust Robinson Humphrey, Inc., as Joint Lead Arrangers and Joint Bookrunners (incorporated herein by reference to Exhibit 10.1 to Registrant's Current Report on Form 8-K dated May 6, 2010).

10.69	The First Amendment and Consent to the Second Amended and Restated Credit Agreement and Second Amendment to the US Pledge and Security Agreement, dated as of March 25, 2011, among Registrant, Liz Claiborne Canada, Inc., Mexx Europe B.V. and Juicy Couture Europe Limited, as Borrowers, the several lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent and U.S. Collateral Agent, J.P. Morgan Europe Limited, as European Administrative Agent and European Collateral Agent, and JPMorgan Chase Bank, N.A., Toronto Branch, as Canadian Administrative Agent and Canadian Collateral Agent (incorporated herein by reference to Exhibit 10.2 to Registrant's Quarterly Report on Form 10-Q for the period ended April 2, 2011).

10.70	Third Amendment and Consent, dated as of September 21, 2011, to the Second Amendment and Restated Credit Agreement, among Registrant, Mexx Europe B.V., Liz Claiborne Canada Inc., Juicy Couture Europe Limited, the several lenders thereto, JPMorgan Chase bank N.A., as Administrative Agent and US Collateral Agent, J.P. Morgan Europe Limited, as European Administrative Agent and European Collateral Agent, JPMorgan Chase bank, N.A., Toronto Branch, as Canadian Administrative Agent and Canadian Collateral Agent. (incorporated herein by reference to Exhibit 10.1 to Registrant's Quarterly Report on Form 10-Q for the period ended October 1, 2011).

Exhibit Number		Description

10.71		Fourth Amendment to the Second Amended and Restated Credit Agreement, dated May 6, 2010, among the Company, the guarantors party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent and U.S. Collateral Agent, JPMorgan Chase Bank, N.A., Toronto Branch, as Canadian Administrative Agent and Canadian Collateral Agent, J.P. Morgan Europe Limited, as European Administrative Agent and European Collateral Agent, Bank of America, N.A., as Syndication Agent, General Electric Capital Corporation, as Documentation Agent, and J.P. Morgan Securities Inc., Banc of America Securities LLC, Wells Fargo Capital Finance, LLC and SunTrust Bank, as Documentation Agents (incorporated herein by reference to Exhibit 10(z)(iv) to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2011).

10.72		Fifth Amendment and Consent to the Second Amended and Restated Credit Agreement and Second Amendment to the US Pledge and Security Agreement, dated as of June 5, 2012, among Registrant, the Guarantors party thereto, the Lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent and US Collateral Agent, J.P. Morgan Europe Limited, as European Administrative Agent and European Collateral Agent, JPMorgan Chase Bank, N.A., Toronto Branch, as Canadian Administrative Agent and Canadian Collateral Agent, Bank of America, N.A., as Syndication Agent, and Wells Fargo Capital Finance, LLC, SunTrust Bank and General Electric Capital Corporation, as Documentation Agents (incorporated herein by reference to Exhibit 10.1 to the Registrant's Quarterly Report on Form 10-Q filed for the period ended June 30, 2012).

12.1	*	Statement re: Computation of Ratios of Earnings to Fixed Charges

21.1	*	List of Subsidiaries of the Registrant

23.1	*	Consent of Paul, Weiss, Rifkind, Wharton & Garrison LLP (included in the opinion filed as Exhibit 5.1).

23.2	*	Consent of Sheppard, Mullin, Richter & Hampton LLP (included in the opinion filed as Exhibit 5.2).

23.3	*	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.

24.1	*	Power of Attorney (included on the signature page hereof).
25.1	*	Form T-1 Statement of Eligibility of US Bank National Association to act as trustee under the Indenture.

99.1	*	Form of Letter of Transmittal

99.2	*	Form of Notice of Guaranteed Delivery

99.3	*	Form of Letter to Clients

99.4	*	Form of Letter to Brokers

*
Filed Herewith
(b)
Financial Statements Schedules

•
Fifth & Pacific Companies, Inc.'s financial statements are incorporated by reference to its Annual Report on Form 10-K for the year ended December 31, 2011 (filed February 29, 2012), as supplemented by the January 18, 2013 Form 8-K, including portions of the Proxy Statement for the 2012 annual meeting of stockholders (filed on April 3, 2012) to the extent specifically incorporated by reference therein and its Quarterly Reports on Form 10-Q for the periods ended March 31, 2012 (filed April 26, 2012), June 30, 2012 (filed July 26, 2012)

    and September 29, 2012 (filed October 25, 2012), as supplemented by the January 18, 2013 Form 8-K.

Item 22.    Undertakings.

              (1)   The undersigned registrants hereby undertake as follows: That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

              (2)   The registrants undertake that every prospectus (i) that is filed pursuant to paragraph (h)(1) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3)   The undersigned registrants hereby undertake to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

              (4)   The undersigned registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

              Pursuant to the requirements of the Securities Act of 1933, as amended, Fifth & Pacific Companies, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on the 18th day of January, 2013.

FIFTH & PACIFIC COMPANIES, INC.
By:	/s/ WILLIAM L. MCCOMB
	Name:	William L. McComb
	Title:	Chief Executive Officer

POWER OF ATTORNEY

              Each person whose signature appears below constitutes and appoints each of Nicholas Rubino and George M. Carrara such person's true and lawful attorney-in-fact and agent, with full and several power of substitution, for him or her and his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and all other documents in connection therewith (including registration statements filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended), and to file the same, with all exhibits thereto, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done.

              This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

              Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated on the 18th day of January, 2013.

Name	Position	Date

/s/ WILLIAM L. MCCOMB William L. McComb	Chief Executive Officer and Director (Principal Executive Officer)	January 18, 2013
/s/ GEORGE M. CARRARA George M. Carrara	Chief Financial Officer (Principal Financial Officer)	January 18, 2013
/s/ MICHAEL RINALDO Michael Rinaldo	Vice President—Corporate Controller and Chief Accounting Officer (Principal Accounting Officer)	January 18, 2013

Name	Position	Date

/s/ KAY KOPLOVITZ Kay Koplovitz	Director and Chairman of the Board	January 18, 2013
/s/ BERNARD W. ARONSON Bernard W. Aronson	Director	January 18, 2013
/s/ LAWRENCE BENJAMIN Lawrence Benjamin	Director	January 18, 2013
/s/ RAUL J. FERNANDEZ Raul J. Fernandez	Director	January 18, 2013
/s/ KENNETH B. GILMAN Kenneth B. Gilman	Director	January 18, 2013
/s/ NANCY J. KARCH Nancy J. Karch	Director	January 18, 2013
/s/ KENNETH P. KOPELMAN Kenneth P. Kopelman	Director	January 18, 2013
/s/ ARTHUR C. MARTINEZ Arthur C. Martinez	Director	January 18, 2013
/s/ DOREEN A. TOBEN Doreen A. Toben	Director	January 18, 2013

SIGNATURES

              Pursuant to the requirements of the Securities Act of 1933, as amended, Juicy Couture, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on the 18th day of January, 2013.

JUICY COUTURE, INC.
By:	/s/ WILLIAM L. MCCOMB
	Name:	William L. McComb
	Title:	Chief Executive Officer

POWER OF ATTORNEY

              Each person whose signature appears below constitutes and appoints each of Nicholas Rubino and George M. Carrara such person's true and lawful attorney-in-fact and agent, with full and several power of substitution, for him or her and his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and all other documents in connection therewith (including registration statements filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended), and to file the same, with all exhibits thereto, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done.

              This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

              Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated on the 18th day of January, 2013.

Name	Position	Date

/s/ WILLIAM L. MCCOMB William L. McComb	Chief Executive Officer (Principal Executive Officer)	January 18, 2013
/s/ GEORGE M. CARRARA George M. Carrara	Chief Financial Officer, Executive Vice President and Chief Operating Officer (Principal Financial Officer)	January 18, 2013
/s/ ROBERT J. VILL Robert J. Vill	Director	January 18, 2013

Name	Position	Date

/s/ NICHOLAS RUBINO Nicholas Rubino	Director	January 18, 2013
/s/ GEORGE M. CARRARA George M. Carrara	Director	January 18, 2013

SIGNATURES

              Pursuant to the requirements of the Securities Act of 1933, as amended, Kate Spade LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on the 18th day of January, 2013.

KATE SPADE LLC
By:	/s/ WILLIAM L. MCCOMB
	Name:	William L. McComb
	Title:	Chief Executive Officer

POWER OF ATTORNEY

              Each person whose signature appears below constitutes and appoints each of Nicholas Rubino and George M. Carrara such person's true and lawful attorney-in-fact and agent, with full and several power of substitution, for him or her and his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and all other documents in connection therewith (including registration statements filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended), and to file the same, with all exhibits thereto, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done.

              This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

              Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated on the 18th day of January, 2013.

Name	Position	Date

/s/ WILLIAM L. MCCOMB William L. McComb	Chief Executive Officer (Principal Executive Officer)	January 18, 2013
/s/ GEORGE M. CARRARA George M. Carrara	Chief Financial Officer, Executive Vice President and Chief Operating Officer (Principal Financial Officer)	January 18, 2013
/s/ GEORGE M. CARRARA George M. Carrara	Manager	January 18, 2013

SIGNATURES

              Pursuant to the requirements of the Securities Act of 1933, as amended, L.C. Licensing, LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on the 18th day of January, 2013.

L.C. LICENSING, LLC
By:	/s/ GEORGE M. CARRARA
	Name:	George M. Carrara
	Title:	Executive Vice President

POWER OF ATTORNEY

              Each person whose signature appears below constitutes and appoints each of Nicholas Rubino and George M. Carrara such person's true and lawful attorney-in-fact and agent, with full and several power of substitution, for him or her and his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and all other documents in connection therewith (including registration statements filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended), and to file the same, with all exhibits thereto, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done.

              This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

              Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated on the 18th day of January, 2013.

Name	Position	Date

/s/ GEORGE M. CARRARA George M. Carrara	Executive Vice President and Chief Financial Officer (Principal Executive Officer and Principal Financial Officer)	January 18, 2013
/s/ GEORGE M. CARRARA George M. Carrara	Manager	January 18, 2013

SIGNATURES

              Pursuant to the requirements of the Securities Act of 1933, as amended, LCCI Holdings LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on the 18th day of January, 2013.

LCCI HOLDINGS LLC
By:	/s/ GEORGE M. CARRARA
	Name:	George M. Carrara
	Title:	Executive Vice President

POWER OF ATTORNEY

              Each person whose signature appears below constitutes and appoints each of Nicholas Rubino and George M. Carrara such person's true and lawful attorney-in-fact and agent, with full and several power of substitution, for him or her and his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and all other documents in connection therewith (including registration statements filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended), and to file the same, with all exhibits thereto, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done.

              This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

              Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated on the 18th day of January, 2013.

Name	Position	Date

/s/ GEORGE M. CARRARA George M. Carrara	Executive Vice President and Chief Financial Officer (Principal Executive Officer and Principal Financial Officer)	January 18, 2013
/s/ GEORGE M. CARRARA George M. Carrara	Manager	January 18, 2013

SIGNATURES

              Pursuant to the requirements of the Securities Act of 1933, as amended, LCI Holdings, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on the 18th day of January, 2013.

LCI HOLDINGS, INC.
By:	/s/ GEORGE M. CARRARA
	Name:	George M. Carrara
	Title:	Executive Vice President

POWER OF ATTORNEY

              Each person whose signature appears below constitutes and appoints each of Nicholas Rubino and George M. Carrara such person's true and lawful attorney-in-fact and agent, with full and several power of substitution, for him or her and his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and all other documents in connection therewith (including registration statements filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended), and to file the same, with all exhibits thereto, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done.

              This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

              Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated on the 18th day of January, 2013.

Name	Position	Date

/s/ GEORGE M. CARRARA George M. Carrara	Executive Vice President, Chief Financial Officer, and Director (Principal Executive Officer and Principal Financial Officer)	January 18, 2013
/s/ ROBERT J. VILL Robert J. Vill	Director	January 18, 2013
/s/ NICHOLAS RUBINO Nicholas Rubino	Director	January 18, 2013

SIGNATURES

              Pursuant to the requirements of the Securities Act of 1933, as amended, LCI Investments, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on the 18th day of January, 2013.

LCI INVESTMENTS, INC.
By:	/s/ GEORGE M. CARRARA
	Name:	George M. Carrara
	Title:	Executive Vice President

POWER OF ATTORNEY

              Each person whose signature appears below constitutes and appoints each of Nicholas Rubino and George M. Carrara such person's true and lawful attorney-in-fact and agent, with full and several power of substitution, for him or her and his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and all other documents in connection therewith (including registration statements filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended), and to file the same, with all exhibits thereto, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done.

              This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

              Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated on the 18th day of January, 2013.

Name	Position	Date

/s/ GEORGE M. CARRARA George M. Carrara	Executive Vice President, Chief Financial Officer, and Director (Principal Executive Officer and Principal Financial Officer)	January 18, 2013
/s/ ROBERT J. VILL Robert J. Vill	Director	January 18, 2013
/s/ NICHOLAS RUBINO Nicholas Rubino	Director	January 18, 2013

SIGNATURES

              Pursuant to the requirements of the Securities Act of 1933, as amended, Adelington Design Group, LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on the 18th day of January, 2013.

ADELINGTON DESIGN GROUP, LLC
By:	/s/ GEORGE M. CARRARA
	Name:	George M. Carrara
	Title:	Executive Vice President

POWER OF ATTORNEY

              Each person whose signature appears below constitutes and appoints each of Nicholas Rubino and George M. Carrara such person's true and lawful attorney-in-fact and agent, with full and several power of substitution, for him or her and his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and all other documents in connection therewith (including registration statements filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended), and to file the same, with all exhibits thereto, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done.

              This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

              Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated on the 18th day of January, 2013.

Name	Position	Date

/s/ GEORGE M. CARRARA George M. Carrara	Executive Vice President and Chief Financial Officer (Principal Executive Officer and Principal Financial Officer)	January 18, 2013
/s/ GEORGE M. CARRARA George M. Carrara	Manager	January 18, 2013

SIGNATURES

              Pursuant to the requirements of the Securities Act of 1933, as amended, Fifth & Pacific Companies Cosmetics, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on the 18th day of January, 2013.

FIFTH & PACIFIC COMPANIES COSMETICS, INC.
By:	/s/ GEORGE M. CARRARA
	Name:	George M. Carrara
	Title:	Executive Vice President

POWER OF ATTORNEY

              Each person whose signature appears below constitutes and appoints each of Nicholas Rubino and George M. Carrara such person's true and lawful attorney-in-fact and agent, with full and several power of substitution, for him or her and his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and all other documents in connection therewith (including registration statements filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended), and to file the same, with all exhibits thereto, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done.

              This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

              Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated on the 18th day of January, 2013.

Name	Position	Date

/s/ GEORGE M. CARRARA George M. Carrara	Executive Vice President, Chief Financial Officer, and Director (Principal Executive Officer and Principal Financial Officer)	January 18, 2013
/s/ ROBERT J. VILL Robert J. Vill	Director	January 18, 2013
/s/ NICHOLAS RUBINO Nicholas Rubino	Director	January 18, 2013

SIGNATURES

              Pursuant to the requirements of the Securities Act of 1933, as amended, Fifth & Pacific Companies Foreign Holdings, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on the 18th day of January, 2013.

FIFTH & PACIFIC COMPANIES FOREIGN HOLDINGS, INC.
By:	/s/ GEORGE M. CARRARA
	Name:	George M. Carrara
	Title:	Executive Vice President

POWER OF ATTORNEY

              Each person whose signature appears below constitutes and appoints each of Nicholas Rubino and George M. Carrara such person's true and lawful attorney-in-fact and agent, with full and several power of substitution, for him or her and his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and all other documents in connection therewith (including registration statements filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended), and to file the same, with all exhibits thereto, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done.

              This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

              Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated on the 18th day of January, 2013.

Name	Position	Date

/s/ GEORGE M. CARRARA George M. Carrara	Executive Vice President, Chief Financial Officer, and Director (Principal Executive Officer and Principal Financial Officer)	January 18, 2013
/s/ ROBERT J. VILL Robert J. Vill	Director	January 18, 2013
/s/ NICHOLAS RUBINO Nicholas Rubino	Director	January 18, 2013

SIGNATURES

              Pursuant to the requirements of the Securities Act of 1933, as amended, Fifth & Pacific Companies Puerto Rico, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on the 18th day of January, 2013.

FIFTH & PACIFIC COMPANIES PUERTO RICO, INC.
By:	/s/ GEORGE M. CARRARA
	Name:	George M. Carrara
	Title:	Executive Vice President

POWER OF ATTORNEY

              Each person whose signature appears below constitutes and appoints each of Nicholas Rubino and George M. Carrara such person's true and lawful attorney-in-fact and agent, with full and several power of substitution, for him or her and his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and all other documents in connection therewith (including registration statements filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended), and to file the same, with all exhibits thereto, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done.

              This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

              Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated on the 18th day of January, 2013.

Name	Position	Date

/s/ GEORGE M. CARRARA George M. Carrara	Executive Vice President, Chief Financial Officer, and Director (Principal Executive Officer and Principal Financial Officer)	January 18, 2013
/s/ ROBERT J. VILL Robert J. Vill	Director	January 18, 2013
/s/ NICHOLAS RUBINO Nicholas Rubino	Director	January 18, 2013

SIGNATURES

              Pursuant to the requirements of the Securities Act of 1933, as amended, Lucky Brand Dungarees, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on the 18th day of January, 2013.

LUCKY BRAND DUNGAREES, INC.
By:	/s/ WILLIAM L. MCCOMB
	Name:	William L. McComb
	Title:	Chief Executive Officer

POWER OF ATTORNEY

              Each person whose signature appears below constitutes and appoints each of Nicholas Rubino and George M. Carrara such person's true and lawful attorney-in-fact and agent, with full and several power of substitution, for him or her and his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and all other documents in connection therewith (including registration statements filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended), and to file the same, with all exhibits thereto, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done.

              This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

              Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated on the 18th day of January, 2013.

Name	Position	Date

/s/ WILLIAM L. MCCOMB William L. McComb	Chief Executive Officer (Principal Executive Officer)	January 18, 2013
/s/ GEORGE M. CARRARA George M. Carrara	Chief Financial Officer, Executive Vice President and Chief Operating Officer (Principal Financial Officer)	January 18, 2013
/s/ ROBERT J. VILL Robert J. Vill	Director	January 18, 2013

Name	Position	Date

/s/ NICHOLAS RUBINO Nicholas Rubino	Director	January 18, 2013
/s/ GEORGE M. CARRARA George M. Carrara	Director	January 18, 2013

SIGNATURES

              Pursuant to the requirements of the Securities Act of 1933, as amended, Lucky Brand Dungarees Stores, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on the 18th day of January, 2013.

LUCKY BRAND DUNGAREES STORES, INC.
By:	/s/ WILLIAM L. MCCOMB
	Name:	William L. McComb
	Title:	Chief Executive Officer

POWER OF ATTORNEY

              Each person whose signature appears below constitutes and appoints each of Nicholas Rubino and George M. Carrara such person's true and lawful attorney-in-fact and agent, with full and several power of substitution, for him or her and his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and all other documents in connection therewith (including registration statements filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended), and to file the same, with all exhibits thereto, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done.

              This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

              Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated on the 18th day of January, 2013.

Name	Position	Date

/s/ WILLIAM L. MCCOMB William L. McComb	Chief Executive Officer (Principal Executive Officer)	January 18, 2013
/s/ GEORGE M. CARRARA George M. Carrara	Chief Financial Officer, Executive Vice President and Chief Operating Officer (Principal Financial Officer)	January 18, 2013
/s/ ROBERT J. VILL Robert J. Vill	Director	January 18, 2013

Name	Position	Date

/s/ NICHOLAS RUBINO Nicholas Rubino	Director	January 18, 2013
/s/ GEORGE M. CARRARA George M. Carrara	Director	January 18, 2013

SIGNATURES

              Pursuant to the requirements of the Securities Act of 1933, as amended, WCFL Holdings LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on the 18th day of January, 2013.

WCFL HOLDINGS LLC
By:	/s/ GEORGE M. CARRARA
	Name:	George M. Carrara
	Title:	Executive Vice President

POWER OF ATTORNEY

              Each person whose signature appears below constitutes and appoints each of Nicholas Rubino and George M. Carrara such person's true and lawful attorney-in-fact and agent, with full and several power of substitution, for him or her and his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and all other documents in connection therewith (including registration statements filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended), and to file the same, with all exhibits thereto, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done.

              This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

              Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated on the 18th day of January, 2013.

Name	Position	Date

/s/ GEORGE M. CARRARA George M. Carrara	Executive Vice President and Chief Financial Officer (Principal Executive Officer and Principal Financial Officer)	January 18, 2013
/s/ GEORGE M. CARRARA George M. Carrara	Manager	January 18, 2013

SIGNATURES

              Pursuant to the requirements of the Securities Act of 1933, as amended, FNP Holdings, LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on the 18th day of January, 2013.

FNP HOLDINGS, LLC
By:	/s/ WILLIAM L. MCCOMB
	Name:	William L. McComb
	Title:	Chief Executive Officer

POWER OF ATTORNEY

              Each person whose signature appears below constitutes and appoints each of Nicholas Rubino and George M. Carrara such person's true and lawful attorney-in-fact and agent, with full and several power of substitution, for him or her and his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and all other documents in connection therewith (including registration statements filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended), and to file the same, with all exhibits thereto, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done.

              This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

              Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated on the 18th day of January, 2013.

Name	Position	Date

/s/ WILLIAM L. MCCOMB William L. McComb	Chief Executive Officer (Principal Executive Officer)	January 18, 2013
/s/ GEORGE M. CARRARA George M. Carrara	Chief Financial Officer (Principal Financial Officer)	January 18, 2013
/s/ GEORGE M. CARRARA George M. Carrara	Manager	January 18, 2013